As filed with the Securities and Exchange Commission
                             on November 13, 2001

                                                     Registration No. 333-______

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            CAPITAL BANK CORPORATION
             (Exact name of registrant as specified in its charter)

        North Carolina                     6712                   56-2101930
(State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
    of incorporation or            Classification Code         Identification
       organization)                      Number)                     No.)

                              4901 Glenwood Avenue
                          Raleigh, North Carolina 27612
                                 (919) 645-6400
       (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)
                            -------------------------
              James A. Beck, President and Chief Executive Officer
                            Capital Bank Corporation
                              4901 Glenwood Avenue
                          Raleigh, North Carolina 27612
                                 (919) 645-6400
                           --------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:
                             John L. Jernigan, Esq.
                              D. Scott Coward, Esq.
          Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
                         2500 First Union Capitol Center
                          Raleigh, North Carolina 27601
                                 (919) 821-1220
                           --------------------------
            Approximate date of commencement of the proposed sale to
                  the public: As soon as practicable after the
                 merger described in this Registration Statement
                                becomes effective

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
         Title of each                          Proposed maximum    Proposed maximum
      class of securities        Amount to be    offering price    aggregate offering       Amount of
       to be registered         registered (1)      per unit            price (2)      registration fee (3)
Common stock, no par value per
   share...................        2,600,000          N/A              $50,814,588          $12,703.65
-----------------------------------------------------------------------------------------------------------

1. The amount of common stock, no par value, of the registrant to be registered includes: (i) 2,297,768 which represents the number of outstanding shares of First Community Financial Corporation's common stock on November 12, 2001, multiplied by the exchange ratio of 1.30275, assuming solely for purposes of this table that all outstanding options to purchase First Community Financial Corporation common stock on such date are exercised prior to the effective time of the merger, and (ii) 302,232, which represents a number of additional shares of Capital Bank Corporation common stock available to be issued by Capital Bank Corporation to ensure tax-free treatment of the merger transaction or in the event certain adjustments called for in the merger agreement are required before the effective time of the merger.

2. Estimated solely for purposes of calculating the registration fee and computed pursuant to Rule 457(c) and (f)(1) under the Securities Act, based upon the average of high and low prices of the common stock of First Community Financial Corporation on November 12, 2001, as reported on The Nasdaq National Market of The Nasdaq Stock Market, Inc., and the maximum number of shares of First Community Financial Corporation common stock to be exchanged in the merger.

3. Pursuant to Rule 457(f), the amount of the registration fee is based upon the number of shares of First Community Financial Corporation to be exchanged in the merger and the maximum aggregate amount of cash to be paid by the registrant in connection with the merger. The computation and amount of the fee are shown on the first line of the table.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
     Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) , may determine.

                            CAPITAL BANK CORPORATION
                              4901 Glenwood Avenue
                          Raleigh, North Carolina 27612

    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 17, 2002

     Capital Bank Corporation will hold a special meeting of shareholders at its corporate offices located at 4901 Glenwood Avenue, Raleigh, North Carolina, at 2:00 p.m. local time on January 17, 2002, to consider and vote on the following proposals:

     1. To approve the merger agreement and related plan of merger, dated as of October 4, 2001, between Capital Bank Corporation and First Community Financial Corporation, and the transactions contemplated thereby, by which Capital Bank Corporation will acquire First Community through the merger of First Community into Capital Bank Corporation, with Capital Bank Corporation being the surviving corporation. At the effective time of the merger, each outstanding share of First Community common stock will be automatically cancelled and, for each such share cancelled, the holder will be entitled to elect to receive either (1)
1.30275 shares of Capital Bank Corporation common stock plus $16.20, (2) 2.6055 shares of Capital Bank Corporation common stock, or (3) $32.40. The right of First Community shareholders to elect all stock or all cash consideration for their shares is limited, however, in that the aggregate number of shares of Capital Bank Corporation common stock to be issued in the merger is fixed at 2,089,302 shares, subject to possible adjustment as summarized in the Joint Proxy Statement/Prospectus, and the aggregate cash amount to be paid in the merger is fixed at $25,980,961, subject to possible adjustment as summarized in the Joint Proxy Statement/Prospectus. If too many of First Community's shareholders elect to receive cash or stock consideration, the cash and stock consideration will be allocated among such shareholders as provided in the merger agreement and summarized in the Joint Proxy Statement/Prospectus attached to this notice. The per share stock and cash consideration is subject to adjustment in the event the average closing price of Capital Bank Corporation common stock is less than $9.00 for the 20 day trading period ending January 14, 2002 and certain other conditions are satisfied.

     2. To approve the issuance of up to 2,600,000 shares of Capital Bank Corporation common stock to the shareholders of First Community in connection with Capital Bank Corporation's acquisition of First Community in a merger transaction. The issuance of these shares is subject to adjustment as described in detail in the Joint Proxy Statement/Prospectus.

     3. To transact any other matters that properly come before this special meeting, or any adjournments or postponements of this special meeting.

     The merger transaction is more fully described in the Joint Proxy Statement/Prospectus attached to this notice. In accordance with Securities and Exchange Commission rules, proposals one and two above are being presented separately, however, neither the merger nor the proposal to issue shares to First Community shareholders will be effected unless each of proposals one and two above are approved by our shareholders.

     Record holders of Capital Bank Corporation common stock at the close of business on November 9, 2001, will receive notice of and may vote at the special meeting, including any adjournments or postponements. The approval of the merger transaction by a majority of the shares of Capital Bank Corporation common stock outstanding on November 9, 2001 is a condition to the consummation of the merger transaction. In addition, the issuance of Capital Bank Corporation common stock in the merger transaction requires the affirmative vote of a majority of those shares of Capital Bank Corporation common stock present, in person or by proxy, at the special meeting. Holders of Capital Bank Corporation common stock may exercise dissenters' rights under Article 13 of the North Carolina Business Corporation Act. We have attached a copy of Article 13 as Appendix D to the accompanying Joint Proxy Statement/Prospectus.

     Whether or not you plan to attend the shareholders' meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, we will vote your proxy in favor of the merger agreement and related plan of merger and the transactions contemplated thereby and the issuance of Capital Bank Corporation common stock in connection with the merger transaction. If you do not either return your card or attend and vote in favor at the special meeting, the effect will be a vote against the merger transaction. By signing the proxy, you also authorize us to vote in our discretion for any procedural motions, such as a motion for adjournment that may come up at the meeting and or other business as may properly come before the meeting.

     Your vote is very important. The Board of Directors of Capital Bank Corporation has approved the merger and strongly encourages you to vote in favor of the merger. Whether or not you plan to attend the special meeting, please mark, sign, date and return your proxy promptly.

                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 Allen T. Nelson, Jr.
                                 Secretary
                                 Raleigh, North Carolina, December ______, 2001

                      FIRST COMMUNITY FINANCIAL CORPORATION
                             708 South Church Street
                              Burlington, NC 27215

                                   ----------

    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 17, 2002

     First Community Financial Corporation will hold a special meeting of shareholders at the offices of Community Savings Bank located at 708 South Church Street, Burlington, North Carolina at 10:00 a.m. local time on January 17, 2002 to consider and vote on the following proposals:

     1. To approve the merger agreement and related plan of merger, dated as of October 4, 2001, between Capital Bank Corporation and First Community Financial Corporation, and the transactions contemplated thereby, by which Capital Bank Corporation will acquire First Community through the merger of First Community into Capital Bank Corporation, with Capital Bank Corporation being the surviving corporation. At the effective time of the merger, each outstanding share of First Community common stock will be automatically cancelled and, for each such share cancelled, the holder will be entitled to elect to receive either (1)
1.30275 shares of Capital Bank Corporation common stock plus $16.20, (2) 2.6055 shares of Capital Bank Corporation common stock, or (3) $32.40. The right of First Community shareholders to elect all stock or all cash consideration for their shares is limited, however, in that the aggregate number of shares of Capital Bank Corporation common stock to be issued in the merger is fixed at 2,089,302 shares, subject to possible adjustment as summarized in the Joint Proxy Statement/Prospectus, and the aggregate cash amount to be paid in the merger is fixed at $25,980,961, subject to possible adjustment as summarized in the Joint Proxy Statement/Prospectus. If too many of First Community's shareholders elect to receive cash or stock consideration, the cash and stock consideration will be allocated among such shareholders as provided in the merger agreement and summarized below in the Joint Proxy Statement/Prospectus attached to this notice. The per share stock and cash consideration is subject to adjustment in the event the average closing price of Capital Bank Corporation common stock is less than $9.00 for the 20 day trading period ending January 14, 2002 and certain other conditions are satisfied

     2. To transact any other matters that properly come before this special meeting, or any adjournments or postponements of this special meeting.

     Record holders of First Community common stock at the close of business on November 20, 2001, will receive notice of and may vote at the special meeting, including any adjournments or postponements. The approval of the merger transaction by a majority of the shares of First Community common stock outstanding on November 20, 2001 is a condition to the consummation of the merger transaction. Holders of First Community common stock may exercise dissenters' rights under Article 13 of the North Carolina Business Corporation Act. We have attached a copy of Article 13 as Appendix D to the accompanying Joint Proxy Statement/Prospectus.

     Because you may receive shares of Capital Bank Corporation stock in connection with the merger transaction, you should consider carefully the risk factors beginning on page____.

     Whether or not you plan to attend the shareholders' meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, we will vote your proxy in favor of the merger agreement and related plan of merger and the transactions contemplated thereby. If you do not either return your card or attend and vote in favor at the special meeting, the effect will be a vote against the merger transaction. By signing the proxy, you also authorize us to vote in our discretion for any procedural motions, such as a motion for adjournment that may come up at the meeting and on other business as may properly come before the meeting.

     Your vote is very important. The Board of Directors of First Community has approved the merger and strongly encourages you to vote in favor of the merger. Whether or not you plan to attend the special meeting, please mark, sign, date and return your proxy promptly. Please do not send any stock certificates until you receive separate instructions from us.

                              BY ORDER OF THE BOARD OF DIRECTORS

                                Joseph C. Canada
                                Secretary

                                Burlington, North Carolina, December _____, 2001

        CAPITAL BANK                                       FIRST COMMUNITY
         CORPORATION                                    FINANCIAL CORPORATION
    4901 Glenwood Avenue                               708 South Church Street
Raleigh, North Carolina 27612                           Burlington, NC 27215
================================================================================
                              ACQUISITION PROPOSED

                           YOUR VOTE IS VERY IMPORTANT

     The boards of directors of Capital Bank Corporation and First Community Financial Corporation have agreed that Capital Bank Corporation will acquire First Community in a merger transaction in which First Community will merge into Capital Bank Corporation, with Capital Bank Corporation being the surviving corporation.

     Before this transaction can be completed, First Community and Capital Bank Corporation shareholders must vote to approve it. We are sending you this Joint Proxy Statement/Prospectus to ask you to vote in favor of the transaction.

     At the effective time of the merger, each outstanding share of First Community common stock will be automatically cancelled and, for each such share cancelled, the holder will be entitled to elect to receive either (1) 1.30275 shares of Capital Bank Corporation common stock plus $16.20 ("mixed consideration"), (2) 2.6055 shares of Capital Bank Corporation common stock ("all stock consideration"), or (3) $32.40 ("all cash consideration"). The per share stock and cash consideration is subject to adjustment in the event the average closing price of Capital Bank Corporation common stock is less than $9.00 for the 20 day trading period ending January 14, 2002 and certain other conditions are satisfied.

     The right of First Community shareholders to elect all stock or all cash consideration for their shares is limited, however, in that the aggregate number of shares of Capital Bank Corporation common stock to be issued in the merger is fixed at 2,089,302 shares and the aggregate cash amount to be paid in the merger is fixed at $25,980,961. These amounts are subject to adjustments for any stock dividend, stock split or similar recapitalization by Capital Bank Corporation or stock repurchases by First Community or exercises of stock options by First Community stock option holders and also are subject to adjustment so that the amount of merger consideration to be paid in shares of Capital Bank Corporation common stock is not less than the amount (currently 40 percent) necessary to qualify the merger as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

     It is expected that First Community shareholders electing to receive the mixed consideration described above will receive the full amount of that consideration. However, there could be an adjustment to the stock and cash consideration received by those shareholders if the per share cash or stock consideration is adjusted because the average closing price of Capital Bank Corporation's common stock is less than $9.00 during the 20 day trading period ended January 14, 2002, and certain other conditions are satisfied or in the event that the aggregate number of shares to be issued or cash to be paid is adjusted as described above in order to ensure tax free treatment.

     To the extent that First Community shareholders elect to receive in the aggregate (a) more than $25,980,961 in cash, subject to adjustment as described above; or (b) less than 2,089,302 shares of Capital Bank Corporation common stock, subject to adjustment as described above:

     o those First Community shareholders electing to receive all stock consideration WILL receive the full amount of their election; and

     o those First Community shareholders electing to receive all cash consideration WILL NOT receive the full amount of their election; rather such shareholders will receive a combination of cash and stock equal to their pro rata share of the remaining cash and stock after giving effect to the exchange of First Community shares by those First Community holders electing to receive mixed consideration and all stock consideration.

     To the extent that First Community shareholders elect to receive in the aggregate (a) less than the $25,980,961 in cash, subject to adjustment as described above; or (b) more than 2,089,302 shares of Capital Bank Corporation common stock, subject to adjustment as described above:

     o those First Community shareholders electing to receive all cash consideration WILL receive the full amount of their election; and

     o those First Community shareholders electing to receive all stock consideration WILL NOT receive the full amount of their election; rather such shareholders will receive a combination of cash and stock equal to their pro rata share of the remaining cash and stock after giving effect to the exchange of First Community shares by those First Community holders electing to receive mixed consideration and all cash consideration.

     We describe the merger more fully in the Joint Proxy Statement/Prospectus that is attached to this notice.

     On _____, 2001, Capital Bank Corporation stock closed at $_____ per share, making the value of 2.6055 shares of Capital Bank Corporation common stock (the all stock consideration) equal to $_____, and 1.30275 shares of Capital Bank Corporation common stock (the stock portion of the mixed consideration) equal to $_____ on that date. The market price of Capital Bank Corporation common stock, however, may fluctuate between _______ and the date that the merger is completed. Such fluctuation would change the value of the shares of Capital Bank Corporation common stock that First Community shareholders will receive in the merger.

--------------------------------------------------------------------------------
The boards of directors of each of Capital Bank Corporation and First Community recommend a vote "for" the proposals described in this document.
--------------------------------------------------------------------------------

The date, time and place of Capital Bank Corporation shareholders' meeting is:

January 17, 2002
2:00 p.m. local time
Capital Bank Corporation
4901 Glenwood Avenue
Raleigh, North Carolina 27612

The date, time and place of First Community shareholders' meeting is:

January 17, 2002
10:00 a.m. local time
Community Savings Bank
708 South Church Street
Burlington, North Carolina 27215

This Joint Proxy Statement/Prospectus provides you with detailed information about the merger of First Community into Capital Bank Corporation. We encourage you to read this entire document carefully.

James A. Beck
President and Chief Executive Officer
Capital Bank Corporation
Raleigh, North Carolina

W. R. Gilliam
President and Chief Executive Officer
First Community Financial Corporation
Burlington, North Carolina

December _____, 2001

  CAPITAL BANK CORPORATION              FIRST COMMUNITY FINANCIAL CORPORATION
    4901 Glenwood Avenue                       708 South Church Street
Raleigh, North Carolina 27612                    Burlington, NC 27215
================================================================================

     The boards of directors of Capital Bank Corporation and First Community Financial Corporation have agreed that Capital Bank Corporation will acquire First Community in a merger transaction in which First Community will merge into Capital Bank Corporation, with Capital Bank Corporation being the surviving corporation. At the effective time of the merger, each outstanding share of First Community common stock will be automatically cancelled and, for each such share cancelled, the holder will be entitled to elect to receive either (1)
1.30275 shares of Capital Bank Corporation common stock plus $16.20 ("mixed consideration"), (2) 2.6055 shares of Capital Bank Corporation common stock ("all stock consideration"), or (3) $32.40 ("all cash consideration"). The right of First Community shareholders to elect all stock or all cash consideration for their shares is limited, however, in that the aggregate number of shares of Capital Bank Corporation common stock to be issued in the merger is fixed at 2,089,302 shares and the aggregate cash amount to be paid in the merger is fixed at $25,980,961. These amounts are subject to adjustments for any stock dividend, stock split or similar recapitalization by Capital Bank Corporation or stock repurchases by First Community or exercises of stock options by First Community stock option holders and also are subject to adjustment so that the amount of merger consideration to be paid in shares of Capital Bank Corporation common stock is not less than the amount (currently 40 percent) necessary to qualify the merger as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. If too many of First Community's shareholders elect to receive cash or stock consideration, the cash and stock consideration will be allocated among such shareholders as provided in the merger agreement and summarized below in "Description Of The Merger Transaction--Allocation Rules" on page ___. Also, the per share consideration is subject to adjustment if the average price of Capital Bank Corporation common stock is less than $9.00 during the 20 day trading period ending January 14, 2002 and certain other conditions are satisfied as provided in the merger agreement and summarized below in "Description of the Transaction--Waiver, Amendment and Termination--Termination" on page ___.

     Capital Bank Corporation and First Community Financial Corporation are sending you this Joint Proxy Statement/Prospectus for the following purposes:

     o If you are a Capital Bank Corporation shareholder, this Joint Proxy Statement/Prospectus describes for you, and will help you decide how to vote on:

          (1) Capital Bank Corporation's proposed acquisition of First Community through the merger of First Community into Capital Bank Corporation, with Capital Bank Corporation being the surviving corporation, and

          (2) the proposed issuance of Capital Bank Corporation common stock to First Community shareholders in the proposed merger.

     o If you are a First Community shareholder, this Joint Proxy Statement/Prospectus describes for you, and will help you decide how to vote on, Capital Bank Corporation's proposed acquisition of First Community through the merger of First Community into Capital Bank Corporation, with Capital Bank Corporation being the surviving corporation.

     This document also serves as the prospectus of Capital Bank Corporation and contains important investor information about the business and operations of Capital Bank Corporation and First Community.

     Capital Bank Corporation has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, and this Joint Proxy Statement/Prospectus is the prospectus filed as part of such Registration Statement. This Joint Proxy Statement/Prospectus does not contain all of the information in the Registration Statement nor does it include the exhibits to the Registration Statement, as the Securities and Exchange Commission permits. Please see "Additional Information" on page ___.

     Shares of Capital Bank Corporation common stock currently trade on The SmallCap Market of The Nasdaq Stock Market, Inc. ("The Nasdaq SmallCap Market") under the symbol "CBKN." Shares of First Community common stock currently trade on The Nasdaq National Market of The Nasdaq Stock Market, Inc. ("The Nasdaq National Market") under the symbol "FCFN."

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued in the merger or passed upon the accuracy or adequacy of this Joint Proxy
Statement/Prospectus. Any representation to the contrary is a criminal offense.

     The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of any of the parties, and they are not insured by the Federal Deposit Insurance Corporation, or any other governmental agency.

     The merger and an investment in Capital Bank Corporation common stock as a result of the merger will involve certain risks. You should carefully consider the risk factors beginning on page ___ under "Risk Factors" before you vote on the merger and elect to receive either Capital Bank Corporation common stock or cash or both in the merger. See "Risk Factors" on page ___.

     Joint Proxy Statement/Prospectus dated December____, 2001 and first mailed to shareholders on or about December ____, 2001.

     When used in this Joint Proxy Statement/Prospectus, the terms "Capital Bank Corporation" and "First Community" or "First Community Financial Corporation" refer to Capital Bank Corporation and First Community Financial Corporation, respectively, and, where the context requires, to Capital Bank Corporation and First Community Financial Corporation and their respective subsidiaries. "We" refers to both Capital Bank Corporation and First Community Financial Corporation.

     This Joint Proxy Statement/Prospectus incorporates important business and financial information about Capital Bank Corporation contained in documents that have been delivered together with this document. You should refer to "Additional Information" on page ___ for a description of such documents, which also are incorporated by reference in this Joint Proxy Statement/Prospectus.

     You may obtain copies of Capital Bank Corporation documents, other than exhibits, unless such exhibits are specifically incorporated by reference into the information that this Joint Proxy Statement/Prospectus incorporates, without charge upon written or oral request to:

     Attention: Allen T. Nelson, Jr.
     Capital Bank Corporation
     4901 Glenwood Avenue
     Raleigh, North Carolina 27612
     Telephone:  (919) 645-6321


     TO OBTAIN TIMELY DELIVERY OF DOCUMENTS, YOU MUST MAKE YOUR REQUEST BY JANUARY 11, 2002.

     You should rely only on the information incorporated by reference or provided in or with this Joint Proxy Statement/Prospectus to vote at the special meeting. We have not authorized anyone to give you different information. You should not assume that the information in this Joint Proxy Statement/Prospectus, or in any documents delivered with this Joint Proxy Statement/Prospectus, or any supplement, is accurate as of any date other than the date on the front of such documents, and neither the mailing of the Joint Proxy Statement/Prospectus to you nor the issuance of shares of Capital Bank Corporation common stock or payment of cash in connection with the merger shall create any implication to the contrary.

     This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is not lawful to make any such offer or solicitation.

                           FORWARD LOOKING STATEMENTS

     This Joint Proxy Statement/Prospectus contains "forward looking statements" about Capital Bank Corporation and First Community on a combined basis following the merger. "Forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, are statements that represent our judgment concerning the future and are subject to risks and uncertainties that could cause our actual operating results and financial position to differ materially from the forward looking statements. Such forward looking statements can be identified by the use of forward looking terminology such as "may," "will," "expect," "anticipate," "estimate," "believe," or "continue," or the negative thereof or other variations thereof or comparable terminology.

     We caution that any such forward looking statements are further qualified by important factors that could cause our actual operating results to differ materially from those in the forward looking statements, including without limitation:

     o Our ability to successfully integrate First Community into Capital Bank Corporation;

     o    Management of our growth;

     o    The risks associated with possible or completed acquisitions;

     o    Increased competitive pressure in the banking industry;

     o    Dependence on key personnel;

     o    Changes in the regulatory environment;

     o    Changes in the interest rate environment reducing margins;

     o General economic conditions, either national or regional, being less favorable than expected, resulting in, among other things, deterioration of asset quality;

     o    Changes in business conditions and inflation;

     o    Changes in the securities markets; and

     o The other risk factors described on page ___ of this Joint Proxy Statement/Prospectus.

                                TABLE OF CONTENTS

FORWARD LOOKING STATEMENTS..................................................iii
QUESTIONS AND ANSWERS ABOUT THE MERGER........................................1
SUMMARY.......................................................................6
RISK FACTORS.................................................................19
SELECTED FINANCIAL DATA......................................................24
SHAREHOLDER MEETINGS.........................................................33
DESCRIPTION OF THE MERGER TRANSACTION........................................38
The Merger...................................................................38
What First Community Shareholders Will Receive In The Merger.................38
Election Procedures..........................................................39
Allocation Rules.............................................................40
What Dissenting Shareholders Will Receive In The Merger......................41
Effect Of The Merger On First Community Options..............................41
Background Of The Merger.....................................................42
Capital Bank Corporation's Reasons For The Merger............................43
First Community's Reasons For The Merger.....................................44
Opinion Of Capital Bank Corporation's Financial Advisor......................45
Opinion of First Community's Financial Advisor...............................46
Effective Time Of The Merger.................................................54
Exchange Of First Community Stock Certificates...............................54
Conditions To The Consummation Of The Merger.................................55
Regulatory Approval..........................................................56
Waiver, Amendment and Termination............................................57
Non-Solicitation.............................................................59
Conduct Of Business Pending The Merger.......................................60
Management And Operations After The Merger...................................60
Dividend Policy..............................................................61
Interests Of Certain Persons In The Merger...................................61
Expected Tax Treatment As A Result Of The Merger.............................65
Accounting Treatment.........................................................67
Expenses And Fees............................................................67
Resales Of Capital Bank Corporation Common Stock.............................67
DISSENTERS' RIGHTS...........................................................69
DESCRIPTION OF CAPITAL BANK CORPORATION CAPITAL STOCK........................73
COMPARISON OF THE RIGHTS OF SHAREHOLDERS.....................................74
BUSINESS OF CAPITAL BANK CORPORATION.........................................87
BUSINESS OF FIRST COMMUNITY..................................................88
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATION OF FIRST COMMUNITY FINANCIAL CORPORATION........................94
CERTAIN REGULATORY CONSIDERATIONS...........................................115
COMPARATIVE MARKET PRICES AND DIVIDENDS.....................................118
OTHER MATTERS...............................................................119
FUTURE SHAREHOLDER PROPOSALS................................................120

EXPERTS.....................................................................120
LEGAL MATTERS...............................................................120
ADDITIONAL INFORMATION......................................................120
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF FIRST COMMUNITY
FINANCIAL CORPORATION.......................................................F-1

                                   Appendices

Appendix A --     Merger Agreement, dated as of October 4, 2001, by and between
                  Capital Bank Corporation and First Community Financial
                  Corporation, and Related Plan of Merger

Appendix B --     Opinion of The Orr Group

Appendix C--      Opinion of McDonald/Trident

Appendix D--      Article 13 of the North Carolina Business Corporation Act

                       QUESTIONS AND ANSWERS ABOUT MERGER
                OF FIRST COMMUNITY INTO CAPITAL BANK CORPORATION


Q:   Why are Capital Bank Corporation and First Community proposing to merge?

A: The boards of directors of both Capital Bank Corporation and First Community believe that, among other things, the merger will provide the resulting company with expanded opportunities for profitable growth. In addition, the boards believe that by combining the resources and capital of the two companies, the resulting company will have an improved ability to compete in the changing and competitive financial services industry.

Q:   What am I being asked to vote upon?

A: If you are a Capital Bank Corporation shareholder, you are being asked to approve the merger agreement and the related plan of merger pursuant to which Capital Bank Corporation will acquire First Community by merger, with Capital Bank Corporation being the surviving corporation, and the issuance of Capital Bank Corporation common stock to First Community shareholders in the proposed merger. If you are a First Community shareholder, you are being asked to approve the merger agreement and the related plan of merger pursuant to which Capital Bank Corporation will acquire First Community, with Capital Bank Corporation being the surviving corporation. Neither Capital Bank Corporation's board of directors nor First Community's board of directors is aware of any other business to be considered at their respective meetings.

Q:   What do I need to do now?

A. Indicate on your proxy card how you want to vote, and sign, date, and mail the proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meetings. The Capital Bank Corporation meeting will take place on January 17, 2002, at 2:00 p.m. local time. The First Community meeting will take place on January 17, 2002 at 10:00 a.m. local time.

     The boards of directors of Capital Bank Corporation and First Community have each recommend that you vote in favor of each of the proposals on which you will be voting at your respective special shareholders meetings.

Q: I am a current Capital Bank Corporation shareholder. Should I send in my common stock certificates?

A: No. Outstanding shares of Capital Bank Corporation common stock will remain outstanding following the merger with First Community.

Q: I am a current First Community shareholder. When should I send in my stock certificates?

A: After the transaction is completed, we will send First Community shareholders written instructions for surrendering their share certificates and making an election to receive all stock, all cash or a mixed consideration for their First Community shares. You should not send in your stock certificates until you receive these instructions. Once the transaction is completed and the election materials are sent to you, you will have at least 20 days to make your election to receive all stock, all cash or the mixed consideration. During this period and until the allocation process is complete, you will be unable to trade your shares.

Q:   What will First Community shareholders receive as a result of the merger?

A: At the effective time of the merger, each outstanding share of First Community common stock will be automatically cancelled and, for each such share cancelled, the holder will be entitled to elect to receive either (1)
     1.30275 shares of Capital Bank Corporation common stock plus $16.20 ("mixed consideration"), (2) 2.6055 shares of Capital Bank Corporation common stock ("all stock consideration"), or (3) $32.40 ("all cash consideration"). The right of First Community shareholders to elect all stock or all cash consideration for their shares is limited, however, in that the aggregate number of shares of Capital Bank Corporation common stock to be issued in the merger is fixed at 2,089,302 shares and the aggregate cash amount to be paid in the merger is fixed at $25,980,961. These amounts are subject to adjustments for any stock dividend, stock split or similar recapitalization by Capital Bank Corporation or stock repurchases by First Community or exercises of stock options by First Community stock option holders and also are subject to adjustment so that the amount of merger consideration to be paid in shares of Capital Bank Corporation common stock is not less than the amount (currently 40 percent) necessary to qualify the merger as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. If too many of First Community's shareholders elect to receive cash or stock consideration, the cash and stock consideration will be allocated among such shareholders as provided in the merger agreement and summarized below in "Description Of The Merger Transaction--Allocation Rules" on page __. Also, the per share consideration is subject to adjustment if the average price of Capital Bank Corporation common stock is less than $9.00 during the 20 day trading period ending January 14, 2002 and certain other considerations are satisfied as provided in the merger agreement and summarized below in "Description of the Transaction--Waiver, Amendment and Termination--Termination" on page __.

     We will not issue fractional shares. The number of shares of Capital Bank Corporation common stock that a First Community shareholder is entitled to receive will be rounded to the nearest whole share with fractions of .50 or more rounded up to the next whole share and fractions of less than .50 eliminated.

     Example: If you currently own 100 shares of First Community stock, then after First Community's merger into Capital Bank, you could elect to receive either: (i) 130 shares of Capital Bank Corporation common stock plus an amount equal to $1,620 in cash, (ii) 261 shares of Capital Bank Corporation common stock, or (iii) an amount equal to $3,240 in cash.

     Please see page ___ of this Joint Proxy Statement/Prospectus for a full description of the all stock, all cash and mixed consideration options and shareholder election procedures.

Q: Who will serve as Capital Bank Corporation's president and executive officers after the merger?

A: After the merger is complete, it is expected that James A. Beck, who currently serves as Capital Bank Corporation's president and chief executive officer, will continue in the role of president and chief executive officer of Capital Bank Corporation, and William R. Gilliam, who currently serves as First Community's president and chief executive officer, will become the vice chairman of Capital Bank Corporation. It also is expected that immediately after completion of the merger, Capital Bank

     Corporation intends to employ certain executives of First Community.

Q:   Will Capital Bank Corporation's board of directors change after the merger?

A: Yes. At the effective time of the merger, Capital Bank Corporation will cause its board of directors to decrease in size from 19 directors to 9 directors. Three of these 9 directors will be appointed from First Community's current board of directors. Mr. Gilliam will be appointed as a director of Capital Bank Corporation for at least two years and will be vice-chairman of the board of directors. In addition, if and when First Community's savings bank subsidiary, Community Savings Bank, Inc., merges with and into Capital Bank Corporation's bank subsidiary, Capital Bank, five of the current First Community board members will be appointed to Capital Bank's board of directors, including William R. Gilliam, who will be appointed as vice-chairman, and the other two First Community board members who are appointed to Capital Bank Corporation's board of directors. The other current First Community board members will be asked to become members of a local advisory board in Alamance County. See "Description Of The Merger Transaction--First Community Board of Directors" on page ___ for a more detailed description of the treatment of First Community's and Community Savings Bank's boards after the merger.

Q:   Will shareholders have dissenters' rights?

A: Holders of Capital Bank Corporation common stock and First Community common stock common stock may exercise dissenters' rights under Article 13 of the North Carolina Business Corporation Act. We have attached a copy of that law as Appendix D to the accompanying Joint Proxy Statement/Prospectus.

     Please see page ___ of this Joint Proxy Statement/Prospectus for a description of the dissenters' rights and how to exercise them.

Q: What are the federal income tax consequences to First Community shareholders?

A: For federal income tax purposes, First Community shareholders who exchange their shares solely for Capital Bank Corporation common stock will generally not recognize gain or loss on the exchange. First Community shareholders who exchange their shares for Capital Bank Corporation common stock and cash will recognize gain (but not loss) on the exchange, but not in excess of the cash received. First Community shareholders who exchange their shares solely for cash will recognize gain or loss on the exchange.

     Please see page ___ of this Joint Proxy Statement/Prospectus for a description of the federal income tax consequences of the merger.

Q:   Will Capital Bank Corporation pay dividends to shareholders?

A: Subject to the legal availability of funds to pay dividends, during the first fiscal year after completion of the merger, Capital Bank Corporation intends to declare and pay quarterly cash dividends at an annual rate equal to the greater of 20 percent of annual net earnings or $0.20 per share to the extent such cash dividend is consistent with maintaining Capital Bank Corporation's status as a "well-capitalized" institution under applicable banking laws and regulations. Thereafter, Capital Bank Corporation intends to pay approximately 20 percent of its annual net earnings to shareholders in the form of annual cash dividends if such cash dividends are in the best interest of Capital Bank Corporation in the business judgment of its board of directors and are consistent with maintaining its status as a "well-capitalized" institution under applicable banking laws and regulations.

Q:   When do you expect the merger to be completed?

A: We are working towards completing the merger as quickly as possible. In addition to shareholder approvals, we must also obtain certain regulatory approvals. We hope to complete the merger as early as January 2002.

Q:   My shares are held in my broker's name. How do I go about voting?

A: Copies of this Joint Proxy Statement/Prospectus have been sent to your broker, who must forward one to you. The broker will request instructions from you as to how you want your shares to be voted, and the broker will vote your shares according to your instructions.

Q:   What will happen if I don't send in my Proxy Card?

A: If you don't send in your proxy card and you don't attend the special meeting and vote in person, then your shares will not be voted. If a significant number of shareholders do not return their proxy cards, there may not be enough shares represented at the special meeting to approve the transactions even if all those present are in favor of approval. In that case, the merger could not take place at that time. Therefore, the failure to return your proxy card or vote in person at the meeting will have the same effect as a vote against the merger.

Q: If I've lost my stock certificate, can I receive consideration in the merger?

A: Yes. However, you will have to provide an affidavit attesting to the fact that you lost your stock certificate. Additionally, you may have to give Capital Bank Corporation or the exchange agent a bond to indemnify Capital Bank Corporation against a loss in the event someone finds or has your lost certificate and is able to transfer it. To avoid these measures, you should do everything you can to find your lost certificate before the time comes to send it in.

Q:   Where will my shares be listed after the merger?

A: After the merger, shares of Capital Bank Corporation's common stock will be listed on The Nasdaq SmallCap Market and will trade under the symbol "CBKN." Capital Bank will use its commercially reasonable efforts to cause its common stock to be listed on The Nasdaq National Market System as soon thereafter as is reasonably practicable.

Q:   Can I change my vote after I have mailed my proxy card?

A: Yes. You can change your vote at or before the special meeting. You can do this in any of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice or new proxy card to the corporate secretary at the appropriate address listed below. Third, you can attend the special meeting and vote in person. Simply attending the meeting and not voting, however, will not revoke your proxy.

     All written notices of revocation and other communications with respect to revocation of proxies by Capital Bank Corporation shareholders should be sent to: Capital Bank Corporation, 4901 Glenwood Avenue, Raleigh, NC 27612,
     Attention: Corporate Secretary.

     All written notices of revocation and other communications with respect to revocation of proxies by First Community shareholders should be sent to:
     First Community Financial Corporation, 708 South Church Street, Burlington, NC 27215, Attention: Corporate Secretary.

                                     SUMMARY

     This Summary highlights selected information in this Joint Proxy Statement/Prospectus and may not contain all the information that is important to you. To understand the proposed merger fully and for a more complete description of the legal terms of the proposed merger, you should carefully read this entire document and the documents delivered with it, and the selected information in the documents to which we have referred you in "Additional Information" on page ___. The merger agreement is attached as Appendix A to this Joint Proxy Statement/Prospectus. We have included page references in this summary to direct you to more complete descriptions of the topics presented in this summary.

The Companies

Capital Bank Corporation (see page __)
4901 Glenwood Avenue
Raleigh, North Carolina 27612
Telephone:  (919) 645-6400

     Capital Bank Corporation is a financial holding company incorporated under the laws of the State of North Carolina on August 10, 1998. Capital Bank Corporation's primary function is to serve as the holding company for its wholly-owned subsidiary, Capital Bank. Capital Bank was incorporated under the laws of the State of North Carolina on May 30, 1997, and commenced operations as a state-chartered banking corporation on June 20, 1997. Capital Bank is a locally-owned community bank engaged in the general commercial banking business in Wake, Chatham, Northampton, Granville, Warren and Lee Counties, North Carolina. Capital Bank offers a full range of banking services, including the following: checking accounts; savings accounts; NOW accounts; money market accounts; certificates of deposit; loans for real estate, businesses, agriculture, personal uses, home improvement and automobiles; equity lines of credit; credit cards; individual retirement accounts; safe deposit boxes; bank money orders; electronic funds transfer services, including wire transfers; traveler's checks; and free notary services to all Capital Bank customers. In addition, Capital Bank provides automated teller machine access to its customers for cash withdrawals through nationwide ATM networks. At present, Capital Bank does not provide the services of a trust department.

     Capital Bank Investment Services, Inc., a wholly-owned subsidiary of Capital Bank Corporation, acquired on April 30, 2001 an independent branch brokerage office located in Raleigh, North Carolina. Capital Bank Investment Services, Inc. makes available a full range of non-deposit investment services to individuals and corporations, including the customers of Capital Bank. These investment services include full-service securities brokerage, asset management, financial planning and retirement services, such as 401(k) plans, all provided through a strategic alliance with Raymond James Financial Services, Inc. These services are available in the offices of Capital Bank Corporation through registered investment representatives.

     As of September 30, 2001, Capital Bank Corporation had consolidated assets of $391 million, consolidated loans of $276 million, consolidated deposits of $309 million, consolidated investment securities of $78 million, and consolidated shareholders' equity of $37 million.

First Community Financial Corporation (see page __)
708 South Church Street,
Burlington, North Carolina 27215
Telephone:  (336) 227-3631

     First Community was incorporated on October 7, 1998 to serve as the holding company for Community Savings Bank, Inc. ("Community Savings Bank"), upon Community Savings Bank's conversion from a state chartered mutual savings bank to a state chartered stock savings bank. First Community completed the conversion on June 21, 1999. Since the conversion, First Community has had no significant assets other than the outstanding capital stock of Community Savings Bank, a portion of the net proceeds of the conversion which it has invested, and a promissory note evidencing a loan made by First Community to the Community Savings Bank's employee stock ownership plan. Community Savings Bank was originally chartered in 1934, and its primary market area consists of the communities in Alamance County, North Carolina. Community Savings Bank is primarily engaged in soliciting deposit accounts from businesses and the general public and making commercial loans, construction loans, residential real estate loans, home equity line of credit loans, consumer loans and various investments. Through its wholly-owned subsidiary, First Community Financial Services,
Inc., Community Savings Bank makes available a full range of non-deposit investment services to individuals and corporations, including customers of Community Savings Bank. These investment services include full-service securities brokerage, asset management, financial planning and retirement services, such as 401(k) plans, all provided exclusively through a strategic alliance with U-Vest.

     As of September 30, 2001, First Community Financial Corporation had consolidated assets of $211 million, consolidated loans of $149 million, consolidated deposits of $156 million, consolidated investment securities of $40 million, and consolidated shareholders' equity of $44 million.

The Merger

     Pursuant to the merger agreement, First Community will merge into Capital Bank Corporation, with Capital Bank Corporation being the surviving corporation.

     After the merger is complete, it is contemplated that Community Savings Bank will be operated as a separate subsidiary of Capital Bank Corporation for an interim period, then merge into Capital Bank Corporation's subsidiary, Capital Bank, with Capital Bank as the surviving bank. It also is expected that James A. Beck, who currently serves as Capital Bank Corporation's president and chief executive officer, will continue in the role of president and chief executive officer of Capital Bank Corporation and William R. Gilliam, who currently serves as First Community's president and chief executive officer, will become the vice chairman of Capital Bank Corporation.

     At the effective time of the merger, Capital Bank Corporation will cause its board of directors to decrease in size from 19 directors to 9 directors, cause all but 6 of its existing directors to resign and appoint three new directors from First Community's current board of directors to fill the resulting vacances on its nine-member board. Mr. Gilliam will be appointed as a director of Capital Bank Corporation for at least two years and will be vice-chairman of the board of directors. In addition, if and when Community Savings Bank merges with and into Capital Bank, five of the current First Community board members will be appointed to Capital Bank's board of directors, including William R. Gilliam, who will be appointed as vice-chairman, and the other two First Community board members who are appointed to Capital Bank Corporation's board of directors. The other current First Community board members will be asked to become members of a local advisory board in Alamance County. See "Description Of The Merger Transaction--First Community Board of Directors" for a more detailed description of the treatment of First Community's and Community Savings Bank's boards.

What First Community Shareholders Will Receive In the Merger

     At the effective time of the merger, each outstanding share of First Community common stock will be automatically cancelled and, for each such share cancelled, the holder will be entitled to elect to receive either (1) 1.30275 shares of Capital Bank Corporation common stock plus $16.20 ("mixed consideration"),

(2) 2.6055 shares of Capital Bank Corporation common stock ("all stock consideration"), or (3) $32.40 ("all cash consideration"). The right of First Community shareholders to elect all stock or all cash consideration for their shares is limited, however, in that the aggregate number of shares of Capital Bank Corporation common stock to be issued in the merger is fixed at 2,089,302 shares and the aggregate cash amount to be paid in the merger is fixed at $25,980,961. These amounts are subject to adjustments for any stock dividend, stock split or similar recapitalization by Capital Bank Corporation or stock repurchases by First Community or exercises of stock options by First Community stock option holders and also are subject to adjustment so that the amount of merger consideration to be paid in shares of Capital Bank Corporation common stock is not less than the amount (currently 40 percent) necessary to qualify the merger as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. If too many of First Community's shareholders elect to receive cash or stock consideration, the cash and stock consideration will be allocated among such shareholders as provided in the merger agreement and summarized below in "Description Of The Merger Transaction--Allocation Rules" on page ___. The per share stock and cash consideration is also subject to adjustment if the average closing price of Capital Bank Corporation common stock is less than $9.00 for the 20 day trading period ending January 14, 2002 and certain other conditions are satisfied. See "Description Of The Merger Transaction - Waiver, Amendment and Termination -- Termination" on page ___.

     Based on the closing price of Capital Bank Corporation common stock on _____, 2001 of $____ per share and assuming an exchange ratio of 1.30275, First Community shareholders receiving stock consideration under the mixed consideration election will receive approximately $___ worth of Capital Bank Corporation common stock for each share of First Community common stock held on the date the merger is completed. Assuming an exchange ratio of 2.6055, based on the same closing price, First Community shareholders receiving stock consideration under the all stock consideration election will receive approximately $___ worth of Capital Bank Corporation common stock for each share of First Community common stock held on the date the merger is completed. The market price of Capital Bank Corporation stock, however, may fluctuate between _________, 2001 and the date that the merger is completed. Such fluctuation would change the value of the shares of Capital Bank Corporation common stock that First Community shareholders will receive in the merger.

     Capital Bank Corporation will not issue fractional shares. The number of shares of the Capital Bank Corporation common stock which a First Community shareholder is entitled to receive will be rounded to the nearest whole share with fractions of .50 or more rounded up to the next whole share and fractions of less than .50 eliminated.

     For more information about what First Community shareholders will receive if the merger is completed, see "Description Of The Merger Transaction--What First Community Shareholders Will Receive in the Merger" on page ___.

How First Community Shareholders Can Elect Stock, Cash Or Both

     Holders of shares of First Community common stock may indicate a preference to receive Capital Bank Corporation common stock, cash or a mixed consideration in the merger by completing the election form sent to them upon completion of the merger. The election form will provide that a First Community shareholder shall receive the mixed consideration of stock and cash unless the shareholder elects to receive all stock or all cash. If such a shareholder does not so elect within a time period specified on the election form (which in any event shall not be less than 20 business days after the form is mailed to First Community shareholders), Capital Bank Corporation will allocate such shareholder the mixed consideration of stock and cash. For those shareholders who make an election other than the mixed consideration, however, the amount of Capital Bank Corporation common stock and cash to be received as consideration is subject to allocation among First Community shareholders. See "Description Of The Merger Transaction -- Allocation Rules."

     Neither First Community's board of directors nor its financial advisor makes any recommendation as to whether you should choose all Capital Bank Corporation stock, all cash or mixed consideration. Each holder of First Community common stock at the time of the completion of the merger should consult with his or her own financial advisor on this decision.

Reasons For The Merger (see page ___)

     The boards of directors of both Capital Bank Corporation and First Community believe that, among other things, the merger will provide the resulting company with expanded opportunities for profitable growth. In addition, the boards believe that by combining the resources and capital of the two companies, the resulting company will have an improved ability to compete in the changing and competitive financial services industry.

Opinion Of Capital Bank Corporation's Financial Advisor (see page ___)

     Capital Bank Corporation retained The Orr Group to render an opinion to its board of directors as to the fairness, from a financial point of view, of the terms of the proposed Capital Bank Corporation merger with First Community. The full text of The Orr Group's opinion, dated October 4, 2001, is attached as Appendix B to this Joint Proxy Statement/Prospectus and you should read it in its entirety with respect to the procedures followed, assumptions made, matters considered and qualification and limitation on the review undertaken by The Orr Group in connection with its opinion. Capital Bank Corporation did not impose any limitations upon The Orr Group with respect to rendering its opinion.

Opinion Of First Community's Financial Advisor (see page ___)

     First Community retained Trident Securities, a division of McDonald Investments, Inc., ("Trident") to render an opinion to its board of directors as to the fairness to the holders of First Community common stock, from a financial point of view, of the merger consideration provided for in the merger agreement. The full text of Trident's opinion is attached as Appendix C to this Joint Proxy Statement/Prospectus and we encourage all First Community shareholders to read it in its entirety. First Community did not impose any limitations upon Trident with respect to the investigations or the procedures followed in rendering its opinion.

Shareholder Meetings (see page ___)

     The special meeting of Capital Bank Corporation shareholders will be held at its corporate offices located at 4901 Glenwood Avenue, Raleigh, North Carolina, at 2:00 p.m., local time, on January 17, 2002. The special meeting of First Community shareholders will be held at the offices of Community Savings Bank located at 708 South Church Street, Burlington, North Carolina, at 10:00 a.m., local time, on January 17, 2002.

     Capital Bank Corporation shareholders will be asked to: (i) approve the merger agreement and related plan of merger and the transactions contemplated thereby; (ii) approve the issuance of up to 2,600,000 shares of Capital Bank Corporation common stock to the shareholders of First Community in connection the merger transaction; and (iii) transact any other matters that properly come before this special meeting, or any adjournments or postponements of such meeting.

     First Community shareholders will be asked to: (i) approve the merger agreement and related plan of merger and the transactions contemplated thereby; and (ii) transact any other matters that properly come before this special meeting, or any adjournments or postponements of such meeting.

     Neither Capital Bank Corporation's board of directors or First Community's board of directors is aware of any other business to be considered at their respective special meetings. A quorum of Capital Bank Corporation shareholders and a quorum of First Community shareholders must be present at each respective special meeting in order to conduct business. A quorum is established when the holders of a majority of the shares of common stock entitled to vote on a matter are represented at the meeting, either in person or by proxy.

Required Shareholder Votes (see page ___)

Capital Bank Corporation

     The approval of the merger agreement and related plan of merger and the transactions contemplated thereby requires the affirmative vote of the holders of a majority of the outstanding shares of Capital Bank Corporation's common stock. In addition, the issuance of Capital Bank Corporation common stock in the merger transaction requires the affirmative vote of a majority of those shares of Capital Bank Corporation common stock present, in person or by proxy, at the special meeting.

     Because both proposals must be approved in order for the merger to be effected, a vote against either proposal has the same effect as a vote against both of the proposals. The merger will not occur and neither of the proposals will be effected unless both of the proposals are approved.

First Community

     The approval of the merger agreement and related plan of merger and the transactions contemplated thereby will require the affirmative vote of the holders of a majority of the outstanding shares of First Community common stock.

Voting Rights At The Shareholder Meetings (see page ___)

     If you are a Capital Bank Corporation shareholder as of the close of business on November 9, 2001, the record date, you are entitled to vote at the special meeting of Capital Bank Corporation shareholders. On such record date, 3,602,239 shares of Capital Bank Corporation common stock were outstanding. If you are a Capital Bank Corporation shareholder, you will be entitled to one vote for each share of Capital Bank Corporation common stock owned as of the record date. You may vote either by attending the meeting and voting your shares or by completing the enclosed proxy card and mailing it to Capital Bank Corporation in the enclosed envelope.

     If you are a First Community shareholder as of the close of business on November 20, 2001, the record date, you are entitled to vote at the special meeting of First Community shareholders. On such record date, ______ shares of First Community common stock were outstanding. If you are a First Community shareholder, you will be entitled to one vote for each share of First Community common stock owned as of the record date. You may vote either by attending the meeting and voting your shares or by completing the enclosed proxy card and mailing it to First Community in the enclosed envelope.

     We have prepared this Joint Proxy Statement/Prospectus to assist you in deciding how to vote and whether or not to grant your proxy. Please indicate on your proxy card how you want to vote. Sign, date and send the proxy to us by mail as soon as possible so that your shares will be voted at the meeting. If you sign, date and mail your proxy card without marking how you want to vote, your proxy will be counted as a vote for the merger and the related plan of merger and the transactions contemplated thereby, and in the case of Capital Bank Corporation shareholders, for the issuance of Capital Bank Corporation common stock in connection with the merger. Failure to return your proxy card or to vote in person will have the effect of a vote against the merger. If you sign a proxy, you may revoke it at any time prior to the meeting or by attending and voting at the meeting. You cannot vote shares held in "street name"; only your broker can vote these shares. If you do not provide your broker with instructions on how to vote your shares, your broker will not be permitted to vote them, and your shares will be treated as votes against the merger.

Recommendation To Shareholders (see page ___)

Capital Bank Corporation

     The Capital Bank Corporation board of directors has approved the merger agreement and related plan of merger and the transactions contemplated thereby and the issuance of shares of Capital Bank Corporation common stock to be issued to the shareholders of First Community, in connection with the merger. The Capital Bank Corporation board believes that the proposed merger and the related issuance of shares of Capital Bank Corporation common stock are each fair to Capital Bank Corporation shareholders and are each in their best interests. The Capital Bank Corporation board recommends that Capital Bank Corporation shareholders vote for approval of the merger agreement and related plan of merger and the transactions contemplated thereby and the related issuance of shares of Capital Bank Corporation common stock.

First Community

     The First Community board of directors has approved the merger agreement and related plan of merger and the transactions contemplated thereby. The First Community board believes that the proposed merger is fair to First Community shareholders and is in their best interests. The First Community board recommends that First Community shareholders vote for approval of the merger agreement and related plan of merger and the transactions contemplated thereby.

Dissenters' Rights (see page ___)

     Capital Bank Corporation and First Community shareholders who vote against or abstain from voting on the merger and properly exercise their dissenters' rights prior to the shareholder meeting have the right to receive a cash payment for the fair value of their shares of common stock. To exercise these rights, you must comply with Article 13 of the North Carolina Business Corporation Act, a copy of which is attached as Appendix D to this Joint Proxy Statement/Prospectus. If you wish to dissent, please read this information carefully as you must take affirmative steps to preserve your rights.

Effect Of The Merger On First Community Stock Options (see page __)

     First Community's directors and several of its employees hold options to purchase shares of First Community common stock. When the merger becomes effective, each outstanding option to purchase First Community common stock granted under First Community's stock option plan will become an option to purchase Capital Bank Corporation common stock. See "Description Of The Merger Transaction--Effect Of The Merger On First Community Stock Options" for a more detailed description of the treatment of First Community stock options in the merger.

Capital Bank Corporation Dividend Policy Following The Merger (see page ___)

     Subject to the legal availability of funds to pay dividends, during the first fiscal year after completion of the merger, Capital Bank Corporation intends to declare and pay quarterly dividends at an annual rate equal to the greater of 20 percent of annual net earnings or $0.20 per share to the extent such cash dividend is consistent with maintaining Capital Bank Corporation's status as a "well-capitalized" institution under applicable banking laws and regulations. Thereafter, Capital Bank Corporation intends to pay approximately 20 percent of its annual net earnings to shareholders in the form of annual cash dividends if such cash dividends are in the best interest of Capital Bank Corporation in the business judgment of its board of directors and are consistent with maintaining Capital Bank Corporation's status as a "well-capitalized" institution under applicable banking laws and regulations.

Expected Tax Treatment As A Result Of The Merger (see page ___)

     It is anticipated that the merger will qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and that, for federal income tax purposes, First Community shareholders who exchange their shares solely for Capital Bank Corporation common stock will generally not recognize any gain or loss upon the exchange. However, First Community shareholders will be required to recognize gain upon the receipt of cash paid as part of the merger consideration, with the amount of recognized gain not to exceed the amount of cash received. Finally, First Community shareholders will be required to recognize gain or loss upon the exchange to the extent they receive solely cash for their shares.

     Because certain tax consequences of the merger may vary depending on the particular circumstances of each shareholder, whether the shareholder receives cash or stock, and other factors, each shareholder of First Community should consult his or her own tax advisor to determine the tax consequences of the merger under federal, state, local, and foreign tax laws.

Share Ownership Of Management And Certain Shareholders (see page ___)

Capital Bank Corporation

     On the record date, Capital Bank Corporation directors and executive officers, their immediate family members and entities they controlled or owned shared voting power over 747,369 shares of Capital Bank Corporation common stock, or approximately 16.1 percent of the outstanding shares of Capital Bank Corporation common stock, which constitutes approximately 32 percent of the vote required to approve the merger. This number includes an aggregate of 165,998 shares of Capital Bank Corporation common stock that such directors and officers may acquire through exercising outstanding stock options.

First Community

     On the record date, First Community directors and executive officers, their immediate family members and entities they controlled or owned shared voting power over _____ shares of First Community common stock, or approximately ___ percent of the outstanding shares of First Community common stock, which constitutes approximately ___ percent of the vote required to approve the merger. This number does not include stock that the First Community directors and officers may acquire through exercising outstanding stock options.

Interests Of Certain Persons In The Merger (see page ___)

     In considering the boards' recommendations to vote for the merger transaction, shareholders should be aware that some directors and executive officers of Capital Bank Corporation and First Community have interests in the merger that may be different from, or in addition to, those of their respective shareholders generally. These interests generally include the potential for such persons to occupy positions as directors or executive officers of Capital Bank Corporation after the merger, potential benefits under employment or severance arrangements as a result of the merger, acceleration of vesting of options and other employee benefits as a result of the merger, severance and other benefit payments in the event the employment of such person is terminated in connection with the merger, and the right after the merger of past and present officers and directors of First Community to continued indemnification from Capital Bank Corporation and continued insurance coverage by Capital Bank Corporation.

Effective Time (see page ___)

     Subject to the conditions to the obligations of First Community and Capital Bank Corporation to effect the merger, as provided in the merger agreement and described in this Joint Proxy Statement/Prospectus, the merger will become effective at the time of the filing of articles of merger with the Secretary of State of the State of North Carolina. If the shareholders of Capital Bank Corporation and First Community approve the merger and all required regulatory approvals are obtained in a timely manner, it is currently anticipated that the merger will be completed during the first quarter of 2002. First Community and Capital Bank Corporation cannot assure you if or when the necessary shareholder and regulatory approvals can be obtained or that the other conditions precedent to the merger can or will be satisfied.

Exchange Of Stock Certificates For Consideration (see page ___)

     Promptly after the merger is completed, First Community shareholders will receive an election form and transmittal letter from Capital Bank Corporation's exchange agent with instructions on how to surrender their First Community stock certificates in exchange for the merger consideration. By completing such election form, holders of First Community shares can elect to receive the cash, stock or mixed consideration, subject to the allocation provisions described below in "Description Of The Merger Transaction -- Allocation Rules."

     First Community shareholders should carefully review and complete the election form and materials and return them as instructed, together with their stock certificates for First Community common stock. First Community shareholders should not send their stock certificates to First Community, Capital Bank Corporation or Capital Bank Corporation's exchange agent until they receive these written instructions. Shares of First Community common stock held in book-entry form or "street name" will be exchanged for the merger consideration without the submission of any First Community stock certificate.

Regulatory Approval And Other Conditions (see pages __ and __)

     Before the merger may be completed, Capital Bank Corporation is required to notify and obtain approval from the Federal Reserve and other federal and state banking regulators. Capital Bank Corporation and First Community have filed an application and notification with the Federal Reserve for approval of the merger. We expect that Capital Bank Corporation will obtain this and all other required approvals, but neither First Community nor Capital Bank Corporation makes any assurances that such regulatory approvals will be obtained or as to the timing of receiving such approvals.

     Immediately after the effective time of the merger, Capital Bank Corporation intends to cause Community Savings Bank to pay a dividend to Capital Bank Corporation. The cash from this dividend will be used to fund payment of the cash portion of the consideration for the merger transaction. Capital Bank Corporation intends to cause prior written notice of that dividend to be given to the Federal Deposit Insurance Corporation, and other banking regulators, more than 30 days prior to the effective time of the merger transaction.

     In addition to the required regulatory approvals, the merger can be completed only if certain other conditions, including without limitation the following, are met or waived (if permitted to be waived):

     o Capital Bank Corporation shareholders must approve the merger agreement, the related plan of merger and the transactions contemplated thereby and the issuance of a sufficient number of shares of common stock in connection with the merger;

     o First Community shareholders must approve the merger agreement and related plan of merger and the transactions contemplated thereby;

     o First Community and Capital Bank Corporation must receive an opinion from Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. that the merger will qualify as a tax-free reorganization;

     o Holders of not more than 10 percent of Capital Bank Corporation's common stock have exercised dissenters' rights in the merger;

     o Holders of not more than 10 percent of First Community's common stock have exercised dissenters' rights in the merger;

     o First Community and Capital Bank Corporation have complied in all material respects with the covenants set forth in the merger agreement;

     o Capital Bank Corporation and First Community must have received the required regulatory approvals for the merger, which approvals shall not be conditioned or restricted in a manner not reasonably anticipated as of the date of the merger agreement that, in the reasonable judgment of the board of directors of either of the merger parties, would so materially adversely impact the economic or business assumptions contemplated by the merger agreement, that had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into the merger agreement; and

     o As of the closing of the merger transaction, First Community's subsidiary bank, Community Savings Bank, shall have liquid assets of not less than $25,000,000 in excess of its normal liquidity requirements and there shall be no regulatory or legal restriction or regulatory objection or prohibition that would prevent Community Savings Bank from paying Capital Bank Corporation a dividend immediately after the effective time of the merger equal to the lesser of (i) $25,000,000, or (ii) the maximum amount of the dividend that could be paid without causing Community Savings Bank to cease to be deemed well-capitalized under applicable banking laws.

     In addition to these conditions, the merger agreement, attached to this Joint Proxy Statement/Prospectus as Appendix A, describes other conditions that must be met before the merger may be completed.

Waiver, Amendment And Termination (see page ___)

     At any time before the merger is completed, First Community and Capital Bank Corporation may mutually agree to terminate the merger agreement and not proceed with the merger. In addition, either of First Community or Capital Bank Corporation may unilaterally terminate the merger if:

     o Any law or regulation makes consummation of the merger agreement illegal or there is a final prohibition, judgment, injunction, order or decree enjoining Capital Bank Corporation or First Community or their respective shareholders from consummating the merger agreement or the merger;

     o All conditions to effect the transactions contemplated by the merger agreement have not been fulfilled or waived by June 30, 2002 and the party seeking termination is in material compliance with all of its obligations under the merger agreement;

     o A condition to the obligation to effect the merger of the party seeking termination is incapable of fulfillment and has not been waived by the other party; or

     o The other party commits an unremedied breach of the representations or warranties, covenants or agreements contained in the merger agreement.

     First Community may unilaterally terminate the merger agreement upon the decision of its board of directors if all of the following conditions exist:

     o The average closing price of Capital Bank Corporation's common stock on The Nasdaq SmallCap Market ("average closing price") is less than $9.00 for a 20 day trading period ending January 14, 2001 ("measurement period");

     o The percentage by which the average closing price during the measurement period is lower than $12.90 exceeds by more than 15 percentage points the percentage by which the average closing price of the SNL Nationwide Bank Index (banks with assets of less than $500 million) during the measurement period is lower than the SNL Nationwide Bank Index (banks with assets of less than $500 million) on August 29, 2001 (the "index percentage change"); and

     o After receiving notice of such termination from First Community, Capital Bank fails to agree to increase the stock or cash portion of the mixed consideration and the all stock consideration so that the aggregate nominal value of the mixed consideration and all stock consideration is equal to the nominal value that would exist if the value of Capital Bank Corporation common stock was the lower of (i) $9.00 per share or (ii) the product of $12.90 per share multiplied by the sum of (a) 100% minus (b) the index percentage change, minus 15% and so that the merger would continue to qualify as a tax free reorganization.

     In addition, First Community may unilaterally terminate the merger agreement if its board of directors determines, in good faith and in the exercise of reasonable judgment (based on the advice of independent advisors and an opinion of outside legal counsel) that an offer or proposal from a third party concerning a merger, share exchange, stock sale, recapitalization, consolidation or other business combination involving the First Community or any of its subsidiaries or divisions of any of the foregoing, or any proposal or offer to acquire in any manner, directly or indirectly, more than a 30 percent equity interest in, or more than 30 percent of the consolidated assets of, First Community and its subsidiaries ("acquisition proposal") is superior to the terms of transactions contemplated by the merger agreement and that failing to entertain such acquisition proposal would violate its board of directors' fiduciary duties. Before First Community can terminate the merger agreement because of such an acquisition proposal, (i) First Community must notify Capital Bank Corporation of such an acquisition proposal, (ii) five days after such notice to Capital Bank Corporation, First Community's board of directors must believe that the acquisition proposal is superior to a merger with Capital Bank Corporation; and (iii) First Community must enter into a definitive, binding transaction agreement to consummate the transaction which is the subject of the acquisition proposal.

Termination Fee (see page ___)

     The merger agreement requires First Community to pay Capital Bank Corporation a termination fee of $500,000 upon termination of the merger agreement if First Community has accepted an acquisition proposal of a third party and entered into a definitive, binding transaction agreement to consummate the transaction which is the subject of the acquisition proposal. If the transaction which is the subject of the acquisition proposal is consummated within twelve (12) months after the date of such acquisition proposal, the merger agreement requires First Community to pay Capital Bank an additional termination fee of $1,500,000.

     The merger agreement also requires First Community to pay Capital Bank Corporation a termination fee of $2,000,000 (less any amounts paid as described in the preceding paragraph), if (i) First Community receives an acquisition proposal, (ii) fails to recommend approval of the merger transaction with Capital Bank Corporation to its shareholders or amends or withdraws its recommendation of such merger transaction to its shareholders in a manner adverse to Capital Bank Corporation, and (iii) consummates the transaction which is the subject of the alternate acquisition proposal within twelve (12) months after the date of such acquisition proposal.

Non-Solicitation (see page ___)

     Unless the merger agreement is terminated, First Community has agreed that it shall not, and it shall not permit any of its subsidiaries to, permit any of their respective officers, directors, affiliates, representatives or agents to, directly or indirectly,

     o Take any action to solicit, initiate or encourage any acquisition proposal; or

     o Participate in any discussions or negotiations with or encourage any effort or attempt by a third party to take any other action or to facilitate an acquisition proposal.

     However, if a third party presents First Community with an unsolicited written acquisition proposal with terms superior to the merger transaction with Capital Bank Corporation, First Community may furnish to such third party information and access in response to a request for information or access. In addition, First Community may participate in discussions and negotiate with such third party concerning any superior acquisition proposal, may decide not to recommend shareholder approval of the Capital Bank Corporation merger acquisition and may terminate the merger agreement (subject to payment of any applicable termination fees) if:

     o Financial Community did not solicit, initiate or encourage such acquisition proposal; and

     o First Community's board of directors determines in good faith, based on the written opinion of outside counsel, that failing to take such action would violate the board of directors' fiduciary duties.

Accounting Treatment (see page ___)

     The merger will be accounted for by Capital Bank Corporation as a purchase transaction for accounting and financial reporting purposes. Under the purchase method, Capital Bank Corporation will record, at fair value, the acquired assets and assumed liabilities of First Community. In addition, the amount by which the purchase price paid by Capital Bank Corporation exceeds the fair value of the net tangible and identifiable intangible assets acquired by Capital Bank Corporation through the merger will be recorded as goodwill.

Certain Differences in Shareholders' Rights (see page __)

     Upon completion of the merger, First Community shareholders receiving the all stock consideration or mixed consideration will become shareholders of Capital Bank Corporation. The Capital Bank Corporation articles of incorporation and bylaws will govern their rights as Capital Bank Corporation shareholders. Because of differences in the articles of incorporation and bylaws of Capital Bank Corporation and First Community, First Community shareholders will have rights after the merger that are different than their rights as First Community shareholders prior to the merger.

Share Information And Market Prices Of First Community And Capital Bank Corporation Common Stock (see page ___)

     Shares of Capital Bank Corporation common stock are traded on The Nasdaq SmallCap Market under symbol "CBKN." Shares of First Community common stock are traded on The Nasdaq National Market under symbol "FCFN."

     The following table shows, for the periods indicated, the reported closing sale prices per share for First Community common stock and Capital Bank Corporation common stock on (i) October 4, 2001, the last trading day before the public announcement of the execution of the merger agreement, and (ii) ____, 2001, the latest practicable date prior to the date of this Joint Proxy Statement/Prospectus. This table also shows in the column entitled "Equivalent Price Per First Community Share" the value that First Community shareholders will receive in the merger for each share of First Community common stock for which the stock consideration is paid under the all stock election and under the mixed stock and cash election. In the case of the all stock election, the "Equivalent Price Per First Community Share" for each of these two days represents the closing price of a share of Capital Bank Corporation common stock on that day multiplied by 2.6055. In the case of the mixed stock and cash election, the "Equivalent Price Per First Community Share" for each of these two days represents $16.20 plus the closing price of a share of Capital Bank Corporation common stock on that day multiplied by 1.30275. First Community shareholders receiving all cash consideration will be paid $32.40 for each First Community share.

     We make no assurance as to what the market price of the Capital Bank Corporation common stock will be when the merger is completed or anytime thereafter, therefore, we cannot ensure the value referenced under "Equivalent Price Per First Community Share." First Community shareholders should obtain current stock price quotations for Capital Bank Corporation and First Community common stock.

                                                                    Equivalent Price Per
                                                                   First Community Share
                                            Capital
                    First Community     Bank Corporation      All Stock        Mixed Stock and
      Date            Common Stock        Common Stock        Election          Cash Election
------------------  ---------------     ----------------      ---------        ---------------
October 4, 2001         $22.54               $11.05            $28.79              $30.60
_____, 2001             $______              $______          $______              $______

                                  RISK FACTORS

     Upon completion of the merger, First Community shareholders will receive shares of Capital Bank Corporation common stock and/or cash in exchange for their shares of First Community common stock. Prior to deciding whether or not to approve the merger transaction and which type of consideration to elect, First Community shareholders should be aware of and consider particular risks and uncertainties that are applicable to the merger.

Risks Associated With The Merger

We May Not Be Able to Successfully Integrate First Community Into Capital Bank Corporation

     The merger involves the combination of two bank holding companies that previously have operated independently. A successful combination of our operations will depend substantially on Capital Bank Corporation's ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. Capital Bank Corporation may not be able to combine the operations of First Community and Capital Bank Corporation without encountering difficulties, such as:

     o    The loss of key employees and customers;

     o    The disruption of operations and business;

     o    Inability to maintain and increase competitive presence;

     o    Deposit attrition, customer loss and revenue loss;

     o Possible inconsistencies in standards, control procedures and policies;

     o Unexpected problems with costs, operations, personnel, technology and credit; and/or

     o Problems with the assimilation of new operations, sites or personnel, which could divert resources from regular banking operations.

First Community Shareholders May Not Receive The Form Of Merger Consideration Elected

     The merger agreement provides that upon consummation each outstanding share of First Community common stock will be automatically cancelled and such share will entitle the holder thereof to elect to receive one of the following: (1)
1.30275 shares of Capital Bank Corporation common stock plus $16.20, (2) 2.6055 shares of Capital Bank Corporation common stock, or (3) $32.40. The right of First Community shareholders to elect all stock, all cash or a cash/stock mix for their shares is limited, however, in that the aggregate number of shares of Capital Bank Corporation common stock to be issued in the merger is fixed at 2,089,302 shares subject to possible adjustments, and the aggregate cash amount to be paid in the merger is fixed at $25,980,961, subject to possible adjustments. If First Community shareholders elect to receive too much cash or stock consideration, pro-rata allocations may be made to those electing to receive all cash or all stock. For a more detailed description of how Capital Bank Corporation will allocate stock and cash consideration, see "Description Of The Merger Transaction--Allocation Rules" on page ___.

The Value Of The Stock Merger Consideration Will Vary With Fluctuations In Capital Bank Corporation's Stock Price

     Each share of First Community common stock owned by First Community shareholders will be converted into the right to receive either cash, shares of Capital Bank Corporation common stock or a mixed consideration of cash and shares. The price of Capital Bank Corporation common stock when the merger takes place may vary from its price at the date of this Joint Proxy Statement/Prospectus and at the date of First Community's shareholder meeting. Such fluctuations in the price of Capital Bank Corporation common stock may result from changes in the business, operations or prospects of Capital Bank Corporation, regulatory considerations, general market and economic conditions or other factors. At the time of First Community's shareholder meeting, you will not know the exact value of the stock merger consideration to be received when the merger is completed.

     Additionally, there will be a time period after the merger between (i) the deadline for making an election to receive all cash, all stock or mixed consideration and (ii) the time at which former First Community shareholders receive the certificates representing Capital Bank Corporation common stock. Until such certificates are received, First Community shareholders will not be able to sell their Capital Bank Corporation shares on the open market and thus will not be able to avoid losses resulting from any decline in the trading price of Capital Bank Corporation common stock during such period.

The Merger May Fail To Qualify For Tax-Free Treatment

     We have structured the merger to qualify as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended. Although the Internal Revenue Services has not provided a ruling on the matter, we will obtain a legal opinion that the merger qualifies as a tax-free reorganization. The opinion neither binds the Internal Revenue Service nor prevents the Internal Revenue Service from adopting a contrary position. If the merger fails to qualify as a tax-free reorganization, a First Community shareholder would recognize gain or loss on each First Community share surrendered in the amount of the difference between the basis in such share and the fair market value of Capital Bank Corporation shares and other consideration received by such First Community shareholder in exchange for it at the time of the merger. See "Description Of The Merger--Expected Tax Treatment Of The Merger."

Risks Associated With Capital Bank Corporation

Our Operations Will Be Concentrated in Eastern and Piedmont North Carolina

     After the merger, our operations will be concentrated in Eastern and Piedmont North Carolina. As a result of this geographic concentration, our results may correlate to the economic conditions in these areas. A deterioration in economic conditions in any of these market areas, particularly in the industries on which these geographic areas depend, may adversely affect the quality of our loan portfolio and the demand for our products and services, and accordingly, our results of operations.

We Are Exposed To Risks In Connection With The Loans We Make

     A significant source of risk for us arises from the possibility that losses will be sustained because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans. We have underwriting and credit monitoring procedures and credit policies, including the establishment and review of the allowance for loan losses, that we believe are appropriate to minimize this risk by assessing the likelihood of nonperformance, tracking loan performance and diversifying our loan portfolio. Such policies and procedures, however, may not prevent unexpected losses that could adversely affect our results of operations.

We Compete With Much Larger Companies For Some Of The Same Business

     The banking and financial services business in our market areas continues to be a competitive field and is becoming more competitive as a result of:

     o    Changes in regulations;

     o    Changes in technology and product delivery systems; and

     o The accelerating pace of consolidation among financial services providers.

     After the merger, we may not be able to compete effectively in our markets, and our results of operations could be adversely affected by the nature or pace of change in competition. We compete for loans, deposits and customers with various bank and nonbank financial services providers, many of which are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services.

Our Trading Volume Has Been Low Compared With Larger Banks

     Prior to the merger, the trading volume in Capital Bank Corporation's common stock on The Nasdaq SmallCap Market has been comparable to other similarly-sized banks. Nevertheless, this trading is relatively low when compared with more seasoned companies listed on The Nasdaq SmallCap Market or other consolidated reporting systems or stock exchanges. Thus, after the merger, the market in Capital Bank Corporation's common stock may be limited in scope relative to other companies. In addition, we cannot say with any certainty that a more active and liquid trading market for Capital Bank Corporation's common stock will develop after the merger.

We Depend Heavily On Our Key Management Personnel

     After the merger is complete, it is expected that James A. Beck, who currently serves as Capital Bank Corporation's president and chief executive officer, will continue in the role of president and chief executive officer of Capital Bank Corporation. Prior to the merger, Capital Bank Corporation depended heavily on the services of Mr. Beck, and his importance is not expected to change after the merger. Even though Capital Bank Corporation carries a $2 million key man life insurance policy on Mr. Beck, the loss of his services or of other key personnel after the merger could have a material adverse effect on Capital Bank Corporation's business, financial condition or results of operations.

     After the merger is complete, William R. Gilliam, who currently serves as First Community's president and chief executive officer, will become the vice chairman of Capital Bank Corporation and will be appointed to the board of directors of Capital Bank Corporation. The loss of Mr. Gilliam's services after the merger could have a material adverse effect on Capital Bank Corporation's business, financial condition or results of operations.

     Immediately after completion of the merger, it is expected that Capital Bank Corporation or one of its subsidiaries will employ certain current executives of First Community. After the merger is completed, Capital Bank Corporation's success will depend in part on its ability to retain such executives and to attract and retain additional qualified management personnel who have experience both in sophisticated banking matters and in operating a small to mid-size bank. Competition for such personnel is strong in the banking industry and we may not be successful in attracting or retaining the personnel we require. We expect to effectively compete in this area by offering financial packages that include incentive-based compensation and the opportunity to join in the rewarding work of building a new bank.

Technological Advances Impact Our Business

     The banking industry is undergoing technological changes with frequent introductions of new technology-driven products and services. In addition to improving customer services, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Capital Bank Corporation's future success will depend, in part, on our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands for convenience as well as to create additional efficiencies in our operations. Many of our competitors have substantially greater resources than we do to invest in technological improvements. We may not be able to effectively implement new technology-driven products and services or successfully market such products and services to our customers.

Government Regulations May Prevent Or Impair Our Ability To Pay Dividends, Engage In Acquisitions Or Operate In Other Ways

     Current and future legislation and the policies established by federal and state regulatory authorities will affect our operations. We are subject to supervision and periodic examination by the Federal Deposit Insurance Corporation and the North Carolina State Banking Commission. Banking regulations, designed primarily for the protection of depositors, may limit our growth and the return to you, our investors, by restricting certain of our activities, such as:

     o    The payment of dividends to our shareholders;

     o    Possible mergers with or acquisitions of or by other institutions;

     o    Our desired investments;

     o    Loans and interest rates on loans;

     o    Interest rates paid on our deposits;

     o    The possible expansion of our branch offices; and/or

     o    Our ability to provide securities or trust services.

     We also are subject to capitalization guidelines set forth in federal legislation, and could be subject to enforcement actions to the extent that we are found by regulatory examiners to be undercapitalized. We cannot predict what changes, if any, will be made to existing federal and state legislation and regulations or the effect that such changes may have on our future business and earnings prospects. The cost of compliance with regulatory requirements may adversely affect our ability to operate profitably.

There Are Potential Risks Associated With Future Acquisitions

     After the merger, we intend to continue to explore expanding a branch system through selective acquisitions of existing banks or bank branches in the Research Triangle area and other major North Carolina markets. We cannot say with any certainty that we will be able to consummate, or if consummated, successfully integrate, future acquisitions, or that we will not incur disruptions or unexpected expenses in integrating such acquisitions. In the ordinary course of business, we evaluate potential acquisitions that would bolster our ability to cater to the small business, individual and residential lending markets in North Carolina. In attempting to make such acquisitions, we anticipate competing with other financial institutions, many of which have greater financial and operational resources. In addition, since the consideration for an acquired bank or branch may involve cash, notes or the issuance of shares of common stock, existing shareholders could experience dilution in the value of their shares of Capital Bank Corporation common stock in connection with such acquisitions. Any given acquisition, if and when consummated, may adversely affect our results of operations or overall financial condition.

Recent Terrorist Attacks Could Result In A Material Adverse Effect On Our
Business

     On September 11, 2001, the United States was the target of terrorist attacks of unprecedented scope. In response to these terrorist attacks, the United States military began a military campaign against Al Qaeda terrorist training camps and military installations of the Taliban regime in Afghanistan. The terrorist attacks and the United States military campaign caused and continue to cause significant instability in the world's financial markets and may lead to further armed hostilities.

     While the short and long term affects of these events and their potential consequences are uncertain, they could have a material adverse effect on general economic conditions, consumer confidence and market liquidity. Among other things, it is possible that interest rates may be affected by these events. If interest rates increase rapidly, it could cause our cost of funds to increase faster than increases in the interest rates we earn on our loans. If that were to happen, our earnings could be negatively affected.

     In addition, prior to the events of September 11, 2001, unemployment rates in certain of our market areas were increasing. High unemployment rates in our market areas could have a negative effect on our level of deposits. If unemployment rates continue to rise, due to worsening economic conditions or consumer confidence resulting from the events of September 11, 2001 and their aftermath, our financial condition and results of operations could be adversely affected.

                             SELECTED FINANCIAL DATA

Selected Historical Financial Data

     The following tables present selected historical financial data for Capital Bank Corporation for each of the years in the four-year period ended December 31, 2000 and for the nine month periods ended September 30, 2001 and 2000. In addition, the tables present selected historical financial data for First Community for each of the years in the four-year period ended December 31, 2000 and for the nine month periods ended September 30, 2001 and 2000.

Capital Bank Corporation Selected Historical Financial Data

     The information for Capital Bank Corporation is based on the consolidated financial statements contained in reports Capital Bank Corporation has filed with the Securities and Exchange Commission, certain of which documents have been delivered together with this document and are incorporated by reference in this Joint Proxy Statement/Prospectus. See "Additional Information." You should read the following tables in conjunction with the consolidated financial statements of Capital Bank Corporation described above (and the notes to them), recognizing that historical results are not necessarily indicative of results to be expected for any future period.

                                                       As of and for
                                                      the Nine Months           As of and for the Years Ended
(In thousands, except share and per share data)     Ended September 30,                  December 31,
                                                   ----------------------  ------------------------------------------
                                                      2001        2000       2000      1999       1998       1997
                                                   ----------------------  ------------------------------------------
Summary of Operations
Interest Income                                        $20,132    $16,932    $23,751   $14,553    $10,530    $ 5,717
Interest Expense                                        11,627      9,228     13,101     7,656      5,527      2,952
                                                   ------------------------------------------------------------------
Net Interest Income                                      8,505      7,704     10,650     6,897      5,003      2,765
Provision for Loan Losses                                  900        765      1,110       924        792        270
                                                   ------------------------------------------------------------------
Net Interest Income After Provision For Loan Losses      7,605      6,939      9,540     5,973      4,211      2,495
Non-interest Income                                      3,113      1,545      2,193     1,260        716        235
Non-interest Expense                                     8,798      6,937      9,596     8,124      5,813      2,983
                                                   ------------------------------------------------------------------
Pre-tax Net Income (Loss)                                1,920      1,547      2,137      (891)      (886)      (253)
Income Tax Expense (Benefit)                               131          -        (36)      (40)        10        557
                                                   ------------------------------------------------------------------
Net Income (Loss)                                      $ 1,789    $ 1,547    $ 2,173   $  (851)    $ (896)    $ (810)
                                                   ==================================================================

Per Share Data

Net Income (Loss) - Basic and Diluted                   $  .48     $  .42     $  .59    $ (.23)   $  (.25)   $  (.33)
Cash Dividends Declared                                      -          -          -         -          -          -
Period End Stated Book Value                             10.28       9.09       9.57      8.51       9.19       9.38
Period End Tangible Book Value                            9.10       7.79       8.31      8.07       8.66       8.82

                                                         As of and for
                                                        the Nine Months              As of and for the Years Ended
(In thousands, except share and per share data)       Ended September 30,                     December 31,
                                                    ----------------------   ------------------------------------------------
                                                        2001        2000        2000         1999       1998         1997
                                                    ----------------------   ------------------------------------------------
Selected Balance Sheet Data (at Period End)
Total Assets                                         $ 391,212   $ 321,666   $ 343,620    $ 222,337   $ 179,993   $ 126,934
Gross Loans                                            276,115     232,373     242,275      159,329     110,779      58,894
Allowance for Loan Losses                                4,177       3,169       3,463        2,328       1,457         705
Deposits                                               309,776     266,783     279,094      163,245     137,343      90,358
Borrowings                                              30,000      10,000      15,000       20,000       5,066         194
Shareholders' Equity                                    37,220      33,246      35,015       31,126      33,507      34,305

Performance Ratios
Return On Average Assets                                  0.65%       0.73%       0.73%       -0.42%      -0.60%      -0.98%
Return on Average Shareholders' Equity                    6.66%       6.52%       6.21%       -2.68%      -2.62%      -3.65%
Net Interest Margin                                       3.28%       3.81%       3.78%        3.61%       3.55%       3.52%
Average Shareholders' Equity to Average Total Assets      9.76%      11.15%      11.83%       15.81%      23.08%      26.91%

Capital Ratios
Tier I Risk-Based Capital                                 8.29%      11.98%      11.76%       19.31%      28.33%      60.34%
Total Risk-Based Capital                                 10.30%      13.23%      13.02%       20.56%      29.58%      61.69%
Leverage                                                 11.55%       9.42%      10.27%       15.49%      22.07%      34.66%

Asset Quality Ratios
Allowance/Gross Loans                                     1.51%       1.36%       1.43%        1.46%       1.32%       1.20%
Nonperforming Loans/Total Loans                           0.77%       0.16%       0.16%        0.06%       0.07%       0.08%
Nonperforming Assets/Total Assets                         0.55%       0.10%       0.11%        0.04%       0.04%       0.04%
Net Charge-Offs/Average Loans                             0.07%       0.16%       0.17%        0.05%       0.06%       0.01%

First Community Selected Historical Financial Data

     The information for First Community is based upon the consolidated financial statements contained in Index to Financial Statements on page F-1 and upon the consolidated financial statements contained in reports First Community has filed with the Securities and Exchange Commission. See "Additional Information." You should read the following tables in conjunction with the consolidated financial statements of First Community described above (and notes to them), recognizing that historical results are not necessarily indicative of results to be expected for any future period.

                                                      As of and For
                                                     the Nine Months             As of and for the Years Ended
(In thousands, except share and per share data)     Ended September 30,                   December 31,
                                                  ----------------------  ---------------------------------------------
                                                     2001        2000       2000       1999       1998        1997
                                                  ----------------------  ---------------------------------------------

Summary of Operations
Interest Income                                       $11,355    $13,004    $17,482    $14,097     $12,544     $11,583
Interest Expense                                        5,817      7,097      9,726      7,123       6,967       6,740
                                                  ---------------------------------------------------------------------
Net Interest Income                                     5,538      5,907      7,756      6,974       5,577       4,843
Provision for Loan Losses                                 540        305        710        560         550         360
                                                  ---------------------------------------------------------------------
Net Interest Income After Provision For
  Loan Losses                                           4,998      5,602      7,046      6,414       5,027       4,483
Non-interest Income                                     1,158        446        648        882         561         365
Non-interest Expense                                    4,920      4,388      5,807      6,498       5,179       3,879
                                                  ---------------------------------------------------------------------
Pre-tax Net Income                                      1,236      1,660      1,887        798         409         969
Income Tax Expense                                        515        530        632        331         138         379
                                                  ---------------------------------------------------------------------
Net Income                                             $  721    $ 1,130    $ 1,255     $  467      $  271      $  590
                                                  =====================================================================

Per Share Data (1)
Net Income - Basic and Diluted                         $  .50     $  .68     $  .78     $  .33       $ N/A       $ N/A
Cash Dividends Declared                                  0.34       0.32       0.42          -         N/A         N/A
Period End Stated Book Value                            27.45      25.52      27.01      25.13         N/A         N/A
Period End Tangible Book Value                          27.45      25.52      27.01      25.13         N/A         N/A

Selected Balance Sheet Data (at Period End)
Total Assets                                        $ 211,031  $ 237,938  $ 204,705  $ 230,741   $ 172,936   $ 167,817
Gross Loans                                           151,870    172,682    168,751    153,905     127,212     116,323
Allowance for Loan Losses                               2,458      1,944      2,353      1,839       1,331         781
Deposits                                              156,164    157,038    157,322    147,540     140,417     134,697
Borrowings                                              6,339     31,500         -      32,000       5,000       6,700
Shareholders' Equity                                   44,373     45,598     43,438     47,268      23,157      22,837

                                                     For the Nine Months           As of and for the Years Ended
                                                     Ended September 30,                    December 31,
                                                    ---------------------  --------------------------------------------
                                                       2001       2000       2000        1999       1998       1997
                                                    ---------------------  --------------------------------------------
Performance Ratios
Return On Average Assets                                0.46%      0.63%       .54%        .23%       .27%       .36%
Return on Average Shareholders' Equity                  2.19%      3.13%      2.75%       1.25%      2.01%      2.60%
Net Interest Margin                                     3.72%      3.48%      3.49%       3.70%      3.46%      3.13%
Average Shareholders' Equity to Average Total Assets   20.97%     19.74%     19.56%      18.56%     13.61%     13.94%

Capital Ratios
Tier I Risk-Based Capital                              35.99%     32.25%     33.23%      36.19%     27.90%     34.90%
Total Risk-Based Capital                               37.25%     33.50%     34.49%      37.44%     28.90%     35.60%
Leverage                                               20.91%     19.81%     18.75%      21.00%     13.70%     14.20%

Asset Quality Ratios
Allowance/Gross Loans                                   1.62%      1.13%      1.39%       1.19%      1.05%      0.67%
Nonperforming Loans/Total Loans                         0.52%      0.57%      1.02%       0.87%      0.12%      0.21%
Nonperforming Assets/Total Assets                       1.07%      0.70%      1.16%       0.58%      0.14%      0.14%
Net Charge-Offs/Average Loans                           0.27%      0.12%      0.12%       0.04%      0.00%      0.07%

(1) Per share data calculated beginning June 21, 1999, the date of First Community's initial public offering.

Selected Unaudited Pro Forma Financial Data

     The following table sets forth certain selected unaudited pro forma financial data for Capital Bank Corporation and for First Community. The pro forma information gives effect to the merger as though it were completed as of or at the beginning of the period stated.

     The unaudited pro forma financial data set forth below is not necessarily indicative of results that would have actually been achieved if the merger transaction had been consummated as of the date indicated, or that may be achieved in the future. With respect to Capital Bank Corporation, this information should be read in conjunction with the historical financial statements, and related notes, of Capital Bank Corporation, which are delivered with and incorporated by reference in this Joint Proxy Statement/Prospectus. See "Additional Information" on page ___. With respect to First Community, this information should be read in conjunction with the historical financial statements, and related notes, of First Community, which are included under Index to Financial Statements on page F-1 of this Joint Proxy Statement/Prospectus.

Unaudited Pro Forma Condensed Combined Statement of Financial Position as of September 30, 2001 (dollars in thousands, except per share data)

                                                      First        Pro Forma
                                      Capital       Community     Acquisition
                                       Bank         Financial     Adjustments              Pro Forma
            Assets                 Corporation    Corporation     (See Note 1)             Combined
                                   ------------   ------------    ------------             ---------
Cash and cash equivalents           $  26,823      $    8,982      $  (25,294)     a       $  10,511

Investment securities                  78,091          40,095               -                118,186

FHLB stock                                  -           1,925               -                  1,925

Loans receivable held for sale              -           2,413               -                  2,413
Loans receivable held for                   -               -               -
investment, net                       271,938         146,495               -                418,433
                                    ---------       ---------      ----------              ---------
Intangible assets                           -               -           1,520       a          1,520
                                    ---------       ---------      ----------              ---------
Goodwill                                    -               -           6,309     a,b,c        6,309
                                    ---------       ---------      ----------              ---------
Premises and equipment                  5,138           4,175               -                  9,313
                                    ---------       ---------      ----------              ---------
Deferred income taxes                   1,566           2,231             854       b          4,651
                                    ---------       ---------      ----------              ---------
Other assets                            7,656           4,715           1,390       c         13,761
                                    ---------       ---------      ----------              ---------
     Total assets                   $ 391,212       $ 211,031      $  (15,221)             $ 587,022
                                    =========       =========      ==========              =========

 Liabilities and Shareholders'
            Equity

Deposits                            $ 309,776       $ 156,164               -              $ 465,940
Borrowed money                         40,154           6,339               -                 46,493

Accrued expenses and other
liabilities                             4,062           4,154           2,137     b,c         10,353
                                    ---------       ---------      ----------              ---------
     Total liabilities                353,992         166,657           2,137                522,786
                                    ---------       ---------      ----------              ---------
Shareholders' equity:                  37,220          44,374         (17,358)                64,236
                                    ---------       ---------      ----------              ---------
     Total liabilities and          $ 391,212       $ 211,031      $  (15,221)             $ 587,022
     shareholders' equity           =========       =========      ==========              =========


Note 1: The unaudited pro forma condensed combined statements of financial condition have been prepared to reflect the acquisition of First Community by Capital Bank Corporation for an aggregate price of $52,300. The number of shares of Capital Bank Corporation common stock to be issued of 2,089,302, and the cash to be paid of $25,980,961, are based on the merger agreement. See "Summary -- What First Community Shareholder Will Receive in the Merger." The market value per share of $12.93 (referenced below) for Capital Bank Corporation is the average closing price for the 10 day period ending August 30, 2001.

a  Recording the affects of the acquisition:
   Equity of First Community acquired                                             $ (44,374)
   Cash paid out as a result of acquisition (see below)                              25,294
   Stock of Capital Bank Corporation issued to shareholders of First Community       27,016
                                                                                  ---------
     (2,089,300 shares times $12.93 market value per share)
   Excess Purchase Price                                                              7,936
   Estimated portion allocated to deposit premium                                    (1,520)
                                                                                  ---------

   Goodwill                                                                       $   6,416
                                                                                  =========

   Cash paid calculated as follows:
   Cash received from ESOP upon note repayment to First Community                 $  (1,927)
   First Community acquisition costs paid                                             1,061
   Capital Bank Corporation acquisition costs paid                                      179
   Cash paid to shareholders                                                         25,981
                                                                                  ---------
                   Total                                                          $  25,294
                                                                                  =========

b Accrual of acquisition related costs of $1,652, net of tax benefit of $854. c Fair market value adjustment of assets acquired of $1,390 and liabilities assumed of $485.

Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended September 30, 2001 (dollars in thousands)


                                                     First      Pro Forma
                                     Capital       Community    Aquisition
                                       Bank        Financial    Adjustments       Pro Forma
                                   Corporation    Corporation  (See Note 1)       Combined
Interest income                    $   20,132     $  11,355    $     (949)    a   $  30,538
Interest expense                       11,627         5,817                          17,444
                                   ----------     ---------    -----------        ---------
                                        8,505         5,538          (949)           13,094
Provision for loan losses                 900           540                           1,440
                                   ----------     ---------    -----------        ---------

Net interest income                     7,605         4,998          (949)           11,654
                                   ----------     ---------    -----------        ---------

Other income                            3,113         1,157              -            4,270
Other expense                           8,798         4,920              -           13,718
Intangible amortization                     -             -            114    b         114
                                   ----------     ---------    -----------        ---------

Income before income taxes              1,920         1,235        (1.063)            2,092

Income taxes                              131           514          (404)    c         241
                                   ----------     ---------    -----------        ---------

Net income                         $    1,789     $     721    $     (659)        $   1,851
                                   ==========     =========    ===========        =========

Note 1: The unaudited pro forma condensed combined statements of operation have been prepared to reflect the acquisition of First Community Financial Corporation by Capital Bank Corporation as of the beginning of the period presented. Pro forma adjustments are made to reflect:

a Reduction in interest income on overnight funds used to pay the shareholders of First Community and related acquisition costs ($25,294 times 5% times .75).
b Amortization of deposit premium intangible on a straight-line basis over 10 years ($1,520 divided by 10 years times .75).
c Reduction in income taxes relating to foregoing adjustments (38% effective tax rate).

Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended December 31, 2000 (dollars in thousands)

                                             First       Pro Forma
                             Capital       Community     Acquisition
                               Bank        Financial     Adjustments        Pro Forma
                           Corporation    Corporation   (See Note 1)        Combined
                           -----------    -----------   -------------      ---------
Interest income            $    23,751    $    17,482   $     (1,265)  a   $  39,968
Interest expense                13,101          9,726                         22,827
                           -----------    -----------   -------------      ---------
                                10,650          7,756         (1,265)         17,141
Provision for loan losses        1,110            710                          1,820
                           -----------    -----------   -------------      ---------

Net interest income              9,540          7,046         (1,265)         15,321
                           -----------    -----------   -------------      ---------

Other income                     2,193            648               -          2,841
Other expense                    9,596          5,806               -         15,402
Amortization of
intangible asset                     -              -             152  b         152
                           -----------    -----------   -------------      ---------

Income before income             2,137          1,888         (1,417)          2,608
taxes
Income taxes (note 2)             (36)            632           (538)  c          58
                           -----------    -----------   -------------      ---------

Net income                 $     2,173    $     1,256   $       (878)      $   2,551
                           ===========    ===========   =============      =========

Note 1: The unaudited pro forma condensed combined statements of operation have been prepared to reflect the acquisition of First Community by Capital Bank Corporation as of the beginning of the period presented. Pro forma adjustments are made to reflect:

a Reduction in interest income on overnight funds used to pay the shareholders of First Community and related acquisition costs ($25,294 times 5%).

b Amortization of deposit premium intangible on a straight-line basis over 10 years ($1,520 divided by 10 years).

c Reduction in income taxes relating to foregoing adjustments (38% effective tax rate).

Note 2: The income tax expense for Capital Bank Corporation for the period above includes the benefit from the reversal of previously recorded valuation allowances on the deferred tax assets. Such reversals amounted to $754.

Unaudited Historical And Pro Forma Comparative Share Data

     The following table shows comparative per share data about our historical and pro forma net income, cash dividends and book value. The comparative per share data below provides the Capital Bank Corporation and First Community shareholders with information about the value of their shares prior to the exchange as opposed to the value of their shares after the exchange and once the two companies are combined. The equivalent pro forma information is based upon an exchange ratio of 1.30275 shares of Capital Bank Corporation common stock for each share of First Community common stock and assumes that 2,089,302 shares of Capital Bank Corporation common stock will be issued as merger consideration.

     The periods presented for each of Capital First Corporation and First Community are the nine month period ended September 30, 2001 and the fiscal year ended December 31, 2000. You should not rely on the pro forma information as necessarily indicative of historical results we would have experienced had we been combined or of future results we will have after the merger. In addition, you should not rely on the nine month information as indicative of results for the entire year.

     This information should be read in conjunction with the unaudited pro forma financial data, and related notes, and the historical financial statements, and related notes, of Capital Bank Corporation and First Community, which are included in or delivered with and incorporated by reference in this Joint Proxy

Statement/Prospectus. See "--Selected Unaudited Fro Forma Financial Data" above, and "Additional Information" on page ___. Also see "Consolidated Financial Statements of First Community Financial Corporation" beginning on page F-1.

     Pro forma assumptions include (i) that the exchange ratio of First Community common stock for Capital Bank Corporation common stock is 1.30275,
(ii) the issuance of 2,089,302 shares of Capital Bank Corporation common stock,
(iii) the payment of $16.20 per share of First Community common stock, representing a total cash payment of $25.98 million, (iv) a cost of funds rate of 5% per annum, and (v) a ten year straight line life relating to deposit premiums of approximately $1.5 million to be recorded in accordance with the purchase method of accounting. Assumptions also include no amortization or impairment of the goodwill resulting from the transaction in the amount of approximately $6.0 million.

                                                                                 First Community
                                      First       Capital Bank    Combined Pro     Equivalent
                                    Community     Corporation      Forma Per      Pro Forma Per
                                  Common Stock    Common Stock     Share Data     Share Data(1)
                                  ------------    -------------   ------------   ---------------
Nine month period ended
September 30, 2001
Net income, basic                    $  0.50         $  0.48        $  0.31          $  0.41
Net income, diluted                  $  0.50         $  0.48        $  0.31          $  0.41
Dividends (3)                        $  0.34         $    -         $  0.06          $  0.08
Book value                           $ 27.45         $ 10.28        $ 10.56(2)       $ 13.76

Year ended December 31, 2000
Net income, basic                    $  0.78         $  0.59        $  0.43          $  0.56
Net income, diluted                  $  0.78         $  0.59        $  0.43          $  0.56
Dividends (3)                        $  0.42         $   -          $  0.09          $  0.11
Book value                           $ 27.01         $  9.57        $  9.27(2)       $ 12.08

-------------------------------------

(1) The pro forma equivalent share data for First Community is calculated by multiplying Capital Bank Corporation's pro forma information by the exchange ratio of 1.30275.

(2) Based on the pro forma shareholders' equity of Capital Bank Corporation divided by the total pro forma shares of Capital Bank Corporation common stock, assuming the issuance of 2,089,302 new shares.

(3) The pro forma dividend per share is based on the pro forma net income, used herein, and assumes the committed annualized dividend rate of 20% of net income. See "Description of the Merger Transaction -- Dividend Policy."

                              SHAREHOLDER MEETINGS

Capital Bank Corporation Shareholder Meeting

Date, Place, Time And Purpose

     Capital Bank Corporation is furnishing this Joint Proxy Statement/Prospectus to the holders of Capital Bank Corporation common stock in connection with a proxy solicitation by the board of directors of Capital Bank Corporation, which will use the proxies at a special meeting of Capital Bank Corporation shareholders to be held at its corporate offices located at 4901 Glenwood Avenue, Raleigh, at 2:00 p.m., local time, on January 17, 2002.

     At this special meeting, holders of Capital Bank Corporation common stock will be asked to:

     o Approve the merger agreement and related plan of merger and the transactions contemplated thereby;

     o Approve the issuance of up to 2,600,000 shares of Capital Bank Corporation common stock to the shareholders of First Community in connection with the merger (which includes the number of outstanding shares of First Community common stock on November 12, 2001, multiplied by the exchange ratio of 1.30275, assuming that all outstanding options to purchase First Community common stock on such date are exercised prior to the effective time of the merger, plus a number of additional shares of Capital Bank Corporation common stock available to be issued by Capital Bank Corporation to ensure tax-free treatment of the merger transaction or in the event certain adjustments called for in the merger agreement are required before the effective time of the merger); and

     o Transact any other matters that properly come before this special meeting, or any adjournments or postponements of such meeting.

     Representatives of PricewaterhouseCoopers LLP, Capital Bank Corporation's independent accountants, are expected to be present at Capital Bank Corporation's special meeting, will have the opportunity to make a statement at such special meeting if they desire to do so, and are expected to be available to respond to appropriate questions.

Record Date, Voting Rights, Required Vote and Revocability of Proxies

     The Capital Bank Corporation board of directors has fixed the close of business on November 9, 2001 as the record date for determining Capital Bank Corporation shareholders entitled to notice of, and to vote at, the special meeting of Capital Bank Corporation shareholders. Only holders of Capital Bank Corporation common stock of record on the books of Capital Bank Corporation at the close of business on November 9, 2001 have the right to receive notice of, and to vote at, the special meeting. On the record date, there were 3,602,239 shares of Capital Bank Corporation common stock issued and outstanding held by approximately 980 holders of record. At the special meeting, Capital Bank Corporation shareholders will have one vote for each share of Capital Bank Corporation common stock owned on the record date. A quorum of shareholders is required to hold the special meeting. A quorum will exist when the holders of a majority of the outstanding shares of Capital Bank Corporation common stock entitled to vote on a matter are present at the special meeting. To determine whether a quorum is present, Capital Bank Corporation will count all shares of Capital Bank Corporation common stock present at the special meeting either in person or by proxy, whether or not such shares are voted for any matter.

     Under North Carolina law, approval of the merger agreement and related plan of merger and the transactions contemplated thereby will require the affirmative vote of the holders of a majority of the outstanding shares of Capital Bank Corporation common stock. In addition, the issuance of Capital Bank Corporation common stock in the merger requires the affirmative vote of a majority of those shares of Capital Bank Corporation common stock present, in person or by proxy, at the special meeting.

     Because both proposals must be approved in order for the merger to be effected, a vote against either of these proposals has the same effect as a vote against both of the proposals. The merger will not occur and neither of the proposals will be effected unless both of the proposals are approved.

     Brokers who hold shares in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those shares without specific instructions from their customers. Any abstention, non-voting share or "broker non-vote" will have the same effect as a vote against approval of the merger. Properly executed proxies that Capital Bank Corporation receives before the vote at the Capital Bank Corporation special meeting that are not revoked will be voted in accordance with the instructions indicated on the proxies. Any proxy received with no instructions indicated will be voted for the proposal to approve the merger agreement and the related plan of merger and the transactions contemplated thereby and the proposal to issue Capital Bank Corporation common stock in connection with the merger, and the proxy holder may vote the proxy in its discretion as to any other matter that may come properly before the special meeting. If necessary, the proxy holder may vote in favor of a proposal to adjourn the special meeting to permit further solicitation of proxies if there are not sufficient votes to approve the proposal to approve the merger agreement and the related plan of merger at the time of the special meeting. No proxy holder, however, will vote a proxy in favor of a proposal to adjourn the special meeting if that proxy instructed a vote against approval of the merger.

     A shareholder of Capital Bank Corporation who has given a proxy may revoke it at any time prior to its exercise at the Capital Bank Corporation special meeting by (1) giving written notice of revocation to the Corporate Secretary of Capital Bank Corporation prior to its exercise at the special meeting, (2) properly submitting to Capital Bank Corporation a duly executed proxy bearing a later date, or (3) attending the Capital Bank Corporation special meeting and voting in person. Simply attending the meeting and not voting, however, will not revoke a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be sent to: Capital Bank Corporation, 4901 Glenwood Avenue, Raleigh, NC 27612, Attention: Corporate Secretary.

     On the record date, Capital Bank Corporation's directors and executive officers, including their immediate family members and affiliated entities, owned or had or shared voting power over 747,369 shares or approximately 16.1 percent of the outstanding shares of Capital Bank Corporation common stock, or approximately 32 percent of the shares required to approve the merger. This number includes an aggregate of 165,998 shares of Capital Bank Corporation common stock subject to options to purchase Capital Bank Corporation common stock. On such record date, none of First Community's officers or directors owned shares of Capital Bank Corporation common stock and neither First Community or its subsidiaries nor Capital Bank Corporation or its subsidiaries owned any shares of Capital Bank Corporation common stock other than in a fiduciary capacity for others.

Solicitation Of Proxies

     Directors, officers, employees, and agents of Capital Bank Corporation may solicit proxies by mail, in person, or by telephone or telegraph. They will receive no additional compensation for such services. Although Capital Bank Corporation does not currently expect to do so, it may engage one or more proxy solicitation firms to assist it in the delivery of proxy materials and solicitation of votes. Capital Bank Corporation also may make arrangements with brokerage firms and other custodians, nominees, and fiduciaries, if any, for the forwarding of solicitation materials to the beneficial owners of the common stock held of record by such persons. Capital Bank Corporation will reimburse any such brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with the services provided. Capital Bank Corporation will pay its own expenses incurred in connection with the merger. See "Description Of The Merger Transaction--Expenses and Fees."

Dissenters' Rights

     Capital Bank Corporation shareholders who vote against or abstain from voting on the merger and properly exercise their dissenters' rights prior to the shareholder meeting will have the right to receive a cash payment for the fair value of their shares of Capital Bank Corporation common stock. To exercise these rights, shareholders must comply with Article 13 of the North Carolina Business Corporation Act, which is attached as Appendix D to this Joint Proxy Statement/Prospectus. If you wish to dissent, please read this information carefully as you must take affirmative steps to preserve your rights. See "Description Of The Merger Transaction--Dissenters' Rights."

Recommendation By Capital Bank Corporation's Board Of Directors

     The Capital Bank Corporation board of directors has approved the merger agreement and related plan of merger and the transactions contemplated thereby and the issuance of the shares of Capital Bank Corporation common stock to be issued to the shareholders of First Community in connection with the merger. The Capital Bank Corporation board believes that the proposed merger and the related issuance of shares of Capital Bank Corporation common stock each is fair to Capital Bank Corporation shareholders and each is in their best interests. The Capital Bank Corporation board recommends that Capital Bank Corporation shareholders vote for approval of the merger agreement and related plan of merger and the transactions contemplated thereby and the issuance of Capital Bank Corporation common stock in connection with the merger.

First Community Shareholder Meeting

Date, Place, Time And Purpose

     First Community is furnishing this Joint Proxy Statement/Prospectus to the holders of First Community common stock in connection with a proxy solicitation by the board of directors of First Community, which will use the proxies at a special meeting of First Community shareholders to be held at the offices of Community Savings Bank located at 708 South Church Street, Burlington, North Carolina, at 10:00 a.m., local time, on January 17, 2002.

     At this special meeting, holders of First Community common stock will be asked to:

     o Approve the merger agreement and related plan of merger and the transactions contemplated thereby; and

     o Transact any other matters that properly come before this special meeting, or any adjournments or postponements of such meeting. First Community's board of directors is not aware of any other business to be considered at the special meeting.

     Representatives of PricewaterhouseCoopers LLP, First Community's independent accountants, are expected to be present at First Community's special meeting, will have the opportunity to make a statement at such special meeting if they desire to do so, and are expected to be available to respond to appropriate questions.

Record Date, Voting Rights, Required Vote And Revocability of Proxies

     The First Community board of directors has fixed the close of business on November 20, 2001 as the record date for determining First Community shareholders entitled to notice of, and to vote at, the special meeting of First Community shareholders. Only holders of First Community common stock of record on the books of First Community at the close of business on November 20, 2001 have the right to receive notice of, and to vote at, the special meeting. On the record date, there were _____ shares of First Community common stock issued and outstanding held by approximately ___ holders of record. At the special meeting, First Community shareholders will have one vote for each share of First Community common stock owned on the record date. A quorum of shareholders is required to hold the special meeting. A quorum will exist when the holders of a majority of the outstanding shares of First Community common stock entitled to vote on a matter are present at the special meeting. To determine whether a quorum is present, First Community will count all shares of First Community common stock present at the special meeting either in person or by proxy, whether or not such shares are voted for any matter.

     Pursuant to First Community's articles of incorporation, approval of the merger agreement and related plan of merger and the transactions contemplated thereby will require the affirmative vote of the holders of a majority of the outstanding shares of First Community common stock. Brokers who hold shares in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those shares without specific instructions from their customers. Any abstention, non-voting share or "broker non-vote" will have the same effect as a vote against approval of the merger. Properly executed proxies that First Community receives before the vote at the First Community special meeting that are not revoked will be voted in accordance with the instructions indicated on the proxies. Any proxy received with no instructions indicated will be voted for the proposal to approve the merger agreement and the related plan of merger, and the proxy holder may vote the proxy in its discretion as to any other matter that may come properly before the special meeting. If necessary, the proxy holder may vote in favor of a proposal to adjourn the special meeting to permit further solicitation of proxies if there are not sufficient votes to approve the proposal at the time of the special meeting. No proxy holder, however, will vote a proxy in favor of a proposal to adjourn the special meeting if that proxy instructed a vote against approval of the merger.

     A shareholder of First Community who has given a proxy may revoke it at any time prior to its exercise at the First Community special meeting by (1) giving written notice of revocation to the Corporate Secretary of First Community either prior to or at the special meeting, (2) properly submitting to First Community a duly executed proxy bearing a later date, or (3) attending the First Community special meeting and voting in person. Simply attending the meeting and not voting, however, will not revoke a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be sent to: First Community Financial Corporation, 708 South Church Street, Burlington, NC 27215, Attention: Corporate Secretary.

     On the record date, First Community's directors and executive officers, including their immediate family members and affiliated entities, owned or had or shared voting power over ________shares or approximately ___ percent of the outstanding shares of First Community common stock, or approximately ____ percent of the shares required to approve the merger. This number does not include shares subject to options to purchase First Community common stock. On such record date, other than Edwin E. Bridges, a director of Capital Bank Corporation who owns or controls 4,800 shares of First Community common stock, none of Capital Bank Corporation's officers or directors owned shares of First Community common stock and neither Capital Bank Corporation or its subsidiaries nor First Community or its subsidiaries owned any shares of First Community common stock other than in a fiduciary capacity for others.

Solicitation Of Proxies

     Directors, officers, employees, and agents of First Community may solicit proxies by mail, in person, or by telephone or telegraph. They will receive no additional compensation for such services. Although First Community does not currently expect to do so, it may engage one or more proxy solicitation firms to assist it in the delivery of proxy materials and solicitation of votes. First Community also may make arrangements with brokerage firms and other custodians, nominees, and fiduciaries, if any, for the forwarding of solicitation materials to the beneficial owners of the common stock held of record by such persons. First Community will reimburse any such brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with the services provided. First Community will pay its own expenses incurred in connection with the merger. See "Description Of The Merger Transaction--Expenses and Fees."

Dissenters' Rights

     First Community shareholders who vote against or abstain from voting on the merger and properly exercise their dissenters' rights prior to the shareholder meeting will have the right to receive a cash payment for the fair value of their shares of First Community common stock. To exercise these rights, shareholders must comply with Article 13 of the North Carolina Business Corporation Act, which is attached as Appendix D to this Joint Proxy Statement/Prospectus. If you wish to dissent, please read this information carefully as you must take affirmative steps to preserve your rights. See "Description Of The Merger Transaction--Dissenters' Rights."

Recommendation By First Community's Board Of Directors

     The First Community board of directors has approved the merger agreement and related plan of merger and the transactions contemplated thereby. The First Community board believes that completion of the merger is in the best interests of First Community and its shareholders. The First Community board recommends that its shareholders vote for approval of the merger agreement and the related plan of merger.

                      DESCRIPTION OF THE MERGER TRANSACTION

     The following information describes material aspects of the merger. This description is not a complete description of all the terms and conditions of the merger agreement. This description is qualified in its entirety by the Appendices attached to this Joint Proxy Statement/Prospectus and which are incorporated into this document by reference. You are urged to read these Appendices in their entirety.

The Merger

     First Community will be acquired by and merged into Capital Bank Corporation, with the merger being completed pursuant to the merger agreement and related plan of merger. Capital Bank Corporation will be the surviving corporation.

     After the merger is complete, it is contemplated that First Community's subsidiary bank, Community Savings Bank, will be operated as a separate subsidiary of Capital Bank Corporation for an interim period, and subsequently merge into Capital Bank Corporation's subsidiary, Capital Bank, with Capital Bank as the surviving bank. It also is expected that James A. Beck, who currently serves as Capital Bank Corporation's president and chief executive officer, will continue in the role of president and chief executive officer of Capital Bank Corporation after the merger and William R. Gilliam, who currently serves as First Community's president and chief executive officer, will become the vice chairman of Capital Bank Corporation.

     At the effective time of the merger, Capital Bank Corporation will cause its board of directors to decrease in size from 19 directors to 9 directors, cause all but 6 of its existing directors to resign and appoint three new directors from First Community's current board of directors to fill the resulting vacances on its nine member board. Mr. Gilliam will be appointed as a director of Capital Bank Corporation for at least two years and will be vice-chairman of the board of directors. In addition, if and when Community Savings Bank merges with and into Capital Bank, five of the current First Community board members will be appointed to Capital Bank's board of directors, including William R. Gilliam, who will be appointed as vice-chairman, and the other two First Community board members who are appointed to Capital Bank Corporation's board of directors. The other current First Community board members will be asked the option to become members of a local advisory board in Alamance County.

What First Community Shareholders Will Receive In The Merger

     At the effective time of the merger, each outstanding share of First Community common stock will be automatically cancelled and, for each such share cancelled, the holder will be entitled to elect to receive either (1) 1.30275 shares of Capital Bank Corporation common stock plus $16.20 ("mixed consideration"), (2) 2.6055 shares of Capital Bank Corporation common stock ("all stock consideration"), or (3) $32.40 ("all cash consideration"). The right of First Community shareholders to elect all stock or all cash consideration for their shares is limited, however, in that the aggregate number of shares of Capital Bank Corporation common stock to be issued in the merger is fixed at 2,089,302 shares and the aggregate cash amount to be paid in the merger is fixed at $25,980,961. These amounts are subject to adjustments for any stock dividend, stock split or similar recapitalization by Capital Bank Corporation or stock repurchases by First Community or exercises of stock options by First Community stock option holders and also are subject to adjustment so that the amount of merger consideration to be paid in shares of Capital Bank Corporation common stock is not less than the amount (currently 40 percent) necessary to qualify the merger as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. If too many of First Community's shareholders elect to receive cash or stock consideration, the cash and stock consideration will be allocated among such shareholders as provided in the merger agreement and summarized below in "Allocation Rules" on page __. The per share stock and cash consideration is also subject to adjustment without shareholder approval if the average closing price of Capital Bank Corporation common stock is less than $9.00 for the 20 day trading period ending January 14, 2002 and certain other conditions are satisfied. See " -- Waiver, Amendment and Termination -- Termination."

     Based on the closing price of Capital Bank Corporation common stock on _____, 2001 of $____ per share and assuming an exchange ratio of 1.30275, First Community shareholders receiving stock consideration under the mixed consideration election will receive approximately $___ worth of Capital Bank Corporation common stock for each share of First Community common stock held on the date the merger is completed. Assuming an exchange ratio of 2.6055, based on the same closing price, First Community shareholders receiving stock consideration under the all stock consideration election will receive approximately $___ worth of Capital Bank Corporation common stock for each share of First Community common stock held on the date the merger is completed. The market price of Capital Bank Corporation stock, however, may fluctuate between ____, 2001 and the date that the merger is completed. Such fluctuation would change the value of the shares of Capital Bank Corporation common stock that First Community shareholders will receive in the merger. Immediately after the effective time of the merger, Capital Bank Corporation intends to cause Community Savings Bank to pay a dividend to Capital Bank Corporation. The cash from this dividend will be used to fund payment of the cash portion of the consideration for the merger transaction.

     Capital Bank Corporation will not issue fractional shares. The number of shares of the Capital Bank Corporation common stock which a First Community shareholder is entitled to receive will be rounded to the nearest whole share with fractions of .50 or more rounded up to the next whole share and fractions of less than .50 eliminated.

Election Procedures

     Capital Bank Corporation has appointed Registrar and Transfer Company as its exchange agent in connection with the merger. Capital Bank Corporation will deposit with the exchange agent, for the benefit of First Community shareholders, certificates representing shares of Capital Bank Corporation common stock and cash to be issued or paid as the consideration in the merger, subject to the allocation rules described below in "--Allocation Rules." In accordance with the allocation procedures, First Community shareholders as of the date of the completion of the merger will be entitled to elect to receive cash, stock or a combination of cash and stock in exchange for each share of First Community common stock they own.

     Holders of shares of First Community common stock may indicate a preference to receive the mixed consideration, the all stock consideration, or the all cash consideration in the merger by completing the election form sent to them upon completion of the merger. The election form will provide that a First Community shareholder shall receive the mixed consideration of stock and cash unless the shareholder elects to receive all stock or all cash. If such a shareholder does not so elect within a time period specified on the election form (which in any event will not be less than 20 business days after the form is mailed to First Community shareholders), Capital Bank Corporation will allocate such shareholder the mixed consideration of stock and cash. For those shareholders who make an election other than the mixed consideration, however, the amount of Capital Bank Corporation common stock and cash to be received as consideration is subject to allocation among First Community shareholders as described in "Description Of The Merger Transaction--Allocation Rules" on page __.

     All shareholder elections must be made on the election form that will be provided to the holders of First Community common stock after the effective time of the merger. To be effective, an election form must be received, properly completed and accompanied by the stock certificate(s) in respect of which the election is being made, by the exchange agent no later than the election deadline specified in the election form (which will not in any event be less than 20 business days after the form is mailed to First Community shareholders). A record holder that fails to submit an effective election form prior to the election deadline will be deemed to have elected to receive the mixed consideration of stock and cash.

     In the event any First Community common stock certificate has been lost, stolen, destroyed or is otherwise missing, the person claiming the missing certificate must give the exchange agent an affidavit attesting to the missing nature of the certificate. Also, the person claiming the missing certificate may have to comply with additional conditions imposed by the exchange agent or Capital Bank Corporation pursuant to the provisions of applicable North Carolina law, including a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, substance and amount satisfactory to the exchange agent and Capital Bank Corporation. Once the person claiming the missing certificate has satisfied the conditions and the allocation of cash and stock has been completed, the exchange agent will issue in exchange for such missing certificate the cash and/or stock to which he or she is entitled.

     Elections may be revoked or changed upon written notice to the exchange agent prior to the election deadline. If a shareholder revokes the election form and does not properly make a new election by the election deadline, the shareholder will be deemed to have elected to receive the mixed consideration of stock and cash. The exchange agent may use reasonable discretion to determine whether any election, revocation or change has been properly or timely made, and any good faith decisions of the exchange agent shall be binding and conclusive. Neither Capital Bank Corporation nor the exchange agent is under any obligation to notify any person of any defect in an election form.

         Neither First Community nor Capital Bank Corporation (or their respective boards of directors) nor First Community's financial advisor makes any recommendation as to whether any First Community shareholder should choose the mixed consideration, the all stock consideration or the all cash consideration for their shares of First Community common stock. First Community shareholders should consult with their own financial advisors about this decision.

Allocation Rules

     At the effective time of the merger, each outstanding share of First Community common stock will be automatically cancelled and, for each such share cancelled, the holder will be entitled to elect to receive either (1) 1.30275 shares of Capital Bank Corporation common stock plus $16.20 ("mixed consideration"), (2) 2.6055 shares of Capital Bank Corporation common stock ("all stock consideration"), or (3) $32.40 ("all cash consideration").

     The right of First Community shareholders to elect all stock or all cash consideration for their shares is limited, however, in that the aggregate number of shares of Capital Bank Corporation common stock to be issued in the merger is fixed at 2,089,302 shares and the aggregate cash amount to be paid in the merger is fixed at $25,980,961. These amounts are subject to adjustments for any stock dividend, stock split or similar recapitalization by Capital Bank Corporation or stock repurchases by First Community or exercises of stock options by First Community stock option holders and also are subject to adjustment so that the amount of merger consideration to be paid in shares of Capital Bank Corporation common stock is not less than the amount (currently 40 percent) necessary to qualify the merger as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. The per share stock and cash consideration is also subject to adjustment without shareholder approval if the average closing price of Capital Bank Corporation common stock is less than $9.00 for the 20 day trading period ending January 14, 2002 and certain other conditions are satisfied. See " -- Waiver, Amendment and Termination -- Termination."

     It is expected that First Community shareholders electing to receive the mixed consideration described above will receive the full amount of that consideration. However, there could be an adjustment to the stock and cash consideration received by those shareholders if the per share cash or stock consideration is adjusted as described above because the average closing price of Capital Bank Corporation's common stock is less than $9.00 during the 20 day trading period ended January 14, 2002, and certain other conditions are satisfied or in the event that the aggregate number of shares to be issued or cash to be paid is adjusted as described below in order to ensure tax free treatment.

     To the extent that First Community shareholders elect to receive in the aggregate (a) more than $25,980,961 in cash, subject to adjustment as described above; or (b) less than 2,089,302 shares of Capital Bank Corporation common stock, subject to adjustment as described above:

     o those First Community shareholders electing to receive all stock consideration WILL receive the full amount of their election; and

     o those First Community shareholders electing to receive all cash consideration WILL NOT receive the full amount of their election; rather such shareholders will receive a combination of cash and stock equal to their pro rata share of the remaining cash and stock after giving effect to the exchange of First Community shares by those First Community holders electing to receive mixed consideration and all stock consideration.

     To the extent that First Community shareholders elect to receive in the aggregate (a) less than the $25,980,961 in cash, subject to adjustment as described above; or (b) more than 2,089,302 shares of Capital Bank Corporation common stock, subject to adjustment as described above:

     o those First Community shareholders electing to receive all cash consideration WILL receive the full amount of their election; and

     o those First Community shareholders electing to receive all stock consideration WILL NOT receive the full amount of their election; rather such shareholders will receive a combination of cash and stock equal to their pro rata share of the remaining cash and stock after giving effect to the exchange of First Community shares by those First Community holders electing to receive mixed consideration and all cash consideration.

What Dissenting Shareholders Will Receive In The Merger

     Capital Bank Corporation and First Community shareholders who vote against or abstain from voting on the merger and properly exercise their dissenters' rights prior to the shareholder meeting have the right to receive a cash payment for the fair value of their shares of common stock. To exercise these dissenters' rights, you must comply with Article 13 of the North Carolina Business Corporation Act, which is described in detail in "Dissenters' Rights" on page ___. Article 13 also is attached as Appendix D to this Joint Proxy Statement/Prospectus and sets forth in detail the procedures by which these dissenters' rights are exercisable and by which the fair value of shares is determined and paid. If you wish to dissent, please read this information carefully as you must take affirmative steps to preserve your rights.

Effect Of The Merger on First Community Options

     First Community's directors and several of its employees hold options to purchase shares of First Community common stock. When the merger becomes effective, each outstanding option to purchase First Community common stock granted under First Community's stock option plan will become an option to purchase Capital Bank Corporation common stock. Capital Bank Corporation will assume each option in accordance with the terms of First Community's stock option plan and the agreements that evidence the options and will deliver Capital Bank Corporation common stock upon the exercise of each option, except that:

     o Capital Bank Corporation and its compensation committee will be substituted for First Community and the compensation committee of its board of directors (including if applicable, the entire First Community board of directors) administering the First Community stock option plan;

     o The options to purchase First Community common stock assumed by Capital Bank Corporation will be exercisable solely for shares of Capital Bank Corporation common stock;

     o The number of shares of Capital Bank Corporation common stock subject to such assumed options will be equal to the number of First Community shares of common stock subject to such options immediately prior to the merger multiplied by 2.6055, rounded to the next highest share;

     o The per-share exercise price under each such assumed option will equal to the exercise price of the First Community option immediately prior to the merger divided by 2.6055, rounded down to the nearest cent; and

     o All unvested options held by non-employee directors of First Community will become automatically vested.

     Notwithstanding the foregoing, each First Community option that is an "incentive stock option" will be adjusted as required by Section 424 of the Internal Revenue Code of 1986, as amended, and the related regulations so that the conversion will not constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Internal Revenue Code of 1986, as amended.

Background Of The Merger

     At a meeting held on June 19, 2001, First Community's board of directors considered issues related to the possible sale or merger of the company. The board decided to retain Trident Securities, a division of McDonald Investments, Inc., to advise the board.

     Management and Trident made an assessment of First Community's value and prospects. They identified the companies who were candidates to acquire or merge with it. Trident solicited indications of interest from those companies.

     First Community's board of directors met on August 16, 2001, received financial advice from Trident and reviewed the proposals received, including the trading characteristics of the stock of the proposing companies and the financial statements of the companies separately and in comparison to selected peer groups. The nominal value of the proposals received were not significantly different, except for one proposal, which, based on market conditions existing at that time, had a higher nominal value but which would not have been a tax-free reorganization and would have created tax liability even for shareholders who received only stock of the acquiring company.

     In late August, 2001, representatives of the companies submitting proposals met separately with First Community's board of directors. After those meetings and after receiving advice from Trident on August 31, 2001, the board determined that the proposal from Capital Bank Corporation offered the best total value for First Community's shareholders. The board authorized management, subject to satisfactory mutual due diligence examinations, to negotiate an agreement that would provide for the merger of First Community into Capital Bank Corporation.

     On October 4, 2001, First Community's board of directors met with its legal counsel and Trident to consider a proposed merger agreement that had been negotiated with Capital Bank Corporation. At that meeting, legal counsel advised the board about legal and fiduciary duties associated with the proposed transaction. First Community's management and its financial and legal advisors reported the results of First Community's examination of Capital Bank Corporation's books and records and associated interviews and site visits, which were satisfactory. Legal counsel explained the terms of the proposed agreement to First Community's board, and Trident made a presentation regarding the business and financial aspects of the proposed transaction (including the termination fee that would be payable by First Community under the circumstances described in " -- Waiver, Amendment and Termination -- Termination Fee") and the fairness, from a financial point of view, of the merger consideration proposed to be paid by Capital Bank Corporation to First Community's shareholders. First Community's board examined the procedures for electing stock or cash or both and considered the possible effects of changes in stock prices prior to a closing date.

     After receiving the advice and discussing the issues, the board of directors approved the terms of the merger agreement, the plan of merger and all related documents.

Capital Bank Corporation's Reasons For The Merger

     The terms of the merger transaction, including the merger consideration, are the result of arm's-length negotiations between representatives of Capital Bank Corporation and First Community. In reaching its decision to approve the merger agreement and related plan of merger and the issuance of shares of Capital Bank Corporation common stock to be issued to shareholders of First Community in connection with the merger, the Capital Bank Corporation board of directors consulted with its legal advisors regarding the terms of the transaction, with its financial advisor regarding the financial aspects of the proposed transaction and the fairness of the merger consideration, and with management of Capital Bank Corporation, and, without assigning any relative or specific weights, considered a number of factors which the Capital Bank Corporation board of directors deemed material, both from a short-term and long-term perspective, including the following:

     o The information presented to the directors by the management of Capital Bank Corporation concerning the business, operations, earnings, asset quality, and financial condition of First Community, including the composition of the earning assets portfolio of First Community;

     o The financial terms of the merger consideration, including the relationship of the value of the share consideration issuable and/or cash consideration payable in the merger transaction to the market value, tangible book value, and earnings per share of First Community common stock;

     o The non-financial terms of the merger transaction, including the treatment of the merger transaction as a tax-free reorganization for federal income tax purposes and arrangements relating to the continued involvement of First Community's management and First Community and Community Savings Bank boards of directors with Capital Bank Corporation;

     o The likelihood of the merger transaction being approved by applicable regulatory authorities without undue conditions or delay;

     o The attractiveness of the market position of First Community in the market in which it operates; and

     o The opinion rendered by The Orr Group as to the fairness, from a financial point of view, of the merger transaction to the holders of Capital Bank Corporation common stock.

     The foregoing discussion is not intended to be exhaustive but includes all of the material factors considered by the Capital Bank Corporation board of directors in determining to recommend that shareholders approve the merger agreement and related plan of merger and the issuance of shares of Capital Bank Corporation common stock to shareholders of First Community in connection with the merger. The Capital Bank Corporation board of directors did not quantify or otherwise attempt to assign relative or specific weights to the factors considered in reaching its determination that the merger agreement and related plan of merger and the issuance of shares of Capital Bank Corporation common stock pursuant to the merger agreement are in the best interests of Capital Bank Corporation shareholders.

First Community's Reasons For The Merger

     First Community's board of directors, with the assistance of its financial and legal advisors, evaluated the financial, legal and market considerations involved in the decision to recommend the merger to the shareholders of First Community. The board of directors believes that the transactions provided for in the merger agreement are in the best interests of First Community and its shareholders.

     The terms of the merger, including the consideration payable to First Community's shareholders, are the result of a comprehensive, competitive process conducted on an arm's length basis. The board believes that it conducted a thorough and complete search for a merger partner from among the companies it believed most likely to be interested in acquiring First Community on terms favorable to First Community's shareholders.

     First Community's board of directors considered the following factors before concluding that the merger is in the best interests of the company and its shareholders:

     o    The financial terms of the proposed merger;

     o A review of the terms of the proposed transaction with outside financial and legal advisors;

     o Information concerning the business, operations, earnings, asset quality and financial condition of Capital Bank Corporation and the prospects of the combined organization;

     o The fact that the merger agreement permits First Community's shareholders, within certain limits, to elect to receive cash or Capital Bank Corporation common stock or both in exchange for their First Community common stock;

     o The fact that the proposed merger is expected to be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that, as a result, gain recognized by First Community shareholders will not exceed the cash they receive in the merger;

     o A comparison of the terms of the proposed merger with comparable transactions in North Carolina, the southeastern United States and elsewhere;

     o    Competitive factors and consolidation trends in the banking industry;

     o Trident's opinion that the consideration to be received in the merger is fair, from a financial point of view, to First Community's shareholders;

     o Alternatives to the merger, including continuing to operate First Community as an independent company, in light of economic conditions, the competitive environment in the financial services industry and the board's analysis of First Community's financial condition, past performance and future prospects; and

     o The effects of the transaction on First Community and its customers, communities and employees.

     The board of directors considered the separate agreements and benefits proposed for employees, management and members of the board of directors, which it found to be reasonable. See "-- Interests of Certain Persons in the Merger."

     While the board of directors considered the foregoing factors individually, the board did not assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The board made its determination with respect to the merger agreement based on the conclusion reached by its members, in light of the factors that each of them considered appropriate, that the agreement is in the best interests of First Community's shareholders.

Opinion Of Capital Bank Corporation's Financial Advisor

     Capital Bank Corporation retained The Orr Group on September 12, 2001 to render to the board of directors and shareholders of Capital Bank Corporation, a written opinion as to the fairness, from a financial point of view, of the terms of the proposed Capital Bank Corporation merger with First Community.

     The full text of The Orr Group's opinion, dated October 4, 2001, is attached as Appendix B to this Joint Proxy Statement/Prospectus and you should read it in its entirety with respect to the procedures followed, assumptions made, matters considered and qualification and limitation on the review undertaken by The Orr Group in connection with its opinion.

     The Orr Group's opinion on the merger transaction is directed only to the exchange ratio of shares of Capital Bank Corporation common stock and/or cash consideration for shares of First Community common stock and does not address the fairness, from a financial point of view, of any exchange ratio or other consideration that may be agreed upon by Capital Bank Corporation and First Community pursuant to the provisions of the merger agreement that provides for possible adjustment of the exchange ratio and/or cash consideration. The Orr Group's opinion does not constitute a recommendation to any shareholder of Capital Bank Corporation as to how such shareholder should vote at the Capital Bank Corporation special meeting.

     Capital Bank Corporation selected The Orr Group as its investment banker on the basis of its expertise in merger and acquisition advisory services. The Orr Group is an investment banking firm whose principals have over 75 years of combined banking experience and have been involved with over 40 bank related mergers and acquisitions.

     Capital Bank Corporation did not impose any limitations upon The Orr Group with respect to rendering its opinion.

     In arriving at its opinion, The Orr Group reviewed, among other things: (i) the merger agreement between Capital Bank Corporation and First Community; (ii) certain publicly available information concerning Capital Bank Corporation and First Community, including the Annual Reports on Form 10-K of Capital Bank Corporation and the Annual Reports on Form 10-KSB of First Community for each of the years in the three year period ended December 31, 1998-2000, the respective Quarterly Reports on Form 10-Q for Capital Bank Corporation and Form 10-QSB for First Community for the quarters ended March 31, 2001 and June 30, 2001; (iii) certain available financial forecasts concerning the business and operations of Capital Bank Corporation and First Community, respectively; and (iv) certain publicly available information with respect to other companies that The Orr Group believes to be comparable in certain respects to Capital Bank Corporation and First Community and the trading markets for such other companies' securities.

     In The Orr Group's review and analysis, The Orr Group assumed and relied upon the accuracy and completeness of all of the financial and other information provided The Orr Group, or that was publicly available, and has not attempted independently to verify nor assumed responsibility for verifying any such information. With respect to the financial projections, The Orr Group assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Capital Bank Corporation or First Community, as the case may be, and The Orr Group expresses no opinion with respect to such forecasts or the assumptions on which they are based. The Orr Group has not made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets (including properties and facilities) or liabilities of Capital Bank Corporation or First Community.

     The following summary does not purport to be a complete description of the analyses performed or the matters considered by The Orr Group in arriving at its opinion.

     In addressing the fairness to Capital Bank Corporation shareholders, from a financial point of view, of the consideration to be issued by Capital Bank Corporation to the shareholders of First Community, The Orr Group addressed certain issues relating to the financial fairness of the proposed merger transaction, including: (i) how the merger transaction compares to similar bank transactions; (ii) the financial impact of the merger transaction to the current shareholders of Capital Bank Corporation; and (iii) whether First Community's operations and currency are of similar value to other banks in First Community's peer group. To address the impact of the proposed merger transaction, The Orr Group reviewed analyses of recently announced bank acquisitions, Capital Bank Corporation's contribution to the new combined entity, its analysis of shareholders' claims on the new entity, a present value analysis of Capital Bank Corporation common stock on a stand-alone basis and combined basis, and First Community's operations and stock compared to its peers.

     In summary, The Orr Group reached the conclusions that the proposed Capital Bank Corporation merger transaction is comparable to similar bank transactions, the financial impact to the current shareholders of Capital Bank Corporation is positive and fair, and First Community's operations and stock are well within the range of comparable banks in the industry.

     The Orr Group employed a variety of methodologies in its analyses, including analyses of the financial impact of the transaction based on a pro forma contribution analysis, a shareholder's claims analysis, a discounted dividend analysis, and a comparable bank transactions analysis.

Pro Forma Contribution Analysis

     In its pro forma contribution analysis the Orr Group examined the financial impact of the merger transaction on certain balance sheet and income statement items. Such analysis included calculations, among others, that showed the percentage contributions of Capital Bank Corporation and First Community to the total equity capital of the combined entities would be 45.2% and 54.8%, respectively; and the percent of contribution to market capitalization at October 4, 2001 would be 53.3% by Capital Bank Corporation and 46.7% by First Community.

Shareholder's Claims Analysis

     In its shareholder's claims analysis, The Orr Group calculated an earnings per share claims analysis, and The Orr Group concluded that the merger transaction would result in an increase of 21% in the earnings per share for the fiscal year 2001.

Discounted Dividend Analysis

     The Orr Group's discounted dividend model analyzed the current value of Capital Bank Corporation's stock offer and then compared it with the First Community share value including anticipated synergies. Capital Bank Corporation supplied the three-year financial projections. The Orr Group discounted the dividends at rates of 13%, 15%, and 17% and assumed a take out value at the end of year five based on price-to-earnings multiples of 13, 15, and 17. The analysis revealed that on an adjusted basis, First Community's discounted values ranged from a low of $15.90 per share to a high of $24.10 per share. The analysis revealed that the current offer is at the low end of the range and is of fair value to Capital Bank Corporation shareholders.

Comparable Bank Transactions Analysis

     The Orr Group reviewed 18 comparable bank transactions involving sellers with assets between $150-$700 million announced since June 30, 2000. The Orr Group noted the prices paid in these mergers as a multiple of book values and earnings, and The Orr Group reviewed other data in connection with these mergers, including the amount of total assets, the return on average assets and the return on average earnings of the acquired institutions. The Orr Group then compared this data to that of Capital Bank Corporation and the value to be paid by Capital Bank Corporation shareholders in the Capital Bank Corporation merger with First Community.

     The comparable bank transactions showed a range of transaction values as multiples of book value per share of a low of .9 times to a high of 2.4 times and an average of 1.5 times. The range of transaction values as multiples of earnings per share revealed a low of 11.0 times, a high of 50.0 times and an average of 20.9 times. The Capital Bank Corporation acquisition multiple of book value was 1.2 times and the multiple of earnings per share was 30.1 times.

     No company or transaction used in the above analyses as a comparison is identical to Capital Bank Corporation, First Community or Capital Bank Corporation after the merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial growth and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis alone does not necessarily provide meaningful intercompany comparisons.

     The Orr Group will be paid a fee in connection with the proposed Capital Bank Corporation merger. The payment of that fee is not contingent upon consummation of the Capital Bank Corporation merger. Further, Capital Bank Corporation has agreed to reimburse legal and other reasonable expenses and to indemnify The Orr Group and its affiliates, directors, agents, employees and controlling persons in connection with certain matters related to rendering its opinion, including liabilities under securities laws.

THE WRITTEN OPINION OF THE ORR GROUP TO CAPITAL BANK CORPORATION IS ATTACHED AS APPENDIX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE CAPITAL BANK CORPORATION FAIRNESS OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX B. CAPITAL BANK CORPORATION SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY THE ORR GROUP IN CONNECTION WITH RENDERING ITS OPINION.

Opinion of First Community's Financial Advisor

     First Community retained Trident to act as its financial advisor in connection with a possible merger and related matters. As part of its engagement, Trident agreed, if requested by First Community, to render an opinion with respect to the fairness, from a financial point of view, to the holders of First Community common stock, of the merger consideration as set forth in the merger agreement. Trident is a nationally recognized specialist for the financial services industry, in general, and for thrifts in particular. Trident is regularly engaged in evaluations of similar businesses and in advising institutions with regard to mergers and acquisitions, as well as raising debt and equity capital for such institutions. First Community selected Trident as its financial advisor based upon Trident's qualifications, expertise and reputation in such capacity.

     Trident delivered a opinion dated October 4, 2001 that the merger consideration was fair to First Community shareholders, from a financial point of view. No limitations were imposed by First Community on Trident with respect to the investigations made or the procedures followed in rendering its opinion.

     The full text of Trident's written opinion to the First Community board of directors, dated as of the date of this Joint Proxy Statement/Prospectus, which sets forth the assumptions made, matters considered and extent of review by Trident, is attached as Appendix C and is incorporated herein by reference. It should be read carefully and in its entirety in conjunction with this Joint Proxy Statement/Prospectus. The following summary of Trident's opinion is qualified in its entirety by reference to the full text of the opinion. Trident's opinion is addressed to the First Community board of directors and does not constitute a recommendation to any shareholder of First Community as to how such shareholder should vote at the First Community special meeting described in this Joint Proxy Statement/Prospectus.

     Trident, in connection with rendering its opinion:

     o Reviewed First Community's Annual Reports to Shareholders and Annual Reports on Form 10-KSB for each of the years ended December 31, 2000 and December 31, 1999 including the audited financial statements contained therein, and First Community's Quarterly Reports on Form 10-QSB for the three month periods ended June 30, 2001 and March 30, 2001;

     o Reviewed Capital Bank Corporation's Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 2000 and December 31, 1999, including the audited financial statements contained therein, and Capital Bank Corporation's Quarterly Reports on Form 10-Q for the three month periods ended June 30, 2001 and March 31, 2001;

     o Reviewed certain other public and non-public information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of First Community and Capital Bank Corporation provided to Trident or publicly available;

     o Participated in meetings and telephone conferences with members of senior management of First Community and Capital Bank Corporation concerning the financial condition, business, assets, financial forecasts and prospects of the respective companies, as well as other matters Trident believed relevant to its inquiry;

     o Reviewed certain stock market information for First Community common stock and Capital Bank Corporation common stock and compared it with similar information for certain companies, the securities of which are publicly traded;

     o Compared the results of operations and financial condition of First Community and Capital Bank Corporation with that of certain companies which Trident deemed to be relevant for purposes of its opinion;

     o Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which Trident deemed to be relevant for purposes of its opinion;

     o Reviewed the merger agreement dated October 4, 2001 and its schedules and exhibits and certain related documents; and

     o Performed such other reviews and analyses as Trident deemed appropriate.

     The oral and written opinions provided by Trident to First Community were necessarily based upon economic, monetary, financial market and other relevant conditions as of the dates thereof.

     In connection with its review and arriving at its opinion, Trident relied upon the accuracy and completeness of the financial information and other pertinent information provided by First Community and Capital Bank Corporation to Trident for purposes of rendering its opinion. Trident did not assume any obligation to independently verify any of the provided information as being complete and accurate in all material respects. With regard to the financial forecasts established and developed for First Community and Capital Bank Corporation with the input of their respective managements, as well as projections of cost savings and operating synergies, Trident assumed that this information reflects the best available estimates and judgments of First Community and Capital Bank Corporation as to the future performance of the separate and combined entities and that the projections provided a reasonable basis upon which Trident could formulate its opinion. Neither First Community nor Capital Bank Corporation publicly discloses such internal management projections of the type utilized by Trident in connection with Trident's role as financial advisor to First Community. Therefore, such projections cannot be assumed to have been prepared with a view towards public disclosure. The projections were based upon numerous variables and assumptions that are inherently uncertain, including, among others, factors relative to the general economic and competitive conditions facing First Community and Capital Bank Corporation. Accordingly, actual results could vary significantly from those set forth in the respective projections.

     Trident does not claim to be an expert in the evaluation of loan portfolios or the allowance for loan losses with respect thereto and therefore assumes that such allowances for First Community and Capital Bank Corporation are adequate to cover such losses. In addition, Trident does not assume responsibility for the review of individual credit files and did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of First Community or Capital Bank Corporation, nor was Trident provided with such appraisals. Furthermore, Trident assumes that the merger will be consummated in accordance with the terms set forth in the merger agreement, without any waiver of any material terms or conditions by First Community, and that obtaining the necessary regulatory approvals for the merger will not have an adverse effect on either separate institution or the combined entity. Moreover, in each analysis that involves per share data for First Community, Trident adjusted the data to reflect full dilution, i.e., the effect of the exercise of all outstanding stock options. In particular, Trident assumes that the merger will be recorded as a "purchase" in accordance with generally accepted accounting principles.

     In connection with rendering its opinion to First Community's board of directors, Trident performed a variety of financial and comparative analyses, which are briefly summarized below. Such summary of analyses does not purport to be a complete description of the analyses performed by Trident. Moreover, Trident believes that these analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete understanding of the scope of the process underlying the analyses and, more importantly, the opinion derived from them. The preparation of a financial advisor's opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of such analyses. In its full analysis, Trident also included assumptions with respect to general economic, financial market and other financial conditions. Furthermore, Trident drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its general knowledge of the banking industry as a whole. Any estimates in Trident's analyses were not necessarily indicative of actual future results or values, which may significantly diverge more or less favorably from such estimates. Estimates of company valuations do not purport to be appraisals nor to necessarily reflect the prices at which companies or their respective securities actually may be sold. None of the analyses performed by Trident were assigned a greater significance by Trident than any other in deriving its opinion.

Comparable Transaction Analysis

     Trident reviewed and compared actual information for groups of comparable pending and completed thrift merger transactions (through September 17, 2001) it deemed pertinent to an analysis of the merger. The pricing ratios for the merger were compared to the median ratios of (i) price to last twelve months earnings,
(ii) price to tangible book value, (iii) capital adjusted price to tangible book value, (iv) tangible book value premium to core deposit ratio, and (v) transaction premium to current trading price for each of the following eleven comparable transaction groups:

     o All recent thrift acquisitions in the United States announced within the preceding 12 months ("All Recent Median");

     o All thrift acquisitions in the United States announced within the preceding 90 days ("Last 90 Days Median");

     o All pending thrift acquisitions in the United States that have been announced but have yet to close ("All Pending Median");

     o All Southeast thrift acquisitions announced within the preceding 12 months ("Southeast Recent Median");

     o All North Carolina thrift acquisitions announced within the preceding 12 months ("North Carolina Recent Median");

     o All thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with assets of $100-$300 Million ("Assets $100mm-$300mm Median");

     o All thrift acquisitions in the United States announced within the preceding 12 months with a total deal size of $25-$75 Million ("Deal Size $25mm-$75mm Median");

     o All thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with returns on average assets of 0.30%-0.60% ("ROAA 30bp-60bp Median");

     o All thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with returns on average equity of 1%-4% ("ROAE 1%-4% Median");

     o All thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with tangible capital of 16%-25% ("Tangible Capital 16%-25% Median"); and

     o Trident also selected eleven thrift acquisitions announced since April 14, 1999 involving sellers that Trident believed were most comparable to First Community in terms of asset size, tangible capital, profitability, and market area (the "Guideline Transactions").

     The following table represents a summary analysis of the comparable transactions analyzed by Trident based on the announced transaction values:

                                                       Median Price to         Capital
                                                  ------------------------     Adj. Price/  TBV Premium/     Premium
                                   Number of         LTM          Tang.          Tang.          Core         Trading
                                    Trans.         EPS (2)        Book          Book (3)    Deposits (4)      Price
                                  ------------    -----------   ----------    ------------- -------------- -------------
All Recent Median                      54             19.5x       137.2%           164.0%      7.1%          33.6%

Last 90 Days Median                    12             28.4x       160.1%           181.9%      10.0%         28.0%

All Pending Median                     26             22.2x       150.5%           176.3%      9.0%          39.9%

Southeast Recent Median                 5             20.3x       138.1%           181.9%      8.2%          35.8%

North Carolina Recent Median            2             24.8x       129.6%           171.7%      7.5%          48.5%

Assets $100mm-$300mm Median            18             19.8x       123.0%           142.2%      6.3%          23.7%

Deal Size $25mm-$75mm Median           10             19.6x       118.0%           133.4%      6.2%          39.1%

ROAA 30bp-60bp Median                  14             25.8x       120.6%           133.4%      6.1%          39.1%

ROAE 1%-4% Median                      12             29.7x       110.0%           128.3%      5.2%          36.8%

Tangible Capital 16%-25% Median         7             25.7x       119.6%           162.3%      7.5%          34.3%

Guideline Median                       11             21.5x       115.6%           162.3%      6.9%          34.6%

First Community (1)                                   61.2x       118.4%           163.4%      5.1%          42.7%
-----------------------------------------------------------------------------------------------------------------------

(1) First Community pricing data based on assumed per share merger consideration of $31.18 and its closing stock price of $21.85 on October 3, 2001.
(2)  Last 12 months earnings per share.
(3) Price and capital are adjusted to eliminate the impact of excess capital (assumes 7% capital is adequate).
(4)  Tangible book value premium as a percentage of core deposits.

     Compared with the medians of the comparable groups, the value of the transaction indicates that the offer made to First Community represents a higher value based on price to earnings per share; a lower value from a tangible book value premium to core deposits perspective; and within the range of similar transactions, represented by the comparable groups, based on measures of price to tangible book value, capital adjusted price to tangible book value and premium to trading price.

Discounted Earnings Analysis

     Trident prepared a discounted earnings analysis with regard to First Community's estimated value on a stand-alone basis, but including potential cost savings associated with a merger. This analysis utilized a range of discount rates of 12% to 15% and a range of terminal multiples of 7.0x to 10.0x. The analyses resulted in a range of present values of between $19.25 and $27.73 per share. Trident noted that the discounted earnings analysis was included because it is a widely used valuation methodology, but that the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend pay-out rates, cost savings opportunites and discount rates.

Due Diligence Examination of Capital Bank Corporation

     Trident reviewed its on-site due diligence examination of Capital Bank Corporation. Trident examined Capital Bank Corporation's historical balance sheets and income statements, along with recent operating results, holding company and bank board of director meeting minutes, regulatory examinations, and a variety of financial ratios through June 30, 2001. Trident discussed Capital Bank Corporation's business strategy, strengths and weaknesses, profitability, growth, net interest margin, non-interest income, operating expenses, intangible assets, borrowed funds, market area, capital, asset quality and reserve coverage, concentrations of credit and loan portfolio composition, interest-rate risk, subsidiary activities, culture, use of technology, stock pricing, and other issues.

Comparable Company Analysis

     Trident reviewed and compared stock market data and selected financial information for Capital Bank Corporation with corresponding information for actively-traded banks possessing similar financial and performance characteristics as Capital Bank Corporation operating independently and the pro forma combined operations of Capital Bank Corporation and First Community. The comparison banks ("Comparable Groups") were grouped according to the parameters listed below:

                Comparable Groups*                           Companies in Group
     Median for All U.S. Banks                                      446
     Median for Southeast Banks                                      97
     Median for North Carolina Banks                                 19
     Median for Banks with Assets - $250 Million-$750 Million       166
     Median for Banks with Market Capitalization - $25-$125
     Million                                                        210
     Median for Banks with Return on Average Assets - 60bp-90bp      80
     Median for Banks with Return on Average Equity - 6%-9%          50
     Median for Banks with Tangible Capital Median - 7%-10%         220
     Median for Guideline Companies*                                 14

     * Consists of actively-traded companies selected by Trident and having similar asset size, tangible capital levels, and return on equity to Capital Bank Corporation (stand-alone and pro forma).

     The table below represents a summary analysis of all of the comparable groups based on market prices as of September 27, 2001 (October 3, 2001 for Capital Bank Corporation) and the latest publicly available financial data as of or for the twelve months ended June 30, 2001 (December 31, 2001 pro forma for combined operations of Capital Bank Corporation and First Community):

                                                       All
                                                    Comparable       Capital Bank     Capital Bank
                                                      Groups         Corporation    Corporation (Pro
                                                   Mean    Median  (Stand Alone)(2)     Forma)(3)
                                                  ------   ------  ---------------- ----------------
Price to last twelve months reported earnings      13.7x    13.7x       16.9x            15.9x
Price to last twelve months core earnings          13.7x    13.7x       17.3x            16.2x
Price to last twelve months cash earnings          13.2x    13.3x       14.0x            13.5x
Price to fiscal year 2001 earnings (est.)          12.4x    12.8x       17.4x            16.2x
Price to fiscal year 2002 earnings (est.)          10.7x    10.6x       11.9x            11.3x
Price to book value                               142.0%   138.8%      115.7%           108.3%
Price to tangible book value                      149.9%   146.7%      131.6%           127.2%
Dividend yield (1)                                  3.0%     3.0%        0.0%             1.7%
Return on average assets (last twelve months)      0.99%    1.07%       0.74%            0.70%
Return on average equity (last twelve months)      11.4%    11.8%        7.4%             7.3%

-----------------------------------
     (1) Assumes that Capital Bank will pay a minimum $0.20 per share annual dividend upon consummation of the merger
     (2) Based on financial information for Capital Bank Corporation as of June 30, 2001 (pre-merger)
     (3) Based on estimated pro forma operations of Capital Bank Corporation and First Community at or for the twelve months ended December 31, 2001

     The analysis reveals that Capital Bank Corporation, stand-alone and pro forma, is generally trading at a premium to its peers on all methods of price to earnings, but that disparity narrows by year 2002. Capital Bank Corporation, stand-alone and pro forma trades at a discount to its peers on a price to book value and price to tangible book value basis. Capital Bank Corporation's stand-alone and pro forma returns on average assets and equity are less than its peer group, but are projected to be comparable as it transitions from a primarily growth-focused business strategy to a mature community bank equally focused on growth and profitability.

     Based on the aforementioned analyses and Trident's experience with numerous mergers involving thrift institutions, it is Trident's opinion that the merger consideration to be received by First Community shareholders in the merger is fair from a financial point of view.

     No company used as a comparison in the above analyses is identical to First Community, Capital Bank Corporation or the combined entity and no other transaction is identical to the merger. Accordingly, an analysis of the results of the foregoing is not purely mathematical; rather, such analyses involve complex considerations and judgments concerning differences in financial market and operating characteristics of the companies and other factors that could affect the public trading volume or price of the companies to which First Community, Capital Bank Corporation and the combined entity are being compared.

     In connection with the delivery of its opinion dated as of the date of this Joint Proxy Statement/Prospectus, Trident performed procedures to update, as necessary, certain of the analyses described above and reviewed the assumptions on which the analyses described above were based and the factors considered in connection therewith. Trident did not perform any analyses in addition to those described above in updating the opinion.

     For its financial advisory services provided to First Community, Trident has been paid fees of $122,500 to date and will be paid an additional fee that will amount to 1.50% of the aggregate consideration received by First Community stockholders (less the $122,500 previously paid) at the time of closing of the merger. In addition, First Community has agreed to reimburse Trident for all reasonable out-of-pocket expenses, incurred by it on First Community's behalf, and to indemnify Trident against certain liabilities, including any which may arise under the federal securities laws.

     Trident, directly or through McDonald Investments, Inc., is a member of all principal securities exchanges in the United States and in the conduct of its broker-dealer activities has from time to time purchased securities from, and sold securities to, First Community and/or Capital Bank Corporation. As a market maker, Trident may also have purchased and sold the securities of First Community and/or Capital Bank Corporation for Trident's own account and for the accounts of its customers. Additionally, Trident served as First Community's sales agent in Community Saving Bank's mutual-to-stock conversion in 1999, and received total fees and commissions of $373,063 for that transaction.

Effective Time Of The Merger

     Subject to the conditions for consummation of the merger, the merger will become effective on the date and at the time of the filing of articles of merger with the Secretary of State of the State of North Carolina. First Community and Capital Bank Corporation will use their reasonable efforts to cause the effective time to occur within a reasonable period of time following the last to occur of (i) the effective date (including any applicable waiting period in respect thereof) of the last required consent of any regulatory authority having authority over and approving or exempting the merger and (ii) the date on which the shareholders of both Capital Bank Corporation and First Community approve the merger. First Community and Capital Bank Corporation anticipate that the merger will become effective in the first quarter of 2002. However, delays in the completion of the merger could occur.

Exchange Of First Community Stock Certificates

     Promptly after the merger is completed, First Community shareholders will receive an election form and transmittal letter from Capital Bank Corporation's exchange agent with instructions on how to surrender their First Community stock certificates in exchange for the merger consideration. By completing such election form, holders of First Community shares can elect to receive the all cash, all stock or mixed consideration, subject to the allocation provisions described in "--Allocation Rules."

     First Community shareholders should carefully review and complete such election form and materials and return them as instructed, together with their stock certificates for First Community common stock. First Community shareholders should not send their stock certificates to First Community, Capital Bank Corporation or Capital Bank Corporation's exchange agent until they receive the election form and transmittal letter with instructions from the exchange agent.

     Shares of First Community common stock held in book-entry form or "street name" will be exchanged without the submission of any First Community stock certificate. Dissenting First Community shareholders must follow the procedures required by Article 13 of the North Carolina Business Corporation Act, which is attached as Appendix D to this Joint Proxy Statement/Prospectus. See "Dissenters' Rights."

     After First Community shareholders surrender their duly endorsed stock certificates representing First Community common stock to the exchange agent and the election process is complete, the exchange agent will mail such shareholders
(i) stock certificates representing the number of shares of Capital Bank

Corporation common stock to which such shareholders are entitled, and/or (ii) checks for the amount (without interest) to be paid in cash as consideration and for the amount of all undelivered dividends or distributions (without interest) in respect of the shares of Capital Bank Corporation common stock, if any, declared after the completion of the merger. Capital Bank Corporation is not obligated to deliver the stock certificates or other consideration to any former First Community shareholder until such shareholder has properly surrendered his or her First Community stock certificates (unless such certificates are held in book-entry form or "street name," in which case they automatically will be exchanged without being surrendered). Whenever a dividend or other distribution with a record date after the date on which the merger is completed is declared by Capital Bank Corporation on its common stock, the declaration will include dividends or other distributions on all shares of Capital Bank Corporation common stock that may be issued in connection with the merger. Capital Bank Corporation, however, will not pay any dividend or other distribution that is payable to any former First Community shareholder who has not properly surrendered his or her First Community stock certificates.

     Capital Bank Corporation will not issue fractional shares. The number of shares of the Capital Bank Corporation common stock which a First Community shareholder is entitled to receive will be rounded to the nearest whole share with fractions of .50 or more rounded up to the next whole share and fractions of less than .50 eliminated.

     If any First Community shareholder's stock certificate has been lost, stolen, destroyed, or is otherwise missing the exchange agent will issue the shares of Capital Bank Corporation Common Stock, and such dividends or distributions will be delivered, upon the shareholder's submission of an affidavit claiming the missing certificate. Additionally, the exchange agent or Capital Bank Corporation may require the posting of a bond as indemnity against any claim that may be made with respect to the certificate. At the time the merger becomes effective, the stock transfer books of First Community will be closed, and no transfer of shares of First Community common stock by any shareholder will be made or recognized. If certificates representing shares of First Community common stock are presented for transfer after the merger becomes effective, they will be cancelled and exchanged, as applicable, for shares of Capital Bank Corporation common stock, a check for the amount to be paid in cash as consideration, and a check for any undelivered dividends or distributions on the Capital Bank Corporation common stock after the merger.

Conditions To The Consummation Of The Merger

     Capital Bank Corporation and First Community are required to complete the merger only after the satisfaction of various conditions, which are set forth in
Article VIII of the merger agreement attached as Exhibit A to this Joint Proxy Statement/Prospectus. These conditions include, without limitation, the following:

     o Capital Bank Corporation shareholders must approve the merger agreement, the related plan of merger and the transactions contemplated thereby and the issuance of a sufficient number of shares of common stock in connection with the merger;

     o First Community shareholders must approve the merger agreement, the related plan of merger and the transactions contemplated thereby;

     o First Community and Capital Bank Corporation must receive an opinion from Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. that the merger will qualify as a tax-free reorganization;

     o Holders of not more than 10 percent of Capital Bank Corporation's common stock have exercised dissenters' rights in the merger;

     o Holders of not more than 10 percent of First Community's common stock have exercised dissenters' rights in the merger;

     o First Community and Capital Bank Corporation have complied in all material respects with the covenants set forth in the merger agreement;

     o Capital Bank Corporation and First Community must have received the required regulatory approvals for the merger, which approvals shall not be conditioned or restricted in a manner not reasonably anticipated as of the date of the merger agreement that, in the reasonable judgment of the board of directors of either of the merger parties, would so materially adversely impact the economic or business assumptions contemplated by the merger agreement, that had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into the merger agreement; and

     o At the time of closing, Community Savings Bank must have liquid assets of not less than $25 million in excess of its normal liquidity requirements and there shall be no regulatory or legal restriction or prohibition which would prevent Community Savings Bank from paying a dividend to Capital Bank Corporation immediately after the merger equal to the lesser of $25 million or the maximum dividend which could be paid by Community Savings Bank without causing it to cease to be considered "well-capitalized" under applicable banking laws and regulations.

     The foregoing is a summary of the applicable closing conditions; you are encouraged to refer to the merger agreement, attached to this Joint Proxy Statement/Prospectus as Appendix A, for a complete listing and description of such conditions. First Community and Capital Bank Corporation have agreed in the merger agreement to use their reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under the merger agreement so that the merger will be completed. We cannot assure you as to if or when all of the conditions to the merger can or will be satisfied or waived by the party permitted to do so. Except in limited circumstances, if all conditions for the merger have not been satisfied or waived on or before June 30, 2002, the board of directors of either First Community or Capital Bank Corporation may terminate the merger agreement and abandon the merger. See " -- Waiver, Amendment and Termination -- Termination" below.

Regulatory Approval

     Although Capital Bank Corporation and First Community have agreed to use their reasonable efforts to obtain all required regulatory consents, we cannot assure you that these regulatory approvals will be obtained, when they will be obtained, or, if obtained, that there will not be litigation challenging these approvals.

     The merger is subject to approval by the Federal Reserve pursuant to
Section 3 of the Bank Holding Company Act of 1956, as amended. Capital Bank Corporation and First Community have filed the required application and notification with the Federal Reserve for approval of the merger. Assuming Federal Reserve approval, the parties may not consummate the merger until after the termination of a waiting period. The waiting period starts the day the Federal Reserve approves the merger and notifies the United States Department of Justice of such approval and ends between 15 to 30 days later. During that time, the United States Department of Justice may challenge the merger on antitrust grounds.

     The Federal Reserve is prohibited from approving any transaction that:

     o    Would result in a monopoly;

     o Would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

     o May have the effect in any part of the United States of substantially lessening competition, tending to create a monopoly, or otherwise resulting in a restraint of trade, unless the Federal Reserve finds that the public interest created by the probable effect of the transaction in meeting the convenience and needs of the communities to be served clearly outweighs the anticompetitive effects of the proposed merger.

     In reviewing a transaction under the Bank Holding Company Act, the Federal Reserve also will consider the financial and managerial resources and future prospects of the companies and their subsidiary banks and the convenience and needs of the communities to be served. As noted above, the merger may not be consummated until between 15 and 30 days after Federal Reserve approval, during which time the Department of Justice may challenge the merger on antitrust grounds. The commencement of an antitrust action by the Department of Justice would stay the effectiveness of Federal Reserve approval of the merger, unless a court specifically orders otherwise. In reviewing the merger, the Department of Justice could analyze the merger's effect on competition differently from the Federal Reserve, and, thus, it is possible that the Department of Justice could reach a different conclusion than the Federal Reserve regarding the merger's competitive effects. Additionally, it is possible that private persons or state attorneys general may file antitrust actions, irrespective of the approvals of the Federal Reserve or the Department of Justice.

     In addition, the merger is subject to state regulatory approval. Under North Carolina law, a bank, bank holding company or a financial holding company may not acquire control of any savings institution without filing an application with, and receiving approval from, the Administrator of the North Carolina Savings Institution Division. Effective July 1, 2001, Session Law 2001-193 changed the state agency responsible for the regulation of state savings institutions and granted the North Carolina Commissioner of Banks the powers and responsibilities previously held by the Administrator of the Savings Institution Division. As a result, the North Carolina Commissioner of Banks must approve the acquisition of a savings institution, including the merger of Capital Bank Corporation and First Community. In order to receive approval, the parties to the merger must submit to the North Carolina Commissioner of Banks an acquisition application, as proscribed by the North Carolina Commissioner of Banks, and a plan of merger. The North Carolina Commissioner of Banks has no specific period to review and approve the merger application.

Waiver, Amendment And Termination

Waiver and Amendment

     To the extent permitted by law, Capital Bank Corporation and First Community may amend the merger agreement by a writing signed by each of them, whether before or after shareholder approval of the merger. After shareholder approval, however, no amendment to the merger agreement may be made that modifies in any material respect the consideration to be received by the First Community shareholders without the further approval of the shareholders of First Community and Capital Bank Corporation. Approval of the shareholders is not required in connection with an adjustment to the merger consideration by Capital Bank Corporation in order to prevent a termination of the merger agreement by the board of directors or by First Community if the average closing price of Capital Bank Corporation's common stock during a 20 day waiting period ending January 14, 2002 is less than $9.00 and certain other conditions are satisfied, as described under "--Termination" below.

     In addition, before or at the time of completion of the merger, Capital Bank Corporation or First Community may waive any default in the performance of any term of the merger agreement by the other party or may waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the merger agreement. In addition, Capital Bank Corporation or First Community may waive any of the conditions precedent to its obligations under the merger agreement, unless a violation of any law or governmental regulation would result from the waiver. To be effective, a waiver must be in writing and signed by the waiving party.

Termination

     At any time before the merger is completed, First Community and Capital Bank Corporation may mutually agree to terminate the merger agreement and not proceed with the merger. In addition, either of First Community or Capital Bank Corporation may unilaterally terminate the merger if:

     o Any law or regulation makes consummation of the merger agreement illegal or there is a final prohibition, judgment, injunction, order or decree enjoining Capital Bank Corporation or First Community or their respective shareholders from consummating the merger agreement or the merger;

     o All conditions to effect the transactions contemplated by the merger have not been fulfilled or waived by June 30, 2002 and the party seeking termination is in material compliance with all of its obligations under the merger agreement;

     o A condition to the obligation to effect the merger of the party seeking termination is incapable of fulfillment and has not been waived by the other party; or

     o The other party commits an unremedied breach of the representations or warranties, covenants or agreements contained in the merger agreement.

     First Community may unilaterally terminate the merger agreement if its board of directors determines to terminate the merger agreement and all of the following conditions exist:

     o The average closing price of Capital Bank Corporation's common stock on The Nasdaq SmallCap Market ("average closing price") is less than $9.00 for a 20 day trading period ending January 14, 2002 ("measurement period");

     o The percentage by which the average closing price during the measurement period is lower than $12.90 exceeds by more than 15 percentage points the percentage by which the average closing price of the SNL Nationwide Bank Index (banks with assets of less than $500 million) during the measurement period is lower than the SNL Nationwide Bank Index (banks with assets of less than $500 million) on August 29, 2001 (the "index percentage change"); and

     o After receiving notice of such termination from First Community, Capital Bank Corporation fails to agree to increase the stock or cash portion of the mixed consideration and the all stock consideration so that the aggregate nominal value of the mixed consideration and all stock consideration is equal to the nominal value that would exist if the value of Capital Bank Corporation common stock was the lower of
          (i) $9.00 per share or (ii) the product of $12.90 per share multiplied by the sum of (a) 100% minus (b) the index percentage change, minus 15% and so that the merger would continue to qualify as a tax free reorganization.

     In addition, First Community may unilaterally terminate the merger agreement if its board of directors determines, in good faith and in the exercise of reasonable judgment (based on the advice of independent advisors and an opinion of outside legal counsel) that an offer or proposal from an unaffiliated third party concerning a merger, stock sale, share exchange, recapitalization, consolidation or other business combination involving the First Community or any of its subsidiaries or divisions of any of the foregoing, or any proposal or offer to acquire in any manner, directly or indirectly, more than a 30 percent equity interest in, or more than 30 percent of the consolidated assets of, First Community and its subsidiaries ("acquisition proposal") is superior to the terms of transactions contemplated by the merger agreement and that failing to entertain such acquisition proposal would violate its board of directors' fiduciary duties. Before First Community can terminate the merger agreement because of such an acquisition proposal, (i) First Community must notify Capital Bank Corporation of such an acquisition proposal,
(ii) five days after such notice to Capital Bank Corporation, First Community's board of directors must believe that the acquisition proposal is superior to a merger with Capital Bank Corporation; and (iii) First Community must enter into a definitive, binding transaction agreement to consummate the transaction which is the subject of the acquisition proposal.

Termination Fee

     The merger agreement requires First Community to pay Capital Bank Corporation a termination fee of $500,000 upon termination of the merger agreement because First Community has accepted an acquisition proposal of a third party and entered into a definitive, binding transaction agreement to consummate the transaction which is the subject of the acquisition proposal. If the acquisition proposal is consummated within twelve (12) months after the date of such acquisition proposal, the merger agreement requires First Community to pay Capital Bank an additional termination fee of $1,500,000.

     The merger agreement also requires First Community to pay Capital Bank Corporation a termination fee of $2,000,000 (less any amounts paid as described in the preceding paragraph), if (i) First Community receives an acquisition proposal, (ii) fails to recommend approval of the merger transaction to its shareholders or amends or withdraws its recommendation of the merger transaction to its shareholders in a manner adverse to Capital Bank Corporation, and (iii) consummates the transaction which is the subject of the acquisition proposal within twelve (12) months after the date of such acquisition proposal.

Non-Solicitation

     Unless the merger agreement is terminated, First Community has agreed that it shall not, and it shall not permit any of its subsidiaries to, permit any of their respective officers, directors, affiliates, representatives or agents to, directly or indirectly,

     o Take any action to solicit, initiate or encourage any acquisition proposal; or

     o Participate in any discussions or negotiations with or encourage any effort or attempt by a third party to take any other action or to facilitate an acquisition proposal.

     However, if a third party presents First Community with an unsolicited written acquisition proposal with terms superior to the merger transaction with Capital Bank Corporation, First Community may furnish to such third party information and access in response to a request for information or access. In addition, First Community may participate in discussions and negotiate with such third party concerning any superior acquisition proposal, may decide not to recommend shareholder approval of the merger acquisition and may terminate the merger agreement (subject to payment of any applicable termination fees) if:

     o Financial Community did not solicit, initiate or encourage such acquisition proposal; and

     o First Community's board of directors determines in good faith, based on the written opinion of outside counsel, that failing to take such action would violate the board of directors' fiduciary duties.

Conduct Of Business Pending The Merger

     The merger agreement requires First Community and its subsidiaries from the date of the merger agreement until the closing of the merger to conduct business in substantially the same manner as presently conducted and make reasonable commercial efforts consistent with past practices to preserve its relationships with other persons. Additionally, the merger agreement imposes certain specific limitations on the operations of First Community and its subsidiaries during this period, which are set forth in Article VI of the merger agreement attached as Appendix A to this Joint Proxy Statement/Prospectus. These include prohibitions on the following without the prior written consent of Capital Bank
Corporation:

     o Authorizing for issuance, issuing, selling, delivering or agreeing or committing to issue, sell or deliver any stock or stock options or other equity equivalents of any class or any other of its securities, except for the issuance of shares in connection with the exercise of stock options, or amending any terms of its securities; and

     o Declaring, setting aside or paying any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (except for regular quarterly cash dividends paid in accordance with past practice at the rate of $0.115 per share per quarter) or redeeming or acquiring its own securities.

     The foregoing is a summary of the restrictions on the business of First Community and its subsidiaries from the date of the merger until the closing of the merger; you are encouraged to refer to the merger agreement for a complete listing and description of such restrictions.

Management And Operations After The Merger

     After the merger is complete, it is contemplated that Community Savings Bank will be operated as a separate subsidiary of Capital Bank Corporation for an interim period, then merge into Capital Bank Corporation's subsidiary, Capital Bank. It is expected that James A. Beck, who currently serves as Capital Bank Corporation's president and chief executive officer, will continue in the role of president and chief executive officer of Capital Bank Corporation and William R. Gilliam, who currently serves as First Community's president and chief executive officer, will become the vice chairman of Capital Bank Corporation.

     At the effective time of the merger, Capital Bank Corporation will cause its board of directors to decrease in size from 19 directors to 9 directors, cause all but 6 directors to resign and appoint three new directors from First Community's current board of directors to fill the resulting vacancies created on its nine-member board. Mr. Gilliam is expected to be appointed as a director of Capital Bank Corporation for at least two years and will be vice-chairman of the board of directors. In addition, if and when Community Savings Bank merges with and into Capital Bank, five of the current First Community board members will be appointed to Capital Bank's board of directors, including William R. Gilliam, who will be appointed as vice-chairman, and the other two First Community board members who are appointed to Capital Bank Corporation's board of directors. The other current First Community board members will be asked to become members of a local advisory board in Alamance County. It also is expected that immediately after completion of the merger, certain current executives of First Community will be employed by Capital Bank Corporation or one of its subsidiaries. Information concerning the current management of Capital Bank Corporation and First Community is included in the documents delivered with this Joint Proxy Statement/Prospectus or incorporated by reference herein. See "Additional Information." For additional information regarding the interests of certain persons in the merger, see "--Interests of Certain Persons in the Merger."

Dividend Policy

     Subject to the legal availability of funds to pay dividends, during the first fiscal year after completion of the merger, Capital Bank Corporation intends to declare and pay quarterly cash dividends at an annual rate equal to the greater of 20 percent of annual net earnings or $0.20 per share to the extent such cash dividend is consistent with maintaining Capital Bank Corporation's status as a "well-capitalized" institution under applicable banking laws and regulations. Thereafter, Capital Bank intends to pay approximately 20 percent of its annual net earnings to shareholders in the form of annual cash dividends if such cash dividend is in the best interest of Capital Bank Corporation in the business judgment of its board of directors and is consistent with maintaining Capital Bank Corporation's status as a "well-capitalized" institution under applicable banking laws and regulations.

Interests Of Certain Persons In The Merger

General

     Members of Capital Bank Corporation's and First Community's management and their boards of directors may be deemed to have certain interests in the merger that are in addition to their interests as shareholders of Capital Bank Corporation and First Community, respectively. Capital Bank Corporation's and First Community's boards of directors were aware of these interests and considered them, among other matters, in approving the merger transaction and recommending that the shareholders approve the merger transaction.

     It is expected that immediately after completion of the merger, certain current executives of First Community will be employed by Capital Bank Corporation or one of its subsididaries. Except as covered by the employment agreement between Captial Bank Corporation and William R. Gilliam and the change in control severance agreements with Christopher B. Redcay, Joseph C. Canada, Daniel Roberts and Judy L. Pennington, which are described below, the First Community employees who continue to be employed by Capital Bank Corporation after the merger will be employed on an "at-will" basis, and Capital Bank Corporation will not be obligated to employ any such person for any specific period of time or in any specific position.


Employment Agreement With William R. Gilliam

     Upon completion of the merger, Capital Bank Corporation will enter into an employment agreement with William R. Gilliam, who currently serves as First Community's president and chief executive officer, and who will serve as the vice chairman of Capital Bank Corporation after the merger. The existing employment agreement between First Community and Mr. Gilliam will be terminated, and in connection with that termination Capital Bank Corporation will make a lump sum payment of $453,663 to Mr. Gilliam. In addition, at the effective time of the merger, Capital Bank Corporation shall transfer title of the automobile that Mr. Gilliam currently is using as First Community's president and chief executive officer to Mr. Gilliam and will pay Mr. Gilliam an amount reasonably equal to the income taxes payable by Mr. Gilliam as a result of the automobile title transfer.

     The following summary of the proposed terms of Mr. Gilliam's employment agreement with Capital Bank Corporation are not intended to be complete. Reference is made to Exhibit B to Appendix A attached hereto which contains the form of employment agreement expected to be entered into by Capital Bank Corporation and Mr. Gilliam.

     The employment agreement between Capital Bank Corporation and Mr. Gilliam will be for an initial term of four years. For the first two years of the term, Capital Bank Corporation will employ Mr. Gilliam as vice chairman and will pay him an annual salary of $142,500. After a reasonable transition period following the merger of Community Savings Bank into Capital Bank, Mr. Gilliam will not be required to maintain any established office hours. For the second two years of the term, Mr. Gilliam will act in an advisory position to Capital Bank Corporation and Capital Bank Corporation will pay Mr. Gilliam an annual salary of $75,000. During the term of the employment agreement, Capital Bank Corporation will pay all dues arising from Mr. Gilliam's membership in specific country and civic clubs.

     Mr. Gilliam will be eligible for deferred compensation, stock benefits, life insurance, medical, disability and dental insurance, sick pay, retirement, pension, profit-sharing and other group fringe benefit plans or other group arrangements of Capital Bank Corporation. Mr. Gilliam will be entitled to paid vacation during each calendar year in accordance with Capital Bank Corporation's vacation policy for senior management employees.

     Capital Bank Corporation will be entitled to terminate the employment agreement with no further payments or obligations to Mr. Gilliam for "cause" as defined in the employment agreement.

     For a period of three years, unless the employment agreement is terminated for "cause" or death, Capital Bank Corporation or one of its subsidiaries shall continue to pay or reimburse Mr. Gilliam for the premiums on a $250,000 life insurance policy insuring his life and payable to his named beneficiary, as First Community does presently. In addition, as First Community does presently, Capital Bank Corporation will pay Mr. Gilliam an amount estimated to cover his tax liability resulting from the payment or reimbursement of such premiums.

     In the event that there is a change of control in Capital Bank Corporation and Mr. Gilliam voluntarily terminates his employment, for reasons other than death, within 60 days after such change in control, Capital Bank Corporation will make a lump sum payment to Mr. Gilliam that is equal to the salary that would have been paid to Mr. Gilliam under the remaining term of the employment agreement. In addition, Mr. Gilliam will be entitled to a continuation of all benefits he receives under the employment agreement through the remaining term of the employment agreement.

     Pursuant to his employment agreement, Mr. Gilliam also will agree not to compete with Capital Bank Corporation during the term of the employment agreement and for a period of two years after termination of the employment agreement within certain geographic areas described in the employment agreement.

Severance Agreements With Christopher B. Redcay, Joseph C. Canada, Daniel Roberts, And Judy L. Pennington

     First Community has entered into change in control severance agreements with Joseph C. Canada, Senior Vice President & Secretary; Daniel Roberts, Senior Vice President; Judy L. Pennington, Vice President; and Christopher B. Redcay, Chief Financial Officer & Treasurer (collectively, the "covered officers"). The agreements provide for severance payments to the covered officers in the event their employment terminates following a change in control of First Community under certain circumstances. The completion of the merger will be a change in control of First Community for purposes of the agreements. As a condition of the merger, Capital Bank Corporation has agreed either to assume the agreements or enter into new agreements with the covered officers that are substantially similar to the agreements.

     The agreements provide that each covered officer will be paid, in a lump-sum or in monthly installments, at the election of the officer, an amount equal to two times his or her most recent annual salary and bonuses if:

     o The covered officer's employment is terminated without "cause" in connection with or within 24 months after a change in control, or

     o Certain "termination events" occur within 24 months after a change in control and the covered officer voluntarily resigns within 12 months thereafter.

     For  purposes of the agreements, a "termination event" includes:

     o The assignment to a covered officer of duties or responsibilities that are inconsistent with his or her position or status prior to the change in control;

     o The reduction in the covered officer's base salary or annual increases as in effect prior to the change in control;

     o The reduction of the covered officer's overall benefits, including welfare benefits, equity compensation, retention, retirement and similar plans; or

     o The transfer of the officer to a work location more than 40 miles from the officer's existing location without the officer's consent.

     The following information is given by way of example to show the amounts Mr. Canada, Mr. Roberts, Ms. Pennington, and Mr. Redcay could be entitled receive under their change in control severance agreements if their employment terminated as described above. If the merger is completed and Joseph C. Canada's employment terminated, he would be entitled to receive approximately $155,900 under his change in control severance agreement. If the merger is completed and Daniel Roberts' employment terminated, he would be entitled to receive approximately $190,000 under his change in control severance agreement. If the merger is completed and Judy L. Pennington's employment terminated, she would be entitled to receive approximately $114,896 under her change in control severance agreement. If the merger is completed and Christopher B. Redcay's employment terminated, he would be entitled to receive approximately $201,000 under his change in control severance agreement. Due to the fact that complete 2001 bonus information for these individuals is not available as of the date of this Joint Proxy Statement/Prospectus, the amounts set forth above are based upon salary information for the 2001 fiscal year and bonus information for the 2000 fiscal year. Actual amounts payable under each change in control severance agreement could be greater than the amounts set forth above due to increases in annual salaries and bonuses for each of these individuals and the year in which his or her employment may be terminated.


Capital Bank Corporation Board Of Directors

     At the effective time of the merger, Capital Bank Corporation will cause its board of directors to decrease in size from 19 directors to 9 directors, cause all but 6 of its existing directors to resign and appoint three new directors from First Community's current board of directors to fill the resulting vacancies or its nine-member board. William R. Gilliam is expected to be appointed as a director of Capital Bank Corporation for at least two years and will be vice-chairman of Capital Bank Corporation's board of directors.

     In addition, if and when Community Savings Bank merges with and into Capital Bank, five of the current First Community board members will be appointed to Capital Bank's board of directors, including Mr. Gilliam, who will be appointed as vice-chairman, and the other two First Community board members who are appointed to Capital Bank Corporation's board of directors. The other current First Community board members will be asked to become members of a local advisory board in Alamance County.

     For serving on the boards of directors of Capital Bank Corporation or Capital Bank and for serving on the local advisory board in Alamance County during the fiscal year 2002, at the effective time of the merger, each of the existing members of First Community's board of directors will be paid a fee of $12,000, except Mr. Gilliam who will be paid a fee of $13,200. These amounts are equal to the annual board fees presently payable by First Community to such board members. After fiscal year 2002, each member of the board of directors of Capital Bank Corporation and Capital Bank and each member of the Alamance County local advisory board will receive the customary fees set by each such board.

     In addition, Capital Bank Corporation will assume and maintain any First Community or Community Savings Bank deferred compensation plan or retirement plan for any First Community or Community Savings Bank director who was eligible to participate in such plans at the time of the merger.

Indemnification; Directors' And Officers' Insurance

     After completion of the merger, Capital Bank Corporation has agreed to indemnify the present and former directors and officers of First Community and its subsidiaries against certain liabilities arising out of actions or omissions (including claims related to the merger) occurring at or prior to the time the merger becomes effective to the fullest extent permitted under North Carolina law. Capital Bank Corporation also has agreed to maintain or allow First Community to obtain, for a period of at least three years after completion of the merger, First Community's existing directors' and officers' liability insurance policy or a comparable policy.

First Community Stock Options

     The directors and certain employees of First Community hold options to purchase First Community common stock. Upon completion of the merger, these options will be assumed by Capital Bank Corporation and become exercisable for Capital Bank Corporation common stock. See "Effect of the Merger on First Community Options."

     The following table sets forth, with respect to (1) each executive officer,
(2) a group consisting of all the executive officers, and (3) First Community's non-executive officers and directors as a group, the number of shares of First Community common stock covered by outstanding First Community options held by such persons as of the First Community record date. At the effective time of the merger, all unvested First Community stock options held by non-employee directors will become fully vested and exercisable. See "Description Of The Merger Transaction--Effect Of The Merger On First Community Stock Options" on page ___ for a more detailed description of Capital Bank Corporation's assumption of First Community stock options.

                                                                      Number of Shares
                                                      Number of          Underlying
                                                  Shares Underlying   Options Currently    Aggregate Value of
                                                    Options Held        Exercisable(1)         Options(2)
                                                  -----------------   ------------------   ------------------
William R. Gilliam .........................           40,000                20,000
Christopher B. Redcay.......................           16,800                 8,400
Joseph C. Canada............................           12,800                 6,400
Executive Officer Group (3 persons) ........           69,600                34,800
Non-Executive Officer-Director
Group (9 persons)(3)........................           50,400                25,200

---------------------------
(1) Includes stock options of non-employee directors that will become vested and exercisable for shares of Capital Bank Corporation common stock upon completion of the merger.
(2) Based upon the closing price of First Community common stock of $_________ as listed on The Nasdaq National Market on ___________________, 2001. The exercise price of all of the options is $17.25 per share.
(3) In addition, outstanding options to purchase 18,900 shares are held by other employees. All options granted to non-employee directors will become automatically vested and nonforfeitable upon the completion of the merger.

Management Recognition Plan And Trust Agreement

     On June 27, 2000, First Community shareholders approved the Community Savings Bank, Inc. Management Recognition Plan and Trust Agreement (the "Management Recognition Plan"). A total of 65,512 shares of restricted stock have been granted to directors, officers and employees from the trust formed under the Management Recognition Plan and have not been forfeited. The remaining 12,720 shares of First Community common stock held by the trust under the Management Recognition Plan but not granted (or which have been forfeited) will be cancelled and retired as of the closing of the merger. All of the granted shares that have not vested will vest and become nonforfeitable upon the merger. The Management Recognition Plan will be terminated as soon as practicable following the merger.

Payment to Herbert Wellons

     In 1993, Community Savings Bank, entered an agreement with Herbert Wellons, who at the time had been an employee of the savings bank for 37 years and a member of its board of directors for 15 years. Among other things, the agreement provided that, if not a director, Mr. Wellons would serve as a director emeritus for life and be paid the customary fees paid to a director. In addition, the agreement provided for Community Savings Bank to provide Mr. Wellons with group medical insurance and to pay his dues as a member of a local civil club. When the merger is consummated, in full and final satisfaction of the agreement, Capital Bank Corporation has agreed (i) to pay Mr. Wellons a lump sum payment of $24,000; (ii) to provide certain group medical coverage; and (iii) to pay Mr. Wellons's annual dues as a member of the local civic club for as long as he remains a member of such club. Mr. Wellons will not serve as a director of Capital Bank Corporation's board of directors nor will he serve as a director of Capital Bank. It is expected that he will be asked to serve on the local Alamance County advisory board.

Employee Stock Ownership Plan

     The Community Savings Bank, Inc. Employee Stock Ownership Plan will be terminated as soon as practicable after the merger is complete. Upon such termination, each participant in the plan will have the right or option either to receive the benefits to which he or she is entitled under the plan or to have such benefits rolled over into a qualified individual retirement account or an appropriate Capital Bank Corporation benefit plan.

Expected Tax Treatment As A Result Of The Merger

     The following is a summary of the material U.S. federal income tax consequences of the merger to holders of First Community common stock and does not discuss any aspects of state, local or foreign taxation. The discussion may not apply to special situations, such as First Community shareholders, if any, who hold First Community common stock other than as a capital asset, who received First Community common stock upon the exercise of employee stock options or otherwise as compensation, who hold First Community common stock as part of a "straddle" or "conversion transaction," or who are insurance companies, securities dealers, financial institutions or foreign persons. This summary is based upon U.S. federal tax laws, regulations, rulings and decisions now in effect and on proposed regulations, all of which are subject to change (possibly with retroactive effect) by legislation, administrative action, or judicial decision. No ruling has been or will be requested from the Internal Revenue Service on any matter relating to the tax consequences of the merger.

     Consummation of the merger is conditioned upon receipt by Capital Bank Corporation and First Community of an opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. ("Smith Anderson") concerning the material federal income tax consequences of the merger. Assuming that the merger is completed in accordance with the merger agreement and based upon factual statements and representations made by the parties to the merger, it is Smith Anderson's opinion that:

     o    The merger will constitute a reorganization within the meaning of
          Section 368(a) of the Internal Revenue Code;

     o No gain or loss will be recognized by (and no amount will be included in the income of) First Community, Capital Bank Corporation or holders of First Community common stock to the extent they exchange their First Community common stock solely for Capital Bank Corporation common stock pursuant to the merger. Receipt of both Capital Bank Corporation common stock and cash by First Community shareholders in the merger will result in gain being recognized, but no loss being recognized, to First Community shareholders with the amount of recognized gain not to exceed the amount of cash received. Finally, gain or loss will be recognized by those First Community shareholders who exchange their shares solely for cash;

     o Section 356 of the Code will apply to First Community shareholders who receive both cash and Capital Bank Corporation stock in the merger and will govern the amount and character of any gain recognized by such shareholders;

     o The aggregate tax basis of the Capital Bank Corporation common stock received by holders of First Community common stock who exchange their First Community common stock for Capital Bank Corporation common stock in the merger will be the same as the aggregate tax basis of the First Community common stock surrendered in exchange for the Capital Bank Corporation common stock, decreased by the amount of cash received by such shareholders but increased by the amount of gain the shareholders recognized in the exchange (including any gain treated as a dividend); and

     o The holding period of the Capital Bank Corporation common stock received by holders who exchange their First Community common stock for Capital Bank Corporation common stock in the merger will include the holding period of the First Community common stock surrendered in exchange therefor, provided that such First Community common stock is held as a capital asset at the time the merger is completed.

     As noted above, no ruling has been sought by the Internal Revenue Service as to whether the merger qualifies as a tax-free reorganization. The fact that no ruling has been sought should not be construed as an indication that the Internal Revenue Service would necessarily reach the same conclusion regarding the merger than set out in this summary. The opinion of Smith Anderson referred to in this summary is not binding upon the Internal Revenue Service, any other tax authority or any court, and no assurance can be given that a position contrary to those expressed in this summary will not be asserted by a tax authority and ultimately sustained by a court of law.

     Section 1.368-3 of the Treasury Regulations requires that each shareholder that receives Capital Bank Corporation shares pursuant to the merger attach to such shareholder's U.S. federal income tax return for the taxable year in which the merger occurs, a complete statement of all facts pertinent to the nonrecognition of gain or loss upon the merger. Shareholders should consult their own tax advisors regarding these disclosure requirements.

     Because certain tax consequences of the merger may vary depending upon the particular circumstances of each First Community shareholder, whether the shareholder receives cash or stock merger consideration, and other factors, each First Community shareholder should consult his or her own tax advisor to determine the particular tax consequences of the merger to such holder (including the application and effect of state, local and foreign tax laws).

Accounting Treatment

     The merger will be accounted for by Capital Bank Corporation as a purchase transaction for accounting and financial reporting purposes. Under the purchase method, Capital Bank Corporation will record, at fair value, the acquired assets and assumed liabilities of First Community. The amount by which the purchase price paid by Capital Bank Corporation exceeds the fair value of the net tangible and identifiable intangible assets acquired by Capital Bank Corporation through the merger will be recorded as goodwill.

     In July 2001, the Financial Accounting Standard Board (FASB) issued Statement Nos. 141 (Business Combinations) and 142 (Goodwill and Other Intangible Assets) which changed the method of accounting for goodwill in a purchase transaction from capitalization and amortization against earnings to capitalization and periodic evaluation for impairment. The provisions of these statements apply to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001, or later, such as the merger transaction between Capital Bank Corporation and First Community. Under the FASB statements, goodwill resulting from this transaction will be reported as an asset and will not be amortized against earnings. If the goodwill becomes impaired based on analyses performed by Capital Bank Corporation on a periodic basis, an impairment loss will be recorded.

     Financial statements of Capital Bank Corporation issued after completion of the merger will reflect the impact of First Community but past periods shown will not be restated to reflect First Community's historical financial position or results of operations. The unaudited historical and pro forma comparative per share data contained in this Joint Proxy Statement/Prospectus has been prepared using the purchase method of accounting.

Expenses And Fees

     The merger agreement provides that each of the parties will pay all of its own expenses in connection with the transactions contemplated by the merger agreement.

Resales Of Capital Bank Corporation Common Stock

     Shares of Capital Bank Corporation common stock issued to First Community shareholders pursuant to the merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, as amended (the "Securities Act"), except for shares issued to any First Community shareholder who may be deemed to be an "affiliate" of First Community for purposes of Rule 145 under the Securities Act. This Joint Proxy Statement/Prospectus does not cover resales of Capital Bank Corporation common stock received by any person who may be deemed to be such an affiliate.

     Persons who may be deemed to be affiliates of First Community generally include individuals or entities that control, are controlled by, or are under common control with First Community, and generally include the executive directors and officers of First Community. Affiliates may not sell their shares of Capital Bank Corporation common stock acquired in connection with the merger, except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 under the Securities Act (or Rule 144 under the Securities Act in the case of persons who become affiliates of Capital Bank Corporation after the merger) or another applicable exemption from the registration requirements of the Securities Act. In general, Rule 145 under the Securities Act provides that, for one year following the merger, a former affiliate of First Community (together with certain related persons) would be entitled to sell shares of Capital Bank Corporation common stock acquired in connection with the merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act. In addition, the number of shares to be sold by such affiliate (together with certain related persons and certain persons acting in concert) within any three-month period for purposes of Rule 145 under the Securities Act may not exceed the greater of 1 percent of the outstanding shares of Capital Bank Corporation common stock or the average weekly trading volume of such shares during the four calendar weeks preceding such sale. Rule 145 under the Securities Act will remain available to former affiliates of First Community if Capital Bank Corporation timely files reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). One year after the merger, a former affiliate of First Community will be able to sell such shares of Capital Bank Corporation common stock without being subject to such manner of sale or volume limitations, provided that Capital Bank Corporation is current with its Exchange Act report filings and such person is not then an affiliate of Capital Bank Corporation. Two years after the merger, such affiliate will be able to sell such shares of Capital Bank Corporation common stock without any restrictions as long as such affiliate is not and has not been for at least three months prior to the date of such sale an affiliate of Capital Bank Corporation.

                               DISSENTERS' RIGHTS

     Article 13 (entitled "Dissenters' Rights") of the North Carolina Business Corporation Act sets forth the rights of Capital Bank Corporation and First Community shareholders who object to the merger transaction. The following is a summary of the material terms of the statutory procedures to be followed by holders of Capital Bank Corporation common stock and First Community common stock in order to dissent from the merger transaction and perfect dissenters' rights under the North Carolina Business Corporation Act. The following summary does not purport to be a complete statement of the provisions of the North Carolina Business Corporation Act relating to the rights of dissenting shareholders and is qualified in its entirety by reference to the Article 13 of the North Carolina Business Corporation Act, which is attached hereto as Appendix D. Shareholders intending to exercise their dissenters' rights are urged to review carefully Appendix D and to consult with legal counsel so as to be in strict compliance with Article 13 of the North Carolina Business Corporation Act.

     If either a Capital Bank Corporation shareholder or a First Community shareholder elects to exercise a right to dissent and demand appraisal under
Article 13, such shareholder must satisfy each of the following conditions:

     o Capital Bank Corporation or First Community, as the case may be, must actually receive, before its shareholders' vote on approval or disapproval of the merger transaction is taken, written demand notice ("demand notice") of such shareholder's intent to demand payment for his or her shares if the merger transaction is effectuated. This demand notice must be in addition to and separate from any proxy or vote against the merger transaction; neither voting against, abstaining from voting, nor failing to vote on the merger transaction will constitute a demand notice within the meaning of the North Carolina Business Corporation Act.

     o Such shareholder must not vote in favor of the merger transaction. A failure to vote will satisfy this requirement, but a vote in favor of the merger transaction, by proxy or in person, or the return of a signed proxy which does not specify a vote against approval of the merger transaction or direction to abstain, will constitute a waiver of such shareholder's dissenters' rights.

     If the above requirements are not satisfied and the merger transaction becomes effective, Capital Bank Corporation and First Community shareholders will not be entitled to payment for their shares under the provisions of Article 13 of the North Carolina Business Corporation Act.

          Any demand notices should be addressed as follows:

     o If to Capital Bank Corporation: 4901 Glenwood Avenue, Raleigh, NC 27612, Attention: Corporate Secretary.

     o If to First Community: First Community Financial Corporation, 708 South Church Street, Burlington, NC 27215, Attention: Corporate Secretary.

     The demand notice must be executed by the holder of record of shares of common stock as to which dissenters' rights are to be exercised. A beneficial owner may assert dissenters' rights only if he or she dissents with respect to all shares of common stock of which he or she is the beneficial owner. With respect to shares of common stock which are owned of record by a voting trust or by a nominee, the beneficial owner of such shares may exercise dissenters' rights if such beneficial holder also submits to Capital Bank Corporation or First Community, as the case may be, the record holder's written consent to such exercise not later than the time such beneficial holder asserts the dissenters' rights. A record owner, such as a broker, who holds shares of common stock as a nominee for others, may exercise dissenters' rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner, provided such record owner dissents with respect to all shares of common stock beneficially owned by any one person. In such case, the demand notice submitted by such broker as record owner must set forth the name and address of the shareholder who is objecting to the merger transaction and demanding payment for such person's shares.

     If the merger transaction is approved, Capital Bank Corporation and First Community will be required to mail by registered or certified mail, return receipt requested, a written dissenters' notice ("dissenters' notice") to all shareholders who have satisfied the above requirements. The dissenters' notice must be sent no later than ten days after shareholder approval of the merger transaction, and must:

     o State where the payment demand must be sent and where and when certificates for shares of common stock must be deposited;

     o    Supply a form for demanding payment;

     o Set a date by which Capital Bank Corporation or First Community, as the case may be, must receive the payment demand (not fewer than 30 days nor more than 60 days after the dissenters' notice is mailed); and

     o Include a copy of Article 13 of the North Carolina Business Corporation Act.

     A shareholder who receives a dissenters' notice must demand payment and deposit such shareholder's share certificates in accordance with the terms of the dissenters' notice. A shareholder who demands payment and deposits such shareholder's share certificates retains all other rights of a shareholder until these rights are canceled or modified by the merger transaction. A shareholder who does not demand payment or deposit such shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for their shares under the North Carolina Business Corporation Act.

     Within 30 days after receipt of a demand for payment, Capital Bank Corporation or First Community, as the case may be, is required to pay each dissenting shareholder the amount it estimates to be the fair value of such shareholder's shares, plus interest accrued from the effective date of the merger transaction to the date of payment. The payment must be accompanied by:

     o The most recent available balance sheet, income statement and statement of cash flows as of the end of or for the fiscal year ending not more than 16 months before the date of payment, and the latest available interim financial statements, if any, for Capital Bank Corporation or First Community, as the case may be,

     o An explanation of how Capital Bank Corporation or First Community, as the case may be, estimated the fair value of the shares;

     o    An explanation of the interest calculation;

     o A statement of the dissenters' right to demand payment (as described below); and

     o    A copy of Article 13 of the North Carolina Business Corporation Act.

     If the merger transaction is not consummated within 60 days after the date set for demanding payment and depositing share certificates, Capital Bank Corporation or First Community, as the case may be, must, pursuant to the North Carolina Business Corporation Act, return the deposited certificates. If after returning the deposited certificates the merger transaction is consummated, Capital Bank Corporation or First Community, as the case may be, must send a new dissenters' notice and repeat the payment demand procedure.

     A shareholder may, however, notify Capital Bank Corporation or First Community, as the case may be, in writing of such shareholder's own estimate of the fair value of his shares and amount of interest due, and demand payment of the excess of such shareholder's estimate of the fair value of such shareholder's shares over the amount previously paid by Capital Bank Corporation or First Community, as the case may be, if:

     1. The shareholder believes that the amount paid is less than the fair value of a share of Capital Bank Corporation common stock or a share of First Community common stock, as the case may be, or that the interest is incorrectly calculated;

     2. Capital Bank Corporation or First Community, as the case may be, fails to make payment of its estimate of fair value to a shareholder within 30 days after receipt of a demand for payment; or

     3. The merger is not consummated, and Capital Bank Corporation or First Community, as the case may be, does not return the deposited certificates within 60 days after the date set for demanding payment.

     A shareholder waives the right to demand payment unless such shareholder notifies Capital Bank Corporation or First Community, as the case may be, of such shareholder's demand in writing within 30 days of Capital Bank Corporation's payment or First Community's payment, as the case may be, of its estimate of fair value (with respect to clause (1) above) or Capital Bank Corporation's or First Community's, as the case may be, failure to perform (with respect to clauses (2) and (3) above). A shareholder who fails to notify Capital Bank Corporation or First Community, as the case may be, of his or her demand within such 30-day period shall be deemed to have withdrawn such shareholder's dissent and demand of payment.

     If a demand for payment remains unsettled, the dissenting shareholder may commence a proceeding within 60 days after the earlier of (a) the date of his or her payment demand or (b) the date payment is made, by filing a complaint with the Superior Court Division of the North Carolina General Court of Justice to determine the fair value of the shares and accrued interest. If the dissenting shareholder does not commence the proceeding within such 60-day period, the dissenting shareholder shall be deemed to have withdrawn the dissent and demand for payment.

     The court in such an appraisal proceeding will determine all costs of the proceeding and assess the costs as it finds equitable. The proceeding is to be tried as in other civil actions; however, the dissenting shareholder will not have the right to a trial by jury. The court may also assess the fees and expenses of counsel and expenses for the respective parties, in the amounts the court finds equitable:

     o Against Capital Bank Corporation or First Community, as the case may be, if the court finds that it did not comply with the statutes; or

     o Against Capital Bank Corporation or First Community, as the case may be, or the dissenting shareholder, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith.

     If the court finds that the services of counsel for any dissenting shareholder were of substantial benefit to other dissenting shareholders, and that the fees for those services should not be assessed against Capital Bank Corporation or First Community, as the case may be, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenting shareholders who were benefited.

THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF THE NORTH CAROLINA BUSINESS CORPORATION ACT RELATING TO THE RIGHTS OF DISSENTING SHAREHOLDERS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE APPLICABLE SECTIONS OF THE NORTH CAROLINA BUSINESS CORPORATION ACT, WHICH ARE INCLUDED AS APPENDIX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS. SHAREHOLDERS INTENDING TO EXERCISE THEIR DISSENTERS' RIGHTS ARE URGED TO REVIEW CAREFULLY APPENDIX D AND TO CONSULT WITH LEGAL COUNSEL SO AS TO BE IN STRICT COMPLIANCE THEREWITH.

     The merger agreement provides that it is a condition to Capital Bank Corporation's obligation to complete the merger transaction that the holders of not more than 10 percent of Capital Bank Corporation's common stock and holders of not more than 10 percent of First Community's common stock have exercised dissenters' rights in the merger.

              DESCRIPTION OF CAPITAL BANK CORPORATION CAPITAL STOCK

     Capital Bank Corporation's articles of incorporation authorize the issuance of up to 20,000,000 shares of Capital Bank Corporation common stock, no par value per share. As of November 9, 2001, 3,602,239 shares of Capital Bank Corporation common stock were issued and outstanding and 400,000 shares were reserved for issuance under Capital Bank Corporation's benefits plans. Capital Bank Corporation common stock is not subject to call or redemption. Capital Bank Corporation shareholders do not have preemptive rights to purchase or subscribe to any unissued authorized shares of Capital Bank Corporation common stock. Capital Bank Corporation's board of directors may authorize the issuance of additional shares of Capital Bank Corporation common stock without further action by Capital Bank Corporation shareholders, unless such action is required in a particular case by applicable law or regulation or by The Nasdaq SmallCap Market or by any stock exchange or interdealer quotation system upon which Capital Bank Corporation common stock may be listed or quoted in the future. The authorized but unissued and unreserved shares of Capital Bank Corporation common stock can be issued from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital.

     Holders of shares of Capital Bank Corporation's common stock are entitled to receive such cash dividends as the board of directors of Capital Bank Corporation may declare out of funds legally available therefor. However, the payment of dividends by Capital Bank Corporation will be subject to the restrictions of North Carolina law applicable to the declaration of dividends by a business corporation. Under such provisions, cash dividends may not be paid if a corporation will not be able to pay its debts as they become due in the usual course of business after making such cash dividend distribution or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy certain liquidation preferential rights. The ability of Capital Bank Corporation to pay dividends to the holders of shares of Capital Bank Corporation common stock is dependent upon the amount of dividends Capital Bank pays to Capital Bank Corporation. Subject to the legal availability of funds to pay dividends, during the first fiscal year after the completion of the merger, Capital Bank Corporation intends to declare and pay quarterly cash dividends at an annual rate equal to the greater of 20% of annual net earnings or $0.20 per share to the extent such cash dividend is consistent with maintaining Capital Bank Corporation's status as a "well-capitalized" institution under the applicable banking laws and regulations. Thereafter, Capital Bank Corporation intends to pay approximately 20% of its annual net earnings to shareholders in the form of annual cash dividends if such cash dividends are in the best interests of Capital Bank Corporation in the business judgment of its board of directors and are consistent with maintaining its status as a "well capitalized" institution under applicable banking laws and regulations.

     Each share of Capital Bank Corporation common stock will entitle the holder thereof to one vote on all matters upon which shareholders have the right to vote. In addition, the board of directors of Capital Bank Corporation is classified so that approximately one-third of the directors will be elected each year. Shareholders of Capital Bank Corporation are not entitled to cumulate their votes for the election of directors.

     In the event of any liquidation, dissolution or winding up of Capital Bank Corporation, the holders of shares of Capital Bank Corporation common stock will be entitled to receive, after payment of all debts and liabilities of Capital Bank Corporation, all remaining assets of Capital Bank Corporation available for distribution in kind. In the event of any liquidation, dissolution or winding up of Capital Bank or Capital Bank Investment Services, Inc., Capital Bank Corporation as the holder of all Capital Bank and Capital Bank Investment Services Inc. common stock, would be entitled to receive, after payment of all debts and liabilities of Capital Bank and Capital Bank Investment Services, Inc. (including all deposits and accrued interest thereon), all remaining assets of Capital Bank and Capital Bank Investment Services, Inc. available in distribution in cash or kind. For a further description of Capital Bank Corporation common stock, see "Comparison Of The Rights of Shareholders."

                    COMPARISON OF THE RIGHTS OF SHAREHOLDERS

         In the merger, First Community shareholders will exchange their shares of First Community common stock for shares of Capital Bank Corporation common stock and/or cash. Capital Bank Corporation and First Community are each North Carolina corporations governed by their respective articles of incorporation and bylaws and North Carolina law. There are some differences between the rights of First Community shareholders and Capital Bank Corporation shareholders. The following is a summary and comparison of certain provisions of the articles of incorporation and bylaws of First Community and Capital Bank Corporation. This summary and comparison, however, is not intended to be complete and is qualified in its entirety by reference to the North Carolina Business Corporation Act, as well as Capital Bank Corporation's articles of incorporation and bylaws and First Community's articles of incorporation and bylaws. You should consult with your own legal counsel with respect to specific differences and changes in your rights as shareholders that will result from the proposed merger transaction.

Authorized Capital Stock

Capital Bank Corporation

         Capital Bank Corporation's articles of incorporation authorize the issuance of up to 20,000,000 shares of Capital Bank Corporation common stock, no par value per share. As of November 9, 2001, 3,602,239 shares of Capital Bank Corporation common stock were issued and outstanding and 400,000 shares were reserved for issuance under Capital Bank Corporation's benefits plans. Capital Bank Corporation shareholders do not have preemptive rights to purchase or subscribe to any unissued authorized shares of Capital Bank Corporation common stock. Capital Bank Corporation's board of directors may authorize the issuance of additional shares of Capital Bank Corporation common stock without further action by Capital Bank Corporation shareholders, unless such action is required in a particular case by applicable law or regulation or by The Nasdaq SmallCap Market or by any stock exchange or interdealer quotation system upon which Capital Bank Corporation common stock may be listed or quoted in the future. Capital Bank Corporation expects to issue up to 2,600,000 shares of Capital Bank Corporation common stock in connection with the merger, subject to possible adjustment as described in "Description Of The Merger Transaction--What First Community Shareholders Will Receive in the Merger."

         Based on the number of shares of Capital Bank Corporation common stock outstanding on November 9, 2001, it is anticipated that, immediately following the consummation of the merger and assuming issuance of the full 2,600,000 shares of Capital Bank Corporation's common stock in connection with the merger, a total of approximately 6,202,239 shares of Capital Bank Corporation common stock will be outstanding.

         The authority to issue additional authorized shares of Capital Bank Corporation common stock provides Capital Bank Corporation with the flexibility necessary to meet its future needs without the delay resulting from seeking shareholder approval. The authorized but unissued and unreserved shares of Capital Bank Corporation common stock can be issued from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of Capital Bank Corporation. In addition, the sale of a substantial number of shares of Capital Bank Corporation common stock to persons who have an understanding with Capital Bank Corporation concerning the voting of such shares, or the distribution or declaration of a dividend of shares of Capital Bank Corporation common stock (or the right to receive Capital Bank Corporation common stock) to Capital Bank Corporation shareholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of Capital Bank Corporation.

         Capital Bank Corporation's articles of incorporation do not authorize Capital Bank Corporation to issue preferred stock and Capital Bank Corporation does not have a shareholder rights plan. Among other potential uses, preferred stock could be issued to dilute the stock ownership of persons seeking to obtain control of Capital Bank Corporation or as part of a shareholder rights plan. As Capital Bank Corporation's articles of incorporation do not authorize any preferred stock, its shareholders currently do not have this form of protection against hostile takeovers.

First Community

         First Community's articles of incorporation authorize the issuance of up to 20,000,000 shares of common stock, no par value per share, and 5,000,000 shares of preferred stock, no par value per share. As of November 20, 2001, ___________ shares of common stock were issued and outstanding, ________ shares of common stock were reserved for issuance under First Community's stock option plan and zero shares of First Community preferred stock were issued and outstanding. First Community shareholders do not have preemptive rights to purchase or subscribe to any unissued authorized shares of First Community common stock or preferred stock. First Community's board of directors may issue shares of First Community common stock, without any further action by First Community shareholders, unless such action is required in a particular case by applicable law or regulation or by The Nasdaq National Market or any stock exchange or interdealer quotation system upon which First Community common stock may be listed or quoted in the future.

         The authorized but unissued and unreserved shares of First Community common stock can be issued from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of First Community. In addition, the sale of a substantial number of shares of First Community common stock to persons who have an understanding with First Community concerning the voting of such shares, or the distribution or declaration of a dividend of shares of First Community common stock (or the right to receive First Community common stock) to First Community shareholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of First Community.

         First Community's board of directors may issue shares of First Community preferred stock, in one or more classes or series, with voting, conversion, dividend and liquidation rights as the board of directors may determine, without any further action by First Community shareholders, unless such action is required in a particular case by applicable law or regulation or by The Nasdaq National Market or by any stock exchange or interdealer quotation system upon which First Community common stock may be list or quoted in the future. As described above, the authorized but unissued preferred stock could be issued to dilute the stock ownership of persons seeking to obtain control of First Community or as part of a shareholder rights plan. First Community thus could use the authorized but unissued preferred stock as a defensive measure against unwanted takeover attempts. First Community currently does not have a shareholder rights plan.

Amendment Of Articles Of Incorporation And Bylaws

         Under the North Carolina Business Corporation Act, most amendments to the articles of incorporation must be proposed by the board of directors and approved by a majority of shareholders entitled to vote. Except as otherwise required in a bylaw adopted by the shareholders or by the articles of incorporation or the North Carolina Business Corporation Act, either the shareholders or the board of directors of a North Carolina corporation may amend or repeal its bylaws; provided, however, that a bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the board of directors unless the articles of incorporation or bylaw adopted by the shareholders authorizes the board of directors to adopt, amend or repeal that particular bylaw or the bylaws generally.

Capital Bank Corporation

        Capital Bank Corporation's articles of incorporation provide limitations on directors' liability (see "--Limitations on Directors Liability") that cannot be amended or repealed in a way that eliminates or reduces the protection granted under the provision with respect to any matter that occurred prior to such amendment, repeal, or adoption. All other provisions of Capital Bank Corporation's articles of incorporation can be amended according to the provisions regarding amendment of articles of incorporation under the North Carolina Business Corporation Act that are described above.

        Either a majority of Capital Bank Corporation's board of directors or its shareholders may amend or repeal Capital Bank Corporation's bylaws. A bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by Capital Bank Corporation's board of directors. Generally, the shareholders of Capital Bank Corporation may adopt, amend, or repeal the bylaws in accordance with the North Carolina Business Corporation Act. Capital Bank Corporation's bylaws also provide that a committee of the board of directors is not permitted to amend or repeal its bylaws or articles of incorporation.

First Community

        First Community's articles of incorporation provide supermajority voting requirements in connection with certain business combinations (see "--Shareholder Votes Required for Certain Actions") that cannot be amended unless the supermajority vote necessary to approve the business combination is obtained. First Community's articles of incorporation also provide limitations on directors' liability (see "--Limitations on Directors Liability") that cannot be amended or repealed in a way that eliminates or reduces the protection granted under the provision with respect to any matter that occurred prior to such amendment, repeal, or adoption. All other provisions of First Community's articles of incorporation can be amended according to the provisions regarding amendment of articles of incorporation under the North Carolina Business Corporation Act that are described above.

         First Community's bylaws provide that they can be amended or repealed by First Community's board of directors. In addition, under the North Carolina Business Corporation Act, First Community shareholders may also amend or repeal First Community's bylaws.

Election Of Directors

Capital Bank Corporation

         Capital Bank Corporation's bylaws provide that its board of directors must consist of at least one but not more than 25 members. Currently, Capital Bank Corporation has 19 directors. The Capital Bank Corporation's articles of incorporation and bylaws provide that, at all times when the total number of the members of the board of directors is nine or more, the board of directors will be classified and divided into three classes, with each class being as nearly equal in number as possible and each director serving a three-year term of office. The effect of Capital Bank Corporation having a classified board of directors when the board has at least nine members is that only approximately one-third of the members of Capital Bank Corporation's board of directors are elected each year, which effectively requires two annual meetings for Capital Bank Corporation shareholders to change a majority of the members of the board of directors. By potentially delaying the time within which a potential acquirer could obtain working control of Capital Bank Corporation's board of directors, this provision may discourage some potential mergers, tender offers or hostile takeover attempts.

     Capital Bank Corporation's directors are elected at the annual meeting of shareholders, and those persons who receive the highest number of votes are elected. If any shareholder so demands, the election of directors will be by ballot.

     The holders of Capital Bank Corporation common stock are entitled to one vote per share held of record on all matters submitted to a shareholder vote and do not have the right to cumulate their votes for the election of directors. As a result of the absence of cumulative voting, the majority of votes represented at a meeting may elect all directors up for election at that meeting, and the remaining minority shareholders may not elect any directors. Cumulative voting is commonly used to protect the rights of minority shareholders. The absence of cumulative voting makes it more difficult for shareholders that hold a minority of the outstanding shares of Capital Bank Corporation common stock to elect representatives of their choice.

     At the effective time of the merger, Capital Bank Corporation will cause its board of directors to decrease in size from 19 directors to 9 directors, cause all but 6 of its existing directors to resign and appoint three new directors from First Community's current board of directors to fill the resulting vacancies created by the Capital Bank Corporation director resignations. William R. Gilliam, who currently serves as First Community's president and chief executive officer, will be appointed as a director of Capital Bank Corporation for at least two years and will be vice-chairman of the board of directors.

First Community

     First Community's bylaws provide that the number of directors shall be between five and fifteen, with the exact number to be fixed by the board of directors. Currently, First Community has ten directors. First Community's articles of incorporation and bylaws provide that, at all times when the total number of members of the board of directors is nine or more, the board of directors will be classified and divided into three classes, with each class being as nearly equal in number as possible and each director serving a three-year term of office. As described above with respect to Capital Bank Corporation's classified board of directors, the effect of First Community having a classified board of directors may potentially delay the time within which a potential acquirer could obtain working control of First Community's board of directors, and may discourage some potential mergers, tender offers or hostile takeover attempts.

     The holders of First Community common stock are entitled to one vote per share held of record on all matters submitted to a shareholder vote, and like Capital Bank Corporation shareholders, do not have the right to vote cumulatively in the election of directors. Cumulative voting is commonly used to protect the rights of minority shareholders. The absence of cumulative voting makes it more difficult for shareholders that hold a minority of the outstanding shares of First Community common stock to elect representatives of their choice. In addition, the First Community bylaws contain an age limitation provision that states that no person who is 72 years of age or older as of the date of the annual meeting or other time at which he or she is to be elected as a director of the corporation shall be eligible to serve as a director of the corporation. The bylaws contain provisions allowing existing directors who were over 72 on January 1, 2001 to be elected and serve until the next shareholders meeting after they become 75.

Director Removal And Vacancies

Capital Bank Corporation

     Capital Bank Corporation's bylaws provide that any director, or the entire board of directors, may be removed by the shareholders from office at any time, with or without cause, but only if the number of votes cast to remove him exceeds the number of votes cast not to remove him. If a director is elected by a voting group of shareholders, only members of that voting group may participate in the vote to remove him. The shareholders at a meeting may not remove a director unless the notice of the meeting specifies such removal as one of its purposes. If any directors are removed, new directors may be elected at the same meeting.

     Vacancies occurring in Capital Bank Corporation's board of directors may be filled by the shareholders or a majority of the remaining directors. If the remaining directors do not constitute a quorum, the directors may fill the vacancy by the affirmative vote of a majority of the remaining directors or the sole remaining director. If the vacant office was held by a director elected by a voting group of shareholders, only the remaining director or directors elected by that voting group or the shareholders of that voting group are entitled to fill the vacancy.

First Community

     The First Community bylaws provide that at any shareholder meeting for which the notice of meeting states that one purpose of the meeting is the removal of one or more directors, the shareholders may remove a director from office for cause if the number of votes for removal is greater than the number of votes opposing removal. However, if a voting group elects the director, only the shareholders of that voting group may participate in the vote to remove that director.

     Vacancies occurring in First Community's board of directors may be filled by the shareholders or a majority of the remaining directors. If the remaining directors do not constitute a quorum, the directors may fill the vacancy by the affirmative vote of a majority of the remaining directors or the sole remaining director. If the vacant office was held by a director elected by a voting group of shareholders, only the remaining director or directors elected by that voting group or the shareholders of that voting group are entitled to fill the vacancy.

Limitations On Director Liability

Capital Bank Corporation

     Capital Bank Corporation's articles of incorporation provide that no individual serving as a director shall be personally liable in an action for monetary damages for the breach of such person's duty as a director. However, the limitation on director liability does not apply to

     o Acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of Capital Bank Corporation;

     o Any liability for unlawful distributions under the North Carolina Business Corporation Act; or

     o Any transaction from which the director derived an improper personal benefit (which does not include a director's reasonable compensation or other reasonable incidental benefit for or on account of his service as a director, officer, employee officer, employee, independent contractor, attorney, or consultant of Capital Bank Corporation).

First Community

     First Community's articles of incorporation provide that, to the fullest extent permitted by the North Carolina Business Corporation Act, no person who is serving or has served as a director of the Corporation shall be personally liable to the Corporation or any of its shareholders or otherwise for monetary damages for breach of any duty as a director.

Indemnification Of Directors And Officers

General

     Under the North Carolina Business Corporation Act, a corporation may indemnify any director against liability if such person:

     o    Acted in his or her official capacity as a director;

     o    Conducted himself or herself in good faith;

     o Reasonably believed, in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the best interests of the corporation, and in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

     o In the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Under the North Carolina Business Corporation Act, a corporation may not indemnify a director:

     o In connection with a proceeding by or in the right of the corporation in which such person was held liable to the corporation; or

     o In connection with a proceeding in which such person was held liable on the basis that personal benefit was improperly received by him or her.

     Unless limited by its articles of incorporation, a North Carolina corporation must indemnify, against reasonable expenses incurred, a director who is wholly successful, on the merits or otherwise, in defending any proceeding to which the director was a party because of his or her status as a director of the corporation. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding if that director furnishes the corporation a written undertaking to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation against such expenses. A director may apply for court-ordered indemnification under certain circumstances.

     Under the North Carolina Business Corporation Act, unless a corporation's articles of incorporation provide otherwise:

     o An officer of a corporation is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director; and

     o The corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent as to a director.

     In addition and separate from the statutory indemnification rights discussed above, the North Carolina Business Corporation Act provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities. A corporation may not indemnify or agree to indemnify a person against liability or expenses he or she may incur on account of his activities that were at the time taken known or believed by him or her to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise or as a trustee or administrator under an employee benefit plan. Any such provision for indemnification also may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

Capital Bank Corporation

     Capital Bank Corporation's bylaws provide for indemnification, to the fullest extent permitted by law, of any person who at any time serves or has served as a director or officer of Capital Bank Corporation, or, at the request of Capital Bank Corporation, is or was serving as a officer, director, agent, partner, trustee, administrator or employee of another entity against any threatened, pending or contemplated civil, criminal, administrative, investigative or arbitrative action suit or proceeding, or any appeal of such an action, seeking to hold him or her liable by reason of the fact that he or she was acting in such capacity. Capital Bank Corporation also may provide such indemnification for its employees and agents as it deems appropriate.

     The rights of indemnification cover:

     o Reasonable expenses, including without limitation all attorneys' fees actually and necessarily incurred by him or her in connection with any action, suit or proceeding;

     o All reasonable payments in satisfaction of any judgment, money decree, fine, penalty or settlement; and

     o All reasonable expense incurred in enforcing the indemnification rights.

     Capital Bank Corporation's board of directors must take all such action as may be necessary and appropriate to authorize Capital Bank Corporation to fulfill its mandatory indemnification obligations, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity to such claimant. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling Capital Bank Corporation pursuant to the foregoing provisions, Capital Bank Corporation has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     After completion of the merger, Capital Bank Corporation has agreed to indemnify the present and former directors and officers of First Community and its subsidiaries against certain liabilities arising out of actions or omissions (including the merger) occurring at or prior to the time the merger becomes effective to the fullest extent permitted under North Carolina law. Capital Bank Corporation also has agreed to maintain or allow First Community to obtain, for a period of at least three years after completion of the merger, First Community's existing directors' and officers' liability insurance policy or a comparable policy.

First Community

     First Community's bylaws provide for indemnification, to the fullest extent permitted by law, of any person who at any time serves or has served as a director, officer, employee or agent and any such person who serves or has served at First Community's request as a director, officer, employee, partner, trustee or agent of another entity against liability and litigation expense arising out of such status or activities in such capacity.

          "Liability and litigation expense" include:

     o Costs and expenses of litigation (including reasonable attorneys' fees); and

     o Judgments, fines and amounts paid in settlement that are actually and reasonably incurred in connection with or as a consequence of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling First Community pursuant to the foregoing provisions, First Community has been informed that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Special Meetings Of Shareholders

Capital Bank Corporation

     Capital Bank Corporation's bylaws provide that special meetings of Capital Bank Corporation shareholders may be called by the chief executive officer, president, secretary, the board of directors or by a shareholder at the written request of the holders of at least 10 percent of the shares entitled to vote on the issues proposed to be considered at the special meeting.

First Community

     First Community's bylaws provide that special meetings of First Community shareholders may be called by the chief executive officer, president, chairman of the board, or the board of directors. However, because its articles of incorporation or bylaws do not afford its shareholders the right to call a special meeting, under the North Carolina Business Corporation Act, as long as First Community is a public corporation (that is, has a class of stock registered under the Securities Exchange Act of 1934, as amended), its shareholders are not entitled to call a special meeting.

Shareholder Nominations And Proposals

Capital Bank Corporation

     Neither Capital Bank Corporation's bylaws nor its articles of incorporation contain procedures for nominating persons for election to Capital Bank Corporation's board of directors or procedures for shareholder proposals of business to be brought before an annual meeting. Pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, if a shareholder intends to present a matter for a vote at the annual meeting of shareholders, a shareholder must give timely notice in accordance with the rules of the Securities and Exchange Commission. See "Future Shareholder Proposals" on page __.

     With respect to special meetings, only business within the purpose or purposes of the special meeting notice may be conducted at the special meeting. As a result, this provision would prevent shareholders from making proposals at a special meeting unless such proposals were described in the special meeting notice.

First Community

     First Community's bylaws provide that nomination of persons for election to the First Community board of directors may be made (a) by the board of directors, or (b) by any holder of shares entitled to be voted at the annual meeting for the election of directors. All nominations by shareholders must be in writing and must comply with the notice procedures set forth in the First Community bylaws.

     Neither the articles of incorporation nor bylaws of First Community establish any notice procedures for shareholder proposals of other business to be brought before an annual meeting. Pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, if a shareholder intends to present a matter for a vote at the annual meeting of shareholders, a shareholder must give timely notice in accordance with the rules of the Securities and Exchange Commission.

     With respect to special meetings, the North Carolina Business Corporation Act provides that only business within the purposes described in the notice of meeting may be conducted.

Dissenters' Rights

     Under North Carolina law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to dissenters' rights, pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. In North Carolina, dissenters' rights are also available for certain amendments to a corporation's articles of incorporation.

Capital Bank Corporation

     Capital Bank Corporation is a North Carolina corporation with its stock traded on The Nasdaq SmallCap Market and thus Capital Bank Corporation's shareholders have the right to dissent to the merger of First Community into Capital Bank Corporation under Article 13 of the North Carolina Business Corporation Act. See "Shareholder Meeting --Capital Bank Corporation Shareholder Meeting--Dissenters' Rights." Capital Bank Corporation's articles of incorporation and bylaws do not provide for any additional dissenters' rights.

First Community

     First Community is a North Carolina corporation with its stock traded on The Nasdaq National Market. In the merger transaction, First Community may elect to receive shares of Capital Bank Corporation, which are traded on The Nasdaq SmallCap Market, and thus First Community's shareholders have the right to dissent to the merger of First Community into Capital Bank Corporation under
Article 13 of the North Carolina Business Corporation Act. See "Shareholder Meeting - Capital Bank Corporation Shareholder Meeting - Dissenters' Rights." First Community's articles of incorporation and bylaws do not provide for any additional dissenters' rights.

Shareholder Votes Required For Certain Actions

     Article 7-25 of the North Carolina Business Corporation Act contains the general rule regarding shareholder approval of corporate action and provides that, unless a company's articles of incorporation, bylaws or the North Carolina Business Corporation Act provides otherwise:

     o A majority of the shareholder votes entitled to be cast on a matter will constitute a quorum for action on a matter; and

     o If a quorum exists, action on a matter is approved if the shareholder votes cast favoring the action exceed the shareholder votes cast opposing an action.

     In the case of a shareholder vote concerning a plan of merger, Article 11-03 of the North Carolina Business Corporation Act requires that:

     o The transaction must be approved by a majority of all votes entitled to be cast by shareholders of the disappearing corporation; and

     o The transaction must be approved by a majority of all votes entitled to be cast by shareholders of the surviving corporation if the number of voting or participating shares is increased by more than 20 percent as a result of the transaction.

     North Carolina also has two primary anti-takeover statutes, the Shareholder Protection Act and the Control Share Acquisition Act, which govern the shareholder approval required for certain business combinations. These two statutes automatically apply to any North Carolina corporation that does not "opt-out" of them upon incorporation.

Capital Bank Corporation

     As permitted by North Carolina law, Capital Bank Corporation has "opted out" of each of the Shareholder Protection Act and the Control Share Acquisition Act.

     Capital Bank Corporation's articles of incorporation and bylaws of Capital Bank Corporation do not otherwise address the voting requirements for different actions. Accordingly, the provisions of the North Carolina Business Corporation Act apply. Therefore, the merger transaction with First Community will require approval by a majority of all votes entitled to be cast by shareholders of First Community as the number of voting shares will be increased by more than 20 percent as a result of the merger.

     The approval of the issuance of the shares in connection with the merger transaction is governed by Article 7.25 of the North Carolina Business Corporation Act, as described above. As a company listed on The Nasdaq SmallCap Market, Capital Bank Corporation also is subject to the Nasdaq Marketplace Rules. The Nasdaq Marketplace Rules require approval by a majority of all shareholder votes cast on any proposal to issue shares where the number of shares of common stock to be issued will be in excess of 20 percent of the number of shares outstanding before the issuance.

     First Community

     As permitted by North Carolina law, First Community also has "opted out" of each of the Shareholder Protection Act and the Control Share Acquisition Act. First Community's articles of incorporation require the affirmative vote of the holders of at least 75 percent of the outstanding shares of First Community common stock to approve certain business combinations. This supermajority voting requirement does not apply, however, if the transaction has been approved by at least 75 percent of all of the directors of First Community (or 75 percent of the non-related, continuing directors of First Community if the business combination is proposed by a related person) at a duly called or convened regular or special meeting of the board of directors. The proposed merger with Capital Bank Corporation was approved by at least 75 percent of the First Community directors, making the supermajority provision inapplicable to the proposed merger.

     For purposes of the supermajority provision in First Community's articles of incorporation, a "business combination" is any transaction in connection with a combination or merger of First Community, the acquisition of more than 10 percent of First Community's voting stock or a purchase or sale of a substantial portion (20 percent or more) of the assets of First Community or any subsidiary thereof, in each case, which requires (if applicable) the approval of or notice to and absence of objection by (a) any federal or state regulatory authority of banks, savings banks, savings and loan associations or their holding companies,
(b) the Federal Trade Commission or the Antitrust Division of the United States Department of Justice, or (c) the shareholders of First Community. A reorganization, acquisition, merger or purchase or sale of assets or combination initiated by First Community upon the vote of at least 51 percent of its non-related, continuing directors is not deemed a business combination.

     First Community's articles of incorporation also provide that the board of directors, when evaluating the merits of any business combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of the company and its shareholders, give due consideration to all relevant factors, including, without limitation:

     o The social and economic effects of acceptance of such offer on the depositors, borrowers, other customers, employees and creditors of First Community and its subsidiaries and on the communities in which First Community and its subsidiaries operate or are located;

     o The ability of First Community and its subsidiaries to fulfill the objectives of a bank and/or savings bank and/or savings and loan association holding company, and of commercial banking and/or savings bank and/or savings and loan entities under applicable federal and state statutes and regulations;

     o The business and financial condition and prospects and earnings prospects of the person or persons proposing the business combination (including existing and likely financial obligations of such person or persons) and the possible effects of such conditions and prospects upon First Community and its subsidiaries and the communities in which they are located;

     o The competence, experience and integrity of the person or persons proposing the business combination and its or their management; and

     o The prospects for successful completion of the proposed business combination.

     Even though the constituency provision described above provides that the board has sole discretion in making such determination, the provision may discourage or make more difficult certain business combinations, and therefore, may adversely affect the ability of the shareholders to benefit from certain transactions opposed by First Community's board of directors. The supermajority provisions of First Community's articles of incorporation are designed to be an anti-takeover protection for shareholders and may have the effect of delaying, deferring or preventing a change in control of First Community that some shareholders of First Community may deem to be in their best interests.

Shareholders' Rights To Examine Books And Records

General

     The North Carolina Business Corporation Act gives a shareholder of a North Carolina corporation the right to inspect and copy books and records of the corporation during regular business hours if he or she gives the corporation written notice of his or her demand at least five business days before the date of the inspection. To inspect certain records, written demand must also be made in good faith and for a proper purpose and must describe with reasonable particularity the purpose of the request and the records the shareholder desires to inspect.

Capital Bank Corporation

     Capital Bank Corporation shareholders have the right to inspect and copy Capital Bank Corporation's books and records as set forth in the North Carolina Business Corporation Act explained above.

First Community

     First Community shareholders have the right to inspect and copy First Community's books and records as set forth in the North Carolina Business Corporation Act explained above.

Dividends

     Under the North Carolina Business Corporation Act, a corporation generally may authorize and pay dividends as long as after paying the dividend, the corporation would be able to pay its debts as they become due in the ordinary course of business and the corporation's total assets would not be less that the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the dividend, to satisfy claims of shareholders who have preferential rights superior to the rights of the shareholders receiving the dividend.

Capital Bank Corporation

     Capital Bank Corporation shareholders are entitled to receive such dividends or distributions as the board of directors authorizes in its discretion. Capital Bank Corporation's ability to pay dividends is subject to the restrictions of the North Carolina Business Corporation Act. There are various statutory limitations on the ability of Capital Bank Corporation's banking subsidiaries to pay dividends to Capital Bank Corporation. See "Certain Regulatory Considerations."

     Subject to the legal availability of funds to pay dividends, during the first fiscal year after completion of the merger, Capital Bank Corporation intends to declare and pay quarterly dividends at an annual rate equal to the greater of 20 percent of annual net earnings or $0.20 per share to the extent such cash dividend is consistent with maintaining Capital Bank Corporation's status as a "well-capitalized" institution under applicable banking laws and regulations. Thereafter, Capital Bank Corporation intends to pay approximately 20 percent of its annual net earnings to shareholders in the form of annual cash dividends if such cash dividends are in the best interest of Capital Bank Corporation in the business judgment of its board of directors and are consistent with maintaining Capital Bank Corporation's status as a "well-capitalized" institution under applicable banking laws and regulations.

First Community

     First Community shareholders are entitled to receive such dividends or distributions as the board of directors authorizes in its discretion. First Community's ability to pay dividends is subject to the restrictions of the North Carolina Business Corporation Act. There are various statutory limitations on the ability of First Community's banking subsidiary to pay dividends to First Community. See "Certain Regulatory Considerations."

Anti-Takeover Provisions Generally

     Both First Community and Capital Bank Corporation have various anti-takeover protections in their bylaws and articles of association that have been summarized throughout this section. Anti-takeover provisions are designed to assist board of directors in playing a role if any group or person attempts to acquire control of the company, so that the board of directors can protect the interests of the company and its shareholders under the circumstances. These provisions may help a board of directors determine that a sale of control is in the best interests of the shareholders or may enhance a board's ability to maximize the value to be received by the shareholders upon a sale of control of the company. Anti-takeover provisions may, however, tend to discourage some takeover bids. As a result, a company's shareholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices.

     On the other hand, defeating undesirable acquisition offers can be a very expensive and time-consuming process. To the extent that these provisions discourage undesirable proposals, a company may be able to avoid expenditures of time and money. Such anti-takeover provisions also may discourage open market purchases by a company that may desire to acquire another corporation. Such open market purchases may increase the market price of a target's common stock temporarily and enable shareholders to sell their shares at a price higher than that they might otherwise obtain. In addition, anti-takeover provisions may decrease the market price of a target's common stock by making the stock less attractive to persons who invest in securities in anticipation of price increases from potential acquisition attempts. Provisions such as those establishing a classified board or permitting removal of directors only for cause may make it more difficult and time consuming for a potential acquirer to obtain control of the target company by replacing the board of directors and management. Furthermore, these provisions may make it more difficult for a corporation's shareholders to replace a board of directors or management, even if a majority of the shareholders believe that replacing the board or management is in the best interests of the corporation. Because of these factors, these provisions may tend to perpetuate the incumbent board of directors and management.

     Certain provisions of its articles of incorporation and bylaws afford First Community with anti-takeover protection, such as its ability to issue preferred stock without shareholder approval, classified board of directors, the ability to remove directors only for cause, the inability of shareholders to call special meetings, and the supermajority voting requirement to approve certain business combinations. Certain provisions of its articles of incorporation and bylaws afford Capital Bank Corporation anti-takeover protection, such as its classified board of directors. First Community shareholders should consider these differences in anti-takeover protections in evaluating the merger transaction.

                      BUSINESS OF CAPITAL BANK CORPORATION

     Capital Bank Corporation is a financial holding company incorporated under the laws of the State of North Carolina on August 10, 1998. Capital Bank Corporation's primary function is to serve as the holding company for its wholly-owned subsidiary, Capital Bank. Capital Bank was incorporated under the laws of the State of North Carolina on May 30, 1997, and commenced operations as a state-chartered banking corporation on June 20, 1997. Capital Bank is a locally-owned community bank engaged in the general commercial banking business in Wake, Chatham, Northampton, Granville, Warren and Lee Counties, North Carolina. Capital Bank offers a full range of banking services, including the following: checking accounts; savings accounts; NOW accounts; money market accounts; certificates of deposit; loans for real estate, businesses, agriculture, personal uses, home improvement and automobiles; equity lines of credit; credit cards; individual retirement accounts; safe deposit boxes; bank money orders; electronic funds transfer services, including wire transfers; traveler's checks; and free notary services to all Capital Bank customers. In addition, Capital Bank provides automated teller machine access to its customers for cash withdrawals through nationwide ATM networks. At present, Capital Bank does not provide the services of a trust department.

     Capital Bank Investment Services, Inc., a wholly-owned subsidiary of Capital Bank Corporation, acquired on April 30, 2001 an independent branch brokerage office located in Raleigh, North Carolina. Capital Bank Investment Services, Inc. makes available a full range of non-deposit investment services to individuals and corporations, including the customers of Capital Bank. These investment services include full-service securities brokerage, asset management, financial planning and retirement services, such as 401(k) plans, all provided through a strategic alliance with Raymond James Financial Services, Inc. These services are available in the offices of Capital Bank Corporation through registered investment representatives.

     As of September 30, 2001, Capital Bank Corporation had consolidated assets of $391 million, consolidated loans of $276 million, consolidated deposits of $309 million, consolidated investment securities of $78 million, and consolidated shareholders' equity of $37 million. Capital Bank Corporation's principal executive offices are located at 4901 Glenwood Avenue, Raleigh, North Carolina 27612 and its telephone number is (919) 645-6400.

     Additional information with respect to Capital Bank Corporation is included in the documents delivered with this Joint Proxy Statement/Prospectus and incorporated by reference herein. See "Additional Information."

                           BUSINESS OF FIRST COMMUNITY

General

     First Community was incorporated on October 7, 1998 to serve as the holding company for Community Savings Bank upon the bank's conversion from a state chartered mutual savings bank to a state chartered stock savings bank. First Community completed the conversion and its initial public offering on June 21, 1999 through the sale and issuance of 1,880,798 shares of common stock. Since the conversion, First Community has had no significant assets other than the outstanding capital stock of Community Savings Bank, a portion of the net proceeds of the conversion which it has invested, and a promissory note evidencing a loan made by First Community to the bank's employee stock ownership plan. Since it began operations, First Community's principal business has been the business of Community Savings Bank.

     First Community's office is located at 708 South Church Street, Burlington, North Carolina 27216. Community Savings Bank conducts its business through three full services offices in Burlington, North Carolina, one full service office in Graham, North Carolina, and one loan origination office in Burlington.

     Community Savings Bank was originally chartered in 1934. It is a member of the Federal Home Loan Bank system and its accounts are federally insured up to allowable limits. The bank is primarily engaged in soliciting deposit accounts from business and the general public and making commercial loans, construction loans, residential real estate loans, home equity line of credit loans, consumer loans and various investments.

     The operations of First Community, Community Savings Bank and depository institutions in general are significantly influenced by general economic conditions and by related monetary and fiscal policies of depository institution regulatory agencies, including the Federal Reserve, the Federal Deposit Insurance Corporation (the "FDIC") and state banking regulators. Deposit flows and cost of funds are influenced by interest rates on competing investments and general market rates of interest. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn are affected by the interest rates at which such financing may be offered and other factors affecting loan demand and availability of funds.

     In this section entitled "Business of First Community" and in "Management's Discussion and Analysis of Financial Condition and Results of Operations of First Community Financial Corporation" which follows, First Community, Community Savings Bank and Community Savings Bank's subsidiary are sometimes collectively referred to as "First Community."

Market Area

     First Community's primary market area consists of the communities in Alamance County, North Carolina. Alamance County is located in the Piedmont area of North Carolina east of Greensboro and west of Durham. Employment in Alamance County is diversified among manufacturing, agricultural, retail and wholesale trade, government, services and utilities. Major employers in Alamance County include LabCorp., Alamance County-Burlington Public Schools, Burlington Industries, Inc. and Glen Raven Mills. Based upon 2000 comparative data, First Community had 10.4% of the deposits in Alamance County.

Lending Activities

General

     First Community's primary source of revenue is interest and fee income from its lending activities, primarily consisting of commercial loans and mortgage loans for the purchase or refinancing of homes located in its primary market area. First Community also makes home equity line of credit loans, construction loans, and various types of consumer loans. As of September 30, 2001, only 4.76% of First Community's loan portfolio, before net items, was not secured by real estate. On September 30, 2001, First Community's largest single outstanding loan had a balance of approximately $2.2 million. In addition to interest earned on loans, First Community receives fees in connection with loan originations, loan servicing, loan modifications, late payments, loan assumptions and other miscellaneous services. First Community generally originates its fixed-rate mortgage loans with the intention that they will be sold in the secondary market. Its other loans are generally held in its portfolio.

Loan Portfolio Composition

     First Community's net loan portfolio totaled approximately $148.9 million at September 30, 2001 representing 70.6% of its total assets. On that date, 49.3% of First Community's gross loan portfolio was composed of home mortgage loans. Commercial, financial and agricultural loans represented 29.9% of First Community's gross loan portfolio, and construction loans and home equity loans represented 8.8% and 5.2%, respectively, of First Community's gross loan portfolio, on that date. Consumer loans represented 5.2% of the gross loan portfolio. As of September 30, 2001, 65.9% of the loans in First Community's gross loan portfolio had adjustable interest rates. See Note 5 to First Community's Financial Statements included as a part of this Joint Proxy Statement/Prospectus.

Origination and Sale of Loans

     Most of the fixed interest rate home mortgage loans originated by First Community are underwritten in conformity with Federal National Mortgage Association or Federal Home Loan Mortgage Corporation underwriting standards and are sold to secondary market purchasers. Loans are generally sold without recourse. First Community generally continues to service the loans it sells, which generates servicing fee income. Adjustable rate mortgage loans are generally held in First Community's portfolio.

     For additional information concerning First Community's lending activities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of First Community Financial Corporation--Financial Condition at September 30, 2001" and "--Financial Condition at December 31, 2000 and December 31, 1999."

Investment and Mortgage-Backed Securities

     Interest and dividend income from investment and mortgage-backed securities generally provides the second largest source of income to First Community after interest on loans. In addition, First Community receives interest income from deposits in other financial institutions and from federal funds sold. At September 30, 2001, First Community's investment and mortgage-backed securities portfolio totaled approximately $40.1 million, consisting primarily of U.S. government and agency securities, municipal bonds, and mortgage-backed securities.

         Investments in mortgage-backed securities involve a risk that, because of changes in the interest rate environment, actual prepayments will be greater than estimated prepayments over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments, thereby reducing the net yield on such securities. There is also reinvestment risk associated with the cash flows from such securities. In addition, the market value of such securities may be adversely affected by changes in interest rates.

     As a member of the Federal Home Loan Bank of Atlanta, Community Savings Bank is also required to maintain an investment in stock of the Federal Home Loan Bank of Atlanta equal to the greater of 1% of its outstanding home loans or 5% of its outstanding advances from the Federal Home Loan Bank of Atlanta. No ready market exists for such stock, which is carried at cost. As of September 30, 2001, the bank's investment in stock of the Federal Home Loan Bank of Atlanta was $1.9 million. For additional information concerning First Community's investment portfolios, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of First Community Financial Corporation--Financial Condition at September 30, 2001" and "--Financial Condition at December 31, 2000 and December 31, 1999." See also Notes 3 and 4 to First Community's Financial Statements included as a part of this Joint Proxy Statement/Prospectus.

Deposits and Borrowings

General

     Deposits are the primary source of funds for lending and other investment purposes. In addition to deposits, First Community derives funds from loan principal repayments, loan interest payments, interest and principal repayments from investments and mortgage-backed securities, interest from its own interest-earning deposits and otherwise from its operations. Repayments and income are relatively stable sources of funds while deposit inflows and outflows may be significantly influenced by general interest rates and money market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources. They may also be used on a longer term basis for general business purposes.

Deposits

     First Community attracts both short-term and long-term deposits from businesses, governmental agencies and the general public by offering a variety of accounts and rates. First Community offers statement savings accounts, negotiable order of withdrawal accounts, money market demand accounts, non-interest-bearing accounts, and fixed interest rate certificates with varying maturities. At September 30, 2001, 80.8% of First Community's deposits consisted of certificate accounts, 9.0% consisted of statement savings accounts, 8.9% consisted of interest-bearing transaction accounts and 13.0% consisted of noninterest-bearing transaction accounts. Deposit flows are greatly influenced by economic conditions, the general level of interest rates, competition, and other factors, including the restructuring of the thrift and banking industry. First Community's deposits traditionally have been obtained primarily from its primary market area. First Community utilizes traditional marketing methods to attract new customers and deposits, including print media advertising and direct mailings. It does not use the services of deposit brokers. For additional information concerning First Community's deposit activities, see "Management's Discussion and Analysis of Financial Condition and Result of Operations of First Community Financial Corporation--Financial Condition at September 30, 2001" and "--Financial Condition at December 31, 2000 and December 31, 1999." See also
Note 12 to the Financial Statements of First Community Financial Corporation attached to this Joint Proxy Statement/Prospectus.

Borrowings

     First Community's principal source of long-term borrowings is the Federal Home Loan Bank of Atlanta. The Federal Home Loan Bank system functions in a reserve credit capacity for savings institutions. As a member, Community Savings Bank is required to own capital stock in the Federal Home Loan Bank of Atlanta and is authorized to apply for advances from the Federal Home Loan Bank of Atlanta on the security of that stock and a floating lien on certain of its real estate secured loans and other assets. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution's net worth or on the Federal Home Loan Bank of Atlanta's assessment of the institution's creditworthiness. At September 30, 2001, First Community had $6.3 million in outstanding borrowings. For additional information concerning First Community's borrowing activities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations of First Community Financial Corporation--Financial Condition at September 30, 2001," and "--Financial Condition at December 31, 2000 and December 31, 1999." See also, Note 11 to the Financial Statements of First Community Financial Corporation attached to this Joint Proxy Statement/Prospectus.

Subsidiaries

     First Community has only one direct subsidiary, Community Savings Bank. As a North Carolina-chartered savings bank, Community Savings Bank is able to invest up to 10% of its total assets in subsidiary service corporations. However, any investment in service corporations which would cause the bank to exceed an investment of three percent of assets must receive prior approval of the FDIC. Community Savings Bank has one subsidiary, Community Financial Services, Inc., which is engaged in discount brokerage sales activities pursuant to an agreement with UVEST Financial Services Group, Inc. As of September 30, 2001, the bank's investment in Community Financial Services, Inc., was less than one percent of assets.

Competition

     First Community faces strong competition both in attracting deposits and making real estate and other loans. Its most direct competition for deposits has historically come from other savings institutions, credit unions and commercial banks located in its primary market area, including large financial institutions with a statewide and nationwide presence which have greater financial and marketing resources available to them. As of December 31, 2000, there were 15 depository institutions with 45 offices in Alamance County, North Carolina. Based upon December, 2000 comparative data, Community Savings Bank had 10.4% of the deposits in Alamance County. First Community has also faced additional significant competition for investors' funds from short-term money market securities and other corporate and government securities. First Community's ability to attract and retain savings deposits depends on its ability to provide a rate of return, liquidity and risk comparable to that offered by competing investment opportunities.

     First Community experiences strong competition for real estate loans from other savings institutions, commercial banks, credit unions and mortgage banking companies. First Community competes for loans primarily through the interest rates and loan fees it charges and the efficiency and quality of services it provides borrowers. Competition may increase as a result of the elimination of restrictions on the interstate operations of financial institutions.

Employees

     As of September 30, 2001, Community Savings Bank and its subsidiary had 59 full-time employees and 9 part-time employees. Employees are not represented by any union or collective bargaining group, and the bank considers its employee relations to be good. First Community has no direct employees.

Taxation

     First Community and Community Savings Bank are subject to the taxing provisions of the Internal Revenue Code of 1986, as amended, applicable generally to corporations, as modified by certain provisions specifically applicable to financial or thrift institutions.

     Under North Carolina law, the corporate income tax for the year 2000 was 6.9% of federal taxable income as computed under the Internal Revenue Code of 1986, as amended, subject to certain prescribed adjustments. An annual state franchise tax is imposed at a rate of 0.15% applied to the greatest of the institutions (i) capital stock, surplus and undivided profits, (ii) investment in tangible property in North Carolina or (iii) appraised valuation of property in North Carolina.

Capital Maintenance Agreement

     In connection with regulatory approval of the First Community's application to acquire control of Community Savings Bank at the time of the bank's conversion to stock form, First Community was required to execute a capital maintenance agreement whereby it has agreed to maintain Community Savings Bank's capital in an amount sufficient to enable the bank to satisfy all regulatory capital requirements.

Properties

     The following table sets forth the location of the Community Savings Bank's offices, as well as certain other information relating to its offices as of September 30, 2001.

        Address             Function           Type          Net Book Value

708 South Church Street                       land              $  75,488
Burlington, NC  27215      Main Branch        building          $ 464,854

166 Huffman Mill Road                         land              $  48,676
Burlington, NC  27215      Branch             building          $ 225,583

257 South Graham-
Hopedale Road                                 land              $  50,279
Burlington, NC  27215      Branch             building          $ 166,761

227 South Main Street                         land              $  95,347
Graham, NC  27253          Branch             building          $ 169,790

221 South Main Street      Office             land              $  50,000
Graham, NC  27253          Building           building          $ 224,047

706 South Church Street    Mortgage Loan      land              $  89,386
Burlington, NC  27215      Office             building          $  80,106

500 South Main Street      Financial          leasehold         $   6,301
Burlington, NC  27215      Administration     improvements

3132 Commerce Place        Credit             leasehold
Burlington, NC  27215      Administration     improvements      $   3,864

Vacant Lot at 1729
Westbrook Avenue,
Burlington, NC 27244       N/A                land             $1,453,528

     All of the real properties are owned by Community Savings Bank except the facilities at 500 South Main Street and 3132 Commerce Place in Burlington, North Carolina, which house the bank's accounting and operations activities and credit administration activities and are leased pursuant to leases which expire in April, 2002 and July, 2002, respectively.

     The total net book value of First Community's furniture, fixtures and equipment at September 30, 2001 was $953,448.

Legal Proceedings

     From time to time, Community Savings Bank is a party to legal proceedings which arise in the ordinary course of its business. Most commonly, such proceedings are commenced by the bank to enforce obligations owed to it. From time to time, claims are asserted against the bank directly or as defenses and counterclaims in actions filed by the bank. At this time, neither First Community, Community Savings Bank nor the bank's subsidiary is a party to any legal proceeding which is expected to have a material effect on First Community's financial condition or results of operations.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
             OF OPERATION OF FIRST COMMUNITY FINANCIAL CORPORATION

Overview

     The principal business of First Community consists of attracting deposits from the local public and investing these funds in commercial, construction, consumer and real estate loans primarily collateralized by one-to-four family residences located in Alamance County in North Carolina. First Community's profitability depends primarily on net interest income, which is the difference between the interest income it earns on its loan and investment portfolios and the interest expense it pays on deposits. First Community's profitability, to a lesser extent, is also affected by other operating income and expense. Other operating income primarily consists of fees earned on loan originations and customer deposit account service charges. Other operating expense consists of compensation and employee benefits, federal deposit insurance premiums, occupancy and equipment, data processing and other expenses.

Financial Condition At September 30, 2001

     Total assets increased 3.1% to $211 million at September 30, 2001, compared to $204.7 million at December 31, 2000. The increase in assets was principally a result of a $23.9 million increase in securities and overnight investments and a $2.4 million increase in loans held for sale, offset by a $19.7 million decrease in loans held for investment.

     Loans held for investment, net of reserves, decreased 11.9% at September 30, 2001 to $146.5 million from the December 31, 2000 balance of $166.2 million. At September 30, 2001, approximately 54.4% of the Community Savings Bank's gross loan portfolio consisted of loans secured by one- to- four family residential properties. At December 31, 2000, 58.1% of gross loans were secured by 1-4 family residential properties. Loan production continued to emphasize commercial and consumer credits in an effort to diversify the loan portfolio and reduce the reliance on single family 1-4 residential loans. Commercial loans increased 11% or $4.5 million, compared to December 31, 2000.

     The loan portfolio was composed of the following at September 30, 2001 and 2000 (dollars in thousands):

                                                         2001                          2000
                                            ----------------------------    --------------------------
                                                              Percent                       Percent
                                                Amount        of Total         Amount       of Total
                                            -------------  -------------    ------------  ------------
Mortgage                                        $74,731         49.3%          $100,553       57.5%
Home equity line of credit                        7,841          5.2%             7,404        4.2%
Construction                                     13,414          8.8%             8,982       10.8%
Commercial, financial,
agriculture                                      45,380         29.9%            40,358       23.1%
Consumer                                          7,925          5.2%             7,379        4.2%
Held for sale                                     2,414          1.6%               338        0.2%
                                            -------------  -------------    ------------  ------------
           Total gross loans                    151,705        100.0%           175,014      100.0%
                                                           =============                  ============

Less:
           Unearned fees and discounts              505                             663
           Loans in process                        (166)                          1,669
           Allowance for loan loss                  458                           1,944
                                            -------------                   -----------
Net loans receivable                        $    148,908                    $   170,738
                                            =============                   ===========

     Activity in the allowance for loan losses during the nine month periods ending September 30, 2001 and 2000 was as follows (dollars in thousands):

                                                                     2001             2000
                                                               ----------------- ----------------
Beginning balance                                                        $2,353           $1,839

Provision for loan loss                                                     540              305

Charge-offs - consumer                                                        8               27
Charge-offs - mortgage                                                       34
Charge-offs - commercial, financial, agriculture                            427              198
Recoveries - mortgage                                                       (34)             (25)
                                                               ----------------- ----------------
                  Net charge-offs                                           435              200
                                                               ----------------- ----------------

Balance, end of period                                                   $2,458           $1,944
                                                               ================= ================

Ratio of net charge-offs to average loans outstanding                      0.27%            0.12%

Ratio of allowance to total loans outstanding at end of period             1.62%            1.11%

Ratio of allowance to total nonperforming assets at end of
period                                                                   108.66%          116.97%

Average loans                                                          $161,016         $163,648

Non-performing assets at end of period                                   $2,262           $1,662


     First Community's non-performing assets (loans 90 days or more delinquent and foreclosed real estate and repossessed assets) were $2.3 million, or 1.07% of total assets, at September 30, 2001, compared to $2.4 million, or 1.16% of total assets, at December 31, 2000. Loans totaling $469,000 were charged-off against the allowance for loan losses, partially offset by recoveries on previously charged-off loans of $34,000. Net loans charged-off against the allowance for loan losses totaled $435,000 or 0.27% of average loans outstanding.

     There were no impaired loans at September 30, 2001. Therefore an allowance for impaired loans was unnecessary. All loans categorized as "loss" are fully reserved. Risk percentages are assigned to unclassified loans based on historical and industry information regarding probable, yet unidentifiable losses, inherent in the portfolio. Industry factors are adjusted to reflect individual bank circumstances. An entry period of higher than industry norm loss is reflected in the risk percentages assigned the commercial, construction and consumer lending loan categories.

     The following table sets forth the allocation of the reserve for loan losses at September 30, 2001 and 2000 (dollars in thousands):

                                              2001                           2000
                                  -----------------------------  -----------------------------
                                                    Amount of                      Amount of
                                  Amount of      Loans to Gross  Amount of      Loans to Gross
                                  Allowance           Loans      Allowance           Loans
                                  -----------------------------  -----------------------------
Mortgage                            $490               49.3%        $490            57.5%
Home equity line of credit            30                5.2%          30             4.2%
Construction                         600                8.8%         300            10.8%
Commercial, financial, agriculture 1,114               29.9%         900            23.1%
Consumer                             224                5.2%         224             4.2%

Held-for-sale                          -                1.6%           -             0.2%
                                  -----------------------------  -----------------------------

Total                             $2,458              100.0%      $1,944           100.00%
                                  =============================  =============================

     As of September 30, 2001, there were no loans which were not disclosed but where known information about possible credit problems caused management to have serious doubts about the ability of the borrowers to comply with the present loan repayment terms.

     Securities increased 94.1% at September 30, 2001 to $40.1 million compared to the December 31, 2000 balance of $20.7 million. The increase in securities was primarily incurred to offset the 11.9% decrease in loans held for investment. The nine-month average balance of securities decreased 47.1 % for the period ended September 30, 2001 to $29.5 million compared to the $55.8 million average balance on securities for the nine-month period ended September 30, 2000. The average balance for the nine months ended September 30, 2000 reflected a match funded leveraged securities transaction in the amount of $25 million that was removed during the fourth quarter of 2000.

     Deposits decreased to $156.2 million at September 30, 2001 from $157.3 million at December 31, 2000, a decrease of 1%. Local deposit competition is very strong causing upward pressure on deposit interest rates.

     Borrowed funds, collateralized through an agreement with the Federal Home Loan Bank ("FHLB"), increased to $6.3 million at September 30, 2001 from $0 at December 31, 2000. FHLB borrowings of $1.3 million float with one-month LIBOR index and mature annually on June 30. The floating rate borrowings are matched with a commercial loan with similar characteristics. The remaining $5 million of FHLB borrowings are short-term loans used to facilitate normal loan growth and deposit fluctuations.

     Shareholders' equity at September 30, 2001 was $44.4 million, an increase of $935,000, or 2.2%, from $43.4 million at December 31, 2000 and a decrease of $1.2 million, or 2.7%, from $45.6 million at September 30, 2000. Included in shareholders' equity at September 30, 2001 was $158,000, net of tax, of accumulated other comprehensive income related to unrealized gains on securities available for sale. This compared to $253,000 of accumulated other comprehensive loss related to unrealized losses on securities available for sale at December 31, 2000, net of tax. Also included in shareholders' equity at September 30, 2001 was $1.9 million of unearned common stock for Community Savings Bank's Employee Stock Ownership Plan, representing 127,672 shares of common stock.

     Federal Deposit Insurance Corporation ("FDIC") regulations require banks to maintain certain capital adequacy ratios, leverage ratios and risk-based capital ratios. Banks supervised by the FDIC must maintain a minimum leverage ratio of core (Tier I) capital to average adjusted assets ranging from 3% to 5%. At September 30, 2001, Community Savings Bank's ratio of Tier I capital to average assets was 15.9%. The FDIC's risk-based capital guidelines require banks to maintain risk-based capital to risk-weighted assets of at least 8%. Risk-based capital for Community Savings Bank is defined as Tier I capital and the reserve for loan losses. At September 30, 2001, Community Savings Bank had a ratio of qualifying total capital to net risk-weighted assets of 28.2%.

     First Community is also subject to capital adequacy guidelines of the Board of Governors of the Federal Reserve. Capital requirements of the Federal Reserve are similar to those of the FDIC. First Community significantly exceeds regulatory capital requirements.

Results Of Operations For The Nine-Month Periods Ended September 30, 2001 And September 30, 2000

Net Income

     Net income for the nine months ended September 30, 2001 was $721,000, a decrease of $409,000 from net income for the nine months ended September 30, 2000 was $1.1 million.

Interest Income

     Interest income decreased $1.6 million, or 12.7%, for the nine months ended September 30, 2001 to $11.4 million from $13 million for the nine months ended September 30, 2000. The decrease in interest income can be principally attributed to a $25.4 million decrease in the average balance of interest-earning assets for the nine month period ended September 30, 2001, and a decrease in the average annualized yield on interest-earning assets from 7.80% to 7.68%.

Interest Expense

     Interest expense decreased 18%, or $1.3 million, for the nine months ended September 30, 2001 compared to the nine months ended September 30, 2000. The decrease in interest expense was principally a result of a decrease in the borrowings from the FHLB. Average FHLB borrowings decreased to $5.4 million or 83.3% for the nine months ended September 30, 2001 from $32.4 million for the nine months ended September 30, 2000. The aggregate annualized cost of interest-bearing liabilities decreased 28 basis points for the nine months ended September 30, 2001, as compared to the same period in 2000. The average balance outstanding of interest-bearing liabilities decreased $24.5 million from $181.9 million for the nine months ended September 30, 2000 to $157.4 million for the nine months ended September 30, 2001, a decrease of 13.5%. The average outstanding balance for interest-bearing deposits increased $2.5 million to $152 million for the nine months ended September 30, 2001 from $149.5 million for the nine months ended September 30, 2000.

Net Interest Income

     Net interest income before the provision for loan losses for the nine month period ended September 30, 2001, decreased 6.3% or $369,000 compared to the nine month period ended September 30, 2000. The primary reason for the change in net interest income was a $1.6 million decrease in interest income which was only partially offset by a $1.3 million decrease in interest expense.

     The following table summarizes average balances of interest-earning assets and interest-bearing liabilities for the nine month periods ended September 30, 2001 and 2000 (dollars in thousands and all yields have been annualized):

                                                           2001                                        2000
                                         ------------------------------------------   ---------------------------------------
                                            Average                                      Average
                                            Balance      Interest         Yield          Balance     Interest       Yield
                                         ------------------------------------------   ---------------------------------------
Assets:

Interest-earning assets:
    Interest bearing deposits            $    6,722     $     231         4.59%       $   6,672     $     263       5.26%
    Investment and mortgage-backed
       securities                            29,507         1,327         6.00%          55,782         2,889       6.90%

    Loans receivable, net                   161,016         9,797         8.11%         163,648         9,852       8.03%
                                         ------------------------------------------   ---------------------------------------
       Total interest-earning assets        197,245        11,355         7.68%         226,102        13,004       7.67%
                                         ------------------------------------------   ---------------------------------------

    Non-interest-earning assets              11,821                                      12,770
                                         ----------                                   ---------

Total                                    $  209,066                                   $ 238,872
                                         ==========                                   =========

Liabilities:

Interest-bearing liabilities:
    Certificates of deposit              $  124,198     $    5,253        5.64%       $  120,246    $   4,762       5.28%
    Savings                                  14,369            211        1.96%           14,912          232       2.07%
    NOW accounts                             13,406            162        1.61%           14,328          536       4.99%
    FHLB borrowings                           5,431            191        4.69%           32,444        1,567       6.44%
                                         ------------------------------------------   ---------------------------------------
       Total interest-bearing liabilities   157,404          5,817        4.93%          181,930        7,097       5.20%
                                         ------------------------------------------   ---------------------------------------

    Non-interest-bearing liabilities          7,814                                       10,464

    Equity                                   43,848                                       46,478
                                         ----------                                   ----------

Total                                    $  209,066                                   $  238,872
                                         ==========                                   ==========

Net interest income                                     $    5,538                                  $   5,907
                                                        ==========                                  =========
Interest rate spread (1)                                                  2.75%                                     2.47%
                                                                         ======                                    ======
Net interest-earning assets              $   39,841                                   $   40,691
                                         ==========                                   ==========
Net yield on interest-earning assets (2)                                  3.75%                                     3.48%
                                                                         ======                                    ======

(1) Represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(2) Represents the net interest income divided by average interest-earning assets.

Provision For Loan Losses

     During the nine months ended September 30, 2001, a provision of $540,000 was added to the allowance for loan losses, increasing the period end balance to $2.5 million or 1.62% of outstanding loans at September 30, 2001. A provision of $305,000 was added to the allowance for loan losses for the same period ending September 30, 2000. The increase in the provision reflects charge-offs of $435,000 during the nine month period in 2001, continuing changes in loan portfolio composition and the current national and local economic environments.

Non-interest Income

     Non-interest income increased $711,000 to $1.2 million for the nine month period ended September 30, 2001 compared to the nine month period ended September 30, 2000. The increase in non-interest income for the 2001 period is primarily due to non-recurring gains on the sale of mortgage servicing rights in the amount of $674,000, net of amortized costs, realized in the third quarter of 2001. Although management is encouraged by the increase in recurring non-interest income, continued emphasis will be placed on improving non-interest income.

Non-interest Expense

     Non-interest expense increased 12.2% or $532,000 for the nine months ended September 30, 2001 compared to the nine month period ended September 30, 2000. The increase in non-interest expense was primarily due to $170,000 in one-time merger related expenses, $50,000 increase in repossessed asset expense, $112,000 increase in data processing expense and $30,000 increase in furniture and fixture expense.

Income Taxes

     Income tax expense for the nine month period ended September 30, 2001 was $514,000 compared to $530,000 for the nine months ended September 30, 2000. The decrease of $16,000 in the tax provision was principally a result of a decrease in income before income tax. The increase in the effective tax rate for the nine months ended September 30, 2001 to 41.6% from 31.9% for the 2000 period results principally from nondeductible expenses related to employee benefit plans and the proposed merger.

Liquidity At September 30, 2001

     First Community's policy is to maintain adequate liquidity to meet continuing loan demand and withdrawal requirements while paying normal operating expenses and satisfying regulatory liquidity guidelines. Maturing securities, principal repayments of loans and securities, deposits, income from operations and borrowings are the main sources of liquidity. Short-term investments (overnight investments with the FHLB and federal funds sold) and short-term borrowings (FHLB advances, repurchase agreements and federal funds purchased) are the primary cash management liquidity tools. The investment portfolio provides secondary liquidity.

     At September 30, 2001, the estimated market value of liquid assets (cash, cash equivalents, and marketable securities) was approximately $51.5 million, representing 31.7% of deposits and borrowed funds

     The primary uses of liquidity are to fund loans, provide for deposit fluctuations and invest in other interest-earning assets when excess liquidity is available. At September 30, 2001, outstanding off-balance sheet commitments to extend credit in the form of loan originations totaled $3.4 million. Available lines of credit totaled $20.3 million. Management considers current liquidity levels adequate to meet First Community's cash flow requirements.

Capital At September 30, 2001

     Shareholders' equity at September 30, 2001 was $44.4 million, an increase of $935,000, or 2.2%, from $43.4 million at December 31, 2000 and a decrease of $1.2 million, or 2.7%, from $45.6 million at September 30, 2000. Included in shareholders' equity at September 30, 2001 was $158,000, net of tax, of accumulated other comprehensive income related to unrealized gains on securities available for sale. This compares to $253,000 of accumulated other comprehensive loss related to unrealized losses on securities available for sale at December 31, 2000. Also included in shareholder's equity at September 30, 2001 was $1.9 million of unearned common stock for Community Savings Bank's Employee Stock Ownership Plan, representing 127,672 shares of common stock.

     At September 30, 2001, Community Savings Bank's ratio of Tier I capital to average assets was 15.9%. The FDIC's risk-based capital guidelines require banks to maintain risk-based capital to risk-weighted assets of at least 8%. Risk-based capital for Community Savings Bank is defined as Tier I capital and the reserve for loan losses. At September 30, 2001, Community Savings Bank had a ratio of qualifying total capital to net risk-weighted assets of 28.2%.

     First Community is also subject to capital adequacy guidelines of the Board of Governors of the Federal Reserve. Capital requirements of the Federal Reserve are similar to those of the FDIC.

     At September 30, 2001, First Community significantly exceeded all regulatory capital requirements. Management anticipates that First Community will continue to exceed capital adequacy requirements without altering current operations or strategies.

Financial Condition At December 31, 2000 And December 31, 1999

     Total assets decreased 11.2% to $204.7 million at December 31, 2000, compared to $230.7 million at December 31, 1999. The decrease in assets was primarily due to the elimination of a $25 million leveraged securities transaction that enabled the repayment of all outstanding borrowings.

     Loans held for investment, net of reserves, increased 10.2% at December 31, 2000 to $166.2 million from the December 31, 1999 balance of $150.5 million. At December 31, 2000, approximately 58.3% of Community Savings Bank's gross loan portfolio consisted of loans secured by 1-4 family residential properties. At December 31, 1998, 75% of gross loans were secured by 1-4 family residential properties. Loan production continued to emphasize commercial and consumer credits in an effort to diversify the loan portfolio and reduce the reliance on 1-4 single-family residential loans. During 2000, commercial loans increased 25.9% or $8.4 million and the construction loan portfolio increased 44.1% or $6.8 million.

     The loan portfolio was composed of the following as of the end of the last five fiscal years ended December 31 (dollars in thousands):

                                                 2000        1999      1998        1997         1996
                                             ----------  ----------  ---------  ---------  ----------
                                                Amount      Amount    Amount      Amount     Amount
                                             ----------  ----------  ---------  ---------  ----------
Mortgage                                       $90,413    $93,941     $90,834    $97,581    $84,652
Home equity line of credit                       7,682      5,647       4,671      4,778      4,131
Construction                                    22,183      15,393      9,291      5,871      1,058
Commercial, financial, agriculture              40,883     32,478      18,029      6,120        400
Consumer                                         7,590      6,234       4,387      1,686        333
Held for sale                                        0        212           0        287      2,256
                                             ----------  ----------  ---------  ---------  ----------
      Total gross loans                        168,751    153,905     127,212    116,323     92,830

Less:
      Unearned fees and discounts                  624        588         449        439        363
      Loans in process                            (406)       735      (1,798)       270      3,848
      Allowance for loan loss                    2,353      1,839       1,331        781        492
                                             ----------  ----------  ---------  ---------  ----------

Net loans receivable                          $166,180   $150,743    $127,230   $114,833    $88,127
                                             ==========  ==========  =========  =========  ==========

         Activity in the allowance for loan losses during the years ended December 31, 2000, 1999 and 1998 was as follows (dollars in thousands):

                                                               2000                  1999                   1998
                                                        --------------------  --------------------   --------------------
                                                              Amount                Amount                 Amount

                                                        --------------------  --------------------   --------------------
  Beginning balance                                           $1,839                $1,331                   $781

  Provision for loan loss                                        710                   560                    550
  Charge-offs - mortgage                                         226                    52                      0
  Recoveries - mortgage                                         (30)                     0
  Charge-offs - consumer                                           0
  Recoveries - consumer                                            0                     0                      0
                                                        --------------------  --------------------   --------------------
        Net charge-offs                                          196                    52                      0
                                                        --------------------  --------------------   --------------------

  Balance, end of period                                      $2,353                $1,839                 $1,331
                                                        ====================  ====================   ====================

  Ratio of net charge-offs to average loans
        outstanding                                            0.12%                  0.04%                   0.0%

  Ratio of allowance to total loans outstanding
        At end of period                                       1.39%                  1.19%                  1.05%

  Ratio of allowance to total nonperforming
        assets at end of period                               99.03%                138.06%                536.69%

  Average loans                                            $164,771               $139,839               $123,464

  Non-performing assets at the end of period                 $2,376                 $1,332                   $248

         The following table sets forth the allocation of the reserve for loan losses at December 31, 2000, 1999 and 1998 (dollars in thousands):

                                              2000                            1999                         1998
                                  ---------------------------   ----------------------------  ------------------------------
                                     Amount      Amount of          Amount      Amount of         Amount      Amount of
                                       of         Loans to            of         Loans to           of         Loans to
                                   Allowance    Gross Loans       Allowance    Gross Loans       Allowance   Gross Loans
                                  ---------------------------   ----------------------------  ------------------------------
 Mortgage                           $450           53.58%            $ 432         61.04%          $ 452             71.40%
 Home equity line of credit           28            4.55%               20          3.67%            136              3.67%
 Construction                        350           13.15%              330         10.00%            170              7.30%
 Commercial, financial,
 agriculture                       1,335           24.23%              891         21.00%            283             14.17%
 Consumer                            190            4.50%              166          4.05%             90              3.45%
 Held-for-sale                         0            0.00%                0          0.10%              0              0.00%
                                  ---------------------------   ----------------------------  ------------------------------
  Total                            $2,353            100%           $1,839           100%         $1,131               100%
                                  ===========================   ============================  ==============================

     First Community's non-performing assets (loans 90 days or more delinquent and foreclosed real estate and repossessed assets) were $2.4 million, or 1.16% of total assets, at December 31, 2000, compared to $1.3 million, or 0.58% of total assets, at December 31, 1999, compared to $248,000, or 0.14% of total assets, at December 31, 1998. During 2000, a specific impairment allowance was established in the amount of $450,000. Loans charged-off against the allowance for loan losses, net of recoveries on previously charged-off loans, for the 12-month period ended December 31, 2000 totaled $196,000 or .12% of average loans outstanding.

     As of the end of December 31, 2000, there were no loans which were not disclosed but where known information about possible credit problems caused management to have serious doubts about the ability of such borrowers to comply with the present loan repayment terms.

     The following tables summarize maturities and sensitivities of loans to changes in interest rates at December 31,2000 (dollars in thousands):

                                                      Maturity or Repricing as of December 31, 2000
                                       -----------------------------------------------------------------------------
                                         One year     One to Three     Three to Five   Over Five         Total
Mortgage                                 $87,539         $1,057           $603           $1,214         $90,413
Home equity                                7,682                                                          7,682
Construction loans                        22,183                                                         22,183
Commercial, financial and agricultural    12,687         11,434          6,731           10,031          40,883
Consumer                                   2,683          2,909          1,163              835           7,590
Less: Reserves for loan losses            (2,353)                                                        (2,353)
    Loans in process                         406                                                            406
    Unearned fees                           (624)                                                          (624)
                                       -------------- -------------- --------------- --------------- ---------------
    Total                               $130,203        $15,400         $8,497          $12,080        $166,180
                                       ============== ============== =============== =============== ===============

                                                                       Loans Repricing or Maturing
                                                                 one year or more after December 31, 2000:
                                                      --------------------------------------------------------------
                                                            Fixed              Adjustable              Totals
Mortgage                                                   $2,874                  $0                  $2,874
Commercial, financial and agricultural                     28,196                   0                  28,196
Consumer                                                    4,907                   0                   4,907
                                                          -------                  --                 -------
     Total                                                $35,977                  $0                 $35,977
                                                      ================      =================     ==================

     Securities investments, including mortgage-backed securities, represent the second largest component of earning assets. Securities decreased 67.6% at December 31, 2000 to $20.7 million compared to the December 31, 1999 balance of $63.7 million. The decrease in securities is attributable to the elimination of the $25 million leveraged securities transaction previously referenced and the redeployment of $18 million of securities proceeds into the loan portfolio, fixed assets and the repayment of outstanding debt. The following table provides information regarding maturities and yields of investments at December 31, 2000 (dollars in thousands). All of the securities are classified as available for sale.

                               One Year or Less  One to Five Years  Five to Ten Years   After Ten Years         Total
                               ----------------  -----------------  -----------------  -----------------  ----------------
                                       Weighted           Weighted           Weighted           Weighted          Weighted
                                       Average            Average            Average            Average           Average
                               Amount   Yield    Amount    Yield    Amount    Yield    Amount    Yield    Amount   Yield
                               ------  --------  ------   --------  ------   --------  ------   --------  ------  --------
Debt securities
   US treasury notes
   Federal agencies            $3,361   6.28%   $     0              $988     6.60%   $5,032      7.68%   $9,381    7.24%
                               ------   ----    -------    -----     ----     ----    ------      ----    ------    ----
     Total debt securities      3,361   6.28%         0               988     6.60%    5,032      7.68%    9,381    7.24%
                               ------   ----    -------    -----     ----     ----    ------      ----    ------    ----
Mortgage backed securities

   FHLMC participation              0            $2,217     6.22%       0                  0               2,217    6.22%
certificate

   FNMA participation               0                 0                 0              2,381      5.93%    2,381
certificate

   FHLMC REMIC's                    0             1,501     6.87%     678     5.99%    1,950      6.28%    4,129    6.44%
                               ------   ----    -------    -----     ----     ----    ------      ----    ------    ----
     Total mortgage backed                        3,718     6.48%     678     5.99%    4,331      6.09%    8,727    4.63%
       Securities

   Municipal securities             0                 0             2,017     6.61%      526      7.09%    2,543    6.77%

Total                          ------  -------  -------   -------  ------   -------   ------    -------  -------  -------
                               $3,361   6.28%   $ 3,718     6.48%  $3,683     6.49%   $9,899      6.95%  $20,651    6.08%
                               ======  =======  =======   =======  ======   =======   ======    =======  =======  =======

     Deposits increased to $157.3 million at December 31, 2000 from $147.5 million at December 31, 1999, an increase of 6.6%. Maturities of time deposits of $100,000 and more are as follows at December 31, 2000 (dollars in thousands):

     3 months or less                                    $7,397
     Over 3 months through 12 months                     16,096
     Over 12 months                                       2,016
                                                        --------
             Total                                      $25,509
                                                        ========

     Borrowed funds, collateralized through an agreement with the FHLB, were paid off in full during the month of December 2000. Information regarding these borrowings was as follows (dollars in thousands):

                                                                            At or for the Year Ended December 31,
                                                                           -----------------------------------------
                                                                                2000          1999         1998
                                                                           -----------------------------------------
FHLB Advances

     Average balance outstanding (monthly)                                   $29,708       $18,158        $5,458

     Maximum amount outstanding at any month-end during the period           $37,500       $36,000        $6,700

     Balance outstanding at the end of period                                     $0       $32,000        $5,000

     Weighted average interest rate during the period                           7.01%         5.48%         5.87%

     Weighted average interest rate at end of period                            0.00%         5.48%         5.66%


Results Of Operations For The Years Ended December 31, 2000 And December 31,
1999

Net Income

         Net income for the 12 months ended December 31, 2000 was $1,255,000, an increase of $788,000, or 168.6%, over net income of $467,000 for the 12 months ended December 31, 1999. Recurring earnings for the twelve months ended December 31, 2000 were $1,451,000, a decrease of $6,000 over recurring earnings of $1,457,000 for the comparable period in 1999. Nonrecurring expenses for the 12 months of 2000 included a $297,000 expense for the immediate vesting of 25% of stock grants awarded at First Community's first annual shareholders meeting held June 27, 2000. Nonrecurring expenses for the 12 months ended December 31, 1999 included a one-time contribution to the Community Savings Charitable Foundation of $990,000 after income taxes.

Interest Income

     Interest and dividend income increased $3.4 million, or 24%, for the 12 months ended December 31, 2000 to $17.5 million compared to $14.1 million for the 12 months ended December 31, 1999. The increase in interest income can be principally attributed to a $33.5 million increase in average interest-earning assets from 1999 to 2000. Interest income was further enhanced by an increase in the average rate earned on all interest-earning assets from 7.47% to 7.87%.

Interest Expense

     Interest expense increased 36.5% to $9.7 million for the 12 months ended December 31, 2000 compared to $7.1 million for the 12 months ended December 31,1999. There was an 84 basis point increase in the cost of interest-bearing liabilities reflecting the competitive deposit-gathering environment in the local market. The average balance of outstanding interest-bearing deposits increased 8.9% while the average balance of outstanding FHLB borrowings increased 63.6% during 2000.

Net Interest Income

     Net interest income, before the provision for loan losses of $7.8 million, for the 12 month period ended December 31, 2000, increased 11.2% or $782,000 compared to $7.0 million for the 12 month period ended December 31, 1999. The primary cause of the positive growth in net interest income was a $9.7 million increase in net interest-earning assets only partially offset by a 21 basis point decrease in interest margin.

     The following tables set forth certain information regarding the yield on interest-earning assets and cost of interest-bearing liabilities and the components of changes in net interest income. The first table reflects Community Savings Bank's effective yield on earning assets and cost of funds. Changes in net interest income can be explained in terms of fluctuations in volume and rate. The second table provides information regarding changes in interest income and interest expense. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to: (i) changes in volume (changes in volume multiplied by prior period rate);
(ii) changes in rate (changes in rate multiplied by prior period volume); and
(iii) net change (the sum of the previous columns) (dollars in thousands).

Net Interest Income                       Year Ended                   Year Ended                    Year Ended
Dollars in thousands            -----------------------------  --------------------------   ----------------------------
                                       December 31, 2000            December 31, 1999            December 31, 1998
                                -----------------------------  --------------------------   ----------------------------
                                Average                        Average                      Average
                                Balance    Interest     Yield  Balance   Interest   Yield    Balance   Interest    Yield
                                --------   --------     -----  --------  --------   -----   --------   --------    -----
Assets:

Interest-earning assets:
   Interest-bearing deposits    $  5,273    $   420      7.96% $  4,869   $   330     6.77%  $  5,502  $   337      6.12%
   Federal funds sold                  0          0      0.00%        0         0     0.00%       150        8      5.59%
   Investment and mortgage-
     backed securities            52,146      3,655      7.01%   46,342     2,865     6.18%    33,175    2,211      6.67%
                                 164,771     13,407      8.14%  137,441    10,903     7.93%   122,133    9,988      8.18%
                                --------    -------      ----  --------   -------     -----  --------  -------      -----
   Loans receivable, net         222,190     17,482      7.87%  188,652    14,097     7.47%   160,960   12,544      7.79%
                                --------    -------      ----  --------   -------     -----  --------  -------      -----
       Total interest-earning
         assets

   Non-interest-earning assets    10,818                         13,374                        10,114
                                --------                       --------                      --------

Total                           $233,008                       $202,026                      $171,074
                                ========                       ========                      ========


Liabilities:

Interest-bearing liabilities:
   Certificates of deposit      $121,665      6,723      5.53% $106,608     5,418     5.08%  $102,777    5,738      5.58%
   Savings                        14,901        314      2.11%   17,697       378     2.14%    18,365      529      2.88%
   NOW accounts                   14,860        608      4.09%   14,860       331     2.23%    14,860      379      2.55%
   FHLB borrowings                29,708      2,082      7.01%   18,158       996     5.48%     5,458      321      5.87%
                                --------    -------      ----  --------   -------     -----  --------  -------      -----
       Total interest-bearing    181,134      9,726      5.37%  157,323     7,123     4.53%   141,461    6,967      4.92%
         liabilities            --------    -------      ----  --------   -------     -----  --------  -------      -----

   Non-interest-bearing            7,398                          7,031                        6,330
   Liabilities

   Retained earnings              45,580                         37,500                       23,284
                                --------                       --------                      --------

Total                           $233,008                       $202,026                     $171,074
                                ========                       ========                      ========

Net interest income and                      $7,756      2.50%             $6,974     2.94%             $5,577      2.87%
interest rate spread                        =======      ====             =======     =====            =======      =====

Net interest-earning assets      $41,056                 3.49%  $31,329              3.70%    $19,499               3.46%
and interest margin             ========                 ====  ========              =====   ========               =====

(1) Represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(2) Represents the net interest income divided by average interest-earning assets.

Rate Volume Analysis
Dollars in Thousands

                                         Year Ended December 31, 2000             Year Ended December 31, 1999
                                                   vs. 1999                                 vs. 1998
                                      Increase (Decrease) Attributable to     Increase (Decrease) Attributable to
                                        Volume       Rate        Net           Volume        Rate        Net
                                      ---------     -------    -------        --------       ------     -------
Interest income on:
   Interest-bearing deposits                $29         $62        $90           ($41)          $34        ($7)
   Fed Funds                                  0           0          0             (4)          (4)         (9)
   Investments                              382         408        790             823        (170)         653
   Loans receivable                       2,217         287      2,504           1,222        (305)         916
                                      ---------     -------    -------        --------       ------     -------
   Total interest-earning assets          2,628         757      3,385           1,999        (446)       1,552
                                      ---------     -------    -------        --------       ------     -------

Interest expense on:
   Certificates of deposit                  806         498      1,304             208        (528)       (321)
   Savings                                 (59)         (5)       (64)            (19)        (132)       (151)
   NOW accounts                            (30)         307        276               4         (52)        (48)
   FHLB borrowings                          756         330      1,086             699         (23)         676
                                      ---------     -------    -------        --------       ------     -------
   Total interest-bearing liabilities     1,473       1,130      2,603             893        (736)         156
                                      ---------     -------    -------        --------       ------     -------

Increase (decrease) in net interest      $1,155      ($373)       $782           $1,106        $290      $1,396
income                                =========     =======    =======        =========      ======     =======

Provision for Loan Losses

     The provision for loan losses is the amount charged against earnings for the purpose of maintaining an adequate allowance for probable loan losses. Loan losses are, in turn, charged to this allowance rather than being reported as a direct expense. During the 12 month period ended December 31, 2000, a provision of $710,000 was added to the allowance for loan losses, increasing the period end balance to $2.4 million or 1.39% of outstanding loans. A provision of $560,000 was added to the allowance for loan losses for the 12 month period ending December 31, 1999. The amount of the allowance for loan losses is established based on management's estimates of the inherent risks associated with lending activities, past experience and present indicators such as delinquency rates and current market conditions. The increase to the allowance during 2000 reflected the significant change in the loan portfolio composition, as commercial, construction and consumer loans substantially increased.

     Management performs a four-step procedure in determining the appropriate level for the allowance for loan losses. First, at the end of each quarter, loan department personnel perform a review of Community Savings Bank's loan portfolio. Individual loans are assigned an internal classification designation of unclassified, substandard, doubtful, or loss based on historical performance and specific circumstances known to the bank regarding the financial situation of the customer. Next, impaired loans are identified and a determination is made as to the necessity of creating a specific allowance. Any impairment allowance is based on the expected cash flows and the collateral available. There were five loans identified as impaired totaling $1.3 million at December 31, 2000. A specific impairment allowance was established in the amount of $450,000. Next, the substandard and doubtful classifications are analyzed and a risk percentage is determined considering each type of loan and the severity of any probable loss. All loans categorized as "loss" are fully reserved. The final procedure is to assign risk percentages to unclassified loans based on historical and industry information regarding probable, yet unidentifiable, losses inherent in the portfolio. Industry factors are adjusted to reflect the bank's circumstances. Since First Community is entering new lines of business with little past experience to draw on in the areas of commercial, construction and consumer lending, an entry period of higher than industry norm loss was reflected in the risk percentages assigned these loan categories.

Non-interest Income

     Non-interest income decreased $235,000 or 26.6% to $648,000 for the 12 month period ended December 31, 2000 compared to $882,000 for the 12 month period ended December 31, 1999. Non-interest income net of one-time gains on the sale of securities and fixed assets increased 4.45%. Continued emphasis will be placed on improving non-interest income revenue.

Non-interest Expense

     Non-interest expense represents First Community's overhead expenses. Management monitors all categories of non-interest expense in an attempt to improve operating performance. Non-interest expense decreased 10.7%, or $692,000, to $5.8 million for the 12 months ended December 31, 2000, compared to $6.5 million for the 12 month period ended December 31, 1999. The decrease in non-interest expense was due primarily to a $1.5 million non-recurring contribution to the Community Savings Charitable Foundation during 1999 which was only partially offset by increases in expenses in 2000 for stock grants and expenses associated with previously repossessed assets.

Income Taxes

         Income tax expense for the 12 month period ended December 31, 2000 was $632,000 compared to $331,000 for the 12 months ended December 31, 1999, an increase of $301,000 from the prior year. The gross increase was principally a result of the 136.5% increase in income before income taxes previously discussed. The effective tax rate in 2000 decreased from 41.4% to 33.4% as a result of state income tax reductions.

Return on Equity and Assets

         The following table presents information regarding return on equity and assets for the each of the years ended December 31, 2000, 1999 and 1998:

                                               Year Ended December 31,
                                           ----------------------------
                                             2000      1999       1998
                                             ----      ----       ----
Return on average assets                    0.54%      0.23%      0.27%
Return on average equity                    2.75%      1.25%      2.01%
Average equity to average assets           19.56%     18.56%     13.61%

Liquidity At December 31, 2000

     First Community's policy is to maintain adequate liquidity to meet continuing loan demand and withdrawal requirements while paying normal operating expenses and satisfying regulatory liquidity guidelines. Maturing securities, principal repayments of loans and securities, deposits, income from operations and borrowings are the main sources of liquidity. Short-term investments (overnight investments with the FHLB and federal funds sold) and short-term borrowings (FHLB advances, repurchase agreements and federal funds purchased) are the primary cash management liquidity tools. The investment portfolio provides secondary liquidity.

     At December 31, 2000, the estimated market value of liquid assets (cash, cash equivalents, and marketable securities) was approximately $70.3 million, representing 16.6% of deposits and borrowed funds.

     The primary uses of liquidity are to fund loans, provide for deposit fluctuations and invest in other non-loan earning assets when excess liquidity is available. At December 31, 2000, outstanding off-balance sheet commitments to extend credit in the form of loan originations totaled $10.9 million. Outstanding undrawn lines of credit totaled $16.5 million. Management considered the current liquidity levels adequate to meet First Community's cash flow requirements.

Capital At December 31, 2000

     Shareholders' equity at December 31, 2000 was $43.4 million, a decrease of $3.9 million or 8.1% from $47.3 million at December 31, 1999. The decrease in capital during 2000 was the result of repurchasing 272,715 shares of common stock at an average price of $18.06 per share during 2000. Included in shareholders' equity at December 31, 2000 was $254,000, net of tax, of accumulated other comprehensive loss related to unrealized losses on securities available for sale. This compares to $1.4 million, net of tax, of accumulated other comprehensive loss related to unrealized losses one year earlier. Also included in shareholders' equity at December 31, 2000 was $2.0 million of unearned common stock for Community Savings Bank's Employee Stock Ownership Plan, representing 135,187 shares of common stock and $850,000 of deferred restricted stock awards.

     FDIC regulations require banks to maintain certain minimum capital adequacy ratios, leverage ratios and risk-based capital ratios. Banks supervised by the FDIC must maintain a minimum leverage ratio of core (Tier I) capital to average adjusted assets ranging from 3% to 5%. At December 31, 2000, Community Savings Bank's ratio of Tier I capital to average assets was 14.6%. The FDIC's risk-based capital guidelines require banks to maintain risk-based capital to risk-weighted assets of at least 8%. Risk-based capital is defined as Tier I capital and the reserve for loan losses. At December 31, 2000, Community Savings Bank had a ratio of qualifying total capital to net risk-weighted assets of 26.2%.

     First Community is also subject to capital adequacy guidelines of the Board of Governors of the Federal Reserve. Capital requirements of the Federal Reserve are similar to those of the FDIC. At December 31, 2000, First Community significantly exceeded regulatory capital requirements.

Results Of Operations For The Years Ended December 31, 1999 And 1998

Net Income

     Net income for the 12 months ended December 31, 1999 was $467,000, an increase of $196,000 or 72.4% over net income for the 12 months ended December 31, 1998. Net income for the 12 month period ended December 31, 1998 was $271,000. Earnings for the 12 month period ended December 31, 1999 were significantly reduced by a $1.5 million non-recurring contribution to the Community Savings Charitable Foundation at the time of First Community's initial public offering on June 21, 1999.

Interest Income

     Interest and dividend income increased $1.6 million or 12.4% for the 12 months ended December 31, 1999 to $14.1 million compared to $12.5 million for the 12 months ended December 31, 1998. The increase in interest income can be principally attributed to a $27.7 million increase in the average interest-earning assets from 1998 to 1999 which was only partially offset by a decrease in the average rate earned on all interest-earning assets from 7.79% to 7.47%.

Interest Expense

     Interest expense increased 2.3% to $7.1 million for the 12 months ended December 31, 1999 compared to $7.0 million for the 12 months ended December 31,1998. There was a 40 basis point decrease in the cost of interest-bearing liabilities reflecting management's efforts to refine deposit-pricing schemes. However, this rate decrease was offset by a $16 million increase in the average balance outstanding of interest-bearing liabilities. FHLB borrowings increased to $32 million at December 31, 1999 from $5 million at December 31,1998.

Net Interest Income

     Net interest income before the provision for loan losses of $7.0 million for the 12 month period ended December 31, 1999, increased 25% or $1.4 million compared to $5.6 million for the 12 month period ended December 31,1998. The primary cause of the positive growth in net interest income was a 12.4% increase in interest income which was only partially offset by a 2.3% increase in interest expense.

Provision for Loan Losses

     During the 12 month period ended December 31, 1999, a provision of $560,000 was added to the allowance for loan losses, increasing the period end balance to $1.8 million or 1.19% of outstanding loans. A provision of $550,000 was added to the allowance for loan losses for the 12 month period ending December 31, 1998. The amount of the allowance for loan losses is established based on management's estimates of the inherent risks associated with lending activities, past experience and present indicators such as delinquency rates and current market conditions. The increase to the allowance reflected a significant change in the loan portfolio composition, as commercial, construction and consumer loans substantially increased during 1999.

Non-interest Income

     Non-interest income increased $321,000 or 57.4% to $882,000 for the 12 month period ended December 31, 1999 compared to $561,000 for the 12 month period ended December 31, 1998. Although management was encouraged by the increase in non-interest income, continued emphasis was placed on improving non-interest income revenue. A wholly owned subsidiary of Community Savings Bank, Community Financial Services, Inc., a retail securities broker and financial advisor, was organized in December 1997 for the sole purpose of enhancing non-interest income. This newly formed subsidiary contributed $177,000 or 20% of the non-interest income during fiscal 1999.

Non-interest Expense

     Non-interest expense represents the overhead expenses of Community Savings Bank. Management monitors all categories of non-interest expense in an attempt to improve operating performance. Non-interest expense increased 25.5% or $1.3 million to $6.5 million for the 12 months ended December 31, 1999 compared to $5.2 million for the 12 month period ended December 31,1998. The increase in non-interest expense was due primarily to a $1.5 million non-recurring contribution to the Community Savings Charitable Foundation.

Income Taxes

     Income tax expense for the 12 month period ended December 31,1999 was $331,000 compared to $138,000 for the 12 months ended December 31, 1998, an increase of $193,000 from the prior year. The increase was principally a result of the 95% increase in income before income taxes as previously discussed above.

Market Risk

     Market risk reflects the risk of economic loss resulting from changes in market prices and interest rates. The risk of loss can be reflected in diminished current market values and/or reduced potential net interest income in future periods. Community Savings Bank's market risk arises primarily from interest rate risk inherent in its lending and deposit taking activities. Community Savings Bank does not maintain a trading account for any class of financial instruments, nor does it engage in hedging activities or purchase high-risk derivative instruments. Furthermore, Community Savings Bank is not subject to foreign currency exchange risk or commodity price risk.

     Management measures the bank's interest rate risk by computing estimated changes in net interest income ("NII") and net portfolio value ("NPV") flows from assets, liabilities and off-balance sheet items in the event of a range of assumed changes in market interest rates. The bank's exposure to interest rate risk is reviewed on a quarterly basis by senior management and the bank's board of directors. Exposure to interest rate risk is measured with the use of interest rate sensitivity analysis to determine the expected changes in NPV and NII in the event of hypothetical changes in interest rates, while interest rate sensitivity gap analysis is used to determine repricing characteristics of the bank's assets and liabilities. If estimated changes to NPV and NII are not within the limits established by the board, the board of directors may direct management to adjust the bank's asset and liability mix to bring interest rate risk within board approved limits.

     NPV represents the market value of portfolio equity and is equal to the market value of assets minus the market value of liabilities, with adjustments made for off-balance sheet items. This analysis assesses the risk of loss in market risk sensitive instruments in the event of sudden and sustained 1% to 3% increases and decreases in market interest rates. Community Savings Bank's board of directors has adopted an interest rate risk policy that establishes maximum decreases in NPV and NII in the event of sudden and sustained 1% to 3% increases and decreases in market interest rates. The two tables below present the bank's projected change in NII and NPV for various rate shock levels at December 31, 2000.

   Change in                        Net Interest Income
Interest Rates                     (Dollars in thousands)
In Basis Points                                                  Board
 (Rate Shock)        Amount       $ Change       % Change        Limit
---------------      ------       --------       --------        -----
    Up 300           $7,824         $276           3.66%          -5%
    Up 200           $7,943         $395           5.23%          -5%
    Up 100           $7,757         $209           2.77%          -5%
     Base            $7,548          $0            0.00%           0%
   Down 100          $7,317        ($231)         -3.06%          -5%
   Down 200          $7,056        ($492)         -6.52%         -10%
   Down 300          $6,773        ($775)         -10.27%        -15%

   Change in                        Net Portfolio Income
Interest Rates                     (Dollars in thousands)
In Basis Points                                                  Board
 (Rate Shock)        Amount       $ Change       % Change        Limit
---------------      ------       --------       --------        -----
    Up 300           $39,980      ($2,571)        -6.04%         -15%
    Up 200           $41,206      ($1,345)        -3.16%         -15%
    Up 100           $41,903       ($648)         -1.52%         -15%
     Base            $42,551         $0            0.00%         -15%
   Down 100          $43,270        $719           1.69%         -15%
   Down 200          $44,076       $1,525          3.58%         -15%
   Down 300          $45,014       $2,463          5.79%         -15%

     The tables above indicate that at December 31, 2000, in the event of sudden and sustained increases in market interest rates, Community Savings Bank's estimated NII would be expected to increase. In the event of sudden and sustained increases in interest rates, the bank's NPV would be expected to decrease as of December 31, 2000. In the event of sudden and sustained decreases in market interest rates, the bank's NII would be expected to decrease and its NPV would be expected to increase as of December, 31, 2000. At December 31, 2000, Community Savings Bank's estimated changes in NPV and NII were within the targets established by its board of directors.

     Certain shortcomings are inherent in the method of analysis presented in the above tables. For example, although certain assets and liabilities may have similar maturities to repricing, they may react in differing degrees to changes in market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market interest rates. Certain assets such as adjustable-rate loans have features that restrict changes in interest rates on a short-term basis and over the life of the asset. In addition, the proportion of adjustable-rate loans in the bank's portfolio could decrease in future periods if market interest rates remain at or decrease below current levels due to refinance activity. Further, in the event of a change in interest rates, prepayments and early withdrawal levels would likely deviate from those assumed in the tables. Also, the ability of many borrowers to repay their adjustable-rate debt may decrease in the event of a significant increase in interest rates.

     In addition, Community Savings Bank uses interest rate sensitivity gap analysis to monitor the relationship between the maturity and repricing of its interest-earning assets and interest-bearing liabilities, while maintaining an acceptable interest rate spread. Interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that time period. A gap is considered positive when the amount of interest-rate sensitive assets exceeds the amount of interest-rate sensitive liabilities, and is considered negative when the amount of interest-rate sensitive liabilities exceeds the amount of interest-rate sensitive assets. Generally, during a period of rising interest rates, a negative gap generally would adversely affect net interest income, while a positive gap would result in an increase in net interest income. Conversely, during a period of falling interest rates, a negative gap generally would result in an increase in net interest income, while a positive gap would negatively affect net interest income. Community Savings Bank's goal is to maintain a reasonable balance between exposure to interest rate fluctuations and earnings. At December 31, 2000, Community Savings Bank had a one-year positive cumulative gap to average total assets of 6.77%.

                        CERTAIN REGULATORY CONSIDERATIONS

     Capital Bank Corporation is registered as a financial holding company and bank holding company under the Bank Holding Company Act of 1956, as amended, and supervised and regulated by the Federal Reserve. First Community is a savings bank holding company, also under the Bank Holding Company Act, and supervised and regulated by the Federal Reserve. Both Capital Bank Corporation's and First Community's banking subsidiaries are supervised and regulated by various federal and state banking authorities. Set forth below is a brief summary of certain regulatory issues. Additional regulatory information relating to Capital Bank Corporation is included in Capital Bank Corporation's 2000 Annual Report on Form 10-K, which is being delivered with, and incorporated by reference into, this Joint Proxy Statement/Prospectus. Additional information relating to the supervision and regulation of First Community is included in First Community's 2000 Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. See "Additional Information."

Federal Reserve Regulatory Approval

     The merger is subject to prior approval by the Federal Reserve pursuant to
Section 3 of the Bank Holding Company Act. Capital Bank Corporation and First Community have filed the required applications and notification with the Federal Reserve for approval of the merger. Assuming Federal Reserve approval, the parties may not consummate the merger until after the termination of a waiting period. The waiting period starts the day the Federal Reserve approves the merger and notifies the United States Department of Justice and ends 30 days later, except the waiting period may be reduced to 15 days upon consent of the Attorney General. During that time, the United States Department of Justice may challenge the merger on antitrust grounds. The Federal Reserve is prohibited from approving any transaction under the applicable statutes that:

     o    Would result in a monopoly;

     o Would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

     o May have the effect in any part of the United States of substantially lessening competition, tending to create a monopoly or otherwise resulting in a restraint of trade, unless the Federal Reserve finds that the public interest created by the probable effect of the transaction in meeting the convenience and needs of the communities to be served clearly outweighs the anticompetitive effects of the proposed merger.

     In addition, the Federal Reserve will consider the financial and managerial resources of the companies and their subsidiary banks and the convenience and needs of the communities to be served. Consideration of financial resources generally focuses on capital adequacy, which is discussed below, and consideration of managerial resources includes consideration of the competence, experience and integrity of the officers, directors and principal shareholders of the companies and their subsidiary banks.

     The analysis of convenience and needs issues includes the parties' performance under the Community Reinvestment Act of 1977, as amended. Under the Community Reinvestment Act, the Federal Reserve must take into account the record of performance of each of Capital Bank Corporation and First Community and their respective subsidiaries in meeting the credit needs of the entire community, including the low- and moderate-income neighborhoods in which they operate. Each of Capital Bank Corporation's and First Community's subsidiary banks has a "satisfactory" rating under the Community Reinvestment Act.

State Regulatory Approval

     Chapter 53 of North Carolina's General Statutes (Banks) requires submission of an application to and approval from the North Carolina Commissioner of Banks for certain merger transactions involving North Carolina bank holding companies. Since the merger of First Community with Capital Bank Corporation is subject to approval by the Federal Reserve, however, approval of the North Carolina Commissioner of Banks is not required under Chapter 53.

     Because First Community is a savings bank holding company, First Community is subject to the supervision of the North Carolina Commissioner of Banks under Chapter 54 C of North Carolina's General Statutes (Savings Banks) as described above in "Description Of The Merger Transaction--Regulatory Approval." As a result, the North Carolina Commissioner of Banks must approve the merger of Capital Bank Corporation and First Community. In order to receive approval, the parties to the merger must submit to the North Carolina Commissioner of Banks an acquisition application, as proscribed by the North Carolina Commissioner of Banks, and a plan of merger. The North Carolina Commissioner of Banks has no specific period to review and approve the merger application. Capital Bank Corporation has filed such items with the North Carolina Commissioner of Banks and both Capital Bank Corporation and First Community are fully cooperating with the North Carolina Commissioner of Banks in order to receive approval for the merger.

Additional Federal And State Regulatory Considerations

     Capital Bank Corporation and First Community and their banking subsidiaries are subject to other federal and state laws and regulations relating to the following areas as summarized below:

     o Restrictions on the Payment of Dividends: Capital Bank Corporation and First Community are legal entities separate and distinct from their banking and other subsidiaries, but depend principally on dividends from their subsidiary depository institutions for cash flow to pay dividends to their respective shareholders. There are statutory and regulatory limitations on the payment of dividends by these subsidiary depository institutions to Capital Bank Corporation and First Community, as the case may be, as well as by Capital Bank Corporation and First Community to their respective shareholders. The subsidiary banks of Capital Bank Corporation and First Community are subject to dividend restrictions imposed by the applicable state and federal regulators. The payment of dividends by Capital Bank Corporation and First Community also may be affected or limited by other factors, such as the requirement to maintain adequate capital above state or federal regulatory guidelines.

     o Capital Adequacy: Capital Bank Corporation and First Community and their banking subsidiaries are required by state and federal regulators to comply with certain capital adequacy standards related to risk exposure and the leverage position of financial institutions. Any bank or savings institution that fails to meet its capital guidelines may be subject to a variety of enforcement remedies and certain other restrictions on its business. As of September 30, 2001, Capital Bank Corporation, First Community and their banking subsidiaries were in compliance with all such capital adequacy standards.

     o Support of Subsidiary Institutions: Under Federal Reserve policy, Capital Bank Corporation and First Community are expected to act as sources of financial strength for, and commit their resources to support, Capital Bank and Community Savings Bank and any other banking subsidiaries, even in times when Capital Bank Corporation or First

          Community might not be inclined to provide such support. In addition, in connection with the mutual to stock conversion of Community Savings Bank, First Community signed an agreement stating that it would provide the support necessary for Community Savings Bank to comply with its capital requirements.

     o Prompt Corrective Action: Federal banking regulators are required to audit Capital Bank Corporation, First Community, Capital Bank and Community Savings Bank to determine whether they are adequately capitalized. If a banking institution is deemed by regulators to be insufficiently capitalized, the regulators are required to take certain actions designed to improve the capitalization of the financial institution.

Future Regulatory Considerations

     Any future merger of First Community's banking subsidiary, Community Savings Bank, into Capital Bank Corporation's banking subsidiary, Capital Bank, will be subject to the approval of the Federal Deposit Insurance Corporation, and the North Carolina Commissioner of Banks under both the North Carolina banking laws and North Carolina savings bank laws. Such agencies will apply similar standards to their review of the bank merger as are applied by the Federal Reserve to the merger of the holding companies. Obtaining these approvals are not conditions to the closing of the merger of Capital Bank Corporation and First Community. We cannot assure you, that these approvals will be obtained or that such approvals will be given without the imposition by a regulatory authority of a condition that would materially adversely impact the financial or economic benefits of the merger of the banking subsidiaries.

     On November 12, 1999, the President signed into law the Gramm-Leach-Bliley Act. This statute contains several provisions that may affect how Capital Bank Corporation and First Community do business and the nature of the competition that they face. The act permits banks, insurance companies and securities firms to affiliate within a single corporate structure, now known as a financial holding company. Using the financial holding company structure, insurance companies and securities firms may acquire other financial holding companies and bank holding companies, such as Capital Bank Corporation and First Community, and bank holding companies may acquire insurance companies and securities firms. A bank holding company that wishes to become a financial holding company must satisfy a number of conditions, including that all of the insured depository institution subsidiaries of the bank holding company have at least a "satisfactory" Community Reinvestment Act rating. In addition, a financial holding company may not commence a new financial activity or acquire control of a company engaged in such activities without satisfying this Community Reinvestment Act requirement. As a result of this new act, Capital Bank Corporation and First Community may face increased competition from more and larger financial institutions. Capital Bank Corporation has elected to become a financial holding company, so it and its acquisition of First Community are subject to the conditions discussed above. First Community has not elected to become a financial holding company, so it remains under essentially the same regulatory framework as it did before the enactment of the act. The financial holding company structure created by the act allows insurance companies or securities firms operating under the financial holding company structure to acquire Capital Bank Corporation or First Community, and, allows Capital Bank Corporation, as a financial holding company in the future after the merger, to acquire insurance companies or securities firms. The act also contains certain provisions that impose additional duties on banking institutions regarding customer privacy.

                     COMPARATIVE MARKET PRICES AND DIVIDENDS

     Shares of Capital Bank Corporation common stock are traded on The Nasdaq SmallCap Market under symbol "CBKN." Shares of First Community common stock are traded on The Nasdaq National Market under symbol "FCFN."

     The following table shows, for the periods indicated, the reported closing sale prices per share for First Community common stock and Capital Bank Corporation common stock on (i) October 4, 2001, the last trading day before the public announcement of the execution of the merger agreement, and (ii) ____, 2001, the latest practicable date prior to the date of this Joint Proxy Statement/Prospectus. This table also shows in the column entitled "Equivalent Price Per First Community Share" the value that First Community shareholders will receive in the merger for each share of First Community common stock for which the stock consideration is paid under the all stock election and under the mixed stock and cash election. In the case of the all stock election, the "Equivalent Price Per First Community Share" for each of these two days represents the closing price of a share of Capital Bank Corporation common stock on that day multiplied by 2.6055. In the case of the mixed stock and cash election, the "Equivalent Price Per First Community Share" for each of these two days represents $16.20 plus the closing price of a share of Capital Bank Corporation common stock on that day multiplied by 1.30275. First Community shareholders receiving all cash consideration will be paid $32.40 for each First Community share.

     We make no assurance as to what the market price of the Capital Bank Corporation common stock will be when the merger is completed or anytime thereafter, therefore, we cannot ensure that the value referenced under "Equivalent Price Per First Community Share." First Community shareholders should obtain current stock price quotations for Capital Bank Corporation and First Community common stock.

                                                                       Equivalent Price Per
                                                                      First Community Share
                  First Community    Capital Bank Corporation   All Stock      Mixed Stock and Cash
        Date        Common Stock           Common Stock         Election             Election
October 4, 2001        $22.54                 $11.05             $28.79               $30.60
______, 2001          $______                $______             $______              $______

         The following table lists the high and low sale prices for Capital Bank Corporation common stock for the indicated periods as reported by The Nasdaq SmallCap Market, and the cash dividends declared per share of Capital Bank Corporation common stock.

                                                         Cash
                                                       Dividends
                                                       Per Share
                            High           Low         Declared
                           -------        -------     -----------
1999:
       First Quarter        $12.00         $ 9.75          $-
       Second Quarter        11.75           9.00           -
       Third Quarter         11.00           9.00           -
       Fourth Quarter        10.00           7.50           -

2000:
       First Quarter         $9.38          $7.13          $-
       Second Quarter        10.25           7.00           -
       Third Quarter         10.00           8.13           -
       Fourth Quarter        10.00           8.19           -

2001:
       First Quarter        $11.06          $8.63          $-
       Second Quarter        11.70          10.25           -
       Third Quarter         13.50          11.05           -

     The following table lists the high and low sale prices for First Community common stock for the indicated periods as reported by The Nasdaq National Market, and the cash dividends declared per share of First Community common stock.

                                                         Cash
                                                       Dividends
                                                       Per Share
                            High           Low         Declared
                           -------        -------     -----------
1999:

       First Quarter            N/A            N/A           N/A
       Second Quarter      $17.0000       $16.3125           N/A
       Third Quarter        17.6875        16.1250           N/A
       Fourth Quarter       17.1250        16.3125           N/A
2000:

       First Quarter       $16.6250       $15.7500       $0.1500
       Second Quarter       17.4375        15.3750        0.0825
       Third Quarter        18.1250        16.8125        0.0900
       Fourth Quarter       19.0000        17.3750        0.1000
2001:

       First Quarter       $19.1250       $17.5630       $0.1100
       Second Quarter       20.7800        18.6880        0.1150
       Third Quarter        22.5000        20.5000        0.1150


                                  OTHER MATTERS

     As of the date of this Joint Proxy Statement/Prospectus, the Capital Bank Corporation and First Community boards of directors know of no matters that will be presented for consideration at the Capital Bank Corporation and First Community special meetings, respectively, other than as described in this Joint Proxy Statement/Prospectus. However, if any other matters shall properly come before the Capital Bank Corporation and First Community special meetings or any adjournment or postponement of such meetings and are voted on, the enclosed proxy will be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.

                          FUTURE SHAREHOLDER PROPOSALS

     If the merger transaction is consummated, First Community shareholders will become shareholders of Capital Bank Corporation. Pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, Capital Bank Corporation shareholders may present proposals for inclusion in Capital Bank Corporation's proxy statement for consideration at its annual meeting of its shareholders by submitting their proposals to Capital Bank Corporation in a timely manner. Any proposals that Capital Bank Corporation shareholders intend to present for a vote at Capital Bank Corporation's 2002 annual meeting of shareholders, and that such shareholders desire to have included in the Capital Bank Corporation's proxy materials relating to that meeting, must be received by Capital Bank Corporation on or before November 8, 2001. Proposals received after that date will not be considered for inclusion in such proxy materials.

     In the alternative, if a shareholder follows the Securities and Exchange Commission's proxy solicitation rules, the shareholder may commence his own proxy solicitation and present a proposal from the floor at the 2002 annual meeting of stockholders of Capital Bank Corporation. If a stockholder elects to do so, the holders of proxies solicited by Capital Bank Corporation's Board of Directors may vote proxies under the discretionary authority granted by those proxies on any proposals presented by such shareholder if the Company does not receive notice of such proposal on or before January 22, 2002. Because First Community shareholders will not become Capital Bank Corporation stockholders on or before January 22, 2002, they will not be able to present proposals from the floor until the 2003 annual meeting of shareholders. Because First Community shareholders will not be Capital Bank Corporation shareholders on or before November 8, 2001, First Community shareholders who become Capital Bank Corporation shareholders may first present proposals for inclusion in the Capital Bank Corporation proxy statement for its 2003 annual meeting. The deadline for submission of proposals for Capital Bank Corporation's 2003 annual meeting will be provided in Capital Bank Corporation's proxy statement for its 2002 annual meeting of shareholders.

                                     EXPERTS

     The consolidated financial statements of Capital Bank Corporation incorporated in this Joint Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of First Community Financial Corporation as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 included in this Joint Proxy
Statement/Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina will pass upon the legality of the shares of Capital Bank Corporation common stock to be issued in the merger and certain tax consequences of the merger. Certain legal matters will be passed upon for First Community by Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., Greensboro, North Carolina.

                             ADDITIONAL INFORMATION

Capital Bank Corporation and First Community file annual, quarterly and current reports, proxy and information statements, and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Section at the Securities and Exchange Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information about issuers that file electronically with the Commission. The address of that site is http://www.sec.gov. In addition, you can read and copy this information at the regional offices of the Securities and Exchange Commission at The Woolworth Building, 233 Broadway, New York, NY 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can also inspect reports, proxy and information statements, and other information about Capital Bank Corporation and First Community at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

     Capital Bank Corporation filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the Capital Bank Corporation common stock offered to First Community shareholders. The registration statement contains additional information about Capital Bank Corporation and the Capital Bank Corporation common stock. The Securities and Exchange Commission allows Capital Bank Corporation to omit certain information included in the registration statement from this Joint Proxy Statement/Prospectus. The registration statement may be inspected and copied at the Commission's public reference facilities described above.

     Important business and financial information about Capital Bank Corporation is included in Capital Bank Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001, its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001, its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001 and its Current Report on Form 8-K dated October 12, 2001 which are incorporated by reference into this Joint Proxy Statement/Prospectus.

     Capital Bank Corporation also incorporates by reference additional documents filed by it pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 after the end of its most recently ended fiscal years and prior to final adjournment of the Capital Bank Corporation special meeting and, provided the merger is approved by the shareholders of First Community, until the deadline for the shareholders to elect to receive cash, stock or a mix of cash and stock as consideration.

     Any statement contained in this Joint Proxy Statement/Prospectus or in a document incorporated or deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.

     You may obtain copies of the information incorporated by reference in this Joint Proxy Statement/Prospectus upon written or oral request. Page ___ above contains information about how such requests should be made. All information contained in this Joint Proxy Statement/Prospectus, delivered with the Joint Proxy Statement/Prospectus, or incorporated herein by reference with respect to Capital Bank Corporation was supplied by Capital Bank Corporation; and all information contained in this Joint Proxy Statement/Prospectus with respect to First Community was supplied by First Community.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                    OF FIRST COMMUNITY FINANCIAL CORPORATION

                                                                         PAGE

Report of Independent Accountants........................................F-2

Consolidated Statements of Financial Condition
         at December 31, 2000 and 1999...................................F-3

Consolidated Statements of Operations
         for years ended December 31, 2000, 1999 and 1998................F-4

Consolidated Statements of Comprehensive Income
         for the years ended December 31, 2000, 1999 and 1998............F-5

Consolidated Statements of Shareholders' Equity
         for the years ended December 31, 2000, 1999 and 1998............F-6

Consolidated Statements of Cash Flows
         for the years ended December 31, 2000, 1999 and 1998............F-7

Notes to Consolidated Financial Statements...............................F-8

Condensed Consolidated Statements of Financial Position
         at September 30, 2001 (unaudited) and December 31, 2000 ........F-28

Condensed Consolidated Statements of Operations
         for the nine months ended September 30, 2001 (unaudited)
         and the nine months ended September 30, 2000 (unaudited)........F-29

Condensed Consolidated Statements of Comprehensive Income
         for the nine months ended September 30, 2001 (unaudited)
         and for the nine months ended September 30, 2000 (unaudited)....F-30

Condensed Consolidated Statements of Cash Flows
         for the nine months ended September 30, 2001 (unaudited)
         and for the nine months ended September 30, 2000 (unaudited)....F-31

Notes to Condensed Consolidated Financial Statements.....................F-32

Report of Independent Accountants

The Board of Directors
First Community Financial Corporation
Burlington, North Carolina

In our opinion, the accompanying consolidated statements of financial condition and the related consolidated statements of operations, of comprehensive income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of First Community Financial Corporation and its subsidiary at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP


February 2, 2001

First Community Financial Corporation
Consolidated Statements of Financial Condition
December 31, 2000 and 1999
--------------------------------------------------------------------------------

                                            Assets                                     2000              1999

Cash and due from banks                                                              $  2,273,654      $  3,296,608
Interest-bearing deposits in financial institutions                                     3,105,373         3,286,342
Investment securities, available for sale                                              11,924,010        24,623,293
Mortgage-backed securities, available for sale                                          8,728,249        39,126,193
Loans receivable held for sale                                                                  -           212,940
Loans receivable held for investment, net                                             166,180,063       150,529,675
Federal Home Loan Bank of Atlanta stock                                                 1,925,000         1,600,000
Premises and equipment, net                                                             4,354,526         2,482,541
Deferred income taxes                                                                   2,429,361         2,792,064
Other assets                                                                            3,785,032         2,791,144
                                                                                 ----------------- -----------------
            Total assets                                                             $204,705,268      $230,740,800
                                                                                 ================= =================
                             Liabilities and Shareholders' Equity

Deposits:
   Noninterest-bearing demand                                                        $  2,481,901      $  2,584,892
   Interest-bearing demand                                                             13,824,929        14,247,380
   Savings                                                                             14,951,949        15,611,644
   Certificates of deposit, $100,000 and over                                          23,508,616        21,917,911
   Other time deposits                                                                102,554,494        93,178,095
                                                                                 ----------------- -----------------
            Total deposits                                                            157,321,889       147,539,922
                                                                                 ----------------- -----------------

Borrowed money                                                                                  -        32,000,000
Advance payments by borrowers for property taxes and insurance                            130,856           224,433
Other liabilities                                                                       3,814,987         3,708,311
                                                                                 ----------------- -----------------
            Total liabilities                                                         161,267,732       183,472,666
                                                                                 ----------------- -----------------

Commitments and contingencies (Notes  7, 9 and 15)

Shareholders' equity:
   Preferred stock, no par value, 5,000,000 shares authorized;
     no shares issued or outstanding                                                            -                 -
   Common stock, no par value, 20,000,000 shares authorized;
     1,608,083 and 1,880,798 shares outstanding at December 31,
     2000 and 1999, respectively                                                       22,428,174        27,334,693
   Unearned ESOP shares, 135,187 and 145,207 shares at December 31,
   2000 and 1999, respectively                                                        (2,027,805)       (2,178,105)
   Deferred stock award-MRP                                                             (851,619)                 -
   Retained earnings, substantially restricted                                         24,142,319        23,477,477
   Accumulated other comprehensive income (loss), net                                   (253,533)       (1,365,931)
                                                                                 ----------------- -----------------
            Total shareholders' equity                                                 43,437,536        47,268,134
                                                                                 ----------------- -----------------

            Total liabilities and shareholders' equity                               $204,705,268      $230,740,800
                                                                                 ================= =================

The accompanying notes are an integral part of these consolidated financial statements.

First Community Financial Corporation
Consolidated Statements of Operations
Years Ended December 31, 2000,1999 and 1998
--------------------------------------------------------------------------------

                                                                       2000              1999              1998
Interest income:
   Interest and fees on loans                                      $ 13,406,863      $ 10,902,681      $  9,987,574
   Interest and dividends on investments                              4,075,303         3,194,615         2,556,450
                                                               ----------------- ----------------- -----------------
            Total interest income                                    17,482,166        14,097,296        12,544,024
                                                               ----------------- ----------------- -----------------

Interest expense:
   Interest on deposits                                               7,644,193         6,127,375         6,646,326
   Interest on borrowed money                                         2,082,168           995,960           320,549
                                                               ----------------- ----------------- -----------------
            Total interest expense                                    9,726,361         7,123,335         6,966,875
                                                               ----------------- ----------------- -----------------

Net interest income before provision for loan losses                  7,755,805         6,973,961         5,577,149
Provision for loan losses                                               710,000           560,000           550,000
                                                               ----------------- ----------------- -----------------
            Net interest income                                       7,045,805         6,413,961         5,027,149
                                                               ----------------- ----------------- -----------------

Other income:
   Service charges on deposit accounts                                  140,479           169,764            94,989
   Other fees, service charges and commissions                          289,868           427,698           255,832
   Net gain (loss) on sales of securities                               (6,123)           119,278            47,577
   Loan servicing fees                                                   64,305            68,990            66,528
   Other                                                                159,294            96,671            95,724
                                                               ----------------- ----------------- -----------------
            Total other income                                          647,823           882,401           560,650
                                                               ----------------- ----------------- -----------------

General and administrative expenses:
   Compensation and fringe benefits                                   3,362,814         3,159,178         3,100,348
   Occupancy                                                            292,502           260,972           226,164
   Furniture and fixtures                                               355,474           385,675           284,669
   Advertising                                                          162,876           152,255           197,201
   Data processing                                                      297,401           224,894           292,465
   Federal insurance premiums                                            90,270            84,840            82,046
   Charitable contributions                                               2,213         1,530,415           105,530
   Other                                                              1,242,906           700,108           890,428
                                                               ----------------- ----------------- -----------------
            Total general and administrative expenses                 5,806,456         6,498,337         5,178,851
                                                               ----------------- ----------------- -----------------

Income before income taxes                                            1,887,172           798,025           408,948

Income taxes                                                            631,995           330,708           137,811
                                                               ----------------- ----------------- -----------------

Net income                                                         $  1,255,177       $   467,317       $   271,137
                                                               ================= ================= =================

Net income per share-basic and diluted (1)                            $     .78         $     .33
                                                               ================= =================

(1)  Calculated from date of conversion, see Notes 1 and 2.

The accompanying notes are an integral part of these consolidated financial statements.

First Community Financial Corporation
Consolidated Statements of Comprehensive Income
Years Ended December 31, 2000,1999 and 1998
--------------------------------------------------------------------------------

                                                                     2000              1999              1998

Net income                                                         $  1,255,177       $   467,317       $   271,137
                                                               ----------------- ----------------- -----------------

Unrealized gain (loss) on available for sale securities               1,691,574       (2,411,530)           121,816

Reclassification of net (gains) losses recognized in
   net income                                                           (6,123)           119,278          (47,577)

Income tax effect of other comprehensive income items                 (573,053)           779,365          (25,241)
                                                               ----------------- ----------------- -----------------

Other comprehensive income (loss)                                     1,112,398       (1,512,887)            48,998
                                                               ----------------- ----------------- -----------------

Comprehensive income (loss)                                        $  2,367,575     $ (1,045,570)       $   320,135
                                                               ================= ================= =================

The accompanying notes are an integral part of these consolidated financial statements.

First Community Financial Corporation
Consolidated Statements of Shareholders' Equity
Years Ended December 31, 2000,1999 and 1998
--------------------------------------------------------------------------------

                                                                 Deferred      Retained      Accumulated
                                                   Unearned       Stock       Earnings,         Other
                                       Common        ESOP         Award-    Substantially   Comprehensive
                                       Stock        Shares         MRP        Restricted    Income (Loss)        Total
                                    ---------------------------------------------------------------------------------------
Balance at January 1, 1998               $     -       $     -      $     -   $ 22,739,023        $   97,958   $22,836,981

Other comprehensive income,
   net of income taxes                         -             -            -              -            48,998        48,998

Net income                                     -             -            -        271,137                 -       271,137
                                    ---------------------------------------------------------------------------------------

Balance at December 31, 1998                   -             -            -     23,010,160           146,956    23,157,116

Issuance of shares of common stock    27,324,168   (2,256,960)            -              -                 -    25,067,208

Other comprehensive loss,
   net of income taxes                         -             -            -              -       (1,512,887)   (1,512,887)

Net income                                     -             -            -        467,317                 -       467,317

Release of ESOP shares                    10,525        78,855            -              -                 -        89,380
                                    ---------------------------------------------------------------------------------------

Balance at December 31, 1999          27,334,693   (2,178,105)            -     23,477,477       (1,365,931)    47,268,134

Repurchase of shares of common stock (6,223,888)             -            -              -                 -   (6,223,888)

Other comprehensive income,
   net of income taxes                         -             -            -              -         1,112,398     1,112,398

Net income                                     -             -            -      1,255,177                 -     1,255,177

Release of ESOP shares                    19,618       150,300            -              -                 -       169,918

Dividends paid                                 -             -            -      (590,335)                 -     (590,335)

Awarding of deferred stock             1,297,751             -  (1,297,751)              -                 -             -

Recognition of stock award vesting             -             -      446,132              -                 -       446,132
                                    ---------------------------------------------------------------------------------------

Balance at December 31, 2000          22,428,174  $(2,027,805)  $ (851,619)   $ 24,142,319      $  (253,533)   $43,437,536
                                    ============  ===========   ===========   ============      ============   ============

The accompanying notes are an integral part of these consolidated financial statements.

First Community Financial Corporation
Consolidated Statements of Cash Flows
Years Ended December 31, 2000,1999 and 1998
--------------------------------------------------------------------------------

                                                                     2000              1999             1998
Cash flows from operating activities:
   Net income                                                      $  1,255,177       $   467,317     $   271,137
   Adjustment to reconcile net income to net cash
     provided by (used in) operating activities:
       Provision for loan losses                                        710,000           560,000         550,000
       Depreciation                                                     328,303           384,791         273,635
       ESOP expense                                                     169,918            89,380               -
       MRP expense                                                      446,132                 -               -
       Amortization (accretion), net                                  (250,155)             9,733        (52,818)
       Deferred income tax benefits                                   (210,351)         (584,754)       (322,929)
       Net loss (gain) on disposals of premises and equipment          (53,558)                 -          75,030
       Net loss (gain) on disposals of foreclosed assets                      -           (8,701)               -
       Net loss (gain) on sales of securities                             6,123         (119,278)        (47,577)
       Originations of loans held for sale                          (1,082,904)       (3,951,943)     (8,474,019)
       Proceeds from sale of loans held for sale                      1,262,383         3,858,892       8,827,702
       Net loss (gain) on sale of loans                                  33,461          (21,347)        (66,437)
       Other operating activities                                     (229,212)         (803,020)         430,383
                                                                ---------------- ----------------- ---------------
         Net cash provided by (used in) operating activities          2,385,317         (118,930)       1,464,107
                                                                ---------------- ----------------- ---------------
Investing activities:
   Purchases of investment securities available for sale            (2,638,646)      (55,956,870)    (20,499,323)
   Proceeds from sales of securities and mortgage-backed
     securities available for sale                                   37,896,450        15,617,107       6,851,060
   Proceeds from maturities of securities available for sale          8,305,000         1,500,000       5,357,000
   Proceeds from maturities of securities held to maturity                    -                 -       6,091,028
   Proceeds from sales of securities held to maturity                         -                 -       2,915,862
   Proceeds from principal repayments of mortgage-backed
     securities available for sale                                    1,463,907         3,998,444       8,979,163
   Redemption (purchase) of FHLB stock                                (325,000)         (231,000)               -
   Net increase in loans held for investment                       (20,447,232)      (23,958,617)    (13,315,931)
   Proceeds from sale of loans                                        3,428,844                 -               -
   Proceeds from disposal of foreclosed assets                           67,958            99,940               -
   Purchases of premises and equipment                              (2,214,688)         (459,965)       (815,376)
                                                                ---------------- ----------------- ---------------
         Net cash used in investing activities                       25,536,593      (59,390,961)     (4,436,517)
                                                                ---------------- ----------------- ---------------
Financing activities:
   Net  proceeds from issuance of common stock                                -        25,067,208               -
   Net increase in deposit accounts                                   9,781,967         7,123,416       5,719,308
   Net change in escrow deposits                                       (93,577)           (4,907)        (10,501)
   Proceeds (repayments) of FHLB borrowings, net                   (32,000,000)        27,000,000     (1,700,000)
   Acquisition of treasury shares                                   (6,223,888)                 -               -
   Cash dividends paid                                                (590,335)                 -               -
                                                                ---------------- ----------------- ---------------
         Net cash provided by financing activities                 (29,125,833)        59,185,717       4,008,807
                                                                ---------------- ----------------- ---------------


Increase (decrease) in cash and cash equivalents                    (1,203,923)         (324,174)       1,036,397

Cash and cash equivalents, beginning of year                          6,582,950         6,907,124       5,870,727
                                                                ---------------- ----------------- ---------------

Cash and cash equivalents, end of year                             $  5,379,027      $  6,582,950    $  6,907,124
                                                                ================ ================= ===============

The accompanying notes are an integral part of these consolidated financial statements.

First Community Financial Corporation
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

1.   Nature of Operations and Summary of Significant Accounting Policies

     Nature of Operations

     First Community Financial Corporation (the "Company"), is a bank holding company incorporated under the laws of North Carolina in October 1998 (see
     Note 2). The Company's primary function is to serve as the holding company for its wholly-owned subsidiary, Community Savings Bank, Inc. (the "Bank"). The Bank operates four branches in the Piedmont area of North Carolina and provides a full range of banking services. The Bank includes a wholly-owned subsidiary, Community Financial Services, Inc., that provides investment services generally to Bank customers.

     The Bank's principal business activity is to accept deposits from the general public and to make conventional first mortgage loans for the purchase of real estate and general commercial loans, as well as to provide refinancing for loans secured by real estate. Substantially all of the Bank's lending activity is with customers located in Alamance and surrounding counties within North Carolina.

     Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, the Bank. All significant intercompany balances and transactions have been eliminated in consolidation.

     Cash and Cash Equivalents

     Cash and cash equivalents include demand and time deposits (with remaining maturities of ninety days or less at time of purchase) at other financial institutions and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

     Investments and Mortgage-Backed Securities

     Securities are classified into three categories:

     (1) Securities Held to Maturity - Debt securities that the Bank has the positive intent and the ability to hold to maturity are classified as held-to-maturity and reported at amortized cost;

     (2) Trading Securities - Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings; and

     (3) Securities Available for Sale - Debt and equity securities not classified as either securities held to maturity or trading securities are reported at fair value, with unrealized gains and losses excluded from earnings and reported as other comprehensive income, a separate component of retained income.

     Premiums and discounts on debt securities are recognized in interest income on the level interest yield method over the period to maturity.

     Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by the issuers of the securities. Premiums and discounts are amortized using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments.

     Gains and losses on the sale of securities are determined by using the specific identification method.

     Loans Receivable and Allowance for Loan Losses

First Community Financial Corporation
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Loans receivable held for investment are stated at the amount of unpaid principal, reduced by an allowance for loan losses and net deferred origination fees. Interest on loans is accrued based on the principal amount outstanding and is recognized on a level yield method. The accrual of interest is discontinued, and accrued but unpaid interest is reversed when, in management's judgment, it is determined that the collectibility of interest, but not necessarily principal, is doubtful. Generally, this occurs when payment is delinquent in excess of ninety days.

     Loan origination fees are deferred, as well as certain direct loan origination costs. Such costs and fees are recognized as an adjustment to yield over the contractual lives of the related loans utilizing the interest method.

     Commitment fees to originate or purchase loans are deferred, and if the commitment is exercised, recognized over the life of the loan as an adjustment of yield. If the commitment expires unexercised, commitment fees are recognized in income upon expiration of the commitment. Fees for originating loans for other financial institutions are recognized as loan fee income.

     A loan is considered impaired, based on current information and events, if it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Uncollateralized loans are measured for impairment based on the present value of expected future cash flows discounted at the historical effective interest rate, while all collateral-dependent loans are measured for impairment based on the fair value of the collateral. The Bank uses several factors in determining if a loan is impaired. The internal asset classification procedures include a thorough review of significant loans and lending relationships and include the accumulation of related data. This data includes loan payment status, borrowers' financial data and borrowers' operating factors such as cash flows, operating income or loss, etc.

     The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions. While management believes that it has established the allowance in accordance with generally accepted accounting principles and has taken into account the views of its regulators and the current economic environment, there can be no assurance that in the future the Bank's regulators or its economic environment will not require further increases in the allowance.

     Loans Held for Sale

     Loans originated and intended for sale are carried at the lower of cost or aggregate estimated market value. Net unrealized losses are recognized in a valuation allowance by charges to income. Gains and losses on sales of whole or participating interests in real estate loans are recognized at the time of sale and are determined by the difference between net sales proceeds and the Bank's basis of the loans sold, adjusted for the recognition of any servicing assets retained.

     Income Recognition on Impaired and Nonaccrual Loans

     Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-secured and in the process of collection. If a loan or a portion of a loan is classified as doubtful or is partially charged off, the loan is generally classified as nonaccrual. Loans that are on a current payment status or past due less than 90 days may also be classified as nonaccrual if repayment in full of principal and/or interest is in doubt.

     Loans may be returned to accrual status when all principal and interest amounts contractually due (including arrearages) are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance (generally a minimum of six months) by the borrower, in accordance with the contractual terms of interest and principal.

     While a loan is classified as nonaccrual and the future collectibility of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to principal outstanding, except in the case of

First Community Financial Corporation
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     loans with scheduled amortization where the payment is generally applied to the oldest payment due. When the future collectibility of the recorded loan balance is expected, interest income may be recognized on a cash basis limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered.

     Transfers of Financial Assets

     The Company applies a financial-components approach that focuses on control when accounting and reporting for transfers and servicing of financial assets and extinguishments of liabilities. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This approach provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings.

     Premises and Equipment

     Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed by straight-line and accelerated methods based on estimated service lives of assets. Useful lives range from 10 to 40 years for substantially all premises and from 3 to 20 years for equipment and fixtures. Premises and equipment are evaluated for impairment by management on an on-going basis.

     Real Estate Owned

     Assets acquired through loan foreclosure are recorded as real estate owned ("REO") at the lower of the estimated fair value of the property less estimated costs to sell at the date of foreclosure or the carrying amount of the loan plus unpaid accrued interest. The carrying amount is subsequently reduced by additional allowances which are charged to earnings if the estimated fair value declines below its initial value plus any capitalized costs. Costs related to the improvement of the property are capitalized, whereas costs related to holding the property are expensed.

     Investment in Federal Home Loan Bank Stock

     The Bank is required to invest in Federal Home Loan Bank of Atlanta (FHLB) stock in an amount equal to the greater of 1% of its net home mortgage loans receivable or 5% of its outstanding FHLB advances. At December 31, 2000 and 1999 the Bank owned 19,250 and 16,000 shares, respectively, of the FHLB's $100 par value capital stock. As no ready market exists for this stock, and it has no quoted market value, the stock is carried at cost.

     Income Taxes

     Deferred tax asset and liability balances are determined by application to temporary differences of the tax rate expected to be in effect when taxes will become payable or receivable. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

     Comprehensive Income

     The Company follows SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components (revenues, expenses, gains, and losses) in general-purpose financial statements.

     Segment Information

First Community Financial Corporation
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     The Company follows the provisions of SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information." The Statement requires that public business enterprises report certain information about operating segments in their annual financial statements and in condensed financial statements of interim periods issued to shareholders. It also requires that the public business enterprises report related disclosures and descriptive information about products and services provided by significant segments, geographic areas, and major customers, differences between the measurements used in reporting segment information and those used in the enterprise's general-purpose financial statements, and changes in the measurement of segment amounts from period to period.

     Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources, and in assessing performance. The Company has determined that it has one significant operating segment, the providing of general commercial financial services to customers located in the Piedmont area of North Carolina. The various products are those generally offered by community banks, and the allocation of resources is based on the overall performance of the institution, versus the individual branches or products.

     New Pronouncements

     The Company has adopted the provisions of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, effective with the fiscal quarter beginning July 1, 2000. This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that derivatives be recognized as either assets or liabilities in the statement of financial position and be measured at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and whether or not the derivative is designated as a hedging instrument. The adoption of SFAS 133 had no impact on the financial statements.

     In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarizes certain of the SEC's views in applying accounting principles generally accepted in the United States of America to revenue recognition in financial statements. The SEC has indicated that they intend to issue additional written guidance to further supplement SAB 101. Based on the SEC's latest timeline for implementing SAB 101, the Company would be required to comply with the guidelines in the fourth quarter of fiscal 2001. Adoption of SAB 101 is not expected to have any material impact on the recognition, presentation, and disclosure of revenue.

     In March 2000, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation - an interpretation of APB Opinion No. 25" ("FIN 44"), providing new accounting rules for stock-based compensation under APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). FIN 44 does not change FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"). FIN 44 is generally effective for transactions occurring after July 1, 2000; however, the accounting must be applied prospectively to certain transactions consummated after December 15, 1998. The Company does not expect that FIN 44 will have a material effect on its financial condition or results of operations.

     In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of SFAS No. 125." It revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of the provisions of SFAS No. 125 without reconsideration. SFAS 140 requires a debtor to reclassify financial assets pledged as collateral and report these assets separately in the statement of financial position. It also requires a secured party to disclose information, including fair value, about collateral that it has accepted and is permitted by contract or custom to sell or repledge. SFAS 140 includes specific disclosure requirements for entities with securitized financial assets and entities that securitize assets. SFAS 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001, and is effective for recognition and

First Community Financial Corporation
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The Company does not expect that SFAS 140 will have a material effect on financial condition or results of operation.

First Community Financial Corporation
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.   Conversion to Stock Savings Bank

     First Community Financial Corporation was incorporated in October 1998 under the laws of the State of North Carolina for the purpose of becoming the holding company for Community Savings Bank, SSB. Upon conversion of the Bank from a North Carolina chartered mutual savings bank to a North Carolina chartered stock savings bank, the Company acquired all of the outstanding common stock of the Bank. On June 21, 1999 the Company completed the sale of its common stock to the depositors and borrowers of the Bank. In connection with the conversion, the Company issued 1,880,798 shares of no par value common stock, including 150,464 shares issued to the Employee Stock Ownership Plan ("ESOP") for $15 per share. The sale of common stock generated proceeds of $25,067,208 net of conversion costs of $887,802 and ESOP shares of $2,256,960. The common stock of the Company began trading on the NASDAQ under the symbol "FCFN" on June 21, 1999.

     In connection with the conversion, the Bank acquired 100,000 shares of the common stock of the Company at the offering price of $15 per share. These shares were donated to a charitable foundation established by the Company and the Bank. The Statement of Operations for the year ended December 31, 1999 includes $1,500,000 related to the donation of these shares.

     At the time of the conversion, the Bank established a liquidation account in an amount equal to the Bank's net worth, or approximately $23,060,000 for the benefit of eligible account holders at that time. The liquidation account will be reduced annually to the extent that eligible account holders have reduced their eligible deposits, shall cease upon the closing of the accounts, and shall never be increased. In the event of the liquidation of the Bank, all remaining eligible deposit account holders shall be entitled, after all payments to creditors, to a distributions from the liquidation account before any distribution to stockholders. Dividends paid by the Bank cannot be paid from the liquidation account.

     The Bank may not declare or pay a cash dividend on, or repurchase any of, its capital stock if its regulatory capital would thereby be reduced below either the aggregate requirements imposed by federal and state regulations. The liquidation account has a balance of approximately $10,942,000 at December 31, 2000.

First Community Financial Corporation
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

3.   Investment Securities

     Investment securities at December 31, 2000 and 1999 are summarized as follows:

                                                                  Gross Unrealized          Estimated
                                              Amoritzed    ----------------------------       Market
                                                 Cost         Gains            Losses         Value
                                            ------------   ----------      ------------    ------------
     2000:
     Available for sale:
        U.S. Government agency securities   $  9,651,013   $       --      $   (270,265)   $  9,380,748
        Municipals                             2,584,586           --           (41,324)      2,543,262
                                            ------------   ----------      ------------    ------------
                                            $ 12,235,599   $       --      $   (311,589)   $ 11,924,010
                                            ============   ==========      ============    ============

     1999:
     Available for sale:
        U.S. Government agency securities   $ 19,544,717   $       --      $   (836,240)   $ 18,708,477
        Municipals                             2,603,213           --          (186,054)      2,417,159
        Corporate bonds                        3,507,542           --            (9,885)      3,497,657
                                            ------------   ----------      ------------    ------------
                                            $ 25,655,472   $       --      $ (1,032,179)   $ 24,623,293
                                            ============   ==========      ============    ============


     During 1998, the Bank transferred securities classified as held-to-maturity with an amortized cost of $2,500,969 to available-for-sale resulting in a net unrealized gain of $23,406. In addition, a held-to-maturity security with a carrying value of $1,496,500 was liquidated with a loss of $250 recognized on the sale.

     Available for sale securities with carrying values of $5,189,415, $9,875,501 and $5,000,342 were sold during the years ended December 31, 2000, 1999, and 1998, respectively. Gross realized gains on these sales during 2000, 1999, and 1998 were, $2,086, $58,405 and $15,860, respectively. Gross realized losses on these sales during 2000, 1999, and 1998 were $10,313 $21,617 and $0, respectively.

     Securities with a carrying value of $2,543,261, and $650,471 were pledged as collateral to secure public funds at December 31, 2000 and 1999, respectively. Securities with a carrying value of $0 and $5,765,253 were pledged as collateral at December 31, 2000 and 1999, respectively, to secure advances with the FHLB. Securities with a carrying value of $768,367 and $761,992 were pledged as collateral for treasury, tax and loan deposits at December 31, 2000 and 1999, respectively.

First Community Financial Corporation
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     The amortized cost and estimated market value of debt securities at December 31, 2000, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                     Estimated
                                                       Amortized       Market
                                                         Cost          Value
                                                      -----------   -----------
     Available for sale:
          Due in one year or less                     $ 3,360,432   $ 3,360,744
          Due after five years through ten years        3,043,904     3,004,997
          Due after ten years                           5,831,263     5,558,269
                                                      -----------   -----------
                                                      $12,235,599   $11,924,010
                                                      ===========   ===========


4.   Mortgage-Backed Securities

     Mortgage-backed securities at December 31, 2000 and 1999 are summarized as follows:

                                                                  Gross Unrealized           Estimated
                                               Amoritzed    ----------------------------       Market
                                                  Cost         Gains            Losses         Value
                                             ------------   ----------      ------------    ------------
     2000:
     Available for sale:

          FHLMC participation certificates   $  2,230,376   $       --      $    (13,454)   $  2,216,922
          GNMA participation certificates            --             --              --              --
          FNMA participation certificates       2,382,192         15,335         (15,794)      2,381,733
          REMICs                                4,188,232          7,419         (66,057)      4,129,594
                                             ------------   ------------    ------------    ------------
                                             $  8,800,800   $     22,754    $    (95,305)   $  8,728,249
                                             ============   ============    ============    ============

     1999:
     Available for sale:

          FHLMC participation certificates   $  2,257,067   $         81    $    (37,157)   $  2,219,991
          GNMA participation certificates            --             --              --              --
          FNMA participation certificates       2,703,336           --           (72,833)      2,630,503
          REMICs                               35,203,204         26,647        (954,152)     34,275,699
                                             ------------   ------------    ------------    ------------
                                             $ 40,163,607   $     26,728    $ (1,064,142)   $ 39,126,193
                                             ============   ============    ============    ============


     Mortgage-backed securities with a carrying value of $32,713,155 were sold during the year ended December 31, 2000 resulting in gross realized gains of $19,644 and gross realized losses of $17,540. Mortgage-backed securities with a carrying value of $5,622,247 were sold during the year ended December 31, 1999, resulting in gross realized gains of $84,316 and gross realized losses of $1,745. Mortgage-backed and mortgage related securities with a

First Community Financial Corporation
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     carrying value of $1,807,308 were sold during the year ended December 31, 1998, resulting in gross realized gains of $34,640 and gross realized losses of $2,923.

     Mortgage-backed securities held as available for sale, with a carrying value of $0 and $5,765,253, were pledged as collateral for advances from the FHLB at December 31, 2000 and 1999, respectively.

     The amortized cost and estimated market value of mortgage-backed securities at December 31, 1999, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                 Estimated
                                                     Amortized     Market
                                                       Cost        Value
                                                  ------------  ------------
     Available for sale:
       Due after one year through five years      $  2,230,376  $  2,216,922
       Due after five years through ten years          696,630       678,187
       Due after ten years                           5,873,794     5,833,140
                                                  ------------  ------------
                                                  $  8,800,800  $  8,728,249
                                                  ============  ============

5.   Loans Receivable Held for Investment

     Loans receivable held for investment at December 31, 2000 and 1999 are summarized as follows:

                                                       2000         1999
     Mortgage loans                               $ 98,093,808  $ 99,588,012
     Consumer loans                                  7,590,048     6,234,474
     Commercial loans                               63,066,379    47,870,434
                                                  ------------  -------------
              Total                                168,750,235   153,692,920
     Less:
       Loans in process, including funded
         but unclosed loans                            406,327      (735,917)
       Allowance for loan losses                    (2,352,977)   (1,839,405)
       Deferred loan fees                             (623,522)     (587,923)
                                                  ------------  -------------
     Loans receivable, net                        $166,180,063  $150,529,675
                                                  ============  =============


     At both December 31, 2000 and 1999, the Bank had entered into a security agreement with a blanket floating lien pledging its eligible real estate loans to secure actual or potential borrowings from the FHLB (See Note 7).

     The Bank originates mortgage loans for portfolio investment or sale in the secondary market. During the period of origination, mortgage loans are designated as either held for sale or investment purposes. Transfers of loans held for sale to the investment portfolio are recorded at the lower of cost or market value on the transfer date. There were no loans held for sale at December 31, 2000.

     Net loss on sales of loans receivable held for sale amounted to $33,461 for the year ended December 31, 2000. A net gain of $21,347 for the year ended December 31, 1999 was recognized on the sale of loans receivable held for sale.

First Community Financial Corporation
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     The changes in the allowance for loan losses for the years ended December 31, 2000, 1999 and 1998, are as follows:

                                                    2000           1999           1998
     Balance at beginning of period             $  1,839,405   $  1,331,617   $    781,177
     Provisions for loan losses                      710,000        560,000        550,000
     Loans charged off                              (226,172)       (52,212)             -
     Recoveries                                       29,744              -            440
                                                ------------   ------------   ------------
     Balance at end of period                   $  2,352,977   $  1,839,405   $  1,331,617
                                                ============   ============   ============

     The following is a summary of the principal balances of loans on nonaccrual status and loans past due ninety days or more:

                                                    2000           1999
      Loans past due ninety days or more        $    862,000   $    156,000
      Nonaccrual loans, including
        impaired loans                             1,336,000      1,176,000
                                                ------------   ------------
                                                $  2,198,000   $  1,332,000
                                                ============   ============

     Information regarding impaired loans as of December 31, 2000, 1999 and 1998, and the years ended, is as follows:

                                                     2000           1999          1998
     Impaired loans at end of year              $  1,336,000   $  1,176,000   $          -
     Related portion of allowance for loan
       losses                                        450,140        250,000              -
     Average balance during year                   1,256,000        588,300              -
     Interest income recognized during year           75,200         40,150              -


6.   Premises and Equipment

     Premises and equipment at December 31, 2000 and 1999 consist of the following:

                                                     2000           1999
     Land                                       $  1,862,000   $   392,505
     Office buildings                              2,559,137     2,231,358
     Furniture, fixtures and equipment             1,949,987     1,561,522
     Vehicles                                         34,578        32,730
                                                ------------   ------------
                                                   6,405,702     4,218,115
     Less accumulated depreciation                (2,051,176)   (1,735,574)
                                                ------------   ------------
              Total                             $  4,354,526   $  2,482,541
                                                ============   ============

First Community Financial Corporation
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

7.   Employee Benefit Plans

     During 1998, the Company established a contributory savings plan for its employees which meets the requirements of section 401(k) of the Internal Revenue Code. This plan replaced another retirement plan with similar provisions and benefits. Employees 21 years of age or older with at least 6 months of employment with the Company are eligible to participate. With this plan, employees may contribute from 1% and 15% of compensation, subject to an annual maximum as determined under the Internal Revenue Code. The Company matches 50% of employee's contributions, up to 6%. The employees' contributions are invested at their direction in one or more investment funds. The plan provides that the employees' contributions are vested at all times and the Company's contributions vest 20% per year beginning with the second year of service, with 100% vesting after six years or attaining normal retirement age. The Company contributed $47,059, $52,307 and $90,292 to the plan for the years ended December 31, 2000, 1999 and 1998, respectively.

     Directors participate in deferred compensation plans. These plans generally provide for fixed payments for a period of ten years once directors reach age seventy. The estimated amount of future payments to be made are provided for according to the terms of the various contracts for each participant. The Bank expensed $88,285, $203,175 and $626,585 related to these plans during the years ended December 31, 2000, 1999 and 1998, respectively. Included in other liabilities at December 31, 2000 and 1999 is $3,508,674 and $3,538,657, respectively, related to these plans. The Bank purchases life insurance contracts on the participants, of which the Bank is the owner and beneficiary. These contracts had a cash surrender value, net of policy loans and accrued interest thereon, of $1,671,178 and $1,304,356 at December 31, 2000 and 1999, respectively.

8.   Employee Stock Ownership Plan

     The Company's Board of Directors has adopted an employee stock ownership plan ("ESOP"), effective June 21, 1999. Employees of the Company and its subsidiary who have attained age 21 and completed one year of service are eligible to participate in the ESOP. The ESOP is to be funded by contributions made by the Company or the Bank in cash or shares of common stock. Shares are committed to be released for financial statement purposes when the Bank makes scheduled payments on the ESOP note payable and will be allocated to employees on the basis of relative compensation in the year of allocation. Employees vest in their allocated ESOP shares over five years. The number of shares legally released and allocated is based in the ratio of the actual principal payments for the ESOP note payable. The Bank expects to contribute sufficient funds to the ESOP to repay the note payable over a fifteen year period, plus such other amounts as the Company's Board of Directors may determine in its discretion.

     Initially, the ESOP acquired 150,464 shares of the Company's common stock financed by $2,256,960 in borrowings by the ESOP from the Company. At December 31, 2000, 15,277 shares have been allocated to participants accounts and 135,187 shares with an estimate market value of $2,365,773 remain unallocated. All allocated shares are considered outstanding for earnings per shares purposes. The principal balance of the ESOP loan was $2,027,805 and $2,178,105 at December 31, 2000 and 1999, respectively.
     Compensation expense related to the ESOP is based on the fair market value of shares on the date shares are committed to be released. The financial statements for the years ended December 31, 2000 and 1999 include compensation expense of $169,918 and $89,380, respectively, related to the ESOP.

9.   Stock Option Plan

     On June 27, 2000, the Shareholders of the Company approved the First Community Financial Corporation, Inc. Stock Option Plan and Trust (the "Plan"). The purpose of this Plan is to advance the interests of the Company through

First Community Financial Corporation
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     providing selected key employees and Directors of the Bank and the Company with the opportunity to purchase shares. The Plan reserves 188,079 shares for grant within ten years of the effective date. The option price is required to be 100% of the stock's fair market value as defined, with an exception for any shareholder with more than a 10% ownership interest in the Company. The exercise price is required to be 110% of the stock's fair market value for these options holders. Vesting is determined on the date of the grant. Options have a 10 year life, however, there are additional limitations for shareholders with more than a 10% ownership interest in the Company. The Plan has a change of control provision under which all shares immediately vest if a change of control, as defined, occurs.

     The Company has adopted SFAS No. 123, "Accounting for Stock Based Compensation". As permitted by SFAS No. 123, the Company has chosen to apply APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, no compensation cost has been recognized for options granted under the Option Plan. Had compensation cost for the Company's Option Plan been determined based on the fair value at the grant dates for awards under the Option Plan consistent with the method of SFAS No. 123, the Plan's net income and net income per share would have been reduced to the pro forma amounts indicated below.

                                                      For the year ended
                                                      December 31, 2000
                                                 -----------------------------
                                                  As Reported       Pro Forma
                                                 -------------     -----------
     Net income in thousands                      $  1,255,177     $ 1,068,769
     Earnings per common share - basic            $        .78     $       .66
     Earnings per common share - diluted          $        .78     $       .66


     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2000: dividend growth rate of 10%; expected volatility of 7.2%; risk-free interest rate of 6.0% and expected lives of 7 years. The weighted average fair value of the options granted during the year ended December 31, 2000 was $3.27.

     A summary of the status of the Plan as of December 31, 2000 and changes during the year then ended, including weighted-average exercise price ("Price"), is presented below:

                                                    Shares           Price
                                                   --------       ---------
     Outstanding at beginning of year                     -       $       -
     Granted                                        160,000           17.25
     Cancellations                                        -               -
                                                   --------
     Outstanding at year end                        160,000           17.25
                                                   ========

     The following table summarizes additional information about the Option Plan at December 31, 2000, including weighted-average remaining contractual life ("Life") and Price:

              Options Outstanding              Options Exercisable
     -------------------------------------    ---------------------
      Shares         Life          Price       Shares        Price
     -------------------------------------    ---------------------
      160,000      9.5 years       $ 17.25      8,000       $ 17.25

First Community Financial Corporation
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

10.  Management Recognition Plan

     On June 27, 2000 the Company's Stockholders approved a Management Recognition Plan and Trust ("MRP") for directors and key employees. The Company was authorized to fund the acquisition of and award up to 75,232 shares (4% of shares issued in the stock conversion) to be awarded by a committee of the Board of Directors. The Company completed the acquisition of MRP shares during 2000. On June 27, 2000, 75,232 shares (market value of $1,297,752) were awarded to certain officers and employees. The vesting schedule provides that 25% of the shares are earned and become non-forfeitable on June 27, 2000, 2001, 2002 and 2003.

     The shares awarded under the MRP plan are recorded as outstanding shares, and the unvested portion has been recorded as unearned compensation through a contra equity account. The consolidated statements of operations for the year ended December 31, 2000, include compensation expense of $446,132 relating to the scheduled vesting of MRP shares.

11.  Borrowed Money

     Borrowed money represents advances from the FHLB and totaled $0 and $32,000,000 at December 31, 2000 and 1999, respectively. These advances had a weighed average rate of 5.48% at December 31, 1999.

     At December 31, 2000 and 1999, the Bank had securities with a carrying value of $0 and $5,765,253, respectively, and certain loans secured by one to four family residential mortgages pledged against actual and potential borrowings from the FHLB.

     At December 31, 2000, the Bank had an additional $40,000,000 of credit available with the FHLB.

12.  Deposits

     The scheduled maturities of certificates of deposit as of December 31, 2000 are summarized as follows (in thousands):

     2001                           $   113,223
     2002                                11,129
     2003                                 1,325
     2004                                   199
     2005                                   187
                                    -----------
                                    $   126,063
                                    ===========

     At December 31, 2000 and 1999, the Bank had cash and due from banks approximating $54,724 and $312,000, respectively, pledged to secure certain Individual Retirement Accounts.

13.  Income Taxes

     The components of income taxes for the years ended December 31, 2000, 1999 and 1998, are as follows:

First Community Financial Corporation
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

                                     2000          1999         1998
     Current expense             $  842,346    $  915,462   $  460,740
     Deferred benefit              (210,351)     (584,754)    (322,929)
                                 ----------    ----------   ----------
        Total                    $  631,995    $  330,708   $  137,811
                                 ==========    ==========   ==========

     Reconciliation of expected income tax at the statutory Federal rate of 34% with income tax expense for the years ended December 31, 2000, 1999 and 1998, are as follows:

                                              2000         1999         1998
     Expected income tax expense          $   641,638  $   271,329  $   139,042
     State income taxes, net of federal
       income tax benefit                      31,632       82,434            -
     Other                                    (41,275)     (23,055)      (1,231)
                                          -----------  -----------  -----------
                                          $   631,995  $   330,708  $   137,811
                                          ===========  ===========  ===========


     The components of the net deferred income tax asset at December 31, 2000 and 1999 is as follows:

                                                                     2000          1999
     Deferred income tax assets:
       Deferred directors' fees                                $  1,192,950  $  1,203,143
       Unrealized losses on securities available for sale           130,607       703,661
       Allowance for loan losses                                    796,467       618,307
       Contributions carryforward                                   391,320       440,971
       Deferred loan fees and costs                                 211,997       199,894
       Other                                                         50,578             -
                                                               ------------  ------------
                                                                  2,773,919     3,165,976
                                                               ------------  ------------
     Deferred income tax liabilities:
       Depreciation and amortization                                 19,059         7,002
       FHLB stock dividends                                         221,340       221,340
       Other                                                        104,159       145,570
                                                               ------------  ------------
                                                                    344,558       373,912
                                                               ------------  ------------
     Net deferred income tax asset                             $  2,429,361  $  2,792,064
                                                               ============  ============

     Retained income at December 31, 2000, includes approximately $5,232,000 for which no deferred income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions for income tax purposes only, through fiscal 1986 (pre-1987 bad debt reserves). Reductions of the allocated amount for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then current corporate income tax rate.

First Community Financial Corporation
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

14.  Leases

     The Bank has a non-cancelable operating lease for office space that expires in April 2001. Payments made under this lease during 2000, 1999 and 1998 were $53,220, $58,255 and $28,258, respectively. Future minimum lease payments under this lease for years subsequent to December 31, 2000 are $17,740 for 2001.

     The Bank entered into a twelve month operating lease, during the year, for additional office and training space ending on July 31, 2001. Payments made under this lease during 2000 totaled $23,885. Future minimum lease payments under this lease for years subsequent to December 31, 2000 aggregate $33,429.

     An additional operating lease for office space was entered into during the year and ended on December 31, 2000. Payments made under this lease during 2000 totaled $3,750.

15.  Regulatory Capital Requirements

     The Company and the Bank are subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines. Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios, as set forth in the table below. Management believes, as of December 31, 2000, that the Company and the Bank meet all capital adequacy requirements to which it is subject.

     As of July 20, 2000, the date of the most recent notification from the FDIC, the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank's category.

     The Bank's actual and required capital amounts and ratios as of December 31, 2000 and 1999 are presented in the table below. The total and tier 1 ratios are calculated using risk weighted assets (RWA) and tier 1 is also calculated to average assets (AA).

                                          Actual         Adequacy Purposes     Capitalized
                                  -------------------- --------------------- ---------------
                                     Amount     Ratio     Amount      Ratio       Ratio
                                  -------------------- --------------------- ---------------
     2000:
     Total Capital (to RWA)       $45,343,045   34.49%  $10,517,520   8.00%     10.00%

     Tier I Capital (to RWA)       43,691,068   33.23%    5,258,760   4.00%      6.00%

     Tier I Capital (to AA)        43,691,068   18.75%    9,320,320   4.00%      5.00%

     1999:
     Total Capital (to RWA)       $50,313,853   37.44%  $10,750,640   8.00%     10.00%

     Tier I Capital (to RWA)       48,634,066   36.19%    5,375,320   4.00%      6.00%

     Tier I Capital (to AA)        48,634,066   21.00%    9,264,680   4.00%      5.00%


16.  Mortgage Banking Activities

First Community Financial Corporation
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Mortgage loans serviced for others are not included in the accompanying statements of financial condition. The unpaid principal balances of mortgage loans serviced for others was $23,767,784 and $24,288,577 at December 31, 2000 and 1999, respectively. Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payment to investors and foreclosure processing. Loan servicing income is recorded on the accrual basis and includes servicing fees from investors and certain charges collected from borrowers, such as late payment fees. The Bank does not capitalize mortgage servicing rights related to loans serviced for others due to the fact that the fee received is considered adequate compensation for the costs incurred to service the related loans.

17. Financial Instruments With Off-Balance Sheet Risk and Significant Concentrations of Credit Risk

     The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower. Since many unused lines of credit expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

     A summary of the contractual amounts of the Bank's exposure to off-balance sheet risk as of December 31, 2000 and 1999 is as follows:

                                                      2000            1999
     Commitments to extend credit:
       Commitments to originate loans            $ 17,649,000    $ 15,406,000
       Undrawn balances on lines of credit          8,402,000       7,348,000
                                                 ------------    ------------
                                                 $ 26,051,000    $ 22,754,000
                                                 ============    ============

First Community Financial Corporation
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

18.  Parent Company Financial Data

     The Company's principal asset is its investment in the Bank. Condensed financial statements for the parent company as of December 31, 2000 and 1999 and for the years then ended are as follows:

     Condensed Balance Sheet                                         2000          1999
     Cash                                                       $  8,704,145  $ 14,542,685
     Investment in wholly-owned subsidiary                        11,607,103     9,900,809
     Other assets                                                     47,344           660
                                                                ------------  ------------
                 Total assets                                   $ 20,358,592  $ 24,444,154
                                                                ============  ============

     Other liabilities                                          $          -  $    235,346
     Shareholders' equity                                         20,358,592    24,208,808
                                                                ------------  ------------
                 Total liabilities and shareholders' equity     $ 20,358,592  $ 24,444,154
                                                                ============  ============

     Condensed Statement of Income                                   2000          1999
     Equity in undistributed earnings of subsidiary             $    594,062  $    755,257
     Dividends paid by subsidiary                                    282,120             -
     Interest on ESOP loan                                           216,688       107,516
     Other interest income                                           608,201             -
                                                                ------------  ------------
     Total income                                                  1,701,071       862,773
                                                                ------------  ------------

     Employee compensation                                                 -       120,180
     Other expenses                                                  184,771        36,820
                                                                ------------  ------------
     Total expenses                                                  184,771       157,000
                                                                ------------  ------------

     Income before income taxes                                    1,516,300       705,773
     Income tax expense                                              261,123       140,666
                                                                ------------  ------------
                 Net income                                     $  1,255,177  $    565,107
                                                                ============  ============

First Community Financial Corporation
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------


     Condensed Statement of Cash Flows                                       2000         1999
     Cash flows from operating activities:
        Net income                                                      $  1,255,177  $    565,107
        Equity in undistributed earnings of wholly-owned subsidiary         (876,182)     (755,257)
        ESOP compensation                                                    150,300        89,380
        MRP expense                                                          446,132             -
        Change in other assets and liabilities                              (281,864)      234,886
                                                                        ------------  ------------
               Net cash provided by operating activities                     693,563       134,116
                                                                        ------------  ------------

     Cash flows from investing activities:

        Investment in subsidiary                                                   -   (10,658,439)
        Dividends paid by subsidiary                                         282,120             -
                                                                        ------------  ------------
               Net cash provided (used) by investing activities              282,120   (10,658,439)
                                                                        ------------  ------------

     Cash flows from financing activities:

        Dividends paid                                                      (590,335)            -
        Purchase of common stock                                          (6,223,888)            -
        Net proceeds from issuance of common stock                                 -    25,067,208
                                                                        ------------  ------------
               Net cash provided (used) by financing activities           (6,814,223)   25,067,208
                                                                        ------------  ------------
               Net increase (decrease) in cash                            (5,838,540)   14,542,685
     Cash at beginning of year                                            14,542,685             -
                                                                        ------------  ------------
     Cash at end of year                                                $  8,704,145  $ 14,542,685
                                                                        ============  ============


19.  Fair Values of Financial Instruments

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" (SFAS No. 107), requires the disclosure of estimated fair values for financial instruments. Quoted market prices, if available, are utilized as an estimate of the fair value of financial instruments. Because no quoted market prices exist for a significant part of the Company's financial instruments, the fair value of such instruments has been derived based on management's assumptions with respect to future economic conditions, the amount and timing of future cash flows and estimated discount rates. Different assumptions could significantly affect these estimates. Accordingly, the net realizable value could be materially different from the estimates presented below. In addition, the estimates are only indicative of individual financial instruments' values and should not be considered an indication of the fair value of the Company taken as a whole.

     Fair values have been estimated using data which management considered the best available, and estimation methodologies deemed suitable for the pertinent category of financial instrument. The estimation methodologies, resulting fair values, and recorded carrying amounts at December 31, 2000 and 1999 were as follows:

     Cash and cash equivalents are by definition short-term and do not present any unanticipated credit issues. Therefore, the carrying amount is a reasonable estimate of fair value. The estimated fair values of investment securities and mortgage-backed securities are provided in Notes 2 and 3 to the financial statements. These are based on quoted market prices, when available. If a quoted market price is not available, fair value is estimated using quoted

First Community Financial Corporation
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     market prices for similar securities. The fair value of loans held for sale is estimated using quoted market prices or market prices for similar instruments.

     The fair value of the net loan portfolio has been estimated using the present value of expected cash flows, discounted at an interest rate adjusted for servicing costs and giving consideration to estimated prepayment risk and credit loss factors. The fair values of the Bank's loan portfolio at December 31, 2000 and 1999 were as follows:

                                            2000              1999
     Loans:
        Carrying amount                $ 166,180,063      $ 150,259,675
        Estimated fair value           $ 166,039,350      $ 149,790,720

     The fair value of deposit liabilities with no stated maturities has been estimated to equal the carrying amount (the amount payable on demand), totaling $31,258,779 and $32,443,916 at December 31, 2000 and 1999,
     respectively. Under SFAS No. 107, the fair value of deposits with no stated maturity is equal to the amount payable on demand. Therefore, the fair value estimates for these products do not reflect the benefits that the Company receives from the low-cost, long-term funding they provide. These benefits are considered significant.

     The fair value of certificates of deposits and advances from the FHLB is estimated by discounting the future cash flows using the current rates offered for similar deposits and advances with the same remaining maturities. The carrying values and estimated fair values of certificates of deposit and FHLB advances at December 31, 2000 and 1999 were as follows:

                                            2000              1999
     Certificates of deposits:
        Carrying amount                $ 126,063,110      $ 115,096,000
        Estimated fair value             126,178,000        115,186,000
     Advances from the FHLB:
        Carrying amount                $           -      $  32,000,000
        Estimated fair value                       -         32,000,000

     There is no material difference between the carrying amount and estimated fair value of off-balance sheet items totaling $26,051,000 and $22,754,000 at December 31, 2000 and 1999, respectively.

     The Company's remaining assets and liabilities are not considered financial instruments.

First Community Financial Corporation
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

20.  Cash Flow Supplemental Disclosures

     The following is supplemental information regarding the cash flows for the years ended December 31, 2000, 1999 and 1998:

                                                            2000          1999           1998
      Cash paid for:
        Interest on deposits and borrowed funds        $  9,698,170  $  7,140,925   $  6,977,104
        Income taxes                                        332,401       833,350        520,000

      Summary of noncash investing and
        financing activities:
           Real estate acquired through settlement
             of loans                                  $    658,000  $          -   $     81,991

21.  Earnings Per Share

     The following table provides a reconciliation of income available to common stockholders and the average number of shares outstanding (less unearned ESOP shares, unearned deferred stock awards and treasury shares) for the years ended December 31, 2000, 1999 and 1998. Options to purchase 160,000, shares of common stock were issued during the year ended December 31, 2000.

                                                        2000          1999         1998
     Net income                                       $ 1,255,177  $  467,317  $  271,137
                                                      ===========  ==========  ==========

     Weighted average shares outstanding
        for basic EPS( denominator)                     1,615,234   1,732,578         N/A
     Dilutive effect of stock options                       1,406           -         N/A
                                                      -----------  ----------  ----------

     Adjusted shares for diluted EPS                    1,616,640   1,732,578         N/A
                                                      ===========  ==========  ==========

First Community Financial Corporation
Condensed Consolidated Statements of Financial Position
September 30, 2001 and December 31, 2000
(dollars in thousands, except share and per share data)
--------------------------------------------------------------------------------

                                                                            2001         2000
                                                                        -----------   ---------
                                                                        (unaudited)
                                  Assets

Cash and cash equivalents                                                $   8,982    $  5,379

Investment Securities:
  Available for sale                                                         3,191      11,924
Mortgage-backed securities
  Available for sale                                                        36,904       8,728

FHLB, at cost which approximates market                                      1,925       1,925
Loans receivable held for sale                                               2,413           0
Loans receivable held for investment, net                                  146,495     166,180

Premises and equipment                                                       4,175       4,355
Deferred income taxes                                                        2,231       2,429
Other assets                                                                 4,715       3,785
                                                                         ---------    --------

                               Total assets                               $211,031    $204,705
                                                                         =========    ========

                   Liabilities and Shareholders' Equity
Deposits:

    Noninterest-bearing demand                                            $  2,063    $  2,482
    Interest-bearing demand                                                 13,871      13,825
    Savings                                                                 14,036      14,952
    Certificates of deposits, $100,000 and over                             30,034      23,509
    Other time deposits                                                     96,160     102,554
                                                                         ---------    --------
                              Total deposits                               156,164     157,322
                                                                         ---------    --------

Borrowed money                                                               6,339           0
Other liabilities                                                            4,154       3,945
                                                                         ---------    --------
                            Total liabilities                              166,657     161,267
                                                                         ---------    --------

Shareholders' equity:
    Preferred stock, no par value, 5,000,000 shares authorized;
       no shares issued or outstanding                                           0           0
    Common stock, no par value, 20,000,000 shares authorized;
        1,614,883 shares issued and outstanding at June 30,2001 and
        1,608,083 shares issued and outstanding at December 31, 2000        23,431      22,428
    Unearned ESOP shares, 130,177 shares at June 30, 2001 and
        135,187 shares at December 31, 2000                                 (1,915)     (2,028)
    Deferred stock award - MRP                                                (637)       (851)
    Retained earnings, substantially restricted                             23,337      24,142
    Accumulated other comprehensive income (loss), net                         158        (253)
                                                                         ---------    --------
                        Total shareholders' equity                          44,374      43,438
                                                                          --------    --------

                Total liabilities and shareholders' equity                $211,031    $204,705
                                                                          ========    ========

See accompanying notes to condensed consolidated financial statements.

First Community Financial Corporation
Condensed Consolidated Statements of Operations
For the Nine Months Ended September 30, 2001 and 2000
(dollars in thousands, except share and per share data)
--------------------------------------------------------------------------------

                                                                  2001            2000
                                                               ----------      ---------
                                                                      (unaudited)

Interest income:
   Interest and fees on loans                                      $9,797         $9,852
   Interest and dividends on investments                            1,558          3,152
                                                               ----------      ---------
                  Total interest income                            11,355         13,004

Interest expense:
   Interest on deposits                                             5,626          5,530
   Interest on borrowed money                                         191          1,567
                                                               ----------      ----------
                  Total interest expense                            5,817          7,097
                                                               ----------      ----------
Net interest income before provision for loan losses                5,538          5,907
Provision for loan losses                                             540            305
                                                               ----------      ----------
                  Net interest income                               4,998          5,602
                                                               ----------      ----------

Total other operating income                                        1,157            446

General and administrative expenses:
    Compensation and fringe benefits                                2,817          2,816
    Occupancy                                                         229            213
    Furniture and fixtures                                            291            261
    Advertising                                                        66            125
    Data processing                                                   260            148
    Contributions                                                       4              3
    Other                                                           1,253            822
                                                               ----------      ----------
                  Total general and administrative expenses         4,920          4,388
                                                               ----------      ----------

Income before income taxes                                          1,235          1,660
Income taxes                                                          514            530
                                                               ----------      ----------
Net income                                                           $721         $1,130
                                                               ==========      ==========

Per Share Data

Earnings per share, basic                                           $0.50          $0.68
Earnings per shared, diluted                                        $0.50          $0.68
Weighted average shares outstanding, basic                      1,434,860      1,669,559
Weighted average shares outstanding, diluted                    1,455,330      1,670,766

See accompanying notes to condensed consolidated financial statements.

First Community Financial Corporation
Condensed Consolidated Statements of Comprehensive Income
For the Nine Months Ended September 30, 2001 and 2000
(dollars in thousands)
--------------------------------------------------------------------------------

                                                                                  2001       2000
                                                                                 -------   --------
                                                                                      (unaudited)
Net income                                                                       $   721   $  1,130

Unrealized gains (loss) on available for sale securities                             633        (93)
Reclassification of net (gains) losses recognized in net income                      (9)         20
Income taxes relating to unrealized gain on available for sale securities          (212)         25
                                                                                 -------   --------

Other comprehensive income                                                           411        (49)
                                                                                 -------   --------

Comprehensive income                                                             $ 1,132   $  1,081
                                                                                 =======   ========

See accompanying notes to condensed consolidated financial statements.

First Community Financial Corporation
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2001 and 2000
(dollars in thousands)
--------------------------------------------------------------------------------

                                                                                              2001      2000
                                                                                            --------  ---------
                                                                                                (unaudited)
Cash flows from operating activities:

  Net income (loss)                                                                             $721     $1,130
  Adjustments to reconcile net income (loss) to net cash provided by operating activities
     Provision for loan losses                                                                   540        305
     Depreciation                                                                                264        238
     ESOP Contribution                                                                           113        113
     MRP Compensation                                                                            215        372
     Loss (gain) on sale of securities                                                           (9)         20
     (Gain) on sale of assets                                                                      0        (54)
     Accretion of discounts on securities, net                                                    54        (54)
     Provision for deferred income taxes                                                           0       (120)
     Originations of loans held for sale                                                      (8,711)      (690)
     Proceeds from sale of loans held for sale                                                 6,348        566
     Net loss (gain) on sale of loans                                                            (50)        (1)
     Other operating activities                                                                  109     (1,521)
                                                                                            --------   ---------
     Net cash provided by operating activities                                                  (406)        304
                                                                                            --------   ---------

Investing activities:
  Purchases of investment securities available for sale                                      (42,064)    (1,525)
  Proceeds from sales of securities available for sale                                        18,674      8,110
  Proceeds from redemptions of securities available for sale                                   1,600      6,560
  Proceeds from principal repayment of mortgage-backed securities available for sale           2,925      1,195
  Net (increase) decrease in loans held for investment                                        19,146    (20,175)
  Addidtions to other real estate                                                               (814)      (658)
  Proceeds from sale of premises and equipment                                                     0         68
  Purchases of premises and equipment                                                            (85)    (1,747)
                                                                                            --------   ---------
                             Net cash used in investing activities                              (618)    (8,172)
                                                                                            --------   ---------

Financing activities:
  Net increase (decrease) in deposit accounts                                                 (1,158)      9,498
  Proceeds from issuance of stock                                                                145          0
  Repurchase of common stock                                                                       0     (1,520)
Funding of Management Recognition stock grants                                                     0     (1,298)
  Payment of dividends on common stock                                                          (708)      (430)
  Repayments of FHLB borrowings, net of proceeds                                               6,348       (500)
                                                                                            --------   ---------
                           Net cash provided by financing activities                           4,627      5,750
                                                                                            --------   ---------

Increase (decrease) in cash and cash equivalents                                               3,603     (2,118)

Cash and cash equivalents, beginning of period                                                 5,379      6,583
                                                                                            --------   ---------

Cash and cash equivalents, end of  period                                                     $8,982     $4,465
                                                                                            ========   =========

See accompanying notes to condensed consolidated financial statements.

First Community Financial Corporation
Notes to Condensed Condolidated Financial Statements
--------------------------------------------------------------------------------

1.   Basis of Presentation

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim information and with the instructions to FORM 10-Q SB. Accordingly,they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the year ended December 31, 2001.

2.   Conversion from Mutual to Stock form of Ownership

     On June 14, 1999, members of Community Savings Bank, SSB eligible to vote at a a special meeting, voted to approve the conversion of Community Savings Bank, SSB. The conversion involved the transformation of Community Savings Bank, SSB from mutual to stock form, First Community's acquisition of all of the outstanding capital stock of Community Savings Bank, SSB and First Community's sale of its common stock to the depositors and borrowers of Community Savings Bank, SSB and other persons who had the right to purchase shares. The sale was completed June 21,1999, and First Community Financial Corporation began trading on June 21,1999 on the NASDAQ national markets exchange under the symbol "FCFN". 1,880,798 shares of no par common stock were issued raising $25.2 million of net proceeds.

3.   Analysis of Allowance for Loan Loss

     Information regarding activity in the analysis of allowance for loan loss during the nine months ended September 30, 2001 and 2000 is as follows (dollars in thousands):

                                                         2001          2000
                                                        ------        -------
   Beginning balance                                    $2,353        $1,839

   Provision for loan loss                                 540           305

   Net (charge-offs) recoveries                           (435)         (200)
                                                        -------       -------

   Balance, end of period                               $2,458        $1,944
                                                        ======        ======

   Ratio of net charge-offs to average loans
   outstanding                                            1.62%         0.12%

   Ratio of allowance to total loans outstanding
   at end of period                                       0.27%         1.11%


   Ratio of allowance to total nonperforming assets
   at end of period                                     108.66%       116.97%

First Community Financial Corporation
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

4.   Net Income (Loss) Per Share of Common Stock

     Basic income (loss) per share of common stock is computed by dividing net income (loss) by the weighted average number of common shares outstanding (less unearned ESOP shares and unearned stock grants) during the period. Diluted net income (loss) per share of common stock is computed by dividing net income (loss) by the weighted average number of common shares and common stock equivalents outstanding during the period. For the nine month periods ended September 30, 2001 and 2000, the weighted average number of shares outstanding was 1,434,860 and 1,669,559, respectively. The effect, if any, on diluted earnings per share of future periods of the stock awards described in note 5 will be computed under the treasury stock method.

5.   Stock Grant Awards

     On June 27, 2000, the Company awarded 75,232 shares of stock to directors and employees under the Community Savings Bank, Inc., Management Recognition Plan and Trust, approved by shareholders on June 27, 2000. In accordance with the provision of Accounting Principles Board Opinion No. 25, the Company will recognize the cost of the awards over the vesting period. One-fourth of the shares were immediately vested upon award, and the remainder will vest over the following 36 months. The Company acquired 75,232 shares from the public for an aggregate amount of $1,297,752. The results for the nine months ended September 30, 2001 and 2000 included expense of $214,610 and $371,789, respectively, related to their award.


6.   Subsequent Event

     On October 5, 2001, the Board of Directors of the Company approved a plan of merger with Capital Bank Corporation. The Company's shareholders would receive approximately $53,000,000, to be paid in cash and stock of Capital Bank Corporation, if the transaction is consummated. The transaction is tentatively scheduled to close in January 2002.

                                   APPENDIX A

                                MERGER AGREEMENT

     THIS MERGER AGREEMENT (this "AGREEMENT"), dated as of the 4th day of October, 2001, is by and between:

     CAPITAL BANK CORPORATION, a North Carolina corporation and a holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company (the "BUYER"); and

     FIRST COMMUNITY FINANCIAL CORPORATION, a North Carolina corporation and holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina savings bank holding company (the "COMPANY").

                              BACKGROUND STATEMENT

     The Buyer and the Company desire to effect a merger pursuant to which the Company will merge into the Buyer, with the Buyer being the surviving corporation (the "MERGER"). In consideration of the Merger, the shareholders of the Company will receive shares of common stock of the Buyer and/or cash. It is intended that the Merger qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code. The Merger is expected to be accounted for under the purchase method.

                             STATEMENT OF AGREEMENT

     In consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS

     1.1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:


     "ACQUISITION PROPOSAL" has the meaning given to it in Section 6.1(c).

     "ACQUISITION TRANSACTION" means any merger, share exchange, stock sale, recapitalization, consolidation or other business combination involving the Company or any of its Subsidiaries or divisions of any of the foregoing and an unaffiliated third party, or any acquisition in any manner, directly or indirectly, of a more than a thirty percent (30%) equity interest in, or more than a thirty percent (30%) portion of the consolidated assets of, the Company and its Subsidiaries, other than pursuant to the transactions contemplated by this Agreement.

     "AFFILIATE" means, with respect to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, owns or controls, or is controlled by or under common control with, such Person. For the purpose of this Agreement, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise. Without limiting the foregoing, as used with respect to the Company, the term "AFFILIATES" includes its subsidiaries.

     "AFFILIATES' AGREEMENT" has the meaning given to it in Section 6.1(e).

     "AGREEMENT" means this Merger Agreement.

     "ASSETS" means all of the assets, properties, businesses and rights of a Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, whether or not carried on any books and records of such Person, whether or not owned in such Person's name and wherever located.

     "AVERAGE CLOSING PRICE" has the meaning given to it in Section 9.1(f).

     "BENEFIT PLANS" means all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, restricted stock, severance pay, vacation, bonus, or other incentive plan, all other written employee programs or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including without limitation "employee benefit plans" as that term is defined in Section 3(3) of ERISA maintained by, sponsored in whole or in part by, or contributed to by, a Person or any of its subsidiaries for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate.

     "BUSINESS DAY" means any day excluding (a) Saturday, (b) Sunday and (c) any day that shall be a legal holiday in the State of North Carolina.

     "BUYER" has the meaning given to it in the introductory paragraph hereof.

     "BUYER BANK" means Capital Bank, a North Carolina bank and a wholly owned subsidiary of the Buyer.

     "BUYER FINANCIAL STATEMENTS" means, with respect to the Buyer and its subsidiaries, the consolidated audited statements of income and stockholder's equity and cash flows for the years ended December 31, 2000, 1999 and 1998 and consolidated audited balance sheets as of December 31, 2000, 1999 and 1998, as well as the interim unaudited consolidated statements of income and stockholders' equity and cash flows for each of the completed fiscal quarters since December 31, 2000 and the consolidated interim balance sheet as of each such quarter.

     "BUYER SEC REPORTS" has the meaning given to it in Section 5.4.

     "BUYER'S DISCLOSURE SCHEDULE" has the meaning given to it in the preamble to ARTICLE V.

     "BUYER'S STOCK" means the common stock of Capital Bank Corporation no par value, as traded on the Nasdaq SmallCap Market System.

     "BUYER'S STOCK PERCENTAGE CHANGE" has the meaning given to it in Section 9.1(f).

     "CASH ELECTION AMOUNT" has the meaning given to it in Section 2.4(a).

     "CASH ELECTION SHARES" has the meaning given to it in Section 2.4(a).

     "CAUSE" means: (i) any act of gross negligence, misconduct, unlawfulness or dishonesty by an employee in connection with his or her employment which is detrimental to the Buyer's or its Subsidiaries' interests; (ii) an employee's willful failure to comply with the employee policies or reasonable directions of the management of the Buyer or one of its Subsidiaries (excluding a requirement to relocate his or her principal work location outside of Alamance County, North Carolina); or (iii) an employee's material breach of any agreement between such employee and Buyer or its Subsidiaries.

     "CLAIM" has the meaning given to it in Section 6.2(d).

     "CLOSING" means the closing of the Merger, as identified more specifically in ARTICLE III.

     "CLOSING DATE" has the meaning given to it in Section 3.1.

     "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

     "COMPANY" has the meaning given to it in the introductory paragraph hereof.

     "COMPANY BANK" means Community Savings Bank, Inc., a North Carolina stock savings bank.

     "COMPANY CONTRACTS" has the meaning given to it in Section 4.14.

     "COMPANY FINANCIAL STATEMENTS" means, with respect to the Company and its subsidiaries, the consolidated audited statements of income and stockholder's equity and cash flows for the years ended December 31, 2000, 1999 and 1998 and consolidated audited balance sheets as of December 31, 2000, 1999 and 1998, as well as the interim unaudited consolidated statements of income and stockholders' equity and cash flows for each of the completed fiscal quarters since December 31, 2000 and the consolidated interim balance sheet as of each such quarter.

     "COMPANY OPTIONS" has the meaning given to it in Section 2.8.

     "COMPANY SEC REPORTS" has the meaning given to it in Section 4.4.

     "COMPANY SHARES" has the meaning given to it in Section 2.2(a).

     "COMPANY'S DISCLOSURE SCHEDULE" has the meaning given to it in the preamble to ARTICLE IV.

     "CONSENT" means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person given or granted with respect to any Contract, Law, Order, or Permit.

     "CONTRACT" means any agreement, warranty, indenture, mortgage, guaranty, lease, license or other contract, agreement, arrangement, commitment or understanding, written or oral, to which a Person is a party.

     "DEFAULT" means (i) any breach or violation of or default under any Contract, Order or Permit (including any noncompliance with restrictions on assignment, where assignment is defined to include a change of control of the parties to this Agreement or any of their Affiliates or the merger or consolidation of any of them with another Person), (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute such a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

     "DISSENTING SHARES" has the meaning given to it in Section 2.7.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

     "EFFECTIVE TIME" has the meaning given to it in Section 2.1(e).

     "ELECTION DEADLINE" has the meaning given to it in Section 2.4(a).

     "ELECTION FORM" has the meaning given to it in Section 2.4(a).

     "ENVIRONMENTAL ASSESSMENT" means any and all soil and groundwater tests, surveys, environmental assessments and other inspections, tests and inquiries conducted by the Buyer or any agent of the Buyer and related to the Real Property of the Company and its Affiliates.

     "ENVIRONMENTAL LAWS" means any federal, state or local law, statute, ordinance, rule, regulation, permit, directive, license, approval, guidance, interpretation, order or other legal requirement relating to the protection of human health or the environment, including but not limited to any requirement pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of materials that are or may constitute a threat to human health or the environment. Without limiting the foregoing, each of the following is an Environmental Law: the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.) ("RCRA"), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300 et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) ("OSHA"), as such laws and regulations have been or are in the future amended or supplemented, and each similar federal, state or local statute, and each rule and regulation promulgated under such federal, state and local laws.

     "ENVIRONMENTAL SURVEY" has the meaning given to it in Section 7.3.

     "ERISA PLAN" means any Benefit Plan that is an "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, or an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA.

     "EXCHANGE AGENT" has the meaning given to it in Section 2.6(a).

     "FDIC" means the Federal Deposit Insurance Corporation.

     "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" means generally accepted accounting principles as recognized by the American Institute of Certified Public Accountants, as in effect from time to time, consistently applied and maintained on a consistent basis for a Person throughout the period indicated and consistent with such Person's prior financial practice.

     "GILLIAM EMPLOYMENT AGREEMENT" means the Employment Agreement to be entered into at or prior to Closing between the Buyer and William R. Gilliam, substantially in the form attached hereto as EXHIBIT B.

     "GOVERNMENTAL AUTHORITY" means any nation, province or state, or any political subdivision thereof, and any agency, department, natural person or other entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government, including Regulatory Authorities.

     "HAZARDOUS MATERIAL" means any substance or material that either is or contains a substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law or is otherwise regulated under any Environmental Law, or the presence of which in some quantity requires investigation, notification or remediation under any Environmental Law.

     "INDEMNIFIED PARTIES" has the meaning given to it in Section 6.2(d).

     "INDEMNIFIED LIABILITIES" has the meaning given to it in Section 6.2(d).

     "INDEX PERCENTAGE CHANGE" has the meaning given to it in Section 9.1(f).

     "INTELLECTUAL PROPERTY" means (a) all inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrights and all applications, registrations and renewals in connection therewith, (d) all know-how, trade secrets, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, know-how, formulas, compositions, manufacturing and production process and techniques, technical data, designs, drawings, specifications, pricing and cost information and business and marketing plans and proposals),
(e) all computer software (including data and related documentation) and (f) all other proprietary rights.

     "JOINT PROXY STATEMENT" has the meaning given to it in Section 4.17.

     "KNOWLEDGE OF THE BUYER" means the actual personal knowledge of any of the directors and officers of the Buyer or the Buyer Bank or any of their Subsidiaries.

     "KNOWLEDGE OF THE COMPANY" means the actual personal knowledge of any of the directors and officers of the Company or the Company Bank or any of their Subsidiaries.

     "LAW" means any code, law, ordinance, rule, regulation, reporting or licensing requirement, or statute applicable to a Person or its Assets, Liabilities, business or operations promulgated, interpreted or enforced by any Governmental Authority.

     "LIABILITY" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured or otherwise.

     "LIEN" means, whether contractual or statutory, any conditional sale agreement, participation or repurchase agreement, assignment, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) easements, restrictions of record and title exceptions that could not reasonably be expected to have a Material Adverse Effect, and (iii) pledges to secure deposits, Liens to secure advances from the Federal Home Loan Bank of Atlanta and other Liens incurred in the ordinary course of the banking business.

     "LITIGATION" means any action, arbitration, cause of action, complaint, criminal prosecution, governmental investigation, hearing, or administrative or other proceeding, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

     "LOAN COLLATERAL" means all of the assets, properties, businesses and rights of every kind, nature, character and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, owned by whomever and wherever located, in which any Person has taken a security interest with respect to, on which any Person has placed a Lien with respect to, or which is otherwise used to secure, any loan made by the Person or any note, account, or other receivable payable to the Person.

     "MAILING DATE" has the meaning given to in Section 2.4.

     "MARKET VALUE" of the Buyer's Stock on any date shall be the closing price of such stock on the Nasdaq SmallCap Market System (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source), or if such date is not a trading day, on the last trading day preceding that date.

     "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

     "MATERIAL ADVERSE EFFECT" on a Person shall mean an event, change, or occurrence that, individually or together with any other event, change, or occurrence, has a Material adverse impact on (i) the financial condition, results of operations, or business of such Person and its subsidiaries, taken as a whole, or (ii) the ability of such Person to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in market interest rates, real estate markets, securities markets or other market conditions applicable to banks or thrift institutions generally, (c) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (d) actions and omissions of a Person (or any of its Affiliates) taken with the prior informed consent of the other Person in contemplation of the transactions contemplated hereby, and (e) the Merger (and the reasonable expenses incurred in connection therewith) and compliance with the provisions of this Agreement on the operating performance of the Persons.

     "MEASUREMENT PERIOD" has the meaning given to it in Section 9.1(f).

     "MERGER CONSIDERATION" has the meaning given to it in Section 2.3(a).

     "MERGER" has the meaning given to it in the Background Statement hereof.

     "MIXED CASH CONSIDERATION ELECTION AMOUNT" has the meaning given to it in
Section 2.4(a).

     "MIXED ELECTION SHARE" has the meaning given to it in Section 2.4(a).

     "MIXED STOCK CONSIDERATION ELECTION AMOUNT" has the meaning given to it in
Section 2.4(a).

     "NORTH CAROLINA ADMINISTRATOR" means the North Carolina Administrator, Savings Institutions Division, North Carolina Department of Commerce.

     "NORTH CAROLINA COMMISSIONER OF BANKS" means the North Carolina Commissioner of Banks, North Carolina Department of Commerce.

     "ORDER" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, foreign or other court, arbitrator, mediator, tribunal, administrative agency or Governmental Authority.

     "PENSION PLAN" means any ERISA Plan that also is a "defined benefit plan" (as defined in Section 414(j) of the Code or Section 3(35) of ERISA).

     "PERMIT" means any approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right given by a Governmental Authority to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

     "PERSON" means a corporation, a company, an association, a joint venture, a partnership, an organization, a business, an individual, a trust, a Governmental Authority or any other legal entity.

     "PER SHARE CASH CONSIDERATION" has the meaning given to it in Section 2.3.

     "PER SHARE STOCK CONSIDERATION" has the meaning given to in Section 2.3.

     "PER SHARE MIXED CONSIDERATION" has the meaning given to it in Section 2.3.

     "PER SHARE MIXED CASH CONSIDERATION" has the meaning given to it in Section 2.3.

     "PER SHARE MIXED STOCK CONSIDERATION" has the meaning given to it in
Section 2.3.

     "REAL PROPERTY" means all of the land, buildings, premises, or other real property in which a Person has ownership or possessory rights, whether by title, lease or otherwise (including banking facilities and any foreclosed properties). Notwithstanding the foregoing, "Real Property", as used with respect to any Person, does not include any Loan Collateral not yet foreclosed and conveyed to the Person as of the date with respect to which the term "Real Property" is being used.

     "REGISTRATION STATEMENT" has the meaning given to it in Section 4.17.

     "REGULATORY AUTHORITIES" means, collectively, the Federal Trade Commission, the United States Department of Justice, the Federal Reserve Board, the North Carolina Administrator, the North Carolina Commissioner of Banks, the FDIC, the National Association of Securities Dealers and the SEC, and all other regulatory agencies having jurisdiction over the parties hereto and their respective Affiliates.

     "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES DOCUMENTS" means all forms, proxy statements, registration statements, reports, schedules and other documents filed or required to be filed by a Person or any of its Affiliates with any Regulatory Authority pursuant to the Securities Laws.

     "SECURITIES LAWS" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisors Act of 1940, the Trust Indenture Act of 1939, each as amended, and the rules and regulations of any Governmental Authority promulgated under each.

     "SHAREHOLDER MEETINGS" has the meaning given to it in Section 4.17.

     "SNL INDEX" has the meaning given to it in Section 9.1(f).

     "STOCK ADJUSTMENT" has the meaning given to it in Section 2.3(d).

     "STOCK ELECTION AMOUNT" has the meaning given to it in Section 2.4(a).

     "STOCK ELECTION SHARES" has the meaning given to it in Section 2.4(a).

     "STOCK PERCENTAGE CHANGE" has the meaning given to it in Section 9.1(f).

     "SUBSIDIARY" means, with respect to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, is controlled by such Person.

     "SUPERIOR PROPOSAL" means a bona fide, written and unsolicited proposal or offer (including a new or solicited proposal received by the Company after execution of this Agreement from a person whose initial contact with the Company may have been solicited by the Company or its representatives prior to the execution of this Agreement) made by any person or group (other than an Affiliate of the Company) with respect to an Acquisition Proposal on terms which the Board of Directors of the Company determines in good faith (based on the advice of independent financial advisors and outside legal counsel), to be superior to the transactions contemplated hereby, taking into consideration all elements of the transactions contemplated hereby including, without limitation, the non-taxable element of such transactions.

     "SURVIVING HOLDING COMPANY" has the meaning given to it in Section 2.1(a).

     "TAX" or "TAXES" means any and all taxes, charges, fees, levies or other assessments (whether federal, state, local or foreign), including without limitation income, gross receipts, excise, property, estate, sales, use, value added, transfer, license, payroll, franchise, ad valorem, withholding, Social Security and unemployment taxes, as well as any interest, penalties and other additions to such taxes, charges, fees, levies or other assessments.

     "TAX RETURN" means any report, return or other information required to be supplied to a taxing authority in connection with Taxes.

     "TAXABLE PERIOD" shall mean any period prescribed by any Governmental Authority, including the United States or any state, local, or foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

     "TOTAL CASH MERGER CONSIDERATION" has the meaning given to it in Section
2.3.

     "TOTAL STOCK MERGER CONSIDERATION" has the meaning given to it in Section 2.3.

     "UPWARD INDEX PERCENTAGE CHANGE" has the meaning given to it in Section 9.1(f).

                                   ARTICLE II
              THE MERGER; CONVERSION AND EXCHANGE OF COMPANY SHARES

     2.1. THE MERGER.

     (a) The Merger. On the terms and subject to the conditions of this Agreement, the Plan of Merger in respect of the Merger, which shall be substantially in the form attached hereto as EXHIBIT A, and North Carolina Law, the Company shall merge into the Buyer, the separate existence of the Company shall cease, and the Buyer shall be the surviving corporation (the "SURVIVING HOLDING COMPANY").

     (b) Governing Documents. The articles of incorporation of the Buyer in effect at the Effective Time (as defined below) of the Merger shall be the articles of incorporation of the Surviving Holding Company until further amended in accordance with applicable Law. The bylaws of the Buyer in effect at such Effective Time shall be the bylaws of the Surviving Holding Company until further amended in accordance with applicable Law.

     (c) Directors and Officers. Subject to Section 6.2(b) and the Gilliam Employment Agreement, from and after the Effective Time of the Merger, until successors or additional directors are duly elected or appointed in accordance with applicable law, (i) the directors of the Buyer at such Effective Time shall be the directors of the Surviving Holding Company, and (ii) the officers of the Buyer at such Effective Time shall be the officers of the Surviving Holding Company.

     (d) Approval. The parties hereto shall take and cause to be taken all action necessary to approve and authorize (i) this Agreement and the other documents contemplated hereby

(including without limitation the above-described Plan of Merger) and (ii) the Merger and the other transactions contemplated hereby.

     (e) Effective Time. The Merger shall become effective on the date and at the time of filing of the related Articles of Merger, in the form required by and executed in accordance with North Carolina Law, or at such other time specified therein. The date and time when the Merger shall become effective is herein referred to as the "EFFECTIVE TIME" of the Merger.

     (f) Filing of Articles of Merger. At the Closing, the Buyer and the Company shall cause the Articles of Merger (containing the above-referenced Plan of Merger) in respect of the Merger to be executed and filed with the Secretary of State of North Carolina, as required by North Carolina Law, and shall take any and all other actions and do any and all other things to cause the Merger to become effective as contemplated hereby.

     2.2  COMPANY SHARES.

     (a) Each share of the Company's capital stock (the "COMPANY SHARES"), no par value per share, issued and outstanding to Persons, except for Company Shares held by the Buyer and its Affiliates immediately prior to the Effective Time of the Merger (other than shares held in a fiduciary capacity or as a result of debts previously contracted), shall, by virtue of the Merger and without any action on the part of the holders thereof, be canceled and converted at such Effective Time into the right to receive the Merger Consideration (as defined below) in accordance with this ARTICLE II.

     (b) Each Company Share, by virtue of the Merger and without any action on the part of the holder thereof, shall at the Effective Time of the Merger no longer be outstanding, shall be canceled and retired and shall cease to exist, and each holder of certificates representing any such Company Shares shall thereafter cease to have any rights with respect to such shares, except for the right to receive the Merger Consideration.

     (c) Each Company Share in the Community Savings Bank, Inc. Management Recognition Plan and Trust at the Effective Time that has not been granted to a participant in such plan shall be canceled without any conversion thereof, and no payment shall be made with respect thereto.

     (d) Notwithstanding anything contained in this Section 2.2 to the contrary, any Company Shares held in the treasury of the Company immediately prior to the Effective Time of the Merger shall be canceled without any conversion thereof, and no payment shall be made with respect thereto.

     (e) From and after the Effective Time of the Merger, there shall be no transfers on the stock transfer books of the Surviving Holding Company of the Company Shares that were outstanding immediately prior to the Effective Time of the Merger. If, after such Effective Time, certificates representing Company Shares are presented to the Surviving Holding Company, they shall be canceled, and exchanged and converted into the Merger Consideration as provided for herein.

     2.3  MERGER CONSIDERATION.

     (a) Subject to Sections 2.2, 2.4, 2.5 and 2.6, at the Effective Time of the Merger, the holders of Company Shares outstanding at such Effective Time, other than the Buyer and its

Affiliates, shall be entitled to receive, and the Buyer shall pay or issue and deliver, in the aggregate, (i) 1.30275 shares of the Buyer's Stock for each Company Share plus an amount equal to $16.20 in cash for each such Company Share (the "PER SHARE MIXED CONSIDERATION"), (ii) 2.6055 shares of Buyer's Stock for each Company Share (the "PER SHARE STOCK CONSIDERATION"), or (iii) an amount equal to $32.40 in cash for each such Company Share (the "PER SHARE CASH CONSIDERATION"). The foregoing consideration, collectively and in the aggregate, shall be referred to herein as the "MERGER CONSIDERATION."

     (b) Subject to the allocation provisions of Section 2.4, each holder of a Company Share may elect to receive the Per Share Mixed Consideration, the Per Share Stock Consideration or the Per Share Cash Consideration for each such Company Share; provided, (i) that the aggregate number of shares of Buyer Stock (excluding fractions of Company Shares issued or not issued pursuant to Section 2.3(c) as a result of rounding) paid as the Merger Consideration shall be 2,089,302 shares (subject to equitable adjustment for any stock dividend, stock split or other stock payment by the Buyer and exercises of Company Options after the date hereof but prior to the Effective Time), subject to adjustment so that the amount of the Merger Consideration paid in shares of the Buyer's Stock shall not be less than the amount (currently 40%) necessary to qualify the Merger as a reorganization under Section 368 of the Code, as determined by the Company at or immediately after the Effective Time upon consultation with its independent accountants and counsel; and (ii) that the aggregate cash with respect to which the Per Share Mixed Consideration and the Per Share Cash Consideration shall be paid as Merger Consideration shall be $25,980,961 subject to equitable adjustment to reflect exercises of Company Options and subject to adjustment so that, if the amount of the Merger Consideration paid in shares of the Buyer's Stock is adjusted as provided in Section 2.3(b)(i) to qualify the Merger as a reorganization under Section 368 of the Code, the aggregate amount of cash paid as the Merger Consideration shall be adjusted so that the aggregate value of the Merger Consideration paid after such adjustment is equal to the aggregate value of the Merger Consideration which would have been paid in the absence of such adjustment. Such amount of the Buyer's Stock paid as Merger Consideration shall be referred to in this Agreement as the "TOTAL STOCK MERGER CONSIDERATION," and such amount of cash paid as Merger Consideration shall be referred to as the "TOTAL CASH MERGER CONSIDERATION."

     (c) No fractional shares of the Buyer's Stock shall be issued or delivered in connection with the Merger. Instead, the number of shares of Buyer's Stock to which a holder of the Company Shares is entitled to receive pursuant to this
Article II shall be rounded to the nearest whole share with 0.5 share rounded up to the nearest whole share.

     (d) In the event the Buyer or Company changes the number of shares of the Buyer's Stock or Company's Shares issued and outstanding prior to the Effective Time of the Merger as a result of a stock split, stock dividend or similar recapitalization with respect to such stock (each a "STOCK ADJUSTMENT") and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to such Effective Time, the Per Share Mixed Consideration and the Per Share Stock Consideration shall each be equitably adjusted to reflect such change.

     2.4  ELECTION AND ALLOCATION PROCEDURES.

     (a) Election.

                  (i) An election form ("ELECTION FORM"), together with the other transmittal materials described in Section 2.6, shall be mailed as soon as reasonably practicable after the Effective Time to each holder of Company Shares of record at the Effective Time. Such date of mailing shall be referred to hereinafter as the "MAILING DATE." Each Election Form shall provide that a holder (or the beneficial owner through appropriate and customary documentation and instruction) of Company Shares will receive the Per Share Mixed Consideration unless such holder (or the beneficial owner through appropriate and customary documentation and instruction) elects to receive the Per Share Cash Consideration or the Per Share Stock Consideration with respect to all or any of such holder's Company Shares. Company Shares as to which no election for Per Share Stock Consideration or Per Share Cash Consideration is made shall be herein referred to as the "MIXED ELECTION SHARES"; Company Shares as to which the Per Share Cash Consideration election is made shall be referred to as the "CASH ELECTION SHARES"; and Company Shares as to which the Per Share Stock Consideration election is made shall be referred to as the "STOCK ELECTION SHARES". In addition, all Dissenting Shares shall be deemed Cash Election Shares. The "CASH ELECTION AMOUNT" shall be equal to the Per Share Cash Consideration multiplied by the total number of Cash Election Shares plus the amount of the Per Share Mixed Consideration consisting of cash multiplied by the total number of Mixed Election Shares (the "MIXED CASH CONSIDERATION ELECTION AMOUNT"). The "STOCK ELECTION AMOUNT" shall be equal to the Per Share Stock Consideration multiplied by the total number of Stock Election Shares plus the amount of the Per Share Mixed Consideration consisting of Buyer's Stock multiplied by the total number of Mixed Election Shares (the "MIXED STOCK CONSIDERATION ELECTION AMOUNT").

                  (ii) Any Company Share with respect to which the holder
(or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before a date after the Effective Date to be agreed upon by the parties hereto (which date will be set forth on the Election Form), but in any event not earlier than the 20th Business Day after the Mailing Date (such deadline, the "ELECTION DEADLINE"), shall be converted into the Per Share Mixed Consideration as set forth in Section 2.4(b) and shall be deemed to be Mixed Election Shares.

                  (iii) The Buyer shall make available one or more Election Forms as may be reasonably requested by all persons who become holders (or beneficial owners) of Company Shares between the Mailing Date and the close of business on the business day prior to the Election Deadline, and the Buyer shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

                  (iv) Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all Company Shares covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form (or the beneficial owner of the shares covered by such Election Form through appropriate and customary documentation and instruction) at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline and no other valid election is made, the Company Shares represented by such Election Form shall be Mixed Election Shares. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither the Buyer nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

     (b) Allocation. As soon as reasonably practicable after the Effective Time of the Merger, the Buyer shall cause the Exchange Agent to allocate the Merger Consideration among the holders of Company Shares, which shall be effected by the Exchange Agent as follows:

                  (i) Each Mixed Election Share shall be converted into the right to receive an amount of cash and a number of shares of Buyer's Stock equal to the Per Share Mixed Consideration.

                  (ii) If the Total Cash Merger Consideration is greater than the aggregate Cash Election Amount or if the Total Stock Merger Consideration is less than the aggregate Stock Election Amount, then:

                           (A) each Cash Election Share shall be
                  converted into the right to receive an amount of cash equal to the Per Share Cash Consideration; and

                           (B) each Stock Election Share shall be
                  converted into the right to receive (I) an amount in cash equal to the Total Cash Merger Consideration less the aggregate Cash Election Amount divided by the total number of Stock Election Shares, and (II) a number of shares of the Buyer's Stock equal to the Total Stock Merger Consideration less the aggregate Mixed Stock Consideration Election Amount divided by the total number of Stock Election Shares.

                  (iii) If the Total Cash Merger Consideration is less than the Cash Election Amount or if the Total Stock Merger Consideration is greater than the aggregate Stock Election Amount, then:

                            (A) each Stock Election Share shall be converted
                  into the right to receive the Per Share Stock Consideration;
                  and

                           (B) each Cash Election Share shall be
                  converted into the right to receive (I) an amount in cash equal to the Total Cash Merger Consideration less the aggregate Mixed Cash Consideration Election Amount divided by the total number of Cash Election Shares, and
                 (II) a number of shares of the Buyer's Stock equal to the Total Stock Merger Consideration less the aggregate Stock Election Amount divided by the total number of Cash Election Shares.

     2.5 CLOSING PAYMENT. At the Effective Time of the Merger or as soon thereafter as is reasonably practicable, the holders of the Company Shares shall surrender the certificates representing such shares to the Buyer and in exchange therefor, the Buyer shall issue and deliver to each such holder certificates representing the number of shares of the Buyer's Stock to which such shareholder is entitled hereunder and cash payments to which such holder is entitled hereunder. The Buyer shall not be obligated to deliver any of such shares of the Buyer's Stock or cash payments until such holder surrenders the certificates representing such holder's Company Shares.

     2.6  EXCHANGE PROCEDURES.

         (a) After the Effective Time of the Merger, the Buyer shall cause the exchange agent selected by the Buyer (the "EXCHANGE AGENT"), subject to the reasonable satisfaction of the Company and which may be an Affiliate of the Buyer, to mail to the shareholders of the Company of record at the Effective Time the Election Form, as required under Section 2.4, and other appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing shares of the Company prior to such Effective Time shall pass, only upon proper delivery of such certificates to the Exchange Agent). After such Effective Time, each holder of Company Shares issued and outstanding at such Effective Time (other than any of such shares held by the Buyer or any Affiliate thereof or canceled pursuant to
Section 2.2(c) or (d)) shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the number of shares of the Buyer's Stock and the cash to which such holder is entitled hereunder. The Buyer shall not be obligated to deliver any of such payments in cash or stock until such holder surrenders the certificate(s) representing such holder's Company Shares. The certificate(s) so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Buyer nor the Exchange Agent shall be liable to any holder of Company Shares for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property Law.

         (b) To the extent permitted by applicable Law, former shareholders of record of the Company shall be entitled to vote after the Total Stock Merger Consideration has been allocated pursuant to the provisions of this Article at any meeting of the Buyer's shareholders the number of whole shares of the Buyer's Stock into which their respective Company Shares are converted pursuant to the Merger, regardless of whether such holders have exchanged their certificates representing such Company Shares for certificates representing the Buyer's Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by the Buyer on the Buyer's Stock, the record date for which is at or after the Effective Time of the Merger, the declaration shall include dividends or other distributions on all shares of the Buyer's Stock issuable pursuant to this Agreement, but beginning at such Effective Time no dividend or other distribution payable to the holders of record of the Buyer's Stock as of any time subsequent to such Effective Time of the Merger shall be delivered to the holder of any certificate representing any of the Company Shares issued and outstanding at such Effective Time until such holder surrenders such certificate for exchange as provided in this Section 2.6. However, upon surrender of such certificate(s), both the certificate(s) representing the shares of the Buyer's Stock to which such holder is entitled and any such undelivered dividends (without any interest) shall be delivered and paid with respect to each share represented by such certificates.

         2.7 DISSENTING SHARES. Notwithstanding any other provision of this Agreement to the contrary, Company Shares that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who properly shall have demanded appraisal for such shares in accordance with North Carolina Law (collectively, the "DISSENTING SHARES") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of North Carolina Law, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to appraisal of such shares under North Carolina Law shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 2.6 of the certificate or certificates that, immediately prior to the Effective Time, evidenced such shares. The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any shares of Company Shares, attempted withdrawals of such demands for appraisal or any other instruments served pursuant to North Carolina Law and received by the Company relating to shareholders' rights of appraisal, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under North Carolina Law consistent with the obligations of the Company thereunder. The Company shall not, except with the prior written consent of the Buyer, (x) make any payment with respect to such demand, (y) offer to settle or settle any demand for appraisal or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with North Carolina Law.

     2.8  COMPANY STOCK OPTIONS.

     (a) At the Effective Time of the Merger, each option or other right to purchase Company Shares pursuant to stock options ("COMPANY OPTIONS") granted by the Company under its Benefit Plans that are outstanding at the Effective Time of the Merger shall be converted into and become rights with respect to the Buyer's Stock, and the Buyer shall assume each Company Option, in accordance with the terms of the applicable Benefit Plan of the Company and the stock option agreement by which such Company Option is evidenced, except that from and after such Effective Time: (i) the Buyer and its compensation committee shall be substituted for the Company and the compensation committee of its board of directors (including if applicable, the entire Board of Directors of the Company) administering such Benefit Plan or Plans of the Company; (ii) the Company Options assumed by the Buyer may be exercised solely for shares of the Buyer's Stock; (iii) the number of shares of the Buyer's Stock subject to such converted Company Options shall be equal to the number of Company Shares subject to such Company Options immediately prior to the Effective Time multiplied by the Per Share Stock Consideration, rounded to the next highest share; (iv) the per-share exercise price under each such converted Company Option shall be adjusted by dividing the exercise price of the Company Option immediately prior to the Effective Time by the Per Share Stock Consideration, rounded down to the nearest cent; and (v) all unvested Company Options held by non-employee directors of the Company shall be deemed to be automatically vested.

     (b) In addition, notwithstanding clauses (ii), (iii) and (iv) of Section 2.8(a), each assumed Company Option that is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code.

     (c) As soon as practicable after the Effective Time of the Merger, the Buyer shall deliver to each holder of an assumed Company Option who remains employed by the Buyer an appropriate notice setting forth such participant's rights pursuant thereto, and the grants pursuant to such options shall continue in effect on substantially the same terms and conditions (subject to the adjustments required by the above subsection (a) after giving effect to the Merger), and the Buyer shall comply with the terms of the assumed Company Options to ensure, to the extent required by, and subject to the provisions of, such options, that the Company Options that qualified as incentive stock options prior to the Effective Time of the Merger continue to qualify as incentive stock options after such Effective Time. At or prior to the Effective Time of the Merger, and at all times thereafter, the Buyer shall have reserved a sufficient number of shares of the Buyer's Stock for issuance upon exercise of the Company Options assumed by it in accordance with this Section 2.8. The Buyer agrees to file as promptly as practicable, and in no event later than 60 days, after the Effective Time, a registration statement on Form S-8 covering the shares of the Buyer's Stock issuable pursuant to such options.

     (d) Following the Effective Time of the Merger, in the event of any Stock Adjustment by the Buyer, or any consolidation or merger of the Buyer with or into any other entity, or the sale or transfer of all or substantially all of the Buyer's assets, the rights of the holders of outstanding Company Options shall be appropriately adjusted so that such holders will be in substantially the same position as if their options had been exercised immediately before such corporate action or transaction.


                                   ARTICLE III

                                   THE CLOSING

     3.1 CLOSING. The Closing of the Merger shall take place at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. in Raleigh, North Carolina as soon as reasonably practical after all conditions to Closing have been met, or on such other date or at such other location as the Buyer and the Company may mutually agree (such date, the "CLOSING DATE"). At the Closing, the parties will execute, deliver and file all documents necessary to effect the transactions contemplated with respect to the Merger, including the Articles of Merger in respect of the Merger.

     3.2 DELIVERIES BY THE COMPANY. At or by the Closing, the Company shall have caused the following documents to be executed and delivered:

     (a) the agreements, opinions, certificates, instruments and other documents contemplated in Section 8.3;

     (b)  the Gilliam Employment Agreement; and

     (c) all other documents, certificates and instruments required hereunder to be delivered to the Buyer, or as may reasonably be requested by the Buyer at or prior to the Closing.

     3.3 DELIVERIES BY THE BUYER. At or by the Closing, the Buyer shall have caused the following documents to be executed and delivered:

     (a) the agreements, opinions, certificates, instruments and other documents contemplated in Section 8.2;

     (b)  the Gilliam Employment Agreement; and

     (c) all other documents, certificates and instruments required hereunder to be delivered to the Company, or as may reasonably be requested by the Company at or prior to the Closing.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth on the Company's Disclosure Schedule (the "COMPANY'S DISCLOSURE SCHEDULE"), the Company represents and warrants to the Buyer that the statements contained in this ARTICLE IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

     4.1  ORGANIZATION, STANDING AND POWER.

     (a) The Company is a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and the Company Bank is a stock savings bank under North Carolina Law. The Company Bank is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and subject to dollar limits under such Act, all deposits in the Company Bank are fully insured by the FDIC to the extent permitted by Law.

     (b) Each of the Company and its Subsidiaries is either a bank or a corporation, duly organized, validly existing and in good standing under the Laws of the State of North Carolina. Each of the Company and its Subsidiaries has the corporate or other applicable power and authority to carry on, in all Material respects, its businesses as now conducted and to own, lease and operate its Assets. Each of the Company and its Subsidiaries is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on the Company.

     4.2  AUTHORITY; NO CONFLICTS.

     (a) Subject to required regulatory and shareholder approvals, the Company has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of the Company's obligations under this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action (and by Closing, all such shareholder action) in respect thereof on the part of the Company. The number of members of the Company's board of directors required by the Company's articles of incorporation so that the approval of 75% of the outstanding shares of the Company's voting stock is not required under the Company's articles of incorporation have approved the execution, delivery and performance of this Agreement and the Company's obligations under this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated herein. This Agreement represents a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the articles of incorporation, charter, bylaws or any other similar governing document of the Company or any of its Subsidiaries, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of the Company or any of its Subsidiaries under, any Contract or Permit of the Company or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Company, or (iii) subject to obtaining the requisite Consents referred to in Section 8.1(b) of this Agreement, violate any Law or Order applicable to the Company or any of its Subsidiaries or any of their respective Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws and banking Regulatory Authorities, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by the Company of the Merger and the other transactions contemplated in this Agreement.

     4.3  CAPITAL STOCK; SUBSIDIARIES.

     (a) The authorized capital stock of the Company consists of (a) 20,000,000 shares of common stock, no par value per share, of which 1,616,483 shares are issued and outstanding as of the date of this Agreement, and (b) 5,000,000 shares of Preferred Stock, no par value per share, none of which is issued and outstanding, and except for such 1,616,483 shares of common stock, there are no shares of capital stock or other equity securities of the Company outstanding. The authorized capital stock of the Company Bank consists of 100,000 shares of common stock, no par value per share, of which 1,000 shares are issued and outstanding as of the date of this Agreement and are owned and held by the Company, and except for such 1,000 shares of common stock, there are no shares of capital stock or other equity securities of the Company Bank outstanding.
Section 4.3 of the Company's Disclosure Schedule lists all of the Company's direct and indirect Subsidiaries other than the Company Bank as of the date of this Agreement. The Company or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each such Subsidiary.

     (b) All of the issued and outstanding shares of capital stock of the Company and its Subsidiaries are duly and validly issued and outstanding and are fully paid and nonassessable except to the extent otherwise required by applicable banking Laws. None of the outstanding shares of capital stock of the Company or any of its Subsidiaries has been issued in violation of any preemptive rights of the current or past shareholders of such Persons. Except as set forth on Section 4.3 of the Company's Disclosure Schedule, no equity securities of any Subsidiaries of the Company are or may become required to be issued (other than to the Company or any of its Subsidiaries) by reason of any Rights, and there are no Contracts by which the Company or any Subsidiary of the Company is bound to issue (other than to the Company or any of its Subsidiaries) additional shares of its capital stock or Rights or by which the Company or any of its Subsidiaries is or may be bound to transfer any shares of the capital stock of any Subsidiary of the Company (other than to the Company or any of its Subsidiaries). There are no equity securities reserved for any of the foregoing purposes, and there are no Contracts relating to the rights of the Company or any of its Subsidiaries to vote or to dispose of any shares of the capital stock of any Subsidiary of the Company.

     4.4  SEC FILINGS; COMPANY FINANCIAL STATEMENTS.

     (a) The Company has filed and made available to the Buyer all forms, reports, and documents required to be filed by the Company with the SEC since December 31, 1998 (collectively, the "COMPANY SEC REPORTS"). The Company SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the Securities Laws, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports, or other documents with the SEC.

     (b) Each of the Company Financial Statements (including, in each case, any related notes) contained in the Company SEC Reports, including any Company SEC Reports filed after the date of this Agreement until the Effective Time of the Merger, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC), and fairly presented or will fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be Material in amount or effect (except as may be indicated in such financial statements or notes thereto).

     4.5 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor any of its Subsidiaries has any Liabilities that could reasonably be expected to have a Material Adverse Effect on the Company, except Liabilities that are accrued or reserved against in the consolidated balance sheets of the Company as of June 30, 2001, included in the Company Financial Statements or reflected in the notes thereto. Neither the Company nor any of its Subsidiaries has incurred or paid any Liability since June 30, 2001, except for (a) such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and (b) Liabilities that could not reasonably be expected to have a Material Adverse Effect on the Company. No facts or circumstances exist that could reasonably be expected to serve as the basis for any other Liabilities of the Company or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Company.

     4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 2001, (i) there have been no events, changes, or occurrences that have had, or could reasonably be expected to have, a Material Adverse Effect on the Company, and (ii) each of the Company and its Subsidiaries has conducted in all Material respects its respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

     4.7  TAX MATTERS.

     (a) All Tax Returns required to be filed by or on behalf of any of Company and its Subsidiaries have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 2000, and, to the Knowledge of the Company, all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that could reasonably be expected to have a Material Adverse Effec t on the Company, except to the extent reserved against in the Company Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

     (b) None of the Company or its Affiliates has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) Adequate provision for any Material Taxes due or to become due for the Company or any of its Affiliates for the period or periods through and including the date of the respective Company Financial Statements has been made and is reflected on such Company Financial Statements.

     (d) Each of the Company and its Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code, except for any such instances of noncompliance and such omissions as could not reasonably be expected to have a Material Adverse Effect on the Company.

     (e) None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

     (f) There are no Material Liens with respect to Taxes upon any of the Assets of the Company and its Subsidiaries.

     (g) There has not been an ownership change, as defined in Code Section 382(g), of the Company and its Subsidiaries that occurred during any Taxable Period in which any of the Company and its Subsidiaries has incurred a net operating loss that carries over to another Taxable Period ending after December 31, 2000.

     (h) Neither the Company nor any of its Subsidiaries has filed any consent under Section 341(f) of the Code concerning collapsible corporations.

     (i) After the date of this Agreement, no Material election with respect to Taxes will be made without the prior consent of the Buyer, which consent will not be unreasonably withheld.

     (j) Neither the Company nor any of its Subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     4.8 ASSETS. Each of the Company and its Subsidiaries has good and marketable title, free and clear of all Liens, to all of its Assets, except for Liens to secure public deposits, repurchase agreements and borrowings from the Federal Home Loan Bank in the ordinary course of business consistent with past practice. Except as could not reasonably be expected to have a Material Adverse Effect on the Company, all tangible properties used in the businesses of the Company and its Subsidiaries are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with past practice. Except as could not reasonably be expected to have a Material Adverse Effect on the Company, all Material Assets held under leases or subleases by any of the Company and its Subsidiaries are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. Each of the Company and its Subsidiaries currently maintain insurance in amounts, scope, and coverage reasonably necessary for its operations. None of the Company or its Subsidiaries has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be increased in any Material respect. The Assets of the Company and its Subsidiaries include all Assets required to operate in all Material respects their businesses taken as a whole as presently conducted.

     4.9 SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned by the Company or any of its Subsidiaries (whether owned of record or beneficially) are held free and clear of all Liens that would impair the ability of the owner thereof to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time, except for those Liens to secure public deposits, repurchase agreements and borrowings from the Federal Home Loan Bank in the ordinary course of business consistent with past practice and Liens that could not reasonably be expected to have a Material Adverse Effect on the Company. There are no voting trusts or other agreements or undertakings to which the Company or any of its Subsidiaries is a party with respect to the voting of any such securities. Except for fluctuations in the market values of United States Treasury and agency or municipal securities, since June 30, 2001, there has been no significant deterioration or Material adverse change in the quality, or any Material decrease in the value, of the securities portfolio of the Company and its Subsidiaries, taken as a whole.

     4.10 ENVIRONMENTAL MATTERS.

     (a) To the Knowledge of the Company, each of the Company and its Subsidiaries, their respective facilities and properties, and their respective Loan Collateral are, and have been, in compliance with all Environmental Laws, except those violations that could not reasonably be expected to have a Material Adverse Effect on the Company.

     (b) To the Knowledge of the Company, there is no Litigation pending or threatened before any court, governmental agency, or authority, or other forum in which any of the Company and its Subsidiaries or any of their respective facilities or properties has been or, with respect to threatened Litigation, may reasonably be expected to be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by the Company or any of its Subsidiaries or any of their facilities or properties, except for such Litigation pending or threatened that could not reasonably be expected to have a Material Adverse Effect on the Company.

     (c) To the Knowledge of the Company, there is no Litigation pending or threatened before any court, governmental agency or authority or other forum in which any of its Loan Collateral (or the Company or any of its Subsidiaries in respect of such Loan Collateral) has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving Loan Collateral, except for such Litigation pending or threatened that could not reasonably be expected to have a Material Adverse Effect on the Company.

     (d) To the Knowledge of the Company, no facts exist that provide a reasonable basis for any Litigation of a type described in subsections (b) or
(c), except such as could not reasonably be expected to have a Material Adverse Effect on the Company.

     (e) To the Knowledge of the Company, during and prior to the period of (i) any of the Company's or its Subsidiaries' ownership or operation of any of their respective current properties, (ii) any of the Company's or its Subsidiaries' participation in the management of any facility or property, or (iii) any of the Company's or Subsidiaries' holding of a security interest in Loan Collateral, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties, except such as could not reasonably be expected to have a Material Adverse Effect on the Company.

     4.11 COMPLIANCE WITH LAWS. Each of the Company and its Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on, in all Material respects, its business as now conducted, except for those Permits the absence of which could not reasonably be expected to have a Material Adverse Effect on the Company, and there has occurred no Default under any such Permit, other than Defaults that could not reasonably be expected to have a Material Adverse Effect on the Company. None of the Company or its Subsidiaries: (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations that could not reasonably be expected to have a Material Adverse Effect on the Company (provided that this clause (a) shall not apply to Environmental Laws, which are covered in Section 4.10 above); or (b) has received any notification or communication from any agency or department of federal, state, or local Government or any Regulatory Authority or the staff thereof (i) asserting that any of the Company and its Subsidiaries is not in compliance with any of the Laws or Orders that such Governmental Authority or Regulatory Authority enforces, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect on the Company, (ii) threatening to revoke any Permits, except where the revocation of which could not reasonably be expected to have a Material Adverse Effect on the Company, or
(iii) requiring the Company or any of its Subsidiaries (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any board or directors resolution or similar undertaking that restricts Materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     4.12 LABOR RELATIONS. Neither the Company nor any of its Subsidiaries is the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is any of them a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any of them, pending or, to the Knowledge of the Company, threatened, or to the Knowledge of the Company, is there any activity involving any of the Company's or its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     4.13 EMPLOYEE BENEFIT PLANS.

     (a) The Company has made available to the Buyer prior to the execution of this Agreement correct and complete copies in each case of all Company Benefits Plans.

     (b) All Company Benefit Plans are in compliance with the applicable terms of ERISA, the Code, and any other applicable Laws, except as could not reasonably be expected to have a Material Adverse Effect on the Company.

     (c) Neither the Company nor any of its Subsidiaries has an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3)and 3(37)(A)). Each "employee pension benefit plan," as defined in Section 3(2) of

ERISA, ever maintained by the Company or its Subsidiaries that was intended to qualify under Section 401(a) of the Code and with respect to which the Company or any of its Subsidiaries has any Liability, is disclosed as such in Section
4.13 of the Company's Disclosure Schedule.

     (d) The Company has made available to the Buyer prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such Company Benefit Plans (including insurance contracts), and all amendments thereto, (ii) with respect to any such Company Benefit Plans or amendments, all determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1994, (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Company Benefit Plan with respect to the three (3) most recent plan years, and (iv) the most recent summary plan descriptions and any Material modifications thereto.

     (e) Each Company ERISA Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and, to the Knowledge of the Company, there is no circumstance that will or could reasonably be expected to result in revocation of any such favorable determination letter or in such Plan's failure to be so qualified. Each trust created under any Company ERISA Plan has been determined to be exempt from Tax under Section 501(a) of the Code and the Company is not aware of any circumstance that will or could reasonably be expected to result in revocation of such exemption. With respect to each such Company Benefit Plan, to the Knowledge of the Company, no event has occurred that will or could reasonably be expected to give rise to a loss of any intended Tax consequences under the Code or to any Tax under Section 511 of the Code that could reasonably be expected to have a Material Adverse Effect on the Company. There is no Material Litigation pending or, to the Knowledge of the Company, threatened relating to any Company ERISA Plan.

     (f) Neither the Company nor any of its Affiliates has engaged in a transaction with respect to any Company Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date of this Agreement, would subject the Company or any of its Affiliates to a Material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in amounts that could reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company or any of its Affiliates nor any administrator or fiduciary of any Company Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, that could subject the Company or any of its Affiliates to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA, where such Liability could reasonably be expected to have a Material Adverse Effect on the Company. No oral or written representation or communication with respect to any aspect of the Company Benefit Plans has been made to employees of the Company or any of its Affiliates that is not in accordance with the written or otherwise preexisting terms and provisions of such plans, except where any Liability with respect to such representation or disclosure could not reasonably be expected to have a Material Adverse Effect on the Company.

     (g) Neither the Company nor any of its Affiliates maintains or has ever maintained a Company Pension Plan.

     (h) Neither the Company nor any of its Affiliates has any Material obligation for retiree health and retiree life benefits under any of the Company Benefit Plans other than with respect to benefit coverage mandated by applicable Law.

     (i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, by themselves, (i) result in any Material payment (including without limitation severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of the Company or it Affiliates from the Company or any of its Affiliates under any Company Benefit Plan or otherwise, (ii) Materially increase any benefit otherwise payable under any Company Benefit Plan, or (iii) result in any acceleration of the time of any Material payment or vesting of any Material benefit.

     4.14 MATERIAL CONTRACTS. None of the Company or its Subsidiaries, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract, (ii) any Contract relating to the borrowing of money by the Company or its Subsidiaries or the guarantee by the Company or its Subsidiaries of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Reserve or Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-KSB filed by the Company with the SEC as of the date of this Agreement that has not been filed or incorporated by reference as an exhibit to the Company's Form 10-KSB filed for the fiscal year ended December 31, 2000, or in another SEC Document and identified to the Buyer (together with all Contracts referred to in Sections 4.8 and 4.13(a) of this Agreement, the "COMPANY CONTRACTS"). With respect to each Company Contract, except as could not reasonably be expected to have a Material Adverse Effect on the Company: (i) the Contract is in full force and effect; (ii) none of the Company or its Subsidiaries is in Default thereunder; (iii) neither the Company nor any of its Subsidiaries has repudiated or waived any Material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of the Company, in Default in any respect, or has repudiated or waived any provision thereunder. Except for Federal Reserve and Federal Home Loan Bank advances, all of the indebtedness of the Company and its Subsidiaries for money borrowed (not including deposit Liabilities) is prepayable at any time without penalty or premium.

     4.15 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or against any Asset, employee benefit plan, interest, or right of any of them, except as could not reasonably be expected to have a Material Adverse Effect on the Company, nor are there any Orders of any Regulatory Authorities, other Governmental Authorities, or arbitrators outstanding against any the Company or its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Company. There is no Litigation to which the Company or any of its subsidiaries is a party that names the Company or any of its Subsidiaries as a defendant or cross-defendant and where the maximum exposure is estimated to be $25,000 or more.

     4.16 REPORTS. Since December 31, 1998, or the date of organization if later, each of the Company and its Subsidiaries has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file that could not reasonably be expected to have a

Material Adverse Effect on the Company. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied with all applicable Laws, except noncompliance that could not reasonably be expected to have a Material Adverse Effect on the Company.

     4.17 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. Subject to the accuracy of the representations contained in Section 5.15, the information supplied by the Company or its Subsidiaries for inclusion in the registration statement (the "REGISTRATION STATEMENT") covering the shares of the Buyer's Stock to be issued pursuant to this Agreement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading. The information supplied by or on behalf of the Company and its Subsidiaries for inclusion in the joint proxy statement/prospectus to be sent to the shareholders of the Company and the Buyer to consider, at special meetings (the "COMPANY SHAREHOLDER MEETINGS"), the Merger (such proxy statement/prospectus as amended or supplemented is referred to herein as the "JOINT PROXY STATEMENT") will not, on the date the Joint Proxy Statement is first mailed to shareholders, at the time of each of the Company Shareholder Meetings and at the Effective Time of the Merger, contain any untrue statement of a Material fact or omit to state any Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time of the Merger any event relating to the Company or its Subsidiaries or any of their Affiliates, officers or directors should be discovered by the Company or its Subsidiaries that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, the Company will promptly inform the Buyer. The Joint Proxy Statement shall comply in all Material respects with the requirements of the Securities Laws and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by the Buyer and its Subsidiaries and Affiliates that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Joint Proxy Statement.

     4.18 ACCOUNTING, TAX, AND REGULATORY MATTERS. To the Knowledge of the Company, none of the Company or any of its Subsidiaries has taken or agreed to take any action, that could not reasonably be expected to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) Materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b) of this Agreement.

     4.19 STATE TAKEOVER LAWS. Each of the Company and its Subsidiaries has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations of the State of North Carolina.

     4.20 CHARTER PROVISIONS. Each of the Company and its Subsidiaries has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the articles of incorporation, bylaws, or other governing instruments of any of them or restrict or impair the ability of the Buyer or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, the capital stock of the Company or any of its Subsidiaries that may be directly or indirectly acquired or controlled by it.

     4.21 RECORDS. Complete and accurate copies of the articles of incorporation or charter and bylaws of each of the Company and its Subsidiaries have been made available to the Buyer. The stock book of each such Person contains, in all Material respects, complete and accurate records of the record share ownership of the issued and outstanding shares of stock thereof.

     4.22 DERIVATIVES. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for the account of the Company or it Affiliates or their customers were entered into (i) in accordance with prudent business practices and all applicable Laws, and (ii) with counterparties believed to be financially responsible.

     4.23 CERTAIN REGULATED BUSINESSES. Neither the Company nor any of its Subsidiaries is an "investment company" as defined in the Investment Company Act of 1940, as amended, nor is it a "public utility holding company" as defined in the Public Utility Holding Company Act of 1935, as amended.

     4.24 COMMISSIONS. No broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the Company, any of its Subsidiaries or any of the Company's shareholders.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     Except as set forth on the Buyer's Disclosure Schedule (the "BUYER'S DISCLOSURE SCHEDULE"), the Buyer represents and warrants to the Company that the statements contained in this ARTICLE V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

     5.1  ORGANIZATION, STANDING AND POWER.

     (a) The Buyer is a financial holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and/or other applicable Law, and the Buyer Bank is a bank under North Carolina Law. The Buyer Bank is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and subject to dollar limits under such Act, all deposits in the Buyer Bank are fully insured by the FDIC to the extent permitted by Law.

     (b) Each of the Buyer and its Subsidiaries is either a corporation or a bank duly organized, validly existing and in good standing under the Laws of the State of North Carolina, and has the corporate power and authority to carry on, in all Material respects, its businesses as now conducted and to own, lease and operate its Assets. Each of the Buyer and its Subsidiaries is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed except for such jurisdiction, in which the failure to be so qualified or licensed could not reasonably be expected to have a Material Adverse Effect on the Buyer.

     5.2  AUTHORITY; NO CONFLICTS.

     (a) Subject to required regulatory and shareholder approvals, the Buyer has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of and performance of its obligations under this Agreement and the other documents contemplated hereby, and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action (and by Closing, all such shareholder action) in respect thereof on the part of the Buyer. This Agreement represents a legal, valid, and binding obligation of the Buyer, enforceable against it in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby, nor compliance by the Buyer with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of the Buyer or any of its Subsidiaries, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of the Buyer or any of its Subsidiaries under, any Contract or Permit of the Buyer or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer, or (iii) subject to obtaining the requisite Consents referred to in Section 8.1(b) of this Agreement, violate any Law or Order applicable to the Buyer or any of its Subsidiaries or any of their respective Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws and banking Regulatory Authorities, no notice to, filing with, or Consent of, any Governmental Authority is necessary for the consummation by the Buyer of the Merger and the other transactions contemplated in this Agreement.

     5.3  BUYER'S STOCK; SUBSIDIARIES.

     (a) The authorized capital stock of the Buyer consists of 20,000,000 shares of common stock, no par value per share, of which 3,622,239 shares are issued and outstanding as of the date of this Agreement, and except for such shares, there are no shares of capital stock of the Buyer outstanding. The authorized capital stock of the Buyer Bank consists of 20,000,000 shares of common stock, $5.00 par value per share, of which 2,477,651 shares are issued and outstanding as of the date of this Agreement, and except for such shares, there are no shares of capital stock of the Buyer Bank outstanding. The Buyer owns all of the issued and outstanding shares of capital stock of the Buyer Bank and its other Subsidiaries, and no shares of capital stock of the Buyer Bank or such other Subsidiaries are owned by any other Person. Section 5.3 of the Buyer's Disclosure Schedule lists all of the Buyer's direct and indirect Subsidiaries other than the Buyer Bank as of the date of this Agreement. The Buyer or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each such Subsidiaries.

     (b) All of the issued and outstanding shares of capital stock of the Buyer and its Subsidiaries are duly and validly issued and outstanding and are fully paid and nonassessable, except to the extent otherwise required by the North Carolina General Statutes 53-42 or other applicable banking Law. Shares of the Buyer's Stock to be issued hereunder are duly authorized and, upon issuance, will be validly issued and outstanding and fully paid and nonassessable, free and clear of any Liens, pledges or encumbrances. None of the outstanding shares of capital stock of the Buyer or any of its Subsidiaries has been issued in violation of any preemptive rights of the current or past shareholders of such Persons, and none of the shares of the Buyer's Stock to be issued pursuant to this Agreement will be issued in violation of any preemptive rights of the current or past shareholders of the Buyer.

     5.4  SEC FILINGS; BUYER FINANCIAL STATEMENTS.

     (a) The Buyer has filed and made available to the Company all forms, reports, and documents required to be filed by the Buyer with the SEC since December 31, 1998 (collectively, the "BUYER SEC REPORTS"). The Buyer SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the Securities Laws, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in light of the circumstances under which they were made, not misleading. None of the Buyer's Subsidiaries is required to file any forms, reports, or other documents with the SEC.

     (b) Each of the Buyer Financial Statements (including, in each case, any related notes) contained in the Buyer SEC Reports, including any Buyer SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of the Buyer and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that were not or are not expected to be Material in amount or effect (except as may be indicated in such financial statements or notes thereto).

     5.5 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Buyer nor any of its Subsidiaries has any Liabilities that could reasonably be expected to have a Material Adverse Effect on the Buyer, except Liabilities that are accrued or reserved against in the consolidated balance sheets of the Buyer as of June 30, 2001, included in the Buyer Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business subsequent to June 30, 2001. Neither the Buyer nor any of its Subsidiaries has incurred or paid any Liability since June 30, 2001, except for (a) such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and (b) Liabilities that could not reasonably be expected to have a Material Adverse Effect on the Buyer. No facts or circumstances exist that could reasonably be expected to serve as the basis for any other Liabilities of the Buyer or any of its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer.

     5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 2001, (i) there have been no events, changes, or occurrences that have had, or could reasonably be expected to have, a Material Adverse Effect on the Buyer, and (ii) each of the Buyer and its Subsidiaries has conducted, in all Material respects, its respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

     5.7  TAX MATTERS.

     (a) All Tax Returns required to be filed by or on behalf of any of the Buyer and its Subsidiaries have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 2000, and, to the Knowledge of the Buyer, all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that could reasonably be expected to have a Material Adverse Effect on the Buyer, except to the extent reserved against in the Buyer Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

     (b) None of the Buyer or its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) Adequate provision for any Material Taxes due or to become due for any of the Buyer or its Subsidiaries for the period or periods through and including the date of the respective Buyer Financial Statements has been made and is reflected on such Buyer Financial Statements.

     (d) Each of the Buyer and its Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code, except for any such instances of noncompliance and such omissions as could not reasonably be expected to have a Material Adverse Effect on the Buyer.

     (e) None of the Buyer and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

     (f) There are no Material Liens with respect to Taxes upon any of the Assets of the Buyer and its Subsidiaries.

     (g) There has not been an ownership change, as defined in Code Section 382(g), of the Buyer and its Subsidiaries that occurred during any Taxable Period in which any of the Buyer and its Subsidiaries has incurred a net operating loss that carries over to another Taxable Period ending after December 31, 2000.

     (h) Neither the Buyer nor any of its Subsidiaries has filed any consent under Section 341(f) of the Code concerning collapsible corporations.

     (i) After the date of this Agreement, no Material election with respect to Taxes will be made without the prior consent of the Company, which consent will not be unreasonably withheld.

     (j) Neither the Buyer nor any of its Subsidiaries has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     5.8 ASSETS. Each of the Buyer and its Subsidiaries have good and marketable title, free and clear of all Liens, to all of their respective Assets except for Liens to secure public deposits, repurchase agreements and borrowings from the Federal Home Loan Bank, in the ordinary course of business. Except as could not reasonably be expected to have a Material Adverse Effect on the Buyer, all tangible properties used in the businesses of the Buyer and its Subsidiaries are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with each of their past practices. Except as could not reasonably be expected to have a Material Adverse Effect on the Buyer, all Material Assets held under leases or subleases by any of the Buyer and its Subsidiaries are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. Each of the Buyer and its Subsidiaries currently maintain insurance in amounts, scope, and coverage reasonably necessary for their operations. None of the Buyer or its Subsidiaries has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be increased in any Material respect. The Assets of the Buyer and its Subsidiaries include all Assets required to operate in all Material respects their businesses taken as a whole as presently conducted.

     5.9 SECURITIES PORTFOLIO AND INVESTMENTS. All securities owned by the Buyer or any of its Subsidiaries (whether owned of record or beneficially) are held free and clear of all Liens that would impair the ability of the owner thereof to dispose freely of any such security and/or otherwise to realize the benefits of ownership thereof at any time, except for those Liens to secure public deposits, repurchase agreements and borrowings from the Federal Home Loan Bank, in the ordinary course of business consistent with past practice and those Liens that could not reasonably be expected to have a Material Adverse Effect on the Buyer. There are no voting trusts or other agreements or undertakings to which the Buyer or any of its Subsidiaries is a party with respect to the voting of any such securities. Except for fluctuations in the market values of United States Treasury and agency or municipal securities, since June 30, 2001, there has been no significant deterioration or Material adverse change in the quality, or any Material decrease in the value, of the securities portfolio of the Buyer and its Subsidiaries, taken as a whole.

     5.10 ENVIRONMENTAL MATTERS.

     (a) To the Knowledge of the Buyer, each of the Buyer and its Subsidiaries, their respective facilities and properties, and their respective Loan Collateral are, and have been, in compliance with all Environmental Laws, except those violations that could not reasonably be expected to have a Material Adverse Effect on the Buyer.

     (b) To the Knowledge of the Buyer, there is no Litigation pending or threatened before any court, governmental agency, or authority, or other forum in which any of the Buyer and its Subsidiaries or any of their respective facilities and properties has been or, with respect to threatened Litigation, may reasonably be expected to be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by the Buyer or any of its Subsidiaries or any of their facilities or properties, except for such Litigation pending or threatened that could not reasonably be expected to have a Material Adverse Effect on the Buyer.

     (c) To the Knowledge of the Buyer, there is no Litigation pending or threatened before any court, governmental agency, or authority, or other forum in which any of its Loan Collateral (or the Buyer or any of its Subsidiaries in respect of such Loan Collateral) has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving Loan Collateral, except for such Litigation pending or threatened that could not reasonably be expected to have a Material Adverse Effect on the Buyer.

     (d) To the Knowledge of the Buyer, no facts exist that provide a reasonable basis for any Litigation of a type described in subsections (b) or (c), except such could not reasonably be expected to have a Material Adverse Effect on the Buyer.

     (e) To the Knowledge of the Buyer, during and prior to the period of (i) any of the Buyer's or its Subsidiaries' ownership or operation of any of their respective current properties, (ii) any of the Buyer's or its Subsidiaries' participation in the management of any facility of property, or (iii) any of the Buyer's or Subsidiaries' holding of a security interest in Loan Collateral, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties, except such as could not reasonably be expected to have a Material Adverse Effect on the Buyer.

     5.11 COMPLIANCE WITH LAWS. Each of the Buyer and its Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on, in all Material respects, its business as now conducted, except for those Permits the absence of which could not reasonably be expected to have a Material Adverse Effect on the Buyer, and there has occurred no Default under any such Permit, other than Defaults that could not reasonably be expected to have a Material Adverse Effect on the Buyer. None of the Buyer or its Subsidiaries: (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations that could not reasonably be expected to have a Material Adverse Effect on the Buyer (provided that this clause (a) shall not apply to Environmental Laws, which are covered in Section 5.10 above); or
(b) has received any notification or communication from any agency or department of federal, state, or local Government or any Regulatory Authority or the staff thereof (i) asserting that any of the Buyer and its Subsidiaries is not in compliance with any of the Laws or Orders that such Governmental Authority or Regulatory Authority enforces, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect on the Buyer, (ii) threatening to revoke any Permits, except where the revocation of which could not reasonably be expected to have a Material Adverse Effect on the Buyer, or
(iii) requiring the Buyer or any of its Subsidiaries (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any board or directors resolution or similar undertaking that restricts Materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     5.12 LABOR RELATIONS. Neither the Buyer nor any of its Subsidiaries is the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is any of them a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any of them, pending or, to the Knowledge of the Buyer, threatened, or to the Knowledge of the Buyer, is there any activity involving any of the Buyer's or its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.13 EMPLOYEE BENEFIT PLANS.

     (a) The Buyer has made available to the Company prior to the execution of this Agreement correct and complete copies in each case of all Buyer Benefits Plans.

     (b) All Buyer Benefit Plans are in compliance with the applicable terms of ERISA, the Code, and any other applicable Laws, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer.

     (c) Neither the Buyer nor any of its Subsidiaries has an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3)and 3(37)(A)). Each "employee pension benefit plan," as defined in Section 3(2) of ERISA, ever maintained by the Buyer or its Subsidiaries that was intended to qualify under Section 401(a) of the Code and with respect to which the Buyer or any of its Subsidiaries has any Liability, is disclosed as such in Section 5.13 of the Buyer's Disclosure Schedule.

     (d) Each Buyer ERISA Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and, to the Knowledge of the Buyer, there is no circumstance that will or could reasonably be expected to result in revocation of any such favorable determination letter or in such Plan's failure to be so qualified. Each trust created under any Buyer ERISA Plan has been determined to be exempt from Tax under Section 501(a) of the Code and the Buyer is not aware of any circumstance that will or could reasonably be expected to result in revocation of such exemption. With respect to each such Buyer Benefit Plan, to the Knowledge of the Buyer, no event has occurred that will or could reasonably be expected to give rise to a loss of any intended Tax consequences under the Code or to any Tax under Section 511 of the Code that could reasonably be expected to have a Material Adverse Effect on the Buyer. There is no Material Litigation pending or, to the Knowledge of the Buyer, threatened relating to any Buyer ERISA Plan.

     (e) Neither the Buyer nor any of its Affiliates has engaged in a transaction with respect to any Buyer Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date of this Agreement, would subject the Buyer or any of its Affiliates to a Material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in amounts that could reasonably be expected to have a Material Adverse Effect on the Buyer. Neither the Buyer or any of its Affiliates nor any administrator or fiduciary of any Buyer Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, that could subject the Buyer or any of its Affiliates to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA, where such Liability could reasonably be expected to have a Material Adverse Effect on the Buyer. No oral or written representation or communication with respect to any aspect of the Buyer Benefit Plans has been made to employees of the Buyer or any of its Affiliates that is not in accordance with the written or otherwise preexisting terms and provisions of such plans, except where any Liability with respect to such representation or disclosure could not reasonably be expected to have a Material Adverse Effect on the Buyer.

     (f) Neither the Buyer nor any of its Affiliates maintains or has ever maintained a Buyer Pension Plan.

     (g) Neither the Buyer nor any of its Affiliates has any Material obligation for retiree health and retiree life benefits under any of the Buyer Benefit Plans other than with respect to benefit coverage mandated by applicable Law.

     (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, by themselves, (i) result in any Material payment (including without limitation severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of the Buyer or its Affiliates from the Buyer or any of its Affiliates under any Buyer Benefit Plan or otherwise, (ii) Materially increase any benefit otherwise payable under any Buyer Benefit Plan, or (iii) result in any acceleration of the time of any Material payment or vesting of any Material benefit.

     5.14 MATERIAL CONTRACTS. None of the Buyer or its Subsidiaries, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under any Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by the Buyer with the SEC as of the date of this Agreement that has not been filed or incorporated by reference as an exhibit to the Buyer's Form 10-K filed for the fiscal year ended December 31, 2000, or in another SEC Document and identified to the Company.

     5.15 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of the Buyer, threatened against the Buyer or any of its Subsidiaries, or against any Asset, employee benefit plan, interest, or right of any of them, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer, nor are there any Orders of any Regulatory Authorities, other Governmental Authorities, or arbitrators outstanding against any the Buyer or its Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect on the Buyer. There is no Litigation as of the date of this Agreement to which the Buyer or any of its Subsidiaries is a party and that names the Buyer or any of its Subsidiaries as a defendant or cross-defendant and where the maximum exposure is estimated to be $25,000 or more.

     5.16 REPORTS. Since December 31, 1998, or the date of organization if later, each of the Buyer and its Subsidiaries has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file that could not reasonably be expected to have a Material Adverse Effect on the Buyer. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied with all applicable Laws, except noncompliance that could not reasonably be expected to have a Material Adverse Effect on the Buyer

     5.17 REGISTRATION STATEMENT; JOINT PROXY STATEMENT. Subject to the accuracy of the representations contained in Section 4.17, the information supplied by the Buyer and its Subsidiaries for inclusion in the Registration Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading. The information supplied by the Buyer and its Subsidiaries for inclusion in the Joint Proxy Statement will not, on the date the Joint Proxy Statement/Prospectus is first mailed to shareholders, at the time each of the Shareholder Meetings and at the Effective Time of the Merger, contain any untrue statement of a Material fact or omit to state any Material fact necessary to make the statements therein, in light of circumstances under which they were made, not misleading. If at any time prior to the Effective Time of the Merger any event relating to the Buyer or the Buyer Bank or any of their Affiliates, officers or directors should be discovered by the Buyer or any of its Subsidiaries that should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, the Buyer or the Buyer Bank will promptly inform the Company. The Joint Proxy Statement shall comply in all Material respects with the requirements of the Securities Laws. Notwithstanding the foregoing, the Buyer makes no representation or warranty with respect to any information supplied by the Company and its Subsidiaries that is contained or incorporated by reference in, or furnished in connection with the preparation of, the Registration Statement or the Joint Proxy Statement.

     5.18 ACCOUNTING, TAX, AND REGULATORY MATTERS. To the Knowledge of the Buyer, none of the Buyer or any of its Subsidiaries has taken or agreed to take any action, that could reasonably be expected to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) Materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 8.1(b) of this Agreement.

     5.19 COMMISSIONS. No broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the Buyer, any of its Subsidiaries or any of the Buyer's shareholders.

     5.20 DERIVATIVES. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for the account of the Buyer or it Affiliates or their customers were entered into (i) in accordance with prudent business practices and all applicable Laws, and (ii) with counterparties believed to be financially responsible.

     5.21 RECORDS. Complete and accurate copies of the articles of incorporation or charter and bylaws of each of the Buyer and its Subsidiaries have been made available to the Company. The stock book of each such Person contains, in all Material respects, complete and accurate records of the record share ownership of the issued and outstanding shares of stock thereof.

     5.22 CERTAIN REGULATED BUSINESSES. Neither the Buyer nor any of its Subsidiaries is an "investment company" as defined in the Investment Company Act of 1940, as amended, nor is it a "public utility holding company" as defined in the Public Utility Holding Company Act of 1935, as amended.

                                   ARTICLE VI

                                    COVENANTS

     6.1  COVENANTS OF THE COMPANY.

     (a) Ordinary Conduct of Business. Except as otherwise expressly permitted by this Agreement, the Company will, and will cause its Subsidiaries (including the Company Bank) to, from the date of this Agreement to the Closing, conduct its business in the ordinary course in substantially the same manner as presently conducted and make reasonable commercial efforts consistent with past practices to preserve its relationships with other Persons. Additionally, except as otherwise contemplated by this Agreement or as set forth on Section 6.1(a) of the Company's Disclosure Schedule, the Company will not, and it will not permit its Subsidiaries (including the Company Bank) to, do any of the following without the prior written consent of the Buyer:

          (i) amend its governing documents;

          (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any stock or stock options or other equity equivalents of any class or any other of its securities (other than the issuance of any Company Shares pursuant to the exercise of options set forth on Section 4.3 of the Company's Disclosure Schedule), or amend any of the terms of any securities outstanding as of the date hereof;

          (iii) (A) split, combine or reclassify any shares of its capital stock, (B) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (except for regular quarterly cash dividends paid in accordance with past practice at the rate of $0.115 per share, including the payment of any quarterly dividend in the amount of $0.115 per share as is necessary to prevent the Company's shareholders from failing to receive a quarterly dividend from either the Company or the Buyer during any particular calendar quarter and except for the dividend described in
     Section 8.1(i)), or (C) redeem or otherwise acquire any of its securities;

          (iv) (A) incur or assume any long-term debt or issue any debt securities or, except under existing lines of credit and in amounts not Material to it, incur or assume any short-term debt other than in the ordinary course of business and except as may be necessary to allow payment of the dividend described in Section 8.1(i), (B) other than in the ordinary course of business consistent with past practice assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, (C) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course and consistent with past practice up to an amount per loan of $250,000, pledge or otherwise encumber shares of its capital stock, or (D) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon, other than Liens permitted by the proviso clause in the definition of Liens and Liens created or existing in the ordinary course of business consistent with past practice;

          (v) except as required by Law or as contemplated herein, adopt or amend any Benefit Plan;

          (vi) grant to any director or executive officer or employee any stock options or increase in his or her compensation (except in the ordinary course of business consistent with past practice) or pay or agree to pay to any such person other than in the ordinary course of business any bonus, severance or termination payment, specifically including any such payment that becomes payable upon the termination of such person by it or Buyer after the Closing; provided, however, that Company may establish a paid "stay plan" in an amount not to exceed $45,000 in the aggregate, the distribution of which will be jointly agreed upon by the Buyer and the Company;

          (vii) enter into or amend any employment Contract (including any termination agreement), except that any automatic renewals contained in currently existing contracts and agreements shall be allowed and compensation payable under employment Contracts may be increased in the ordinary course of business consistent with past practice;

          (viii) acquire, sell, lease or dispose of any assets outside the ordinary course of business, or any other assets that in the aggregate are Material to it, or acquire any Person (or division thereof), any equity interest therein or the assets thereof outside the ordinary course of business;

          (ix) change or modify any of the accounting principles or practices used by it or revalue in any Material respect any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices or as required by GAAP or any Regulatory Authority;

          (x) (A) enter into, cancel or modify any Contract (other than loans, advances, capital contributions or investments permitted by subclause
     (iv)(C) of this Section 6.1) other than in the ordinary course of business consistent with past practices, but not in any event involving an amount in excess of $10,000; (B) authorize or make any capital expenditure or expenditures that, individually or in the aggregate, are in excess of $10,000; or (C) enter into or amend any Contract with respect to any of the foregoing;

          (xi) pay, discharge or satisfy, cancel, waive or modify any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in or contemplated by the Company Financial Statements, or incurred in the ordinary course of business consistent with past practices;

          (xii) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

          (xiii) take, or agree in writing or otherwise to take, any action that would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or result in any of the conditions set forth in this Agreement not being satisfied; or

          (xiv) agree, whether in writing or otherwise, to do any of the foregoing.

     (b) Consents. The Company will exercise its best efforts to obtain such Consents as may be necessary or desirable for the consummation of the transactions contemplated hereby from the appropriate parties to those Contracts listed on Section 4.2 of the Company's Disclosure Schedule such that such Contracts shall survive the Merger and not be breached thereby.

     (c) Acquisition Proposals. Any offer or proposal by any Person or group concerning any tender or exchange offer, proposal for a merger, share exchange, recapitalization, consolidation or other business combination involving the Company or any of its Subsidiaries or divisions of any of the foregoing, or any proposal or offer to acquire in any manner, directly or indirectly, more than a thirty percent (30%) equity interest in, or more than thirty percent (30%) of the consolidated assets of, the Company and its Subsidiaries, other than pursuant to the transactions contemplated by this Agreement, is hereby defined as an "ACQUISITION PROPOSAL". Unless this Agreement is terminated, the Company shall not, and shall not permit any of its Subsidiaries to, permit any of their respective officers, directors, affiliates, representatives or agents to, directly or indirectly, (a) take any action to solicit, initiate or encourage any Acquisition Proposal, or (b) participate in any discussions or negotiations with or encourage any effort or attempt by any other Person or take any other action to facilitate an Acquisition Proposal. From and after the date hereof, the Company and its Subsidiaries and all officers, directors, employees of, and all investment bankers, attorneys and other advisors and representatives of, the Company and its Affiliates shall cease doing any of the foregoing. Notwithstanding the foregoing, the Company or any such Persons may, directly or indirectly, subject to a confidentiality agreement containing customary terms, furnish to any party information and access in response to a request for information or access made incident to an unsolicited written Acquisition Proposal setting forth a Superior Proposal made after the date hereof and may participate in discussions and negotiate with such party concerning any written Superior Proposal made after the date hereof, not recommend shareholder approval of the Merger and terminate this Agreement as provided in Section 9.1(g) (provided that neither the Company nor any such Person, after the date hereof, solicited, initiated or encouraged such Acquisition Proposal), if the board of directors of the Company shall have determined in its good faith judgment based upon the written opinion of outside counsel reasonably acceptable to the Buyer (which shall in any event include Brooks Pierce McLendon Humphrey & Leonard, L.L.P.) that failing to take such action would violate the directors' fiduciary duties under applicable law. Unless this Agreement has been terminated, the board of directors of the Company shall notify the Buyer immediately if any Acquisition Proposal is received by the Company, or if any information is requested from, or if any requests for negotiations or discussion is sought to be initiated or continued with the Company or any such Person and shall in such notice indicate in reasonable detail the identity of the offeror and the terms and conditions of such Acquisition Proposal, information request, negotiations or discussions and shall keep the Buyer promptly advised of all Material developments that could culminate in the board of directors withdrawing, modifying or amending its recommendation of the Merger and the other transactions contemplated by this Agreement. Unless this Agreement has been terminated, neither the Company nor any of its Subsidiaries shall waive or modify any provisions contained in any confidentiality agreement entered into relating to a possible acquisition (whether by merger, stock purchase, asset purchase or otherwise) or recapitalization of the Company or any of its Affiliates.

     (d) Shareholder Approval. Subject to Section 6.1(c), the Company will, at the earliest practicable date, hold a meeting of its shareholders for the purpose of approving the Merger. In connection with such shareholder meeting, subject to Section 6.1(c), the Company's board of directors will recommend to the Company's shareholders such approval.

     (e) Affiliates' Letters. Within 60 days of the date hereof, each shareholder of the Company who is also an officer, director or ten percent shareholder of the Company and who will become an "affiliate" of the Buyer (as defined in the Rule 144(a) under the Securities Act of 1933, as amended) as a result of the Merger shall have executed and delivered a commitment and undertaking in a form reasonably acceptable to Buyer (the "AFFILIATES' AGREEMENT") relating to restrictions on shares of the Buyer's Stock to be received by such officers, directors and ten percent shareholders of the Company pursuant to this Agreement. Certificates for the shares of the Buyer's Stock issued to such officers, directors and ten percent shareholders shall bear a restrictive legend (substantially in the form as shall be set forth in the Affiliates' Agreement) with respect to the restrictions applicable to such shares.

     (f) Loan Loss Reserve. To the extent permitted by GAAP, regulatory accounting requirements and other applicable Laws, immediately prior to the Effective Time of the Merger, the Company shall increase its loan loss reserve to an amount satisfactory to Buyer in its reasonable discretion, provided, however, that such action by the Company shall not be deemed a default by the Company of any provision of this Agreement.

     (g) Expenses Prior to Effective Time. To the extent permitted by GAAP, regulatory accounting requirements and other applicable Laws, the Company shall establish accruals, or make payments for fees, costs and other expenses incurred in connection with the Merger and other expenses and fees incurred by the Company and the Company Bank immediately prior to the Effective Time of the Merger. Such action by the Company shall not be deemed a default hereunder.

     (h) Extraordinary Dividend. The Company and the Company Bank shall use their reasonable best efforts to obtain any consents or non-objections as may be required for the Company Bank to pay the dividend described in Section 8.3(h).

     6.2  COVENANTS OF THE BUYER.

     (a) Reservation of Shares of the Buyer's Stock. The Buyer shall reserve for issuance a sufficient number of shares of the Buyer's Stock to cover the issuances of such stock required hereby.

     (b) Directors.

          (i) Effective at the Effective Time of the Merger, the Buyer shall cause 13 of its 19 directors to resign and shall cause William R. Gilliam to be appointed as a Class II member and, for a period of at least two years, Vice Chairman of the board of directors of the Buyer and two other members of the Company's current board of directors agreed upon by the Company and Buyer to be appointed as Class I and Class III members of the board of directors of the Buyer, but conditional upon obtaining any necessary regulatory approvals. Thereafter, such designated persons shall be subject to the same nomination and election procedures as the other directors on the board of the Buyer.

          (ii) Subsequent to the Merger, if and when a merger between the Company Bank and the Buyer Bank is effected with the Buyer Bank as the surviving corporation, the Buyer shall cause William R. Gilliam to be elected or appointed as a member and Vice Chairman of the board of directors of the Buyer Bank and four other members of the Company's current board of directors (including the two members other than William R. Gilliam appointed or elected to the Buyer's board of directors) mutually agreed upon by the Company and the Buyer to be appointed or elected as members of the board of directors of the Buyer Bank, but conditional upon any necessary regulatory approvals. After the initial appointment or election of such designated persons, such persons shall be subject to the same nomination and election procedures as the other directors of the Buyer Bank's board of directors.

          (iii) For service on the Buyer's board of directors and Buyer Bank's board of directors and for all board and committee services provided to the Buyer and Buyer Bank, each of the members on the Company's board of directors who are appointed to the board of directors of the Buyer or Buyer Bank shall at the Effective Time of the Merger be paid $12,000, except William R. Gilliam, Chairman of the Company's board of directors, who shall be paid $13,200. This amount shall constitute the sole compensation (excluding reimbursed expenses) payable to such directors for serving on the board of directors and all board committees of the Buyer and Buyer Bank during the fiscal year ended December 31, 2002. Thereafter, such members shall receive the customary fees set by the Buyer's and the Buyer Bank's board of directors or committees thereof. The Buyer will assume and maintain for the directors of the Company at the Effective Time of the Merger, in accordance with their terms, including making future payments, the Company's deferred compensation (for compensation while a director of the Company or Company Bank) and retirement plans for the Company Bank's or Company's directors who were eligible to participate in such plans at the Effective Time of the Merger.

          (iv) The Buyer shall form an advisory board for the Alamance County, North

     Carolina market and shall offer to each member of the Company's Board of Directors (other than those elected or appointed to Buyer's or Buyer Bank's board of directors) at the Effective Time of the Merger membership on such advisory board. For services on such advisory board and for their services in promoting the Company Bank in the Company's local community during the fiscal year ended December 31, 2002, each member of the Company's board of directors who is not elected or appointed as a director of the Buyer or Buyer Bank shall be paid at the Effective Time $12,000. Thereafter, the members of such advisory board shall receive such fees as are determined by the Buyer.

     (c)  Employees.

          (i) Except as covered by the Gilliam Employment Agreement, any and all of the Company's employees will be employed on an "at-will" basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such person to obligate the Buyer or any Affiliate thereof to employ any such person for any specific period of time or in any specific position, or to restrict the Buyer's or any of its Affiliates' right to terminate the employment of any such person at any time and for any reason satisfactory to it (subject to the Company's Special Termination Agreements with Christopher B. Redcay, Joseph C. Canada, Daniel Roberts and Judy L. Pennington).

          (ii) Such Company's employees who continue employment with the Buyer or any of its Affiliates will be eligible for benefits consistent with those of existing employees of the Buyer or such Affiliate, with credit for past service with the Company or the Company Bank for purposes of participation, eligibility and vesting (including with respect to any amounts to be contributed by the Buyer or one of its Affiliates or amounts that will vest under any Buyer Benefit Plan, but not including the calculation of any other benefit accrual); provided, however, that any such continuing employee will not be subject to any exclusion or penalty for pre-existing conditions that were covered under the Company's or any of its Subsidiaries' medical plans as of the Closing Date or any waiting period relating to coverage under the Buyer's or any of its Affiliates' medical plans. There shall be no waiting periods applicable to any such Company employees to participate in such benefits (including applicable insurance benefits).

          (iii) The Buyer or one of its Affiliates shall honor any and all vacation accrued by the employees of the Company and the Company Bank and any sick leave up to 90 days, and any such employee who is not retained for employment by the Buyer shall be paid for all accrued but unused vacation as of the date of termination of employment.

          (iv) If any employee of the Company at the Effective Time of the Merger who becomes an employee of the Buyer is terminated by the Buyer within one year after the Effective Time of the Merger, for any reason other than Cause, death or disability or if any such employee shall terminate his employment after being required to relocate his or her principal work location outside of Alamance County, North Carolina or having his or her base compensation (excluding benefits) Materially reduced and within one year after the Effective Time of the Merger, such employee shall receive severance pay equal to two week's pay at his or her current salary for each year of consecutive service to the Company and/or the Buyer, provided, however that such severance pay shall not be less than four (4) weeks pay and not more than twenty-six (26) weeks pay and provided, further, that neither William R. Gilliam, any employee who is a party to a Special Termination Agreement (as described below) nor any employee eligible for retirement who is eligible for participation in the Buyer's retirement plan at the time of termination shall receive such severance pay.

          (v) Special Termination Agreements. At the Effective Time, the Buyer shall either assume the obligations of the Special Termination Agreements with Joseph C. Canada, Daniel Roberts, Christopher B. Redcay and Judy L. Pennington or negotiate new mutually acceptable special termination agreements with such persons containing terms not less favorable to such persons than the terms contained in their current agreements. The Buyer agrees to allow each such Special Termination Agreement to extend pursuant to its terms at the first anniversary of such Special Termination Agreement after the Effective Time.

          (vi) Employment Agreement with William R. Gilliam. At or prior to the Effective Time, William R. Gilliam has agreed to terminate his current employment agreement with the Company and enter into a new employment agreement with the Buyer substantially in the form of EXHIBIT B, and in the event that such existing agreement is terminated and such new agreement is entered into by Mr. Gilliam, the Buyer shall make a lump sum payment to Mr. Gilliam equal to the following amount: $453,663. The Buyer will enter in to the Gilliam Employment Agreement at the Effective Time.

          (vii) Payment to Herbert Wellons. At the Effective Time, in full and final satisfaction of the Agreement dated January 26, 1993 between Herbert Wellons and Community Federal Savings and Loan Association, the Buyer shall provide to Herbert Wellons (A) a lump sum payment of $24,000 and (B) coverage under the Buyer's group medical insurance for so long as such coverage can be provided to Herbert Wellons at no greater cost than that incurred by Buyer for the Buyer's employees (or nearly equivalent coverage may be provided through another insurance carrier acceptable to Buyer and Herbert Wellons). In addition, the Buyer shall reimburse Herbert Wellons' annual customary and reasonable dues actually paid for membership in the Alamance Rotary Club for so long as he shall be a member of such Club.

          (viii) Employee Stock Ownership Plan. The Employee Stock Ownership Plan of Community Savings Bank, Inc. shall be terminated as soon as practicable after the Effective Time.

          (ix) Management Recognition Plan. The Community Savings Bank, Inc. Management Recognition Plan and Trust will be terminated as soon as practicable after the Effective Time of the Merger and Company Shares held by such trust on the Effective Time that have not been granted at the Effective Time of the Merger will be cancelled and retired as of such Effective Time. All shares which have been granted but which are not vested under such plan shall be deemed vested at the Effective Time.

          (x) 401(k) Plan. Company's 401(k) Plan will be merged into Buyer's 401(k) Plan as soon as practicable after the Effective Time in accordance with applicable Law. Participants in Company's 401(k) Plan will automatically become participants in Buyer's 401(k) Plan and will automatically be vested in their benefits.

          (xi) Supplemental Income Agreements. After the Effective Time, the Buyer will assume and maintain for William R. Gilliam the two supplemental income agreements between the Company Bank and William R. Gilliam in accordance with their terms, including making future payments.

     (d) Directors' and Officers' Insurance and Indemnification.

          (i) At its option, the Company may obtain or require the Buyer to obtain and maintain, or cause the Buyer Bank to obtain and maintain, in effect for three years from the Closing Date, if available, the current directors' and officers' liability insurance policies maintained by the Company or substitute policies of at least the same coverage containing terms and conditions that are not taken as a whole Materially less favorable to the insured with respect to matters occurring prior to the Effective Time of the Merger. Such insurance shall cover all persons and entities who are currently covered by the Company's existing director's and officers' liability policy (including all existing directors and officers of the Company and its Subsidiaries) and shall included coverage for matters occurring prior to the Effective Time of the Merger.

          (ii) From and after the Effective Time of the Merger, the Buyer shall, or shall cause the Buyer Bank to, indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time of the Merger, an officer or director of the Company or any of its Subsidiaries (the "INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Buyer, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "CLAIM"), in which an Indemnified Person is, or is threatened to be made, a party or witness arising in whole or in part out of the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries if such Claim pertains to any matter or fact arising, existing or occurring before the Effective Time (including without limitation the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, at or after the Effective Time of the Merger (the "INDEMNIFIED LIABILITIES"), to the fullest extent permitted by applicable Law in effect as of the date hereof or as amended applicable to a time before the Effective Time. Any Indemnified Person wishing to claim indemnification under this Section 6.2(d)(ii), upon learning of any Claim, shall notify the Buyer (but the failure so to so notify shall not relieve the Buyer or the Buyer Bank from any liability that it may have under this Section 6.2(d)(ii), except to the extent such failure Materially prejudices the Buyer or its Subsidiaries). In the event of any such Claim, whether arising before, on or after the Effective Time of the Merger, (1) the Buyer shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption, the Buyer shall not be liable to any Indemnified Person for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Person in connection with the defense therefor, except that if the Buyer elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues that raise conflicts of interest between the Buyer and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and the Buyer shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties,
     (2) the Buyer shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties (unless counsel for one or more Indemnified Parties advises his or her client that a conflict exists between his or her client and one or more other Indemnified Parties, in which event the fees and expenses of such counsel shall also be paid by the Buyer) whose reasonable fees and expenses shall be paid promptly as statements are received, (3) the Buyer shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and (4) the Buyer shall have no obligation hereunder to any Indemnified Person when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Person in the manner contemplated hereby is prohibited by applicable Law (it being acknowledged by the parties hereto that in the event of any good faith dispute about the lawfulness of such indemnification, the Buyer or the Buyer Bank may place the amounts at issue in escrow pending the final and nonappealable determination of such dispute). The obligations of the Buyer and the Buyer Bank pursuant to this Section 6.2(d) are intended to be enforceable against the Buyer and the Buyer Bank directly by the Indemnified Parties. The indemnification provided herein shall be in addition to any indemnification rights that any Indemnified Parties may have by Law, pursuant to the articles of incorporation or bylaws of the Company or any of its subsidiaries or pursuant to the terms of any employee benefit plan or trust for which any Indemnified Party serves as a fiduciary.

     (e) As soon as reasonably practicable after the Effective Time of the Merger, the Buyer shall implement a dividend policy pursuant to which it would seek to pay approximately 20% of its annual net earnings to shareholders in the form of annual cash dividends to the extent the establishment and maintenance of such policy is consistent with the fiduciary duties of the Buyer's board of directors, is in the best interest of the Buyer in the business judgment of the Buyer's board of directors and is consistent with maintaining the Buyer's well-capitalized status; provided, however, that during the first fiscal year following the Effective Time of the Merger, the Buyer will pay dividends equal to the greater of 20% of annual net earnings or $0.20 per share, payable on a quarterly basis, to the extent permitted by applicable Law and is consistent with maintaining the Buyer's well-capitalized status. To the extent permitted by applicable Law, the first such dividend payment shall be made so as to ensure that holders of the Company Shares will not miss a quarterly dividend payment, and the first such quarterly dividend payment shall not be less than $0.05 per share.

     (f) Shareholder Approval. The Buyer will, at the earliest practicable date, hold a meeting of its shareholders for the purpose of approving the Merger. In connection with such shareholder meeting, the Buyer's board of directors will recommend to the Buyer's shareholders such approval.

     6.3  COVENANTS OF BOTH PARTIES TO THE AGREEMENT.

     (a) Reorganization for Tax Purposes. Each of the parties hereto undertakes and agrees to use its reasonable efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and that it will not intentionally take any action that would cause the Merger to fail to so qualify.

     (b) Notification. Each of the parties hereto agrees to notify promptly the other party hereto of any event, fact, or other circumstance arising after the date hereof that would have caused any representation or warranty herein, including, in the case of the Company, any information on any schedule hereto, to be untrue or misleading had such event, fact, or circumstance arisen prior to the execution of this Agreement. The parties hereto will exercise their reasonable best efforts to ensure that no such events, facts, or other circumstances occur, come to pass, or become true.

     (c) Consummation of Agreement. Subject to Section 6.1(c), the parties hereto each agree to use their reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them under this Agreement so that the transactions contemplated hereby shall be consummated. Except for events that are the subject of specific provisions of this Agreement, if any event should occur, either within or outside the control of the Company, or the Buyer, that would Materially delay or prevent fulfillment of the conditions upon the obligations of any party hereto to consummate the transactions contemplated by this Agreement, each party will notify the others of any such event and, subject to Section 6.1(c), the parties will use their reasonable, diligent and good faith efforts to cure or minimize the same as expeditiously as possible. Subject to Section 6.1(c), each party hereto shall use its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement and to assist in the procuring or providing of all documents that must be procured or provided pursuant to the provisions hereof. Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 6.1(c), none of the parties hereto will take any action that would (i) Materially affect or delay receipt of the approvals contemplated in Section 8.1(b) from the Regulatory Authorities, or
(ii) Materially adversely affect or delay its ability to perform its covenants and agreements made pursuant to this Agreement.

     (d) Corporate Action. Subject to the terms and conditions hereof (including
Section 6.1(c)), each of the parties hereto shall, and each of them shall cause their Subsidiaries to, take all corporate action, including the recommendation of the Merger by their respective boards of directors to their respective shareholders, and use each of their best efforts to cause all shareholder action to be taken, necessary to consummate and give effect to the Merger.

     (e) Maintenance of Corporate Existence. Each of the parties hereto shall, and each of them shall cause their Subsidiaries to, maintain in full force and effect their respective corporate or legal existences.

     (f) Applications and Reports. The Buyer shall prepare and file as soon as reasonably practical after the date of this Agreement, and the Company shall cooperate in the preparation and, where appropriate, filing of, all applications, reports and statements with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

     (g) Registration Statement and Joint Proxy Statement. As soon as reasonably practicable after the execution of the Agreement and after the furnishing by the Company and the Company Bank of all information required to be contained therein, the Buyer shall file with the SEC the Registration Statement on Form S-4 (or on such other form as shall be appropriate), which shall contain the Joint Proxy Statement. The Buyer and the Company shall each use their reasonable best efforts to cause the Joint Proxy Statement to comply in all Material respects with the requirements of the Securities Laws and the rules and regulations thereunder. The Buyer and the Company shall each use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. Subject to Section 6.1(c), the Joint Proxy Statement shall include the recommendation of the Boards of Directors of the Company and the Buyer in favor of the Merger.

     (h) Closing. Subject to the terms and conditions hereof (including Section 6.1(c)), the parties hereto shall use their reasonable best efforts to consummate the Closing within 30 days after all conditions to the Closing have been satisfied.

                                   ARTICLE VII

                      DISCLOSURE OF ADDITIONAL INFORMATION

     7.1 ACCESS TO INFORMATION. Prior to the Closing Date, the parties hereto shall, and shall cause each of their Affiliates to:

     (a) give the other and its authorized representatives reasonable access, during normal business hours and upon reasonable notice, to its books, records, offices and other facilities and properties; and

     (b) furnish the other with such financial and operating data and other information with respect to its business, condition (financial or otherwise) and properties, as it may reasonably request.

     7.2 ACCESS TO PREMISES. Prior to Closing, the Company shall, and shall cause its Subsidiaries to, give the Buyer and its authorized representatives reasonable access to all of the Company's and its Subsidiaries' Real Property for the purpose of inspecting such property.

     7.3 ENVIRONMENTAL SURVEY. At its option, the Buyer may cause to be conducted environmental assessments of the Real Property of the Company and its Affiliates, whether owned or leased, or any portion thereof, together with such other studies, testing and intrusive sampling and analyses as the Company shall deem necessary or desirable (collectively, the "ENVIRONMENTAL SURVEY"). The Buyer shall complete all such environmental assessments within 60 days following the date of this Agreement and thereafter conduct and complete any such additional studies, testing, sampling and analyses within 60 days following completion of all Phase I environmental assessments. Subject to the breach of any representation or warranty contained herein, the costs of the Environmental Survey shall be paid by the Buyer. Notwithstanding anything in this Agreement to the contrary, the Buyer shall not have the right to terminate this Agreement or the Merger due to the existence of any environmental condition of any Real Property of the Company or due to the breach of any representation or warranty by the Company with respect to environmental matters, including, without limitation, the representations and warranties set forth in Section 4.10 hereof, unless the losses, costs, or expenses (including attorneys' fees, assessments, and remediation expenses) to be incurred by the Buyer with respect to such environmental condition or breach of warranty or representation are reasonably likely to exceed $500,000, provided that Company and Buyer agree that any such losses, costs, or expenses that exceed $175,000 and are less than $500,000 shall result in a dollar-for-dollar reduction in the Merger Consideration (allocated in Buyer's discretion).

     7.4 CONFIDENTIALITY. Prior to Closing, except as otherwise provided in
Section 7.5, each of parties hereto shall not, and shall not permit its Affiliates to, and each shall use its best efforts to cause its and its Affiliates' respective employees, lenders, accountants, representatives, agents, consultants and advisors not to, discuss or disclose, or use for any purpose other than the transactions contemplated hereby, the subject matter or transactions contemplated by this Agreement or information pertaining to the other party or any of its Affiliates, with any other Person without the prior consent of the other party hereto, unless (a) such information is public other than as a result of a violation of this Agreement, or (b) the use of such information is necessary or appropriate in making any filing or obtaining any Consent necessary or desirable for the consummation of the transactions contemplated hereby.

     7.5 PUBLICITY. Without the prior consent of the other party, no party hereto shall issue any news release or other public announcement or disclosure, or any general public announcement to its employees, suppliers or customers, regarding this Agreement or the transactions contemplated hereby, except as may be required by Law, but in which case the disclosing party shall provide the other party hereto with reasonable advance notice of the timing and substance of any such disclosure.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

     8.1 MUTUAL CONDITIONS. The respective obligations of each party hereto to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by all parties hereto pursuant to Section 10.4 of this Agreement:

     (a) Adverse Proceedings. Neither the Company, the Company Bank, the Buyer, the Buyer Bank nor any shareholder of any of the foregoing shall be subject to any order, decree or injunction of a court of competent jurisdiction that enjoins or prohibits the consummation of this Agreement or the Merger, and no Governmental Authority shall have instituted a suit or proceeding that is then pending and seeks to enjoin or prohibit the transactions contemplated hereby. Any party who is subject to any such order, decree or injunction or the subject of any such suit or proceeding shall take any reasonable steps within that party's control to cause any such order, decree or injunction to be modified so as to permit the Closing and to cause any such suit or proceeding to be dismissed.

     (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No such Consent obtained from any Regulatory Authority shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) not reasonably anticipated as of the date of this Agreement that in the reasonable judgment of the Board of Directors of the Buyer or the Company hereto would so Materially adversely impact the economic or business assumptions of the transactions contemplated by this Agreement that had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

     (c) Consents and Approvals. Each party hereto shall have obtained any and all Consents required for consummation of the Merger or for the preventing of any Default under any Contract or Permit of such Person, including those Consents listed on Section 4.2 of the Company's Disclosure Schedule, except to the extent that the failure to obtain such any such Consents would not, individually or in the aggregate result in a Material Adverse Effect on such Person.

     (d) Effectiveness of Registration Statement. The Registration Statement filed with the SEC covering the shares of the Buyer's Stock to be issued pursuant hereto shall have been declared effective by the SEC, and no stop order suspending such effectiveness shall have been initiated or, to the Knowledge of the Buyer, threatened by the SEC.

     (e) Approval. The Company's and the Buyer's shareholders shall have approved this Agreement, the Plan of Merger and the Merger in accordance with applicable corporate law.

     (f) Tax Opinion. On the basis of facts, representations and assumptions that shall be consistent with the state of facts existing at the Closing Date, the Buyer and the Company shall have received an opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. or another reputable tax advisor reasonably acceptable in form and substance to each of them dated as of the Closing Date, substantially to the effect that, for federal income tax purposes:
(i) the Merger, when consummated in accordance with the terms hereof, will constitute a reorganization within the meaning of Section 368(a) of the Code,
(ii) no gain or loss will be recognized by the Buyer or the Company by reason of the Merger, (iii) the exchange or cancellation of Company

Shares in the Merger will not give rise to recognition of gain or loss for federal income tax purposes to the shareholders of the Company to the extent such shareholders receive Buyer's Stock in exchange for their Company Shares,
(iv) the basis of the Buyer's Stock to be received by a shareholder of the Company will be the same as the basis of the stock of the Company surrendered in connection with the Merger, (v) Section 356 of the Code will apply to shareholders of the Company who receive both cash and Buyer's Stock in the Merger and will govern the amount and character of any gain recognized by such shareholders, and (vi) the holding period of the shares of the Buyer's Stock to be received by a shareholder of the Company will include the period during which the shareholder held the Company Shares surrendered in connection with the Merger, provided that the Company Shares surrendered in connection with the Merger are held as a capital asset at the Effective Time of such Merger. Each of the Buyer and the Company shall provide a letter to the tax advisor setting forth the facts, assumptions and representations on which such tax advisor may rely in rendering its opinion.

     (g) Blue Sky Approvals. The Buyer shall have received all state securities or "Blue Sky" Permits or other authorizations or confirmations as to the availability of exemptions from "Blue Sky" registration requirements as may be necessary, and no stop orders or proceedings shall be pending, or to the Knowledge of the Buyer or the Company, threatened by a state "Blue Sky" administrator to suspend the effectiveness of any registration statement filed therewith with respect to the issuance of the Buyer's Stock in the Merger.

     (h) Nasdaq Listing. As of the Effective Time, the Buyer shall have satisfied all requirements in order for the shares of the Buyer's Stock to be issued to shareholders of the Company in connection with the Merger to be listed on the Nasdaq SmallCap Market System as of the Effective Time (provided that Buyer shall use its commercially reasonable efforts to cause such shares to be listed on the Nasdaq National Market System as of the Effective Time or as soon thereafter as is reasonably practicable).

     8.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, unless waived by such parties pursuant to Section 10.4 of this Agreement:

     (a) All representations and warranties of the Buyer contained in this Agreement shall be true and correct in all Material respects as of the Closing Date as though made as of such date (except for representations and warranties that are made as of a specific date). The Buyer shall have performed and complied in all Material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

     (b) All documents required to have been executed and delivered by the Buyer to the Company at or prior to the Closing shall have been so executed and delivered, whether or not such documents have been or will be executed and delivered by the other parties contemplated thereby.

     (c) The Company shall have received from Trident Securities, a division of

McDonald Investments, Inc., a letter, dated as of the date of the Joint Proxy Statement, that the Merger is fair, from a financial point of view, to the holders of the Company's Shares.

     (d) The Company shall have received an opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel to the Buyer, dated as of the Closing Date, in form and substance reasonably acceptable to the Company.

     (e) As of the Closing Date, the Company shall have received the following documents with respect to the Buyer:

          (i) a true and complete copy of its articles of incorporation and all amendments thereto, certified by the jurisdiction of its incorporation as of a recent date;

          (ii) a true and complete copy of its bylaws, certified by its Secretary or an Assistant Secretary;

          (iii) a certificate from its Secretary or an Assistant Secretary certifying that (1) its articles of incorporation or charter have not been amended since the date of the certificate described in subsection (ii) above, and that nothing has occurred since the date of issuance of the certificate of existence specified in subsection (iv) below that would adversely affect its existence, and (2) Buyer has complied with the conditions set forth in this Section 8.2 as may be reasonably required by the Company, including without limitation a Certificate as to the matters set forth in Section 8.2(a);

          (iv) a certificate of its corporate existence issued by the jurisdiction of its incorporation as of a recent date and a certificate of existence or authority as a foreign corporation issued as of a recent date by each of the jurisdictions in which it is qualified to do business as a foreign corporation;

          (v) a true and complete copy of the resolutions of its board of directors and shareholders authorizing the execution, delivery and performance of this Agreement, and all instruments and documents to be delivered in connection herewith, and the transactions contemplated hereby, certified by its Secretary or an Assistant Secretary; and

          (vi) a certificate from its Secretary or an Assistant Secretary certifying the incumbency and signatures of its officers who will execute documents at the Closing or who have executed this Agreement.

     (f) The Exchange Agent shall have delivered to the Company a certificate, dated as of the Closing Date, to the effect that the Exchange Agent has received from the Buyer appropriate instructions and authorization for the Exchange Agent to issue a sufficient number of shares of Buyer Stock in exchange for all of the Company Shares and to the effect that the Exchange Agent has received the Total Cash Merger Consideration from the Buyer and appropriate instructions and authorization to deliver the Total Cash Merger Consideration as required by this Agreement.

     8.3 CONDITIONS TO THE OBLIGATIONS OF THE BUYER. The obligations of the Buyer to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, unless waived by the Buyer pursuant to Section 10.4 of this Agreement:

     (a) All representations and warranties of the Company contained in this Agreement shall be true and correct in all Material respects as of the Closing Date as though made as of such date (except for representations and warranties that are made as of a specific date). The Company shall have performed and complied in all Material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing.

     (b) Holders of Company Shares representing no more than ten percent (10%) of the issued and outstanding Company Shares immediately prior to the Effective Time shall have exercised dissenters' or similar rights with respect to the Merger.

     (c) Holders of Buyer's Stock representing no more than ten percent (10%) of the issued and outstanding shares of Buyer's Stock immediately prior to the Effective Time shall have exercised dissenters' or similar rights with respect to the Merger.

     (d) All documents required to have been executed and delivered by the Company or any third party to the Buyer at or prior to the Closing shall have been so executed and delivered, whether or not such documents have been or will be executed and delivered by the other parties contemplated thereby.

     (e) The Buyer shall have received a legal opinion from Brooks, Pierce, McLendon, Humphrey & Leonard, LLP, counsel to the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Buyer.

     (f) Buyer shall have received a written opinion in form and substance satisfactory to Buyer from The Orr Group, addressed to Buyer and dated as of the date of the Joint Proxy Statement to the effect that the terms of the Merger, including the Merger Consideration, are fair, from a financial point of view, to Buyer and its shareholders.

     (g) As of the Closing Date, the Buyer shall have received the following documents with respect to each of the Company and its Subsidiaries (including the Company Bank):

          (i) a certificate of its corporate existence issued by the jurisdiction of its incorporation as of a recent date and a certificate of existence or authority as a foreign corporation issued as of a recent date by each of the jurisdictions in which it is qualified to do business as a foreign corporation;

          (ii) a true and complete copy of its articles of incorporation or charter and all amendments thereto, certified by the jurisdiction of its incorporation as of a recent date.

          (iii) a true and complete copy of its bylaws, certified by its Secretary or an

     Assistant Secretary;

          (iv) a certificate from its Secretary or an Assistant Secretary certifying that (1) its articles of incorporation or charter have not been amended since the date of the certificate described in subsection (ii) above, and that nothing has occurred since the date of issuance of the certificate of existence specified in subsection (i) above that would adversely affect its existence, and (2) Company has complied with the conditions set forth in this Section 8.3 as may be reasonably required by the Buyer, including without limitation a Certificate as to the matters set forth in Section 8.3(a);

          (v) with respect to the Company only, a true and complete copy of the resolutions of its board of directors and shareholders authorizing the execution, delivery and performance of this Agreement, and all instruments and documents to be delivered in connection herewith, and the transactions contemplated hereby, certified by its Secretary or an Assistant Secretary; and

          (vi) with respect to the Company only, a certificate from its Secretary or an Assistant Secretary certifying the incumbency and signatures of its officers who will execute documents at the Closing or who have executed this Agreement.

     (h) As of the Closing Date, the Company Bank shall have liquid assets of not less than $25,000,000 in excess of its normal liquidity requirements and there shall be no regulatory or legal restriction or regulatory objection or prohibition which would prevent the Company Bank from paying a dividend to the Buyer immediately after the Effective Time equal to the lesser of (i) $25,000,000 or (ii) the maximum amount of the dividend which could be paid without causing the Company Bank to cease to be deemed "well capitalized" under applicable banking Laws.

                                   ARTICLE IX

                                   TERMINATION

     9.1 TERMINATION. The obligations of the parties hereunder may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

     (a) By mutual written consent of the Company and the Buyer;

     (b) By either the Buyer or the Company, if there shall be any Law or regulation that makes consummation of this Agreement illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Company or its shareholders or the Buyer or its shareholders from consummating this Agreement is entered and such judgment, injunction, order or decree shall become final and nonappealable;

     (c) By either the Buyer or the Company, if the conditions to the obligation to effect the transactions contemplated hereby of the party seeking termination shall not have been fulfilled or waived by June 30, 2002, and if the party seeking termination is in Material compliance with all of its obligations under this Agreement;

     (d) By either the Buyer or the Company, if a condition to the obligation to effect the transactions contemplated hereby of the party seeking termination shall have become incapable of fulfillment (notwithstanding the efforts of the party seeking to terminate as set forth in Section 6.3(c)), and has not been waived;

     (e) At any time on or prior to the Closing Date, by the Buyer in writing, if the Company has, or by the Company, if the Buyer has, in any Material respect, breached (i) any covenant or agreement contained herein or (ii) any representation or warranty contained herein, and in either case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Closing Date;

     (f) By the Company, if its board of directors determines to terminate this Agreement and the Merger and (i) the Average Closing Price of the Buyer's Stock is less than $9.00 for the 20-trading day period (the "MEASUREMENT PERIOD") ending three Business Days prior to the date of the Shareholder Meeting of the Company's shareholders, and (ii) the percentage (the "BUYER'S STOCK PERCENTAGE CHANGE") by which the Average Closing Price of the Buyer's Stock during the Measurement Period is lower than $12.90 exceeds by more than 15 percentage points the percentage (the "INDEX PERCENTAGE CHANGE") by which the Average Closing Price of the SNL Index during the Measurement Period is lower than the Average Closing Price of the SNL Index on August 29, 2001 (Examples: If the Average Closing Price of the SNL Index has declined by 20%, the Average Closing Price of the Buyer's Stock during the Measurement Period must be more than 35% lower than $12.90; if the Average Closing Price of the SNL Index has declined by 25%, the Average Closing Price of the Buyer's Stock during the Measurement Period must be more than 40% lower than $12.90). If the Company so elects to terminate this Agreement and the Merger, it must give notice of such termination to the Buyer within ten (10) days after the end of the Measurement Period. If within five (5) days after the giving of such notice to the Buyer, the Buyer gives notice to the Company that it agrees to (i) increase the Per Share Mixed Stock Consideration to a specified amount and/or the Per Share Mixed Cash Consideration to a specified amount so that the aggregate nominal value of the Per Share Mixed Consideration is equal to what would be the aggregate nominal value of the Per Share Mixed Consideration if the Buyer's Stock was valued at the lower of (A) $9.00 per share or (B) the product of $12.90 per share multiplied by the sum of (x) 100 percent, minus (y) the Index Percentage Change, minus (z) 15 percent (and so that the Merger continues to qualify as a reorganization under Section 368 of the Code), and (ii) increase the Per Share Stock Consideration to a specified amount so that the nominal value of the Per Share Stock Consideration is equal to what would be the nominal value of the Per Share Stock Consideration if the Buyer's Stock was valued at the lower of (A) $9.00 per share or (B) the product of $12.90 per share multiplied by the sum of
(x) 100 percent, minus (y) the Index Percentage Change, minus (z) 15 percent, then this Agreement and the Merger shall not be terminated and the Merger shall be consummated as set forth in this Agreement, subject to the charges described in this subclause (f).

     For purposes of this subclause (f): "AVERAGE CLOSING PRICE" means, with respect to the Buyer's Stock, the average of the daily closing sales price thereof on the Nasdaq SmallCap Market System during a specified period as reported in The Wall Street Journal and, with respect to the SNL Index, the average of the daily closing prices of such SNL Index as reported by SNL Securities; and "SNL INDEX" means the SNL Nationwide Bank Index (banks with assets of less than $500 million); and

     (g) By the Company if (i) the board of directors of the Company shall determine that an Acquisition Proposal constitutes a Superior Proposal, provided, however, that the Company may not terminate this Agreement pursuant to this subsection (g) unless (x) five business days shall have elapsed after delivery to Buyer of a written notice of such determination by such board of directors, and, during such five business day period, the Company shall have informed Buyer of the terms and conditions of such Acquisition Proposal and the identity of the person or group making such an Acquisition Proposal, and (y) at the end of such five business day period, the Board of Directors of the Company believes that such Acquisition Proposal constitutes a Superior Proposal, and
(ii) the Company thereafter executes a definitive, binding transaction agreement to consummate the transaction that is the subject of such Acquisition Proposal.

     9.2 PROCEDURE AND EFFECT OF TERMINATION. In the event of a termination contemplated hereby by any party pursuant to Section 9.1, the party seeking to terminate this Agreement shall give prompt written notice thereof to the other party, and the transactions contemplated hereby shall be abandoned, without further action by any party hereto. In such event:

     (a) The parties hereto shall continue to be bound by (i) their obligations of confidentiality set forth herein, and all copies of the information provided by the Company hereunder will be returned to the Company or destroyed immediately upon its request therefor, (ii) the provisions set forth in Section
7.5 relating to publicity and (iii) the provisions set forth in Section 10.1 relating to expenses.

     (b) All filings, applications and other submissions relating to the transactions contemplated hereby shall, to the extent practicable, be withdrawn from the Person to which made.

     (c) In addition to any remedies provided in this Agreement, the terminating party shall be entitled to seek any remedy to which such party may be entitled at law or in equity for the violation or breach of any agreement, covenant, representation or warranty contained in this Agreement.

     9.3  TERMINATION EXPENSES AND FEES.

          (a) In the event Company terminates this Agreement pursuant to Section 9.1(g), the Company shall pay within one (1) business day following such termination, a termination fee of $500,000, payable by wire transfer of immediately available funds to an account designated by Buyer.

          (b) In the event (i) the Company or any of its Subsidiaries receives an Acquisition Proposal, (ii) the Company's board of directors terminates this Agreement pursuant to Section 9.1(g), and (iii) within twelve (12) months after the date of such Acquisition Proposal, the Company consummates an Acquisition Transaction with the party making the Acquisition Proposal, then upon, and within one (1) business day following, the consummation of such Acquisition Transaction, the Company shall pay the Buyer a termination fee of $1,500,000, payable by wire transfer of immediately available funds to an account designated by Buyer.

          (c) In the event (i) the Company or any of its Subsidiaries receives an Acquisition Proposal, (ii) the Company's board of directors fails to recommend approval of the Merger to the Company's shareholders or amends or withdraws its recommendation of the Merger to the Company's shareholders in manner adverse to the Buyer and (iii) within twelve (12) months after the date of such Acquisition Proposal, the Company consummates an Acquisition Transaction with the party making the Acquisition Proposal, then upon, and within one (1) business day following, the consummation of such Acquisition Transaction, the Company shall pay the Buyer a termination fee of $2,000,000, less any amounts paid by the Company pursuant to Sections 9.3(a) and (b), payable by wire transfer of immediately available funds to an account designated by Buyer.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

     10.1 EXPENSES. Whether or not the transactions contemplated hereby are consummated, (i) the Buyer shall pay all costs and expenses incurred by it in connection with this Agreement and the Merger and (ii) the Company shall pay all costs and expenses incurred by it in connection with this Agreement and the Merger.

     10.2 SURVIVAL OF REPRESENTATIONS. The representations and warranties made by the parties hereto will not survive the Closing, and no party shall make or be entitled to make any claim based upon such representations and warranties after the Closing Date. No warranty or representation shall be deemed to be waived or otherwise diminished as a result of any due diligence investigation by the party to whom the warranty or representation was made or as a result of any actual or constructive knowledge by such party with respect to any facts, circumstances or claims or by the actual or constructive knowledge of such person that any warranty or representation is false at the time of signing or Closing.

     10.3 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of all parties hereto.

     10.4 WAIVER OF COMPLIANCE; CONSENTS. Except as otherwise provided in this Agreement, any failure of the Buyer, on one hand, and the Company, on the other, to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the other party only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.4.

     10.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission, one Business Day after sending by a reputable national over-night courier service or three Business Days after mailing when mailed by registered or certified mail (return receipt requested), postage prepaid, to the other party in the manner provided below:


     (a) Any notice to any of the Company shall be delivered to the following addresses:

              First Community Financial Corporation
              708 South Church Street
              Burlington, North Carolina  27215
              Attention:  William R. Gilliam
              Telephone: (336) 227-3631
              Facsimile:

                  with a copy to:

              Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. 2000 Renaissance Plaza
              230 North Elm Street (27401)
              P.O. Box 2600
              Greensboro, North Carolina 27420
              Attention: Edward C. Winslow III
              Telephone: (336) 373-8850
              Facsimile: (336) 378-1001

     (b)  Any notice to the Buyer shall be delivered to the following addresses:

              Capital Bank Corporation
              4901 Glenwood Avenue
              Raleigh, North Carolina  27612
              Attention:  James E. Beck
              Telephone: (919) 645-6313
              Facsimile: (919) 645-6413

                  with a copy to:

              Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. 2500 First Union Capitol Center
              Raleigh, North Carolina 27602
              Attention: D. Scott Coward
              Telephone: (919) 821-1220
              Facsimile: (919) 821-6800

Any party may change the address to which notice is to be given by notice given in the manner set forth above.

     10.6 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties.

     10.7 SEPARABLE PROVISIONS. If any provision of this Agreement shall be held invalid or unenforceable, the remainder nevertheless shall remain in full force and effect.

     10.8 GOVERNING LAW. The execution, interpretation and performance of this Agreement shall be governed by the internal laws and judicial decisions of the State of North Carolina.

     10.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.10 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     10.11 ENTIRE AGREEMENT. This Agreement, including the agreements and documents that are Schedules and Exhibits hereto, embodies the entire agreement and understanding of the parties with respect of the subject matter of this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby and subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     COMPANY:

                                     FIRST COMMUNITY FINANCIAL CORPORATION

                                     By:     /s/ W.R. Gilliam
                                         ---------------------------------
                                          Name:  W. R. Gilliam
                                          Title:  President & Chm of Board


                                     BUYER:

                                     CAPITAL BANK CORPORATION

                                     By:    /s/ James A. Beck
                                        ----------------------------------
                                          Name:  James A. Beck
                                          Title:  President and Chief
                                                     Executive Officer

                             EXHIBIT A TO APPENDIX A

                            FORM OF PLAN OF MERGER OF

                      FIRST COMMUNITY FINANCIAL CORPORATION

                          INTO CAPITAL BANK CORPORATION

A.   Corporations Participating in Merger.

     First Community Financial Corporation, a North Carolina corporation (the "Merging Corporation"), will merge with and into Capital Bank Corporation, a North Carolina corporation, which will be the surviving corporation (the "Surviving Corporation") of such merger.

B.   Name of Surviving Corporation.

     After the merger, the Surviving Corporation shall have the name "Capital Bank Corporation"

C.   Merger.

     The merger of the Merging Corporation into the Surviving Corporation shall be effected pursuant to the terms and conditions of this Plan. Upon the merger becoming effective, the corporate existence of the Merging Corporation will cease, and the corporate existence of the Surviving Corporation will continue. The merger shall become effective on the date and at the time of filing of the Articles of Merger containing this Plan with the North Carolina Secretary of State or at such other time as may be specified in such Articles of Merger. The time when the merger becomes effective is hereinafter referred to as the "Effective Time."

D.   Conversion and Exchange of Shares.

     At the Effective Time, the outstanding shares of the common stock of the corporations participating in the merger will be converted and exchanged as follows:

     1. Merging Corporation. Each outstanding share of the common stock of the Merging Corporation shall at the Effective Time no longer be outstanding and shall be canceled and retired and shall cease to exist, and the holders of the certificates representing such shares shall thereafter cease to have any rights with respect to such shares except for the right to receive, in consideration for each such share and subject to certain election and allocation procedures, the issuance and delivery of (i) 1.30275 shares of the Surviving Corporation's common stock plus an amount equal to $16.20 in cash, (ii) an amount equal to $32.40 in cash, or (iii) 2.6055 shares of the Surviving Corporation's common stock.

     2. Surviving Corporation.

     (a) Each outstanding share of the common stock of the Surviving Corporation shall remain outstanding after the Effective Time and shall not be affected by the merger.

     (b) In the event the Surviving Corporation or the Merging Corporation changes the number of shares of its common stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar reorganization with respect to such stock and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to such Effective Time, the per share consideration to be exchanged for the Merging Corporation's shares shall be equitably adjusted to reflect such change.

     3. Fractional Shares. No fractional shares of the common stock of the Surviving Corporation shall be delivered as consideration for the merger described herein. Instead, the number of shares of the common stock of the Surviving Corporation to which a holder of the shares of the Merging Corporation's common stock is entitled to receive shall be rounded to the nearest whole share.

     4. Surrender of Share Certificates. Each holder of a certificate representing shares to be converted or exchanged in the merger shall surrender such certificate for cancellation, and after the Effective Time and after such surrender, shall be entitled to receive in exchange therefor the consideration to which it is entitled under this Plan. Until so surrendered, each outstanding certificate that prior to the Effective Time represented shares of common stock of the Merging Corporation shall be deemed for all purposes to evidence ownership of the consideration to be issued and paid for the conversion or exchange of such shares under this Plan.

     5. No Further Transfers. From and after the Effective Time of the merger, there shall be no further transfers on the stock transfer books of the Merging Corporation of the shares of the Merging Corporation that were outstanding immediately prior to the Effective Time of the merger. If after such Effective Time, certificates representing shares of the Merging Corporation are presented to the Surviving Corporation, they shall be canceled, and exchanged and converted into the merger consideration as provided for herein.

E.   Abandonment.

     At any time prior to the merger becoming effective, the board of directors of the Merging Corporation or the Surviving Corporation may, in each of their discretion, abandon the merger.

                             EXHIBIT B TO APPENDIX A

                          GILLIAM EMPLOYMENT AGREEMENT
                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") dated as of the ____ day of _________________, 2001 by and among CAPITAL BANK CORPORATION, a bank holding company formed under the laws of the State of North Carolina and having its principal place of business in Wake County, North Carolina (hereinafter called the "Company") and WILLIAM R. GILLIAM, a resident of Alamance County, North Carolina (hereinafter called the "Executive").

     WHEREAS, on the date hereof the Company is merging with First Community Financial Corporation (hereinafter called "First Community") in a transaction in which the Company will be the surviving entity (hereinafter called the "Merger"); and

     WHEREAS, the Executive has previously been the President and Chief Executive Officer of First Community and its wholly-owned subsidiary, Community Savings Bank, Inc. (hereinafter called "Community Savings"); and

     WHEREAS, the Company and the Executive wish to provide for the continued employment by the Executive with the Company.

     1. Employment and Duties. Commencing on the date hereof the Company or one of its commercial bank subsidiaries will employ the Executive as ________________________ for the first two years in the term of this Agreement, and the Executive hereby accepts such employment upon the terms and conditions hereinafter set forth. The Executive shall (i) represent and promote the Company with its shareholders, within the banking industry and in the communities in which the Company and its subsidiaries have offices, (ii) assist the Company and its subsidiaries in retaining existing customer relationships and developing new customer relationships in Alamance County, North Carolina, (iii) advise and assist management of the Company and its subsidiaries and (iv) perform such other duties as shall be determined by the Company and, its subsidiaries and the Executive. Following a reasonable transition period after the merger of Community Savings with and into the Company's subsidiary bank, Capital Bank (if such merger is effected), it is not expected that the Executive will be required to maintain any established office hours. The Executive will not be required to maintain any office outside of Burlington, North Carolina, and the Executive will be provided with an office in Burlington, North Carolina if office space is available in facilities owned or leased by the Company or its subsidiaries there.

     For the second two (2) years in the term of this Agreement, the Executive will consult with management of the Company and its subsidiaries at reasonable times satisfactory to the Company, its subsidiaries and the Executive.

     The Executive shall conduct himself at all times in such a manner as to maintain the good reputation of the Company. The making of personal investments and engaging in business activities other than for the account of the Company and its subsidiaries shall not be prohibited hereunder; provided, that such activities do not compete with the Company or any of its subsidiaries, violate the provisions of any laws applicable to the Company, or any of its subsidiaries or the Executive (including, but not limited to, applicable federal and state securities laws) or detract from the performance of the Executive's duties hereunder.

     2. Term. The term of this Agreement shall commence on the date hereof and shall continue for four (4) years thereafter, unless terminated earlier as provided in Section 7.

     3. Salary, Benefits and Expenses. For all services rendered by the Executive under this Agreement, the Company shall pay the Executive compensation and fringe benefits as follows:

          (a) Salary. During the first two (2) years of the term hereof, the Company or one of its subsidiaries shall pay the Executive a salary at the rate of One Hundred Forty-Two Thousand Five Hundred Dollars ($142,500) per year (less applicable withholdings), payable in equal installments, not less frequently than monthly, and during the second two (2) years of the term hereof, the Company or one of its subsidiaries shall pay the Executive a salary at the rate of Seventy-Five Thousand Dollars ($75,000) (less applicable withholdings) per year, such salary payments shall be payable in equal installments, not less frequently than monthly, in accordance with the Company's regular payroll practices, policies and procedures as they may exist from time to time. Payments for partial months shall be prorated.

     In addition, beginning on January 1, 2003, the Executive, who will be appointed as a director of the Company and, if and when Community Savings merges with and into Capital Bank, a director of Capital Bank, shall be paid the same directors' fees as are paid to non-employee directors during the period of his service on such boards of directors.

          (b) Fringe Benefit Plans. The Executive shall be entitled to participate with executive officers and other employees of the Company and its subsidiaries in all deferred compensation, stock benefit, life insurance, medical, disability and dental insurance, sick pay, retirement, pension, profit sharing and other group fringe benefit plans or other group arrangements authorized and adopted by the Company and its subsidiaries from time to time and applicable generally to the Company's executive officers, unless the Executive shall elect in writing not to participate; provided, however, that the Executive's participation in benefit plans and programs is subject to the applicable terms, conditions and eligibility requirements of those plans and programs some of which are within the plan administrator's discretion.

          (c) Life Insurance Policy. For a period of three (3) years from the date of this Agreement, unless this Agreement is terminated earlier for Cause (as defined below) or death, the Company or one of its subsidiaries shall continue to make payments of all the premiums payable and necessary to keep in force in its current form the $250,000 life insurance policy, issued by Manulife Financial/Manufacturers Life Insurance Company, USA and having policy number 51 926 285, which is owned by the Executive. In addition, the Company shall annually pay to the Executive an amount reasonably estimated to be the increased income taxes payable by the Executive as a result of the afore-described payment of insurance premiums.

          (d) Expenses. For the entire term of this Agreement, the Executive shall be entitled to receive reimbursement by the Company or one of its subsidiaries for all reasonable out-of pocket expenses incurred by the Executive in connection with the performance of his services hereunder. The Executive's right to reimbursement hereunder shall, however, be subject to such policies and procedures as may be established by the Company from time to time for its senior level employees which policies and procedures may include advance approval with respect to any particular expenditure. For the entire term of this Agreement, the Company or one of its subsidiaries shall reimburse the Executive for all reasonable expenses incurred in connection with the attendance by the Executive and his spouse at the annual convention of the North Carolina Bankers Association and at the annual North Carolina Bankers Association Management Team Conference, or at any meetings which replace either such convention or conference.

          (e) Club Fees. For the entire term of this Agreement, the Company or one of its subsidiaries shall pay all dues incurred by the Executive arising from his membership in the Alamance Country Club, Inc. and all dues incurred by the Executive arising from his membership in the Alamance Rotary Club and Altamahaw-Ossipee Civitan Club

          (f) Vacation. The Executive shall be entitled to vacation, with pay, during each calendar year in accordance with the Company's current policy for senior management officials, as established by the Company's Board of Directors.

          (g) Sickness and Disability. The Executive's compensation and benefits pursuant to this Agreement shall not be reduced as a result of any sickness or disability suffered by the Executive; provided, however, that the Executive's compensation may be reduced as a result of a disability, so long as the sum of the salary paid by the Company or one of its subsidiaries and the benefits paid from any disability insurance policy maintained by the Company or one of its subsidiaries equals or exceeds the salary payable hereunder.

          (h) Automobile. At the effective time of the Merger, the Company or one of its subsidiaries shall convey to the Executive title to the automobile he is currently using at no cost to the Executive. At such time, the Company or one of its subsidiaries shall also pay to the Executive an amount reasonably estimated to equal the income taxes payable by the Executive as a result of his receipt of title to such automobile.

          (i) Other Compensation and Benefits. Nothing herein shall be deemed to preclude the Company or its subsidiaries from awarding additional compensation or benefits to the Executive during the term of this Agreement, upon approval of the board of directors of the Company or one of its subsidiaries, whether in the form of raises, bonuses, additional fringe benefits, or otherwise.

     4. Non-Disclosure of Information. The Executive recognizes and acknowledges that the trade secrets and proprietary processes of the Company and its subsidiaries as they may exist from time to time are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of the Executive's duties hereunder. The Executive will not, during or after the term of this Agreement, disclose such secrets or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the Executive make use of any such secrets or processes for his own purposes or for the benefit of any person, firm, corporation, or other entity (except the Company and its subsidiaries) under any circumstances during or after the termination of his employment with the Company and its subsidiaries; provided, that after the termination of his employment with the Company and its subsidiaries these restrictions shall not apply to such secrets and processes which are then, or are from time to time thereafter, in the public domain (provided that the Executive was not responsible, directly or indirectly, for permitting such secrets or processes to enter the public domain without the consent of the Company or one of its subsidiaries) or which are obtained from a third party which is not obligated under an agreement of confidentiality with the Company or one of its subsidiaries.

     5. Covenant Not to Compete. During and for a period of two (2) years following the termination of this Agreement, the Executive covenants and agrees that he will not, directly or indirectly, Compete with the Company or any of its subsidiaries.

     For the purposes of this Paragraph 5, the following terms shall have the meanings set forth below:

          (a) The term "Compete" shall mean:

                         (i) providing Financial Products or Services on behalf
                    of any Financial Institution for any Person residing in the Territory;

                         (ii) assisting any Financial Institution in providing
                    Financial Products or Services to any Person residing in the Territory; or

                         (iii) inducing or attempting to induce any Person who
                    was a Customer of the Company or one of its subsidiaries at the date of termination of the Executive's employment to seek Financial Products or Services from another Financial Institution.

          (b) The words "directly or indirectly" as they modify the word Compete shall include acting as a consultant, officer, director, independent contractor, or employee of any Financial Institution in Competition (as defined in Paragraph (a) above) with the Company or one of its subsidiaries in the Territory.

          (c) The term "Customer" shall mean any Person to whom the Company or one of its subsidiaries is providing Financial Products or Services on the date of termination of the Executive's employment.

          (d) The term "Financial Institution" shall mean any institution, the business of which is engaging in activities that are financial in nature or incidental to such financial activities as described in section 4(k) of the Bank Holding Company Act of 1956, other than the Company or one of its subsidiaries or affiliated corporations.

          (e) "Financial Product or Service" means any product or service that a financial holding company could offer by engaging in an activity that is financial in nature or incidental to such a financial activity under section 4(k) of the Bank Holding Company Act of 1956 and that is offered by the Company on the date of termination of the Executive's employment with the Company and its subsidiaries.

          (f) The term "Person" shall mean any individual or individuals, corporation, partnership, fiduciary or association.

          (g) The term "Territory" shall mean: (i) that area consisting of Alamance County, North Carolina as such area is constituted as of the date of this Agreement; (ii) that area consisting of all counties contiguous with Alamance County, North Carolina; or (iii) that area which is within a fifteen
(15) mile radius of any full-service banking office of the Company or any of its subsidiaries at the date of the Executive's termination of this Agreement.

     In the event that any provision of this paragraph or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained herein) should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner as to make the provisions hereof, as modified, legal and enforceable to the fullest extent permitted under applicable law.

     6. Injunctive Relief. If there is a breach or threatened breach of the iprovisions of Paragraphs 4 or 5 of this Agreement, the Company and its subsidiaries shall be entitled to an injunction restraining the Executive from such breach. Nothing herein shall be construed as prohibiting the Company or any of its subsidiaries from pursuing any other remedies for such breach or threatened breach.

     7. Termination. This Agreement shall be deemed to be terminated and the employment relationship between the Executive and the Company and its subsidiaries shall be deemed severed upon the occurrence of any of the following:

          (a) The death of the Executive. In such event, the Company or one of its subsidiaries shall pay to the Executive's estate the compensation which would otherwise be payable to the Executive up to the end of the month in which his death occurs.

          (b) The termination of the Executive's employment by the Company and its subsidiaries for Cause. For the purposes hereof, the Company and its subsidiaries shall have "Cause" to terminate the Executive's employment upon the occurrence of any of the following:

                         (i) A determination by the Company and its subsidiaries
                    that the Executive has intentionally breached or failed to perform, in any material respect, his duties of employment or the terms of this Agreement, unless the Executive cures such breach within a period of ten (10) business days after the Company or any subsidiary of the Company has given written notice of such breach to the Executive;

                         (ii) The violation by the Executive, due to the
                    Executive's intentional disregard, of the rules and regulations governing the Company and its subsidiaries promulgated by the Federal Deposit Insurance Corporation or the North Carolina State Banking Commission which violation results in any substantial damage to the of the Company or one of its subsidiaries;

                         (iii) The suspension of the Executive from office or
                    temporary prohibition from participating in the conduct of the affairs of the Company and its subsidiaries pursuant to the direction of the North Carolina State Banking Commission or the Federal Deposit Insurance Corporation; or

                         (iv) The conviction of the Executive of a felony.

          (c) The Executive's termination of his employment pursuant to subparagraph 8(c), after a Change in Control; or

          (d) The expiration of the term of this Agreement and any extensions thereof.

     Upon the termination of this Agreement as hereinabove set forth, all rights and obligations of the parties will cease without further liability effective as of the date of termination; provided, however, that this Agreement shall continue to be binding and effective as to any prior obligation still owed by either party and as to the post-termination obligations set forth herein including, without limitation, the obligations of Executive under Paragraphs 4 and 5 hereof and the obligations of the Company under Paragraph 8 hereof.

     8. Change in Control.

     (a) For the purposes of this Agreement, a "Change in Control" shall mean:

                         (i) A change in control of a nature that would be
                    required to be reported by the Company in response to Item 1 of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or

                         (ii) such time as any "person" (as such term is used in
                    Section 13(d) and 14(d) of the Exchange Act), other than the Company or one of its subsidiaries, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or any bank subsidiary of the Company representing more than 50 percent of the combined voting power of the outstanding common stock of the Company or of such subsidiary, as applicable; or

                         (iii) individuals who constitute the board of directors
                    of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's shareholders was approved by the Company's Board of Directors or Nominating Committee, as applicable, shall be considered as though he or she were a member of the Incumbent Board; or

                         (iv) either the Company or any banking subsidiary of
                    the Company consolidates or merges with or into another corporation, association or entity or is otherwise reorganized, where neither the Company nor such subsidiary nor any subsidiary of the Company is the surviving corporation in such transaction; or

                         (v) all or substantially all of the assets of either
                    the Company or any banking subsidiary of the Company are sold or otherwise transferred to or are acquired by any other entity or group, other than another subsidiary of the Company.

     The "Effective Date" shall mean the date on which a Change in Control occurs.

     In the event that during the term of this Agreement a Change in Control occurs:

          (b) The Executive may elect to terminate this Agreement at any time within sixty (60) days after the Effective Date by giving thirty (30) days advance written notice (the "Termination Notice") to the Company specifying the effective date of termination (the "Termination Date").

          (c) If the Executive specifies a Termination Date, the Company or one its subsidiaries shall, on the Termination Date, pay to the Executive a lump sum amount equal to the salary which would have been payable during the remainder of the term of this Agreement, as extended prior to the Effective Time (if applicable), if there had been no such termination. In addition, the Executive shall be entitled to a continuation of all benefits and perquisites he is then receiving under this Agreement for the remainder of the initial four (4) year term of this Agreement, as extended prior to the Effective Time if applicable. If the Executive's continued participation in any benefit plan or program is barred, the Company or one of its subsidiaries shall arrange, upon comparable terms, and at no greater cost to the Executive than the cost he bore for such plan or program prior to the Termination Date, to provide the Executive with benefits substantially similar to, or greater than, those which he is then entitled to receive under any such plan or program.

     9. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail, return receipt requested, first class postage pre-paid, addressed as follows:

          If to the Executive:
          -------------------

               William R. Gilliam
               3905 North NC 87

               Elon, North Carolina 27244

          If to the Company:
          -----------------

               Capital Bank Corporation
               Post Office Box 18949
               Raleigh, North Carolina 27619-8949
               ATTN: James A. Beck, President and Chief Executive Officer

     If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail, three (3) calendar days after the date on which such notice, request, instruction or document is mailed shall be the date of delivery.

     Any party hereto may change the address specified for notices herein by designating a new address by notice given in accordance with the procedures hereinabove set forth.

     10. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     11. North Carolina Law to Govern. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina.

     12. Successors. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon their heirs, successors and assigns.

     13. Entire Agreement. This instrument contains the entire agreement of the parties with respect to the subject matter hereof. It may not be modified or amended orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, modification, extension or discharge is sought.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.

                            COMPANY:

                            CAPITAL BANK CORPORATION

                            BY:
                                -----------------------------------------
                                James A. Beck
                                President and Chief Executive Officer

                            EXECUTIVE:


                            ---------------------------------------------
                            William R. Gilliam

                                   APPENDIX B

                            OPINION OF THE ORR GROUP

October 4, 2001



Board of Directors
Capital Bank Corporation
P.O. Box 18949
Raleigh, NC  27619-8949

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the stockholders, ("Company Common Stock"), of Capital Bank Corporation (the "Company") of the consideration to be paid by such stockholders in the proposed merger (the "Merger") of the Company with First Community Financial Corporation ("Seller") pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement"), between the Company and Seller.

Upon the consummation of the Merger, each share of Seller's Stock outstanding immediately prior to the consummation of the Merger will cease to be outstanding and will be converted into 1.303 shares of the Company's Stock ("Merger Consideration").

In connection with rendering our opinion, we have reviewed and analyzed, among other things, the following: (i) the Merger Agreement; (ii) certain publicly available information concerning the Company and Seller, including the Annual Reports on Form 10-K of the Company for each of the years in the three year period ended December 31, 2000 and the Annual Reports n Form 10-KSB of the Seller for each of the years in the three year period ended December 31, 2000, the Quarterly Reports on Form 10-Q of the Company and the Quarterly Reports on Form 10QSB of the Seller for the quarters ended March 31, 2001 and June 30, 2001, (iii) certain available financial forecasts concerning the business and operations of the Company and Seller that were prepared by management of the Company and Seller, respectively, and (iv) certain publicly available information with respect to other companies that we believe to be comparable in certain respects to the Company and Seller and the trading markets for such other companies' securities. We have held discussions with certain officers and employees of the Company and Seller to discuss the past and current business operations, financial condition and prospects of the Company and Seller, as well as matters we believe relevant to our inquiry. We have also considered other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant.

In our review and analysis, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us, or that is publicly available, and have not attempted independently to verify nor assumed responsibility for verifying any such information. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company or Seller, as the case may be, and we express no opinion with respect to such forecasts or the assumptions on which they are based. We have not made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of the assets (including loans, properties and facilities) or liabilities of the Company or Seller.

In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors that we have deemed appropriate under the circumstances, including the following: (i) the historical and current financial position and results of operations of the Company and Seller; (ii) the historical and current market for the equity securities of the Company, Seller and other companies that we believe to be comparable in certain respects to the Company or Seller; (iii) the nature and terms of certain other acquisition transactions that we believe to be relevant; and (iv) the current and historical relationships between the trading levels of the Company Common Stock and Seller Common Stock. We have taken into account our assessment of general economic, market and financial conditions and our knowledge of the banking industry, as well as our experience in connection with similar transactions and securities valuation generally. Our opinion is based upon conditions as they exist and can be evaluated on the date hereof, and we assume no responsibility to update or revise our opinion based upon circumstance or events occurring after the date hereof. Our opinion expressed below does not imply any conclusion as to the likely trading range for the Company's Common Stock following the consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and factors that generally influence the price of securities. Our opinion does not address the Company's underlying business decision to effect the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration and does not constitute a recommendation concerning how holders of Company Common Stock should vote with respect to the Merger Agreement.

In rendering our opinion we have assumed that in the course of obtaining the necessary regulatory approvals for the Merger no restrictions will be imposed that would have a material adverse affect on the contemplated benefits of the Merger to the Company following the Merger. We understand that the Merger will qualify as a tax-free reorganization under the Internal Revenue Code and that, for accounting purposes, the Merger will be accounted for as a purchase.

We will receive a fee from the Company for delivery of this fairness opinion, the payment of which is not contingent upon consummation of the Merger.

Subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid to the stockholders of the Seller is fair to the stockholders of the Company from a financial point of view.

Very truly yours,

/s/ The Orr Group

The Orr Group

                                   APPENDIX C

                           OPINION OF MCDONALD/TRIDENT

                                 October 4, 2001

Board of Directors
First Community Financial Corporation
708 South Church Street
Burlington, North Carolina 27215

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of the issued and outstanding shares of common stock (the "First Community Common Stock") of First Community Financial Corporation ("First Community"), of the consideration to be paid by Capital Bank Corporation pursuant to the Merger Agreement, dated as of October 4, 2001 by and between First Community and Capital Bank Corporation. Unless otherwise noted, all terms used herein will have the same meaning as defined in the Merger Agreement.

     As more specifically set forth in the Merger Agreement, and subject to a number of conditions and procedures described in the Merger Agreement, at the effective time (the `Effective Time"), First Community will be acquired by Capital Bank Corporation (the "Merger"), the separate corporate existence of First Community will cease and each share of First Community Common Stock issued and outstanding prior to the Effective Time of the Merger will be converted into the right to receive either (1) 1.30275 shares of Capital Bank Corporation common stock plus $16.20 in cash; (2) 2.6055 shares of Capital Bank Corporation common stock; or (3) $32.40 in cash, subject to possible allocations in the event of an oversubscription of all cash or all stock elections.

     Trident Securities ("Trident"), a division of McDonald Investments Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     We have acted as First Community's financial advisor in connection with, and have participated in certain negotiations leading to, the Merger Agreement. In connection with rendering our opinion set forth herein, we have among other things:

     (i) Reviewed certain publicly available information concerning First Community, including the its Annuals Reports to Shareholders and Annual Reports on Form 10-KSB for each of the years ended December 31, 2000 and December 31, 1999 and the Quarterly Reports on Form 10-QSB of First Community for the three month periods ended June 30, 2001 and March 31, 2001;

     (ii) Reviewed certain publicly available information concerning Capital Bank Corporation, including the its Annuals Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 2000 and December 31, 1999 and the Quarterly Reports on Form 10-Q of First Community for the three month periods ended June 30, 2001 and March 31, 2001

     (iii) Reviewed certain other internal information, primarily financial in nature relating to the respective businesses, earnings, assets and prospects of First Community and Capital Bank Corporation provided to us or publicly available for purposes of our analysis;

     (iv) Participated in meetings and telephone conferences with members of senior management of First Community and Capital Bank Corporation concerning the financial condition, business, assets, financial forecasts and prospects of the company, as well as other matters we believed relevant to our inquiry;

     (v) Reviewed certain stock market information for First Community Common Stock and Capital Bank Corporation common stock and compared it with similar information for certain companies, the securities of which are publicly traded;

     (vi) Compared the results of operations and financial condition of First Community and Capital Bank Corporation with that of certain companies, which we deemed to be relevant for purposes of this opinion;

     (vii) Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions, which we deemed to be relevant for purposes of this opinion;

     (viii) Reviewed the Merger Agreement and certain related documents; and

     (ix) Performed such other reviews and analyses as we have deemed appropriate.

     In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have relied upon the accuracy and completeness of the representations, warranties and covenants of First Community and Capital Bank Corporation contained in the Merger Agreement. We have not been engaged to undertake, and have not assumed any responsibility for, nor have we conducted, an independent investigation or verification of such matters. We have not been engaged to and we have not conducted a physical inspection of any of the assets, properties or facilities of either First Community or Capital Bank Corporation , nor have we made or obtained or been furnished with any independent valuation or appraisal of any of such assets, properties or facilities or any of the liabilities of either First Community or Capital Bank Corporation . With respect to financial forecasts used in our analysis, we have assumed that such forecasts have been reasonably prepared by the managements of First Community and Capital Bank Corporation on a basis reflecting the respective managements' best currently available estimates as to the future performance of First Community and Capital Bank Corporation. We have not been engaged to and we have not assumed any responsibility for, nor have we conducted any independent investigation or verification of such matters, and we express no view as to such financial forecasts or the assumptions on which they are based. We have also assumed that all of the conditions to the consummation of the Merger, as set forth in the Merger Agreement, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Merger Agreement.

     This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Consideration, to the holders of First Community Common Stock, and does not address the underlying business decision by First Community's Board of Directors to effect the Merger, does not compare or discuss the relative merits of any competing proposal or any other terms of the Merger, and does not constitute a recommendation to any First Community shareholder as to how such shareholder should vote with respect to the Merger. This opinion does not represent an opinion as to what the value of First Community Common Stock may be at the

Effective Time of the Merger or as to the prospects of First Community's business or Capital Bank Corporation's business.

     We have acted as financial advisor to First Community in connection with the Merger and will receive from First Community a fee for our services, a significant portion of which is contingent upon the consummation of the Merger, as well as First Community's agreement to indemnify us under certain circumstances. We will also receive a fee for our services in rendering this opinion. In the past, we have also provided certain other investment banking services for First Community and have received compensation for such services.

     In the ordinary course of business, we may actively trade securities of First Community and Capital Bank Corporation for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is directed to the Board of Directors of First Community and may not be reproduced, summarized, described or referred to or given to any other person without our prior consent. Notwithstanding the foregoing, this opinion may be included in the proxy statement to be mailed to the holders of First Community Common Stock in connection with the Merger, provided that this opinion will be reproduced in such proxy statement in full, and any description of or reference to us or our actions, or any summary of the opinion in such proxy statement, will be in form reasonably acceptable to us and our counsel.

     Based upon and subject to the foregoing and such other matters, as we consider relevant, it is our opinion that as of the date hereof, the Consideration is fair, from a financial point of view, to the stockholders of First Community.

                                      Very truly yours,

                                      /s/ Trident Securities

                                      TRIDENT SECURITIES,
                                      a Division of McDonald Investments Inc.

                                   APPENDIX D

                               DISSENTERS' RIGHTS

           N.C. GEN. STAT. CHAPTER 55, ARTICLE 13 WITH 2000 AMENDMENTS
                       GENERAL STATUTES OF NORTH CAROLINA

CHAPTER 55. NORTH CAROLINA BUSINESS CORPORATION ACT
ARTICLE 13. DISSENTERS' RIGHTS
PART 1. RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

N.C. Gen. Stat. ss.55-13-01 (2000)

     ss.55-13-01. Definitions.

     In this Article:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under G.S. 55-13-02 and who exercises that right when and in the manner required by G.S. 55-13-20 through 55-13-28.

     (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances, giving due consideration to the rate currently paid by the corporation on its principal bank loans, if any, but not less than the rate provided in G.S. 24-1.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

N.C. Gen. Stat. ss.55-13-02 (2000)

     ss.55-13-02. Right to dissent.

     (a) In addition to any rights granted under Article 9, a shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

         (1) Consummation of a plan of merger to which the corporation (other than a parent corporation in a merger under G.S. 55-11-04) is a party unless (i) approval by the shareholders of that corporation is not required under G.S. 55-11-03(g) or (ii) such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

         (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

         (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than as permitted by G.S. 55-12-01, including a sale in dissolution, but not including a sale pursuant to court order or a sale pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale;

         (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (i) alters or abolishes a preferential right of the shares; (ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes; (v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under G.S. 55-6-04; or (vi) changes the corporation into a nonprofit corporation or cooperative organization;

         (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his shares under this Article may not challenge the corporate action creating his entitlement, including without limitation a merger solely or partly in exchange for cash or other property, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     (c) Notwithstanding any other provision of this Article, there shall be no right of shareholders to dissent from, or obtain payment of the fair value of the shares in the event of, the corporate actions set forth in subdivisions (1),
(2), or (3) of subsection (a) of this section if the affected shares are any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (ii) held by at least 2,000 record shareholders. This subsection does not apply in cases in which either:

       (1) The articles of incorporation, bylaws, or a resolution of the board of directors of the corporation issuing the shares provide otherwise; or

       (2) In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for the shares anything except:

          a. Cash;

          b. Shares, or shares and cash in lieu of fractional shares of the surviving or acquiring corporation, or of any other corporation which, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held by at least 2,000 record shareholders; or

          c. A combination of cash and shares as set forth in sub-subdivisions
     a. and b. of this subdivision.

N.C. Gen. Stat. ss.55-13-03 (2000)

     ss.55-13-03. Dissent by nominees and beneficial owners.

     (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

         (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (2) He does so with respect to all shares of which he is the beneficial shareholder.

N.C. Gen. Stat. ss.55-13-04 (2000) through N.C. Gen. Stat. ss. 55-13-19 (2000)

     ss.55-13-04 through 55-13-19

     Reserved for future codification purposes.

PART 2. PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

N.C. Gen. Stat. ss.55-13-20 (2000)

     ss.55-13-20. Notice of dissenters' rights.

     (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this Article and be accompanied by a copy of this Article.

     (b) If corporate action creating dissenters' rights under G.S. 55-13-02 is taken without a vote of shareholders, the corporation shall no longer than 10 days thereafter notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in G.S. 55-13-22.

     (c) If a corporation fails to comply with the requirements of this section, such failure shall not invalidate any corporate action taken; but any shareholder may recover from the corporation any damage which he suffered from such failure in a civil action brought in his own name within three years after the taking of the corporate action creating dissenters' rights under G.S. 55-13-02 unless he voted for such corporate action.

N.C. Gen. Stat. ss.55-13-21 (2000)

       ss.55-13-21. Notice of intent to demand payment.

     (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

         (1) Must give to the corporation, and the corporation must actually receive, before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

         (2) Must not vote his shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this Article.

N.C. Gen. Stat. ss.55-13-22 (2000)

     ss.55-13-22. Dissenters' notice.

     (a) If proposed corporate action creating dissenters' rights under G.S. 55-13-02 is authorized at a shareholders' meeting, the corporation shall mail by registered or certified mail, return receipt requested, a written dissenters' notice to all shareholders who satisfied the requirements of G.S. 55-13-21.

     (b) The dissenters' notice must be sent no later than 10 days after shareholder approval, or if no shareholder approval is required, after the approval of the board of directors, of the corporate action creating dissenters' rights under G.S. 55-13-02, and must:

         (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

         (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (3) Supply a form for demanding payment;

         (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is mailed; and

         (5) Be accompanied by a copy of this Article.

N.C. Gen. Stat. ss.55-13-23 (2000)

     ss.55-13-23. Duty to demand payment.

     (a) A shareholder sent a dissenters' notice described in G.S. 55-13-22 must demand payment and deposit his share certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this Article.

N.C. Gen. Stat. ss.55-13-24 (2000)

     ss.55-13-24. Share restrictions.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under G.S. 55-13-26.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

N.C. Gen. Stat. ss.55-13-25 (2000)

     ss.55-13-25. Payment.

     (a) As soon as the proposed corporate action is taken, or within 30 days after receipt of a payment demand, the corporation shall pay each dissenter who complied with G.S. 55-13-23 the amount the corporation estimates to be the fair value of his shares, plus interest accrued to the date of payment.

     (b) The payment shall be accompanied by:

         (1) The corporation's most recent available balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of cash flows for that year, and the latest available interim financial statements, if any;

         (2) An explanation of how the corporation estimated the fair value of the shares;

         (3) An explanation of how the interest was calculated;

         (4) A statement of the dissenters' right to demand payment under G.S. 55-13-28; and

         (5) A copy of this Article.

N.C. Gen. Stat. ss.55-13-26 (2000)

     ss.55-13-26. Failure to take action.

     (a) If the corporation does not take the proposed action within 60 days after the date for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under G.S. 55-13-22 and repeat the payment demand procedure.

N.C. Gen. Stat. ss.55-13-27 (2000)

     ss.55-13-27

     Reserved for future codification purposes.

N.C. Gen. Stat. ss.55-13-28 (2000)

     ss.55-13-28. Procedure if shareholder dissatisfied with corporation's payment or failure to perform.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of the amount in excess of the payment by the corporation under G.S. 55-13-25 for the fair value of his shares and interest due, if:

         (1) The dissenter believes that the amount paid under G.S. 55-13-25 is less than the fair value of his shares or that the interest due is incorrectly calculated;

         (2) The corporation fails to make payment under G.S. 55-13-25; or

         (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment. (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing (i) under subdivision (a)(1) within 30 days after the corporation made payment for his shares or (ii) under subdivisions
         (a)(2) and (a)(3) within 30 days after the corporation has failed to perform timely. A dissenter who fails to notify the corporation of his demand under subsection (a) within such 30-day period shall be deemed to have withdrawn his dissent and demand for payment.

N.C. Gen. Stat. ss.55-13-29 (2000)

     ss.55-13-29

     Reserved for future codification purposes.

PART 3. JUDICIAL APPRAISAL OF SHARES

N.C. Gen. Stat. ss.55-13-30 (2000)

     ss.55-13-30  Court Costs and Counsel Fees.

     (a) If a demand for payment under G.S. 55-13-28 remains unsettled, the dissenter may commence a proceeding within 60 days after the earlier of (i) the date payment is made under G.S. 55-13-25, or (ii) the date of the dissenter's payment demand under G.S. 55-13-28 by filing a complaint with the Superior Court Division of the General Court of Justice to determine the fair value of the shares and accrued interest. A dissenter who takes no action within the 60-day period shall be deemed to have withdrawn his dissent and demand for payment.

     (a1) Repealed by Session Laws 1997-202, s.4, effective October 1, 1997.

     (b) Reserved for future codification purposes.

     (c) The court shall have the discretion to make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the complaint. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the superior court in which the proceeding is commenced under subsection (a) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The parties are entitled to the same discovery rights as parties in other civil proceedings. The proceeding shall be tried as in other civil actions. However, in a proceeding by a dissenter in a corporation that was a public corporation immediately prior to consummation of the corporate action giving rise to the right of dissent under G.S. 55-13-02, there is no right to a trial by jury.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

N.C. Gen. Stat. ss.55-13-31 (2000)

     ss.55-13-31. Court Action, Court Costs and Counsel Fees.

     (a) The court in an appraisal proceeding commenced under G.S. 55-13-30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, and shall assess the costs as it finds equitable.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable.

         (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of G.S. 55-13-20 through 55-13-28; or

         (2) Against either the corporation or a dissenter, in favor of either or any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Article.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                     PART II
                     Information Not Required in Prospectus

Item 20. Indemnification Of Directors And Officers

     Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee
(i) conducted himself in good faith, (ii) reasonably believed (1) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (2) that in all other cases his conduct at least was not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

     In addition to, and separate and apart from the indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina Business Corporation Act permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorney's fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses such person may incur on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

     Capital Bank Corporation's bylaws provide for indemnification, to the fullest extent permitted by law, of any person who at any time serves or has served as a director or officer of Capital Bank Corporation, or, at the request of Capital Bank Corporation, is or was serving as a officer, director, agent, partner, trustee, administrator or employee of another entity against any threatened, pending or contemplated civil, criminal, administrative, investigative or arbitrative action suit or proceeding: or any appeal of such an action, seeking to hold him or her liable by reason of the fact that he or she was acting in such capacity. Capital Bank Corporation also may provide such indemnification for its employees and agents as it deems appropriate.

     The rights of indemnification cover:

     o Reasonable expenses, including without limitation all attorneys' fees actually and necessarily incurred by him or her in connection with any action, suit or proceeding;

     o All reasonable payments in satisfaction of any judgment, money decree, fine, penalty or settlement; and

     o All reasonable expense incurred in enforcing the indemnification rights.

     Sections 55-8-52 and 55-8-56 of the North Carolina Business Corporation Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56.

     Finally, Section 55-8-57 of the North Carolina Business Corporation Act provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the North Carolina Business Corporation Act to indemnify such party. Capital Bank Corporation's directors and officers are currently covered under directors' and officers' insurance policies maintained by Capital Bank Corporation. As permitted by North Carolina law, Capital Bank Corporation's Articles of Incorporation limits the personal liability of directors for monetary damages for breaches of duty as a director provided that, under North Carolina law, such limitation will not apply to (i) acts or omissions that the director at the time of the breach knew or believed were clearly in conflict with the best interests of Capital Bank Corporation,
(ii) any liability for unlawful distributions under N.C. Gen. Stat. Section 55-8-33 of the North Carolina Business Corporation Act, (iii) any transaction from which the director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date the provision became effective.

Item 21. Exhibits and Financial Schedules

         The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement.

Exhibit Number      Description of Exhibit
--------------------------------------------------------------------------------
2.01                Merger Agreement, dated as October 4, 2001, by and between
                    Capital Bank Corporation and First Community Financial
                    Corporation (included as Appendix A to the Joint Proxy
                    Statement/Prospectus)

2.02 Form of Plan of Merger of First Community Financial Corporation into Capital Bank Corporation (included as Exhibit A to Appendix A of the Joint Proxy
                    Statement/Prospectus)

2.03 Gilliam Employment Agreement (included as Exhibit B to Appendix A of the Joint Proxy Statement/Prospectus)

2.04                List and Agreement to Furnish Omitted Schedules to Merger
                    Agreement

4.01(1)             Articles of Incorporation

4.02(1)             Bylaws

4.03(1)             Specimen Common Stock Certificate of Capital Bank
                    Corporation

5.01 Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan as to the legality of the securities being registered

8.01 Form of opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. as to the federal tax consequences of the merger

10.01 Merger Agreement, dated as October 4, 2001, by and between Capital Bank Corporation and First Community Financial Corporation (included as Appendix A to the Joint Proxy Statement/Prospectus)

10.02(1) Lease Agreement, dated January 4, 1994, between Buchanan Properties Joint Venture and Triangle East Bank, together with assignment to the Company

10.03(1) Lease Agreement, dated February 1, 1992, between Moretti Construction, Incorporated and Triangle Bank, together with assignment to the Company

10.04(1) Sublease, dated January 30, 1997 between Centura Bank and NB Acquisition Corp., predecessor to the Company

10.05(1) Agreement of Sublease, dated June 3, 1997, between Medical Records Corporation and the Company

10.06(1) Lease Agreement, dated July 10, 1997, between Forty-Four Hundred F-N Associates and Dixon-Odom Company and the Company

10.07(1,2)          Amended and Restated Employment Agreement, dated May 22,
                    1997, between NB Acquisition Corp., as predecessor to the Company, and James A. Beck

10.08(1,2)          Letter agreement, dated April 10, 1997, between the Company and Franklin G. Shell regarding employment terms

10.09(1,2)          Incentive Stock Option Plan

10.10(1,2)          Non-Qualified Stock Option Plan

10.11(1,2)          Deferred Compensation Plan for Outside Directors

10.12(2,3)          Change in Control Agreement, dated February 1, 2000 between
                    Capital Bank and Allen T. Nelson, Jr.

10.13(2,3)          Change in Control Agreement, dated February 27, 2000 between
                    Capital Bank and Franklin G. Shell

10.14(1) Agreement, dated May 5, 1997, between Alphanumeric Systems Inc. and the Company

10.15(1) Master Service Agreement, dated June 23, 1997, between Central Service Corporation and the Company

10.16(1) Lease Agreement, dated November 16, 1999, between Crabtree Park, LLC and the Company.

10.17(1) Lease Agreement, dated November 3, 1999, between Beacon Center Properties, LLC and the Company.

EXHIBIT NUMBER             DESCRIPTION OF EXHIBIT
-------------------------------------------------------------------------------

23.01               Consent of PricewaterhouseCoopers LLP
23.02               Consent of PricewaterhouseCoopers LLP
23.03 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5.01 hereto)
23.04               Consent of McDonald/Trident
23.05               Consent of The Orr Group
24.01               Powers of Attorney (see pages II-8 to II-9)
99.01 Form of Proxy Card to be sent to Capital Bank Corporation shareholders
99.02 Form of Proxy Card to be sent to First Community shareholders

(1) Incorporated by reference to Capital Bank Corporation's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 19, 1998, as amended on November 10, 1998, December 21, 1998 and February 8, 1999.
(2) Denotes a management contract or compensatory plan, contract or arrangement.
(3) Incorporated by reference to Capital Bank Corporation's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2001.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

     (1) To file during, any period in which offers and sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (ii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer under undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed to be underwriters, in addition to the information called for by the other Items of the applicable form.

     The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in conjunction with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offerings of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the Company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on November 13, 2001.

                            CAPITAL BANK CORPORATION

                            By:  /s/ James A. Beck
                                 --------------------------------------------
                                 James A. Beck
                                 President and Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Beck and Allen T. Nelson, Jr., and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities indicated and on November 13, 2001.

            Signature                                  Title

/s/ James A. Beck                     President, Chief Executive Officer and
------------------------------------  Director
James A. Beck

/s/ Allen T. Nelson, Jr.              Executive Vice President, Secretary and
------------------------------------  Chief Financial Officer
Allen T. Nelson, Jr.

/s/ Charles F. Atkins                 Director
------------------------------------
Charles F. Atkins

/s/ Lamar Beach                       Director
------------------------------------
Lamar Beach

                                      Director
------------------------------------
Edwin E. Bridges

                                      Director
------------------------------------
William C. Burkhardt

/s/ L.I. Cohen, Jr.                   Director
------------------------------------
L.I. Cohen, Jr.

/s/ David J. Gospodarek               Director
------------------------------------
David J. Gospodarek

/s/ Carolyn W. Grant                  Director
------------------------------------
Carolyn W. Grant

/s/ John F. Grimes                    Director
------------------------------------
John F. Grimes

                                      Director
------------------------------------
Darleen M. Johns

                                      Director
------------------------------------
Robert L. Jones

/s/ Oscar A. Keller, III              Chairman of the Board of Directors
------------------------------------
Oscar A. Keller, III

                                      Director
------------------------------------
Oscar A. Keller, Jr.

                                      Director
------------------------------------
Vernon Malone

                                      Director
------------------------------------
George R. Perkins, III

/s/ Don W. Perry                      Director
------------------------------------
Don W. Perry

/s/ J. Rex Thomas                     Director
------------------------------------
J. Rex Thomas

/s/ Bruce V. Wainwright               Director
------------------------------------
Bruce V. Wainright

/s/ Samuel J. Wornom, III             Director
------------------------------------
Samuel J. Wornom, III

                                  EXHIBIT INDEX

Exhibit Number      Description of Exhibit
----------------    ------------------------------------------------------------
2.01                Merger Agreement, dated as October 4, 2001, by and between
                    Capital Bank Corporation and First Community Financial
                    Corporation (included as Appendix A to the Joint Proxy
                    Statement/Prospectus)

2.02                Form of Plan of Merger of First Community Financial
                    Corporation into Capital Bank Corporation (included as
                    Exhibit A to Appendix A of the Joint Proxy
                    Statement/Prospectus)
2.03                Gilliam Employment Agreement (included as Exhibit B to
                    Appendix A of the Joint Proxy Statement/Prospectus)
2.04                List and Agreement to Furnish Omitted Schedules to Merger
                    Agreement
4.01(1)             Articles of Incorporation
4.02(1)             Bylaws
4.03(1)             Specimen Common Stock Certificate of Capital Bank
                    Corporation
5.01                Opinion of Smith, Anderson, Blount, Dorsett, Mitchell &
                    Jernigan as to the legality of the securities being
                    registered
8.01                Form of opinion of Smith, Anderson, Blount, Dorsett,
                    Mitchell & Jernigan, L.L.P. as to the federal tax
                    consequences of the merger
10.01               Merger Agreement, dated as October 4, 2001, by and between
                    Capital Bank Corporation and First Community Financial
                    Corporation (included as Appendix A to the Joint Proxy
                    Statement/Prospectus)
10.02(1)            Lease Agreement, dated January 4, 1994, between Buchanan
                    Properties Joint Venture and Triangle East Bank, together
                    with assignment to the Company
10.03(1)            Lease Agreement, dated February 1, 1992, between Moretti
                    Construction, Incorporated and Triangle Bank, together with assignment to the Company
10.04(1)            Sublease, dated January 30, 1997 between Centura Bank and NB
                    Acquisition Corp., predecessor to the Company
10.05(1)            Agreement of Sublease, dated June 3, 1997, between Medical
                    Records Corporation and the Company
10.06(1)            Lease Agreement, dated July 10, 1997, between Forty-Four
                    Hundred F-N Associates and Dixon-Odom Company and the
                    Company
10.07(1,2)          Amended and Restated Employment Agreement, dated May 22,
                    1997, between NB Acquisition Corp., as predecessor to the
                    Company, and James A. Beck
10.08(1,2)          Letter agreement, dated April 10, 1997, between the Company and Franklin G. Shell regarding employment terms
10.09(1,2)          Incentive Stock Option Plan
10.10(1,2)          Non-Qualified Stock Option Plan
10.11(1,2)          Deferred Compensation Plan for Outside Directors
10.12(2,3)          Change in Control Agreement, dated February 1, 2000 between
                    Capital Bank and Allen T. Nelson, Jr.
10.13(2,3)          Change in Control Agreement, dated February 27, 2000 between
                    Capital Bank and Franklin G. Shell
10.14(1)            Agreement, dated May 5, 1997, between Alphanumeric Systems
                    Inc. and the Company
10.15(1)            Master Service Agreement, dated June 23, 1997, between
                    Central Service Corporation and the Company
10.16(1)            Lease Agreement, dated November 16, 1999, between Crabtree
                    Park, LLC and the Company.
10.17(1)            Lease Agreement, dated November 3, 1999, between Beacon
                    Center Properties, LLC and the Company.

Exhibit Number      Description of Exhibit
----------------    ------------------------------------------------------------
23.01               Consent of PricewaterhouseCoopers LLP
23.02               Consent of PricewaterhouseCoopers LLP
23.03               Consent of Smith, Anderson, Blount, Dorsett, Mitchell &
                    Jernigan, L.L.P. (included in Exhibit 5.01 hereto)
23.04               Consent of McDonald/Trident
23.05               Consent of The Orr Group
24.01               Powers of Attorney (see pages II-8 to II-9)
99.01               Form of Proxy Card to be sent to Capital Bank Corporation
                    shareholders
99.02               Form of Proxy Card to be sent to First Community
                    shareholders

----------

(1) Incorporated by reference to Capital Bank Corporation's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 19, 1998, as amended on November 10, 1998, December 21, 1998 and February 8, 1999.
(2) Denotes a management contract or compensatory plan, contract or arrangement.
(3) Incorporated by reference to Capital Bank Corporation's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2001.